As filed with the Securities and Exchange Commission on August 28, 1998
                                                  Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-1

                             Registration Statement

                                      Under

                           The Securities Act of 1933


                      ATEL  CAPITAL  EQUIPMENT  FUND VIII,  LLC
        (Exact name of registrant as specified in governing instruments)

California                               7394                 94-3307404
(State or other juris-        (Primary standard              (IRS Employer
 diction of organization) industrial classification    Identification number)
                                                              code number)

                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
   (Address, including zip code, and telephone number,including area code, of principal executive offices)


                                  DEAN L. CASH
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:
                             PAUL J. DERENTHAL, ESQ.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   X


Title of Each                                         Proposed      Proposed
Class of                                                Maximum       Maximum
Securities to            Amount to   Offering Price    Aggregate    Registration
Be Registered          Be Registered    Per Unit    Offering Price      Fee
------------------------------------------------------------------------------

Units of Limited Liability
Company Interest          15,000,000    $10.00      $150,000,000     $45,454.45

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


atel8-1/04.s1

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                         Limited Liability Company Units
                  $10 per Unit - Minimum Offering 120,000 Units
                    Minimum Investment -- 250 Units ($2,500)
  (200 Units or $2,000 for an Individual Retirement Account or Qualified Plan)

     ATEL Capital Equipment Fund VIII, LLC (the "Fund") is a California limited liability company of which ATEL Financial Corporation ("ATEL") is the Manager. The Fund's business will be to acquire a diversified portfolio of primarily low-technology capital equipment leased to third parties. See "Investment Objectives and Policies." The Fund expects
                                               (Continued  on  following  page)
                            -----------------------
AN INVESTMENT IN THE FUND INVOLVES  SIGNIFICANT  RISKS. (See  "Risk  Factors"
on  page___)  Among  the  most  prominent  risks  are the following:
- Limited voting rights for investors mean total reliance on the Manager for Fund management, and the Manager may be subject to certain conflicts of interest;
- Substantial fees are payable to the Manager and its affiliates;
- All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;
- The Fund's ability to realize  lease  revenues and make cash  distributions is subject to the risk of lessee  defaults;
- The use of secured debt may result in the loss of equipment used as collateral if the Fund is unable to pay its debt obligations;
- The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to dispose of Units except at discounts from the offering price, which discounts may be substantial, and final liquidation is expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund;
 - The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of  available  debt financing);
  - A substantial portion of distributions will be, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the value of
    equipment  after the initial   leases   terminate;    and

                                      (Continued   on   the   following   page)
-----------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                               Price to        Selling       Proceeds
                               to Public    Commissions        Fund
Per Unit                        $ 10           $ 0.95        $ 9.05
Total  Minimum                $  1,200,000  $   114,000    $  1,086,000
Total  Maximum                $150,000,000  $14,250,000    $135,750,000
                              ------------  -----------    ------------
--------------------------------------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS _____________, 1998

 Any supplements which update this Prospectus are contained inside the back cover.

         ATEL Capital Equipment Fund VIII, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

(Cover page continued)

to commit approximately 87% of the total proceeds of this offering to the purchase of equipment. At least an additional 0.5% of the total proceeds will be retained by the Fund as capital reserves. The balance will be used to pay selling commissions equal to 9.5% of the total proceeds and other expenses in the estimated amount of from 2.5% to 3.5% of the offering proceeds (which may be advanced by the Manager and reimbursed by the Fund). See "Estimated Use of Proceeds."

         The Fund's objective is to invest in a diversified portfolio of leased equipment which will generate regular cash distributions to investors. There can be no assurance that such objective can be attained.

         It is anticipated that a substantial portion of such distributions will be tax-deferred during the initial years of Fund operations as a result of depreciation available from equipment purchased by the Fund. To the extent the Fund's net income is reduced thereby and distributions exceed net income, any distributions will be considered a return of capital and income tax will be deferred until subsequent years.

         The offering is a best efforts minimum-maximum offering. A best efforts offering is one in which no underwriter guarantees that any specific amount of offering proceeds will be raised. All offering proceeds will be deposited in an escrow account and will not be released to the Fund, until subscriptions for a minimum of 120,000 Units ($1,200,000) have been received and accepted. Unless the Fund receives and accepts subscriptions for a minimum of 120,000 Units by a date one year from the date of this Prospectus, all subscription proceeds will be promptly released from the escrow account and returned to subscribers, together with all interest earned thereon. If the minimum offering amount is achieved within the stated period, the offering may continue for a period of up to two years from the date hereof, but will terminate when the maximum of 15,000,000 Units ($150,000,000) is sold or the offering is earlier terminated in the discretion of the Fund and the Dealer Manager.


(Cover page risk factors continued)

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions.


         Under the terms of its Operating Agreement, the Fund will provide each Holder with quarterly and annual financial statements, Fund information necessary to prepare the Holder's federal income tax return and an annual report of the Fund's business. The annual financial statements will be examined by, and include the opinion of, an independent certified public accountant.

THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE FUND IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITIONS SHOULD NOT BE CONSTRUED TO PREVENT THE FUND FROM FILING SUPPLEMENTALLY ANY PRO FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

THE FOLLOWING LEGEND IS REQUIRED BY THE ARIZONA CORPORATION COMMISSION PURSUANT TO ITS RULE 14-4-118B: THESE ARE SPECULATIVE SECURITIES.

THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE UNITS.

NOTICE TO PROSPECTIVE PURCHASERS IN THE STATE OF NEW HAMPSHIRE: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED CONSTITUTES A FINDING BY THE DIRECTOR OF THE NEW HAMPSHIRE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS
SECTION 421-B:20 OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT.

PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM OFFERING AMOUNT IS UNDER $15,000,000, YOU ARE CAUTIONED TO EVALUATE CAREFULLY THE FUND'S ABILITY TO ACCOMPLISH FULLY ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF FUND SUBSCRIPTIONS.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                TABLE OF CONTENTS
                                                                           Page

SUMMARY OF THE OFFERING....................................................   8
    Risk Factors...........................................................   8
    Who Should Invest......................................................   9
    Estimated Use of Proceeds..............................................   9
    Management Compensation................................................   9
    Investment Objectives and Policies.....................................   9
    Conflicts of Interest..................................................  11
    Fiduciary Duty of the Manager..........................................  11
    Management.............................................................  11
    Prior Performance Summary..............................................  11
    Income, Losses and Distributions.......................................  11
    Reinvestment...........................................................  11
    Income Tax Consequences................................................  11
    Summary of the Operating Agreement.....................................  12
    Plan of Distribution...................................................  13
    Glossary...............................................................  13

RISK FACTORS...............................................................  13
  Limited Investor Voting Rights and
    Total Reliance on Management...........................................  13
  Manager's Compensation and
      Conflicts of Interest................................................  14
  Unspecified Equipment and Lessees........................................  14
  Defaults by Lessees......................................................  14
  Risks of Leverage........................................................  14
  Balloon Payments.........................................................  15
  Limited Transferability of Units.........................................  15
  Diversification Dependent Upon Size of Fund..............................  15
  Return on Investment Dependent Upon
    Residual Value of Equipment............................................  15
  Portion of Distributions Characterized
      as Return of Capital.................................................  16
  Activities Outside of the United States..................................  16
  General Risks in the Equipment Leasing Business..........................  16
  Fluctuations in Demand for Equipment.....................................  17
  Competition..............................................................  17
  Risks of Operating Leases................................................  17
  Casualty Losses..........................................................  17
  Consequences of Government Regulation....................................  17
  Registration of Aircraft May Not Be Possible.............................  18
  Newly-Formed Entity......................................................  18
  Difficulty in Investing Proceeds.........................................  18

  Liability of Holders...................................................... 18
  Risks of Joint Ventures................................................... 18
  Limited Liability Companies Newly Established............................. 18
  Partnership Status........................................................ 18
  Certain Other Tax Considerations.......................................... 19
  Tax Opinion............................................................... 19
  ERISA Considerations...................................................... 20

WHO SHOULD INVEST........................................................... 20

ESTIMATED USE OF PROCEEDS................................................... 22

MANAGEMENT COMPENSATION..................................................... 23
    Summary Table........................................................... 23
    Narrative Description of Compensation................................... 25
    Limitations on Fees..................................................... 26
    Defined Terms Used in Description of Compensation....................... 28

INVESTMENT OBJECTIVES AND POLICIES.......................................... 31
    Principal Investment Objectives......................................... 31
    General Policies........................................................ 31
    Identified Equipment Acquisitions....................................... 33
    Types of Equipment...................................................... 34
    Prior Program Diversification........................................... 37
    Borrowing Policies...................................................... 38
    Description of Lessees.................................................. 39
    Foreign Leases.......................................................... 40
    Description of Leases................................................... 41
    Competition............................................................. 42
    Joint Venture Investments............................................... 43
    General Restrictions.................................................... 43
    Changes in Investment Objectives and Policies........................... 44

CONFLICTS OF INTEREST....................................................... 44

ORGANIZATIONAL DIAGRAM...................................................... 47

FIDUCIARY DUTY OF THE MANAGER............................................... 47

MANAGEMENT.................................................................. 48
    The Manager............................................................. 48
    The Dealer Manager...................................................... 52

PRIOR PERFORMANCE SUMMARY................................................... 53

INCOME, LOSSES AND DISTRIBUTIONS............................................ 56
    Allocations of Net Income and Net Loss.................................. 56
    Timing of Distributions................................................. 56
    Allocations of Distributions............................................ 56
    Reinvestment............................................................ 57
    Return of Unused Capital................................................ 58
    Cash From Reserve Account............................................... 58
    Sources of Distributions - Accounting Matters........................... 58

CAPITALIZATION.............................................................. 59

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION.................................................... 59

FEDERAL INCOME TAX CONSEQUENCES............................................. 61
    Summary................................................................. 61
    Opinion of Counsel...................................................... 61
    Classification as a "Partnership"....................................... 61
    Allocations of Profits and Losses....................................... 61
    Income Recognition...................................................... 61
    Taxation of Holders of Units............................................ 61
    Limitation on Deduction of Losses....................................... 61
    Tax Status of Leases.................................................... 62
    Depreciation............................................................ 69
    Deductibility of Management Fees........................................ 70
    Tax Liability in Later Years............................................ 71
    Sales or Exchanges of Fund Equipment.................................... 71
    Disposition of Units.................................................... 72
    Original Issue Discount................................................. 72
    Fund Elections.......................................................... 72
    Treatment of Gifts of Units............................................. 73
    Investment by Qualified Plans and IRAS.................................. 73
    Individual Tax Rates.................................................... 74
    Alternative Minimum Tax................................................. 75
    Fund Tax Returns and Tax Information.................................... 75
    Interest and Penalties.................................................. 76
    Audit of Tax Returns.................................................... 77
    Registration Provisions................................................. 77
    Miscellaneous Partnership Tax Aspects................................... 78
    Foreign Tax Considerations.............................................. 78
    Taxation of Foreign Persons............................................. 78
    Future Federal Income Tax Changes....................................... 79
    State and Local Taxes................................................... 79
    Need for Independent Advice............................................. 80

ERISA CONSIDERATIONS........................................................ 80
    Prohibited Transactions Under ERISA and the Code........................ 80
    Plan Assets............................................................. 81
    Other ERISA Considerations.............................................. 81

SUMMARY OF THE OPERATING AGREEMENT........................................   82
    The Duties of the Manager.............................................   82
    Liability of Holders..................................................   82
    Term and Dissolution..................................................   82
    Voting Rights of Members..............................................   83
    Dissenters' Rights and Limitations on
      Mergers and Roll-ups................................................   84
    Meetings..............................................................   84
    Books of Account and Records..........................................   84
    Status of Units.......................................................   85
    Transferability of Units..............................................   85
    Repurchase of Units...................................................   87
    Indemnification of the Manager........................................   87

PLAN OF DISTRIBUTION......................................................   88
    Distribution..........................................................   88
    Selling Compensation and Certain Expenses.............................   89
    Escrow Arrangements...................................................   89
    Investments by Certain Persons........................................   90
    State Requirements....................................................   91

REPORTS TO HOLDERS........................................................   91

SUPPLEMENTAL SALES MATERIAL...............................................   92

LEGAL OPINIONS............................................................   92

EXPERTS...................................................................   93

ADDITIONAL INFORMATION....................................................   93

GLOSSARY..................................................................   93

FINANCIAL STATEMENTS......................................................  F-1

Exhibit A - Prior Performance Information.................................  A-1
Exhibit B - Operating Agreement...........................................  B-1
Exhibit C - Subscription Instructions and Documents.......................  C-1

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

         Until____________, 199_, (90 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF THE OFFERING

         The following is a summary of the pertinent facts and highlights from the material contained in this Prospectus. More detailed information with respect to this offering may be found in the remainder of this Prospectus.

         Risk Factors: An investment in Units involves significant risks.

         The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks. Please refer to those sections of the Prospectus for discussions of material risk factors, including, but not limited to, the following risks:

  - Limited voting rights for investors mean total reliance on the Manager for Fund management, and the Manager may be subject to certain conflicts of interest;

  -      Substantial fees are payable to the Manager and its affiliates;

  - All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;

  - The Fund's ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults;

  - The use of secured debt may result in the loss of equipment used as collateral if the Fund is unable to pay its debt obligations;

  - The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to dispose of Units except at discounts from the offering price, which discounts may be substantial, and final liquidation is expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund;

  - The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of available debt financing);

  - A substantial portion of distributions will be, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the value of equipment after the initial leases terminate; and

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions.

         Who Should Invest: The section of the Prospectus entitled "Who Should Invest" contains an explanation of investor suitability requirements, and describes the minimum net worth and income requirements that various states impose on investors. In particular, that discussion addresses the rules applicable to certain investors such as IRAs.

         Estimated Use of Proceeds: Of each dollar raised by the Fund, approximately 87% is expected to be invested in the cash portion of the purchase price of equipment. An additional 0.5% will be retained as capital reserves. The balance will be used to pay selling commissions equal to 9.5%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% (which may be advanced by the Manager and reimbursed by the Fund). See "Estimated Use of Proceeds" for a precise breakdown of the Fund's estimate as to the use of the capital it raises.

         Management Compensation: The Manager and its affiliates will receive substantial fees and compensation in connection with this offering and the operation of the Fund's business, including the following:

         - Selling commissions on the sale of Units are payable to the Dealer Manager, a substantial portion of which will be reallowed to participating broker dealers. The Dealer Manager may retain up to 1.5% of the total proceeds from the sale of Units.

         - An annual Asset Management Fee will be paid to the Manager in an amount equal to 4.5% of the revenues from leasing and disposition of the equipment held for lease by the Fund, subject to certain limitations.

         - The Manager will have a carried interest equal to 7.5% of all allocations of income, loss and cash distributions.

         See "Management Compensation." The Manager has discretion with respect to all decisions related to Fund transactions, and may therefore be able to affect the amount and timing of compensation payable by the Fund. See "Conflicts of Interest - Receipt of Commissions, Fees and other Compensation by the Manager and its Affiliates."

         Investment Objectives and Policies: The Fund's objectives are to invest in a diversified portfolio of equipment for lease to third parties which will:

         (i)   Preserve, protect and return the Fund's invested capital;
         (ii) Generate regular distributions to investors from net lease revenues and from sales or refinancing of equipment, with any balance remaining after certain minimum distributions (see "Income, Losses and Distributions Allocations of Distributions") to be reinvested in equipment during the period ending six years after the year in which this offering of Units terminates (the "Reinvestment Period"); and
        (iii)  Provide   additional   distributions   after  the  end  of  the
Reinvestment Period and until all Equipment has been sold.

         There can be no assurance that any such objectives can be attained.

         The Fund's equipment portfolio may include various types of equipment, as described more fully under "Investment Objectives and Policies - Types of Equipment."

         It is the Fund's investment objective to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include technology-dependent equipment, such as certain types of communications equipment, medical equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Operating Agreement does not limit the Fund's ability to invest in high-technology equipment. Equipment that depends on high-technology design or applications for its value may lose value more rapidly than equipment which is less technology dependent, as advances in technology may render such high-technology equipment functionally obsolete at an earlier date. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the prior public programs sponsored by the Manager and its affiliates which have investment objectives and policies identical to those of the Fund.

         The effect of owning assets which may be subject to economic depreciation is, generally, that the investors' return on their capital, and in some cases the return of their capital, is dependent on the rate of such economic depreciation. In other words, the residual values realized upon the sale, re-lease or other disposition of the equipment will play a significant role in determining the success of the investment. Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         A majority of the Fund's equipment will be leased on terms which return at least 90% of the original purchase price through lease payments ("High Payout Leases"), and a substantial portion of the purchase prices of other leased assets may be expected to be returned through rents. The residual value risk and the dependence on residual values to achieve a return on investment is discussed under "Risk Factors - Investment Risks - Return on Investment Dependent Upon Residual Value of Equipment."

         Upon termination of the Fund's leases, the Manager will seek to re-lease or sell the equipment, provided that subsequent leases will be for terms consistent with the Fund's intended term.

         Other than as set forth under "Investment Objectives and Policies - Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund does not currently have options, contractual obligations or letters of intent to acquire any equipment. See "Risk Factors" and "Investment Objectives and Policies."

         There is no limit on the borrowings on individual items of equipment. However, the Fund's objective is to incur total portfolio debt equal to the maximum permitted under the Operating Agreement, which is an amount equal to 50% of the cost of its equipment as of the date of its final investment of the offering proceeds or, thereafter, as of the date any subsequent indebtedness is incurred. See "Risk Factors - Risks of Leverage" and "Investment Objectives and Policies - Borrowing Policies."

         Conflicts of Interest: The Manager will have conflicts of interest in the management of the Fund, including having interests which may be inconsistent with those of the investors under some circumstances and being permitted to engage in other activities which may conflict with those of the Fund. The section of this Prospectus entitled "Conflicts of Interest" discusses the most important of these conflicts of interest and how the Manager intends to resolve them.

         Fiduciary Duty of the Manager: The Manager is responsible for supervising all aspects of the administration of the Fund and management of its business. The Manager, as Manager of the Fund, will act as a fiduciary to the Fund, and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs. See "Fiduciary Duty of Manager." However, the Fund will indemnify the Manager against certain liabilities and the Manager will have certain conflicts of interest, as described under "Conflicts of Interest."

         Management: The Manager of the Fund is ATEL Financial Corporation ("ATEL" or the "Manager"), a California corporation. Affiliates of the Manager will provide various services to the Fund. See "Management." The offices of the Manager and its Affiliates are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are (415) 989-8800 and
(800) 543-ATEL (2835). The Manager's balance sheet is included in this Prospectus under the caption "Financial Statements."

         Prior Performance Summary: The Manager and its affiliates have sponsored seven prior public equipment leasing programs. The seven prior public programs have had investment objectives substantially identical to those of the Fund. The section of the Prospectus entitled "Prior Performance Summary" contains a summary of certain of these prior investment programs in which the Manager and its affiliates have been involved. The Prior Performance Tables attached as Exhibit A to the Prospectus include statistical and financial data regarding these prior investment programs. Upon request, the Manager will provide a copy of the most recent annual report on Form 10-K for any of the prior public programs.

         Income, Losses and Distributions: Fund income and loss for tax purposes and cash distributions shall be allocated 92.5% to investors in accordance with their respective pro rata share of the outstanding Units and 7.5% to the Manager. The Fund intends to distribute all cash revenues remaining after Fund expenses, including the annual Asset Management Fee, capital reserves and, to the extent permitted under the limitations described below, amounts set aside for reinvestment in additional equipment. See "Income, Losses and Distributions" for a more complete and precise description of these provisions.

         Upon liquidation of the Fund, the proceeds of liquidation will be distributed in accordance with each partner's positive capital account balance. See "Income, Losses and Distributions."

         Reinvestment:     Subject to certain limitations, including the prior
distribution of cash in specified minimum amounts, the Manager may reinvest Fund revenues in additional equipment through the end of a six-year period commencing after the year this offering closes. See "Income, Losses and Distributions - Reinvestment."

         Income Tax Consequences:   The following is a brief summary of, and is
qualified by, the more extensive discussion of the material federal income tax consequences set forth in "Income Tax Consequences."

- Partnership Classification. Counsel is of the opinion that the Fund will be classified as a partnership for federal income tax purposes.

- Allocation of Net Income and Net Loss. In tax counsel's opinion, it is more likely than not that the tax allocation provisions in the Operating Agreement will not be significantly modified by the Internal Revenue Service.

- Income Recognition. In any year, an investor's tax liabilities attributable to his investment in the Fund may exceed cash realized by such investor in that year. In certain circumstances, the amount of tax payable by an investor on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom.

- Limitations on Deduction of Losses. There are certain limitations on the ability of an investor to utilize his allocable share of Fund tax losses.

- Tax Status of Leases. In order for investors to be entitled to depreciation deductions, the equipment leases must be classified "true leases" for federal income tax purposes. The Manager has represented that it will use its best efforts to assure that each item of equipment will comply or will substantially comply with the Internal Revenue Service's equipment leasing guidelines.

- Fund Elections. The Fund is not expected to file an election under Internal Revenue Code Section 754. The absence of such election may have an adverse effect on the marketability and sale price of the Units.

- UBTI. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs.

- AMT. The Fund's depreciation deductions may be subject to adjustment under the alternative minimum tax.

         Summary of the Operating Agreement: The Operating Agreement that will govern the relationship between the investors and the Manager is a complex legal document, and the section of the Prospectus entitled "Summary of the Operating Agreement" summarizes some of its important provisions. Other important provisions are summarized elsewhere in the Prospectus under the captions "Management Compensation," "Income, Losses and Distributions" and "Reports to Holders." The following is a brief summary of certain provisions of the Operating Agreement which are discussed in greater detail under "Summary of the Operating Agreement."

- Voting Rights of Members. Each member of the Fund ("Member") will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for any Member vote. The Members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and are not authorized to participate in the conduct of Fund operations or the establishment or implementation of Fund investment policies.

- Meetings. The Manager or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

-        Dissenters'  Rights and  Limitations  on Mergers and Roll-ups.  Section
         16.7 of the Operating Agreement provides Members with certain rights in the event of any proposal involving an acquisition, conversion, merger or consolidation transaction in which the investors would be issued new securities in the resulting entity.

- Transferability of Units. The Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to certain specific matters set forth in the Operating Agreement. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

- Liability of Investors. Under the Operating Agreement and the California Act, an investor complying with the Operating Agreement will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits; provided that, if the Fund has made an improper distribution, the investor may be required to return the amount received as a result.

- Status Of Units. Under the Operating Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as with respect to certain limitations on the voting of Units held by the Manager or its Affiliates.

- Term and Dissolution. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the final investors are admitted to the Fund) with final liquidation expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund. In any event, the Fund may continue for a maximum period ending December 31, 2019.

- The Duties of the Manager. ATEL Financial Corporation, the Manager, is Manager of the Fund and, under the terms of the Operating Agreement, has the exclusive management and control of all aspects of the business of the Fund.

- Books of Account and Records. The Manager is responsible under the Operating Agreement for keeping certain books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

- Indemnification of the Manager. The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against certain liabilities.

         Plan of Distribution: The Units will be offered through ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager.
The Dealer Manager will in turn offer Units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). See "Plan of Distribution."

         Until subscriptions for a total of 120,000 Units are received and accepted, all subscription checks must be made payable to, and all offering proceeds will be deposited in an escrow account . The offering will terminate not later than two years from the date of this Prospectus, subject to any re-qualification or renewal of qualification of the offering which may be required in certain jurisdictions after the end of the first year of the offering. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. See "Plan of Distribution."

         Glossary: See "Glossary" for definitions of certain capitalized terms which are not otherwise defined herein.

                                  RISK FACTORS

         The purchase of Units involves various risks. Therefore, prospective purchasers should consider the following factors, among others discussed in this Prospectus, before making a decision to purchase Units.

     Limited Investor Voting Rights and Total Reliance on Management. All decisions with respect to the management of the Fund will be made exclusively by the Manager. The success of the Fund will, to a large extent, depend on the quality of the management of the Fund, particularly as it relates to Equipment acquisition, leasing and disposition. Holders are not permitted to take part in the management of the Fund and Members have only limited voting rights. An affirmative vote by holders of more than 50% of the outstanding Units is required to remove the Manager. See "Summary of the Operating Agreement - Voting Rights of Holders." Accordingly, no person should purchase any of the Units offered hereby unless he is willing to entrust all aspects of the management of the Fund to the Manager and has evaluated the Manager's capabilities to perform such functions. Although the Manager does maintain key employee life insurance policies, the key executives are not bound by specific employment agreements. See "Management" and Exhibit A - "Prior Performance Information."

         Manager's Compensation and Conflicts of Interest. Substantial fees are payable to the Manager and its Affiliates before distributions are paid to investors and even if the Fund does not generate profits. The Manager will also be subject to conflicts of interest in connection with its management of the Fund. In particular, the anticipated use of leverage equal to 50% of the aggregate cost of Equipment would result in higher Asset Management Fees than if less debt were incurred. See the discussion under "Investment Objectives and Policies - Borrowing Policies."

         Unspecified Equipment and Lessees. It is not possible to assess all of the potential risks of an investment in Units because all of the Equipment to be purchased and the lessees to whom such Equipment will be leased have not been identified. A prospective investor will not have complete information as to the manufacturers from which the Fund will purchase Equipment, the number of leases to be entered into, the specific types and models of Equipment to be acquired, or the identity, financial condition and creditworthiness of the lessees who will lease such Equipment. The Holders must rely solely upon the judgment and ability of the Manager with respect to the selection and methods of investment and reinvestment in Equipment, evaluation of Equipment manufacturers, types of leases and potential lessees. See "Investment Objectives and Policies."

         Defaults by Lessees. The default by a lessee under a lease may cause a lease to terminate and Equipment to be returned to the Fund at a time when the Manager or its agents may be unable promptly to arrange for the re-leasing or sale of such Equipment, thus resulting in the loss of anticipated revenues and the inability to recover the entire amount of the Fund's original investment. Furthermore, the Fund may experience difficulties and delays in recovering the Equipment from the defaulting lessee, if a lessee files for protection under the bankruptcy laws or otherwise. The Equipment may be returned in poor condition and the Fund may be unable to enforce the return provisions and other lessee obligations in its lease against an insolvent lessee. In any event, the costs associated with recovering Equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and remarketing the Equipment may be substantial and may adversely affect Fund operations. See the discussion under "Prior Performance Summary" and in Exhibit A - "Prior Performance Tables" below.

         Risks of Leverage. To finance a portion of the purchase price of its Equipment portfolio, the Fund expects to incur aggregate indebtedness in an amount equal to the maximum permitted under the Operating Agreement. Total Fund debt may not exceed an amount equal to 50% of the aggregate cost of Equipment as of the final commitment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. Equipment purchased on a leveraged basis generally can be expected to be profitable only if it generates sufficient cash revenues from rents and residual proceeds in excess of those required to pay interest on the related debt, recover the purchase price and cover other operating expenses. The Fund intends to use both nonrecourse debt (debt in which only the asset financed by the lender is collateral securing the obligation) and recourse debt (in which all of the Fund's assets or a selected pool of the assets are collateral securing the obligation). The Fund expects to incur recourse debt obligations in the form of asset securitization transactions and short term bridge financing to provide temporary financing for transactions approved for acquisition by the Fund, including a common recourse debt facility with affiliated programs. Upon a default by a borrower under a secured debt transaction, the lender generally has the right to accelerate the entire debt obligation and to foreclose on the collateral. The lender can thereby force a sale of the collateral to satisfy the full balance due under the debt obligation of the borrower. The use of leverage may therefore cause the risk of loss to the Holders to be greater than if no debt were incurred, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Fund from leveraged Equipment. At the same time, the use of debt increases the potential size of the Fund's Equipment portfolio, the amount of gross lease revenues and potential residual proceeds, and would also thereby increase the potential Asset Management Fees payable to the Manager, as such fees are determined as a percentage of the gross investment in Equipment.

         Furthermore, the amount of Distributions to the Holders and the amount of potential tax benefits may depend upon the availability and the terms of financing for the purchase of Equipment. The Fund has not entered into any agreements to obtain such financing, and it is not currently possible to ascertain the availability of such financing. No assurance can be given that financing will be available or, if available, that it will be provided upon terms which the Manager deems reasonable.

         See the discussion under "Investment Objectives and Policies - Borrowing Policies."

         Balloon Payments. The Fund may borrow on terms which do not provide for amortization of the entire principal amount or a substantial portion thereof prior to maturity. Such "balloon payment" debt involves greater risks than secured debt where the principal amount is amortized over the term of the loan because the ability of the Fund to repay at maturity the outstanding principal amount may be dependent upon its ability to obtain adequate refinancing, and in turn upon economic conditions in general and the value of the underlying Equipment in particular. There is no assurance that the Equipment will have sufficient value to permit the Fund to pay or refinance any such balloon payment at maturity. Further, a significant decline in the value of the underlying Equipment could result in a loss of the Equipment through foreclosure.

         Limited Transferability of Units. There are significant limitations on the transferability of Units, and, as a result of potential adverse tax effects, the Manager will take steps to assure that no public trading market develops for the Units offered hereby. Holders may not, therefore, be able to liquidate their investments in the event of an emergency. In addition, Units may not be readily accepted as collateral for a loan. Consequently, the purchase of Units should be considered only as a long-term investment.

         Diversification Dependent Upon Size of Fund. The Fund will be funded with contributions of not less than $1,200,000 nor more than $150,000,000. The potential for portfolio diversification and therefore the potential profitability of the Fund may be affected by the amount of funds actually raised. In the event that the Fund receives only the minimum Gross Proceeds, it will have less ability to obtain diversification of its Equipment portfolio and lessees, and the degree to which it may be adversely affected by the results of any single lease transaction will be increased. See "Estimated Use of Proceeds" and "Plan of Distribution." It should be noted that there is no minimum number of lease transactions nor is there any restriction on the percentage of offering proceeds at the minimum offering amount which may be used to purchase equipment of a single type or equipment leased to a single lessee. See "Investment Objectives and Policies."

         Return on Investment Dependent Upon Residual Value of Equipment. A substantial portion of Fund distributions from lease revenues is expected to be a return of capital. The Fund's ability to generate income from its investment in Equipment will depend in part upon the continuing value of such Equipment when its leases terminate, which in turn will depend upon, among other things:
(i) the condition of the Equipment; (ii) the cost of comparable new Equipment; and (iii) the functional and technological obsolescence of the Equipment. In general, leased equipment can be expected to depreciate in constant dollars (that is, in dollars discounted for the effects of inflation during the lease term). In structuring the terms of Fund leases, the Manager will make certain assumptions regarding the anticipated residual values of Equipment in an effort to calculate lease rates which, when combined with estimated sale proceeds, may be expected to return the Fund's invested capital and provide a profit. There can be no assurance that the Fund's residual value assumptions will prove to be accurate or that the Equipment will not decline in value more rapidly than anticipated. For information concerning performance of prior programs, see Exhibit A- "Prior Performance Tables" below.

         Portion of Distributions Characterized as Return of Capital. The portion of each Distribution which exceeds the Fund's net income for the fiscal period in which the Distribution is made would constitute a return of capital. In other words, to the extent an investor receives cash in excess of his allocable share of income for a period, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (i.e., investment income) or a portion of each, and for each such purpose may be characterized differently. The portion of total Distributions which will constitute a return of capital and the portion which will constitute investment income upon termination of the Fund will depend on a number of factors in the Fund's operations, including the values which may be realized on the sales of the Fund's Equipment at the end of its leases, and cannot be determined until its Equipment portfolio is liquidated and the total amount of all Distributions is compared to the total capital invested. The amount and sources of cash distributions to investors in each of the prior public programs sponsored by the Manager and its Affiliates are set forth in Table III of Exhibit A to this Prospectus. Set forth under the line item "Cash distributions to investors on a GAAP basis," are the amount of annual distributions by each prior program per $1,000 invested and the portions of which constitute return of capital and investment income. It should be noted, however, that, as discussed above with respect to the Fund, the return of capital and investment income ultimately to be realized by the prior programs will not be finally determinable until each program is completed and liquidated.

         Activities Outside of the United States. The Fund may lease Equipment to foreign subsidiaries of United States corporations and to foreign lessees and otherwise lease Equipment which is to be used outside the United States. There is no limit on the amount of Equipment which may be so leased, but the Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment which is leased to such foreign lessees and which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds at any time during the period the Fund is acquiring equipment. In such cases, the Fund's interest in the Equipment may be subject to the regulatory, taxing and judicial authorities of a foreign jurisdiction. The Fund will attempt to require foreign lessees to consent to the jurisdiction of U.S. courts in the event disputes should arise regarding the lease. Even if the Fund is successful in this effort, it may be difficult or impossible to enforce judgments obtained against foreign lessees in the event of a lease default, or to obtain possession of leased Equipment or otherwise to enforce the Fund's rights under the related lease. Moreover, the use and operation of Fund Equipment in foreign jurisdictions may subject the Equipment to unanticipated taxes, assessments or confiscation without fair compensation. The Fund will attempt to include in such leases provisions which will cause all payments due under the leases to be made in U.S. currency and require lessees to reimburse the Fund for any foreign taxes billed to the Fund and to maintain insurance covering the risk of confiscation. In the event that lease payments or other terms of the leases involve payments in other than U.S. currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall return on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and such laws may affect a foreign lessee's ability to comply with lease terms. Finally, certain depreciation methods may not be available for Equipment leased by a foreign lessee or "used predominantly outside the United States." See the discussion below under "Income Tax Consequences - Depreciation
- Limitations on the Use of MACRS - (1) Property Used Predominantly Outside the United States, and (2) Tax-Exempt Leasing."

         General Risks in the Equipment Leasing Business. The success of the Fund will be affected by the quality of the Equipment, the viability of the Equipment manufacturer, the timing of the purchases of Equipment by the Manager and its ability to forecast technological advances concerning such Equipment. Equipment leasing is subject to the risk of credit losses, technological and economic obsolescence and defaults by lessees. Increases in operating expenses borne by the Fund (including expenses relating to energy, labor, taxes and insurance) could have an adverse impact upon the Fund's ability to keep the Equipment leased on a profitable basis.

         Fluctuations in Demand for Equipment. The ability of the Fund to keep the Equipment leased and/or operating and the terms of acquisitions, leases and dispositions of Equipment depend on various factors (many of which are not within the control of the Manager or the Fund), such as general economic conditions, including the effects of inflation or recession, and fluctuations in supply and demand for various types of Equipment resulting from, among other things, technological and economic obsolescence.

         Competition. The equipment leasing industry is highly competitive. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms which vary widely depending on the lease term and type of equipment. In seeking suitable lease transactions, the Fund will compete with other entities, including financial institutions, manufacturers and public and private leasing companies, some of which may have greater financial resources or experience than the Fund and the Manager. Such competition may have an adverse effect on the terms of lease transactions available to the Fund.

         Risks of Operating Leases. Although Equipment representing a majority of the aggregate purchase price of the Fund's Equipment portfolio as of the final investment of the Net Proceeds must be leased under High Payout Leases, the Equipment portfolio will predominantly consist of investments in Operating Leases, under which the Fund will receive aggregate rental payments in an amount that is less than its purchase price for the Equipment. The Fund must, upon termination of an Operating Lease, either obtain a renewal from the original lessee, find a new lessee or sell the Equipment in order to cover its investment in such Equipment. If the Fund is unable to renew leases, to enter into new leases or to sell Equipment on desirable terms after the expiration of the initial terms of Operating Leases, it may experience (i) loss of anticipated revenues and (ii) the inability to recover the Fund's investment in the Equipment. For information concerning performance of prior programs, see Exhibit A- "Prior Performance Tables" below.

         Casualty Losses. Equipment may be damaged or lost as a result of fire, weather, accident, theft or other events of casualty. There is no assurance that all potential casualties will be insurable or that, if insured, the insurance proceeds will be sufficient to cover a casualty.

         Consequences of Government Regulation. The use, maintenance and ownership of certain types of Equipment are regulated by federal, state and/or local authorities which may impose restrictions and financial burdens on the Fund's ownership and operation of such Equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale of such Equipment.

         In addition, certain types of Equipment (such as railcars and aircraft) are subject to extensive safety and operating regulations by governmental agencies and/or industry organizations. Such agencies or organizations may require modifications or capital improvements to items of Equipment. Such modifications or improvements may require the removal from service of items of Equipment for a period of time and substantial capital expenditures by the owner. The terms of leases may provide for rent abatements if required improvements cannot be made in a timely manner or if the Equipment must remain out of service for an extended period. The Fund may as a result experience reductions or interruptions in operating revenues from such leases. If the Fund lacked sufficient funds to make a required improvement or modification, it might be required to sell the affected item of Equipment or to sell other items of Equipment owned by it in order to obtain the necessary funds; in either event, the Fund might sustain a loss on its investment in the items sold and might lose future revenues, and the Holders might experience adverse tax consequences.

     Registration of Aircraft May Not Be Possible. The Fund may invest a portion of the Net Proceeds in aircraft.

Aircraft operated in the United States must be registered with the Federal Aviation Administration, which limits such registration to aircraft owned by U.S. Citizens and Resident Aliens. The FAA's Rules are not clear on the status of a partnership which owns aircraft, and there may be a risk that a Fund aircraft may not be registered or may have its registration revoked. The fund's acquisition of any aircraft will be conditioned on appropriate registration with the FAA or other government agency having jurisdiction over the aircraft. If such registration were revoked for any reason, the aircraft could not be operated in the United States airspace, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft, the potential for uninsured casualties to the aircraft, the loss of the benefits of the central recording system under federal law (and exposure to liens not of record with the FAA) and a breach by the Fund of leases or financing agreements relating to the aircraft. See "Investment Objectives and Policies -- Types of Equipment - Aircraft."

         Newly-Formed Entity. The Fund was formed in July, 1998, and has no operating history. No assurance can be given that the Fund's operations will be successful or that it will meet its stated investment objectives.

         Difficulty in Investing Proceeds. There can be no assurance as to the length of time it will take the Fund to invest the Net Proceeds. A delay in the investment could affect the Fund's ability to meet its investment objectives. Any overall decline in corporate expansion or demand for capital goods would adversely affect the Fund's ability to invest the Net Proceeds.

         Liability of Holders. A Member's personal liability for obligations of the Fund generally will be limited, under the California Act , to the amount of his Capital Contribution and his right to undistributed profits and assets of the Fund. Under the California Act, a Member will not be liable for Fund obligations in excess of his unreturned Capital Contribution and share of undistributed profits. Notwithstanding the foregoing, a Member may be liable to the Fund in an amount equal to any distribution made by the Fund to such Member to the extent that, immediately after the distribution is made, all liabilities of the Fund exceed the value of the Fund's assets.

         Risks of Joint Ventures. Some of the Fund's investments may be owned by joint ventures or partnerships between the Fund and unaffiliated third parties or, under certain circumstances, Affiliates of the Fund or the Manager, or as co-tenants with such parties. The investment by the Fund in joint ownership of Equipment, instead of investing in the Equipment directly or as the sole owner, may involve risks not otherwise present, including, for example, risks associated with the possibility that the Fund's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund, that the parties may reach an impasse on joint venture decisions or that such co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund's policies or objectives. Among other things, actions by such a co-venturer might have the result of subjecting Equipment owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund. (See "Investment Objectives and Policies - Joint Venture Investments.")

         Limited Liability Companies Newly Established. The Fund has been organized under the California Act, which is based upon a Uniform Limited Liability Company Act. Although most states have adopted some form of limited liability company legislation, state statutes vary and limited liability companies have only a short history in operation. As a result, there are limited legal precedents available for courts addressing questions concerning limited liability company questions. Therefore, uncertainty exists concerning potential the judicial interpretations of the California Act and other relevant limited liability company provisions.

     Partnership Status. The Fund will not apply for a ruling from the Internal Revenue Service (the "Service") that it will be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes. Furthermore, there is the possibility that Units may be considered to be "publicly traded," thereby resulting in the Fund being taxed as a corporation. The Manager will cause the Fund to contest any contention by the Service that the Fund constitutes an association taxable as a corporation, but Holders should be aware that this may result in additional representation expenses (i.e., legal and accounting fees). In the event that the Fund is treated for tax purposes as an association, the effective yield on an investment in the Units would be substantially reduced because certain tax benefits associated with the offering would be unavailable. See "Federal Income Tax Consequences."

         Certain Other Tax Considerations. In determining whether to invest in the Units offered hereby, a prospective Holder should consider other possible tax consequences thereof which may include, among others:

                  (a)  the   Service   could   disallow  or  reduce  the  Fund's
         depreciation deductions or other deductions, or reallocate among the Holders the items of Fund income, gain, deduction and loss in a manner that is different from the provisions contained in the Operating Agreement, in each case potentially resulting in less tax loss to Holders, or additional taxable income to Holders without a corresponding increase in cash Distributions;
                  (b) the investment by an exempt organization or a trustee or custodian of a Qualified Plan or an IRA will result in unrelated business taxable income to the exempt organization, Qualified Plan or IRA;
                  (c) changes in the tax law or in the Regulations promulgated under the Code may materially and adversely affect the Fund and the Holders, including limiting the ability of entities such as the Fund to generate passive income, and could adversely affect the value of equipment in general, including the value of the Equipment acquired by the Fund;
                  (d) the tax opinion of counsel is limited in scope and qualified by certain assumptions;
                  (e) Holders may be subject to taxation of an amount in excess of proceeds actually received on a sale of the Units and/or the Equipment and on undistributed income;
                  (f) the taxable losses incurred by the Fund will be subject to the passive loss limitation which will limit the deductibility of such losses;
                  (g) possible audit of a Holder's tax return resulting from the audit of the Fund's or another Holder's return; and
                  (h) Holders may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund.

     See "Federal Income Tax Consequences" for further discussion with respect to the above and other possible tax consequences of the ownership and sale of Units.

         EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT HIS TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN APPLICABLE LAW.

         Tax  Opinion.  The Fund has  obtained an opinion  from its tax counsel,
Jackson  Tufts  Cole  &  Black, LLP ("Tax  Counsel"),   concerning  the  Fund's
classification as a partnership for federal income tax purposes. See "Federal Income Tax Consequences -- Classification as a Partnership." The opinion also states that the summaries of federal income tax consequences set forth herein under the headings "Risk Factors" and "Income Tax Consequences" have been reviewed by Tax Counsel and, to the extent such summaries involve matters of law, Tax Counsel is of the opinion that such statements of law are accurate under the Code, the regulations promulgated thereunder and existing interpretations thereof.

         The opinion of Tax Counsel is based upon the facts described in this Prospectus and upon the facts as they have been represented by the Manager. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of Tax Counsel is based upon existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

         Each prospective investor should note that the opinions described herein represent only Tax Counsel's best legal judgment and have no binding effect or official status of any kind before the Service or the courts. In the absence of a ruling from the Service, there can be no assurance that the Service will not challenge such conclusions (or the tax positions taken by the Fund).

         ERISA Considerations. In considering an investment of a portion of the assets of a Qualified Plan or IRA in the Fund, a fiduciary should assess (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (in the case of IRAs and Keogh Plans, fiduciaries should first determine whether the investment is subject to ERISA requirements), (ii) whether the investment is prudent, as it is unlikely that there will be a market created in which the Qualified Plan or IRA can sell or otherwise dispose of the Units, and (iii) whether the investment is made solely in the interest of the participants in the Qualified Plan or IRA. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets." For this reason, the Fund is limiting sales to Qualified Plans and IRAs to less than 25% in value of the total sale of Units at any time. In the event that Qualified Plans or IRAs acquire more than 25% in value of the Units either because the investors have misrepresented the status of their investment or because of transfers made to Qualified Plans or IRAs the assets of the Fund might be treated as "plan assets." ERISA also requires that the assets of a plan be valued at their fair market value as of the close of the plan year. It may not be possible to value the Units accurately from year to year, because there will not be a secondary market for them and any change in the value of the Equipment may not be reflected in the value of the Units.

                                WHO SHOULD INVEST

         The Units represent a long-term investment, the primary benefit of which is expected to be Distributions. A purchase of Units involves investment risks and is suitable only for persons who meet the financial suitability standards described herein and who have no need for liquidity from this investment. See "Risk Factors." In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is included herein as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

         As a result of the relative lack of liquidity and the long-term nature of the investment, the Fund has established suitability standards which require that an investor (including subsequent transferees) (i) have an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or (ii) have a net worth (determined with the same exclusions) of at least $150,000. Certain state securities commissioners have established investor suitability standards different from those set forth above for the marketing, sale or subsequent transfers of Units within their respective jurisdictions, which standards are set forth below under "Plan of Distribution - State Requirements" or will be set forth in a supplement hereto. By executing the Subscription Agreement, an investor represents that he meets the suitability standards applicable to him as set forth herein and in the Subscription Agreement, and agrees that such standards may be applied to any proposed transferee of his Units. Notwithstanding the foregoing, each participating broker-dealer who sells Units has the affirmative duty to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer and must maintain information concerning such suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser.

         The minimum number of Units which an investor may purchase is 250, representing a total minimum investment of $2,500, except that an Individual Retirement Account ("IRA") or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan ("Qualified Plans") may purchase a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units subsequent to his initial investment may be subject to the securities or "Blue Sky" laws of the state in which the transfer is to take place.

         Because the Fund will be engaged in the business of equipment leasing, the distributive share of Fund income realized by a Qualified Plan or IRA will be taxable to such plan as "unrelated business taxable income" under the Internal Revenue Code (the "Code"). Furthermore, in considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prudent investment standards generally imposed on plan fiduciaries. Additionally, in certain circumstances the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." To the extent necessary to avoid this result, the Fund will limit the sale and transfer of Units to Qualified Plans and IRAs so that less than 25% of the total outstanding Units are held by Qualified Plans and IRAs at all times. In order to satisfy such requirement, each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed. See "Income Tax Consequences -- Investment by Qualified Plans and IRAs."

         Investors should also note that the Fund is required by the Operating Agreement to distribute, to the extent available, Cash from Operations and Cash from Sales or Refinancing in any year to the extent necessary to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes due with respect to his interest in Fund Net Income for such year. Accordingly, it is possible that a Holder subject to a higher effective tax rate might not receive sufficient Distributions to pay such tax liabilities. However, the Manager is also required to make Distributions in certain minimum amounts during the Reinvestment Period prior to any reinvestment in Equipment and must distribute all available revenues after the Reinvestment Period. The Manager anticipates that such Distributions will be in amounts which will exceed the expected tax liabilities resulting from allocations of Fund Net Income regardless of the investors' respective tax brackets. See "Risk Factors - Income and Distributions" and "Income, Losses and Distributions." In addition, distributions to nonresident or foreign investors may be subject to withholding taxes which would reduce the amount of cash actually received by such investors. See "Income Tax Consequences - Taxation of Foreign Persons" and "State Taxes."

         Under federal law, certain types of Equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens or Resident Aliens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit in excess of 20% of the outstanding Units to be held by persons other than U.S. Citizens and Resident Aliens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen or Resident Alien may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under "Summary of Operating Agreement - Repurchase of Units." A HOLDER WHO FAILS TO CONFORM TO THE REPRESENTATIONS

REGARDING UNIT OWNERSHIP AND CITIZENSHIP REQUIREMENTS OR MISREPRESENTS HIS UNIT OWNERSHIP OR CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

                            ESTIMATED USE OF PROCEEDS

         Many of the figures set forth below are estimates, and consequently should not be relied upon as a prediction of the actual use of the proceeds of this offering. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of Equipment plus capital reserves.

                                            Minimum Offering                    Maximum Offering
                                            Amount            Percent           Amount            Percent

Gross Offering Proceeds(1)......            $1,200,000        100.00%           $150,000,000      100.00%
Less Offering and
         Organization
         Expenses:
   Selling Commissions(2)......                114,000          9.50%              14,250,000       9.50%
   Other Offering and Organ-
         ization Expenses(3)......              30,000          2.50%               5,250,000       3.50%
                                            ------------       ------            -------------     ------

Net Offering Proceeds                        1,056,000         88.00%             130,500,000      87.00%

Capital Reserves(4)...                           6,000          0.50%                 750,000       0.50%
Amount Available for
         Cash Payments for
         Equipment(5)   ..                   1,050,000         87.50%             129,750,000      86.50%
                                             ---------         ------             -----------      ------
-------------

         (1) The offering amounts shown do not include the Units purchased by the initial Holders.

         (2) The Fund will pay ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager, selling commissions equal to 9.5% of the Gross Proceeds, and the Dealer Manager will in turn reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds from Units sold by them, retaining the balance of 1.5%. See "Plan of Distribution." Out of the amounts retained by the Dealer Manager, it may pay one or more broker-dealers for "wholesaling" services in connection with the offering. Wholesaling services include coordinating the sales effort of participating broker-dealers and training their personnel with respect to the offering. Total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed an amount equal to 10% of the Gross Proceeds, except that an additional 1/2 of 1% of the Gross Proceeds may be paid for accountable, bona fide due diligence expenses. If the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, purchase any Units in this offering, the Dealer Manager, in its discretion, may reimburse to any such purchasers selling commissions paid with respect to such Units. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless certain conditions are satisfied. See "Plan of Distribution."

                                       22





         (3) Consists of expenses incurred in connection with the organization and formation of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees and disbursements and reimbursements to participating broker-dealers in connection with the sale and distribution of Units; provided, however, that total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed the limitations thereon set forth in footnote (2) above. See "Management Compensation." The Manager has agreed to pay all Organization and Offering Expenses which exceed an amount equal to 15% of the Gross Proceeds of the offering up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000. Notwithstanding the foregoing, in the event that the Fund's Gross Proceeds upon the termination of the offering are in an amount less than $2,000,000, the Manager has agreed to pay all Offering and Organization Expenses which exceed an amount equal to 12% of the Gross Proceeds. Payment of such expenses by the Manager will be made without recourse to or reimbursement by the Fund.

         (4) The Fund will initially establish capital reserves in an amount equal to 1/2 of 1% of Gross Proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund.

         (5) Includes the amount available for the cash portion of the purchase price to be paid for Equipment plus Acquisition Expenses of the Fund. The Fund anticipates paying Acquisition Expenses in an amount equal to approximately 0.25% of the Gross Proceeds.


                             MANAGEMENT COMPENSATION

Summary Table

         The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under "Narrative Description of Compensation." It should be noted that the terms of compensation and amounts of Distributions payable to the Manager and its Affiliates were not determined by arm's-length negotiation. See "Conflicts of Interest - Non-Arm's-Length Agreements" below. The Operating Agreement does not permit the Manager or its Affiliates to receive fees or expenses in excess of the maximum amount stated for each type of compensation described below by reclassifying such items under a different category.

                                                               Estimated Amount
 Entity Receiving                                              Assuming Maximum
 Compensation                 Type of Compensation                   Units Sold



The Dealer Manager      Selling Commissions (Up to 1.5%       Total selling
                        of Gross Proceeds to be retained      commissions to be
                        by the Dealer Manager)                retained by the
                                                              Dealer Manager are
                                                              not expected to
                                                              exceed $2,250,000.

Manager and Affiliates  Reimbursement  of  Organization       $5,250,000(1)
                        and  Offering  Expenses  (when
                        added to selling commissions, not
                        to exceed a total equal to 15% of
                        Gross  proceeds up to $25 million
                        and 14% of any additional Gross
                        Proceeds)

                                OPERATIONAL STAGE

Manager and Affiliates  Asset  Management Fee (a fee equal    Not determinable
                        to 4.5% of  Operating  Revenues,      at this time (2)
                        subject to limitations based on
                        Fund operations) (3)

Manager and Affiliates  Reimbursement of Operating            Not determinable
                        Expenses, subject to certain          at this time (2)
                        limitations (4)

                            CARRIED INTEREST IN FUND

Manager and Affiliates  Interest equal to 7.5% of all         Not determinable
                        allocations of Fund Net Income,       at this time (2)
                        Net Loss and Distributions


(1) The estimated maximum amount excludes selling commissions, which will be paid directly by the Fund, and will therefore not be reimbursed to the Manager. Selling commissions are included as "Front End Fees" in the calculation of the minimum Investment in Equipment described in footnote (4) below. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000. It is anticipated that substantially all of the Organization and Offering Expenses, other than selling commissions, will be paid by the Manager and reimbursed by the Fund, subject to such limitations.

(2) The Manager is unable to predict the amounts which may be realized. Any such prediction would depend on the amount of Equipment acquired and retained, the amount of debt incurred and other factors that would necessarily involve assumptions of future events which cannot be made at this time.

(3) The Asset Management Fee will be subject to the Asset Management Fee Limit, based on an alternative fee schedule, as described in the discussion below under "Limitations on Fees". In addition, pursuant to
         Section 15.7 of the Operating Agreement, the Manager must commit not less than 85.875% of the Gross Proceeds to "Investment in Equipment" (which term includes the purchase price of Equipment, expenses such as interest and taxes and amounts set aside for reserves, but excludes Front End Fees). In the event the total amount of Investment in Equipment would otherwise be insufficient, the Asset Management Fee Limit will be adjusted, and the Asset Management Fee or the Manager's Carried Interest would be decreased accordingly, as described in the discussion below under "Limitations on Fees".

(4)      Beginning  with the first  full  year  after  the  termination  of this offering,  the total  amount of  Reimbursable  Administrative  Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

Narrative Description of Compensation

         Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units in an amount equal to 9.5% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 8% of the Gross Proceeds from Units sold by them, and may use a portion of the retained selling commissions to compensate certain participating broker-dealers for wholesaling services or reimburse certain selling expenses. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services. See "Plan of Distribution."

         Reimbursement of Organization and Offering Expenses. The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000.

         Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of Operating Revenues, which will include Gross Lease Revenues and Cash From Sales or Refinancing. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies (i.e., establishing and maintaining the composition of the Equipment portfolio as a whole and the Fund's overall debt structure) and generally managing or supervising the management of the Equipment, and performing other ongoing services and activities, including, among others, collection of lease revenues, monitoring compliance by lessees with the lease terms, assuring that Equipment is being used in accordance with all operative contractual arrangements, paying operating expenses and arranging for necessary maintenance and repair of Equipment in the event a lessee fails to do so, monitoring property, sales and use tax compliance and preparation of operating financial data. The Manager intends to delegate all or a portion of its duties and the Asset Management Fee to one or more of its Affiliates who are in the business of providing such services. See "Management".

         Reimbursement of Operating Expenses. The Manager and its Affiliates may be reimbursed for expenses advanced or incurred on the Fund's behalf, to the extent permitted under the Operating Agreement. The Manager and its Affiliates will be reimbursed (i) the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; (ii) administrative services necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of (a) the actual cost of such services, or (b) the amount which the Fund would be required to pay to independent parties for comparable services. Beginning with the first full year after the termination of this offering, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. If at least 75% of the maximum Gross Proceeds are raised by the end of this offering, the cumulative limit will be an amount equal to 0.5% of the gross proceeds per annum as of any date. If less than 75% of the maximum Gross Proceeds is raised, then the cumulative limit will be an amount equal to 1% of the Gross Proceeds per annum. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds. The Manager estimates that the total amount of Reimbursable Administrative Expenses during the Fund's first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, may be approximately $400,000 to $500,000. See the footnotes to Table III of Exhibit A - "Prior Performance Information" for information concerning the reimbursement of operating expenses by prior programs sponsored by the Manager and its Affiliates.

         Carried Interest in Fund Net Income, Net Loss and Distributions. The Fund Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of all allocations of Net Income, Net Loss and Distributions. The Carried Interest in the Fund will compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (i.e., investor communications and services, regulatory reporting, accounting and transfers of Units).

Limitations on Fees.

         Asset Management Fee Limit. The Asset Management Fee will be subject to the Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, as described below. To the extent that the amount paid to the Manager as the Asset Management Fee plus its Carried Interest for any year would exceed the aggregate amount of fees calculated under this alternative fee schedule for the year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only if and to the extent that such deferred compensation would be payable within the Asset Management Fee Limit for the subsequent period.

         Alternative Fee Schedule. For purposes of the Asset Management Fee Limit, the Fund will calculate an alternative schedule of fees, including a hypothetical Equipment Management Fee, Incentive Management Fee, Equipment Resale/Re-Leasing Fee, and Carried Interest as follows:

                  An Equipment Management Fee will be calculated to equal the lesser of (i) 3.5% of annual Gross Revenues from Operating Leases and 2% of annual Gross Revenues from Full Payout Leases which contain Net Lease Provisions), or (ii) the fees customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for similar types of equipment. If services with respect to certain Operating Leases are performed by nonaffiliated persons under the active supervision of the Manager or its Affiliate, then the amount so calculated shall be 1% of Gross Revenues from such Operating Leases.

                  An Incentive Management Fee will be calculated to equal 4% of Distributions of Cash from Operations until Holders have received a return of their Original Invested Capital plus a Priority Distribution, and, thereafter, to equal a total of 7.5% of Distributions from all sources, including Sale or Refinancing Proceeds. In subordinating the increase in the Incentive Management Fee to a cumulative return of a Holder's Original Invested Capital plus a Priority Distribution, a Holder would be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution.

                  An Equipment Resale/Re-Leasing Fee will be calculated in an amount equal to the lesser of (i) 3% of the sale price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for resale services. Such fee would apply only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution. In connection with the re-leasing of Equipment to lessees other than previous lessees or their Affiliates, the fee would be in an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of the gross rental payments derived from the re-lease of such Equipment, payable out of each rental payment received by the Fund from such re-lease.

                  A Carried Interest equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing.

         Front End Fee Limitations. The compensation payable as described above will be subject to further adjustment based on the limitations on Front End Fees imposed under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"). The Manager will first determine the effect, if any, of the Front End Fee limitations described below and make any required adjustments to the Asset Management Fee Limit. Then the Manager will apply the adjusted Asset Management Fee Limit to the Asset Management Fee and the Manager's Carried Interest.

         Under the NASAA Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross
Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its Equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%.

         The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in

Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest may increase to 15% of all Distributions.

         With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in Section 8.3. This overall limitation on annual fees will include, in addition to an Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Carried Interest in Fund Distributions) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest).

         Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Manager's Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in Section 8.3 as the Incentive Management Fee and the Manager's Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced. In such event, the Manager will reduce the amounts calculated for purposes of the Asset Management Fee Limit as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager, and used in the alternative fee schedule for purpose of calculating the Asset Management Fee Limitation, are as follows:

"Adjusted Invested Capital" means, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

"Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule as set forth under "Limitations on Fees" above, equal to the aggregate of a hypothetical Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

"Carried Interest" or "Interest in Distributions" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

"Cash from Operations" means the excess of Gross Lease Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including an Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

"Cash from Sales or Refinancing" means the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction (including an Equipment Resale Fee).

"Distributions" means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

"Full Payout Lease" means a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

"Gross Lease Revenues" means all revenues from the operation and lease of Equipment other than from security deposits paid by lessees, but excluding revenues from the sale, refinancing or other disposition of Equipment.

"Net Income" or "Net Loss" means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

"Operating Lease" means a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

"Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

"Original Invested Capital" means the amount in cash contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

"Priority Distribution" for any calendar year or other period means, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during each calendar year multiplied by 10% per annum

(calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the initial purchaser of such Units was admitted as a Holder pursuant to the Operating Agreement and pro rated for any fraction of a calendar year for which such calculation is made).

"Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         See Article II of the Operating Agreement for more complete definitions of the foregoing terms.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         The Fund's principal objectives are to invest in a diversified portfolio of primarily low-technology, low- obsolescence Equipment which will

                  (i)  preserve, protect and return the Fund's invested capital;

                  (ii) generate regular Distributions to Holders of Cash from Operations and Cash From Sales or Refinancing, any balance remaining after certain minimum Distributions to be used to purchase additional Equipment during the Reinvestment Period; and

                  (iii) provide additional Distributions after the end of the Reinvestment Period and until all Equipment has been sold.

         Distributions will be made only to the extent cash is available after payment of Fund obligations (including payment of Fund administrative expenses, debt service and the Asset Management Fee) and allowance for necessary reserves. There can be no assurance that any specific level of Distributions or any other objectives will be attained.

General Policies

         The Fund intends to acquire various types of Equipment for lease. See the discussion below under "Types of Equipment." Generally, the Fund expects to acquire newly-manufactured Equipment. However, the Fund may also invest in desirable used Equipment and Equipment subject to pre-existing leases under appropriate circumstances and where consistent with the Fund's overall investment objectives.

         The Fund's investment objective is to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include some more technology-dependent equipment such as certain types of communications equipment, medical equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Operating Agreement does not limit the Fund's ability to invest in high-technology Equipment. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the four prior public programs sponsored by the Manager and its Affiliates which have investment objectives and policies similar to those of the Fund.

         Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         The Manager will seek to maintain an appropriate balance in the types of Equipment acquired and the types of leases entered into by the Fund. At least a majority of the Fund's Equipment, based on the aggregate purchase price, will be subject to High Payout Leases (with noncancellable lease payments returning at least 90% of the Equipment Price through the term of the lease) upon final investment of the Net Proceeds and completion of permanent financing for the portfolio. In addition, the Manager will seek to invest not more than 20% of the aggregate purchase price of Equipment in Equipment acquired from a single manufacturer. However, the latter limitation is a general guideline only, and the Manager may in its discretion cause the Fund to acquire Equipment from a single manufacturer in excess of the stated percentage if it deems such a course of action to be in the Fund's best interest. A number of factors will determine the actual composition of the Fund's Equipment portfolio; for example, the amount of Gross Proceeds actually received prior to the termination of the offering will be a significant factor in determining the Fund's ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of Equipment will be available and at what prices at the time the Fund is ready to invest its funds.

         As set forth above under "Principal Investment Objectives," it will be the Fund's objective to reinvest in additional Equipment any Cash from Operations and Cash from Sales or Refinancing remaining after payment of certain minimum Distributions during the Reinvestment Period. The Fund will not acquire Equipment after the Reinvestment Period, except to the extent necessary to satisfy obligations entered into prior to the end of the Reinvestment Period or to maintain or improve Equipment already owned at such time.

         Other than as set forth below under "Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any Equipment, and, as a result, there can be no assurance as to when the Net Proceeds from the offering will be fully invested.
Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the Equipment to be acquired. This Prospectus will be supplemented to describe the Fund's acquisition, in any single transaction or related series of transactions, of items of Equipment involving a cash payment of more than 10% of the maximum Net Proceeds prior to the termination of this offering.

         Prior to final funding of any acquisition of a single item of Equipment which has a contract purchase price in excess of $1,000,000, the Manager will cause the Fund to obtain a future value appraisal of the item of Equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain Equipment appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of Equipment, the overall size of a transaction or otherwise. It should be noted, however, that any such appraisals would represent only the appraiser's opinion of the value of the Equipment, and would not necessarily represent the actual amount which might be realized by the Fund upon disposition of the Equipment.

         The Manager or an Affiliate may purchase Equipment in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or the completion of manufacture of the Equipment or for any other purpose related to the business of the Fund, provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

         Any of the Net Proceeds received by the Fund during the first twelve months following the date hereof which have not been invested or committed to investment in Equipment during the period ending eighteen months following the date hereof, and any of the Net Proceeds received thereafter which have not been invested or committed to investment in Equipment during the period ending six months after the Final Closing Date (except, in either case, for amounts used to pay Fund operating expenses or deemed to be required as capital reserves, as determined in the sole discretion of the Manager and in accordance with the Operating Agreement) will be distributed pro rata by the Fund to the Holders. In addition, in order to refund to the Holders the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to the Holders pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund's funds will be available for general use during the foregoing period and may be expended in operating the Equipment which has been acquired. Net Proceeds will not be segregated or held separate from other funds of the Fund pending investment, and no interest will be payable to the Holders if uninvested Net Proceeds are returned to them. For the purpose of the foregoing provision, Net Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of such period, regardless of whether any such investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payments are ever made.

Identified Equipment Acquisitions

         Set forth in the table below is a summary of the Equipment acquisitions and leases identified by the Fund as of the date of this Prospectus. These transactions have been committed and/or funded by the Manager or its Affiliates and will be assigned to the Fund at such time as the Fund has sufficient capital to acquire the Equipment. The Fund's ability to acquire the Equipment described below will be dependent upon the amount of capital raised and the timing of the Fund's capital raising efforts. In addition, the Manager will cause the Fund to acquire these transactions only to the extent consistent with its investment objectives at the time of each such acquisition. Therefore, there can be no assurance that these transactions will be acquired as described.

                             EQUIPMENT ACQUISITIONS


               Equipment    Commence        Acquisition      Lease      Lease
Lessee         Type         Date(s) (1)     Price (2)        Term (3)   Type (4)
------         ----         -----------     ---------        --------   --------

[to be provided by amendment]


         In addition to the foregoing specified Equipment, as of the date hereof ATEL Capital Group, the parent of the Manager, has been awarded lease transactions representing equipment purchase costs in excess of $__ million which are suitable for acquisition by the Fund as well as certain Affiliates of the Fund. Some or all of these transactions may be allocated to the Fund, subject to the discretion of the Manager and depending on future circumstances and the factors discussed below in the second paragraph under "Conflicts of Interest - Competition for Investments." ATEL Capital Group has the right to allocate and assign participations in these transactions among its affiliates in its discretion, and the Manager has the authority to determine what level of participation, if any, is appropriate for each of the programs under its management, including the Fund. There can be no assurance as to what, if any, portion of these transactions awarded to ATEL Capital Group may be allocated and assigned to the Fund.

Types of Equipment

         The Fund intends to acquire and lease a diversified portfolio of Equipment. The Fund intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items which are not dependent on high-technology design or applications for their usefulness to lessees, and are therefore less subject to rapid obsolescence than types which are so dependent.

         Equipment acquisition will be subject to the Manager or its agents obtaining such information and reports, and undertaking such inspections and surveys as the Manager may deem necessary and appropriate to determine the probable economic life, reliability and productivity of the Equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new Equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either pursuant to a purchase agreement relating to significant quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers at the time the Fund commences operations. In addition, the Fund may enter into sale/leaseback transactions pursuant to which the Fund will purchase Equipment from companies which will simultaneously lease the Equipment from the Fund.

         The following is a more detailed description of the various types of Equipment which the Fund may purchase and lease. The types of Equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund's acquisition policies. The final mix of Equipment types in the Fund's portfolio will depend on the factors discussed above under "General Policies."

     Aircraft. The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. The Fund may invest in commercial passenger aircraft, provided that not more than 10% of the maximum Gross Proceeds will be committed to the purchase of commercial passenger aircraft and provided further that any debt used to acquire or maintain such Equipment will either be secured by the obligations of an "investment grade" lessee, or will be non-recourse to the other assets of the Fund. The Manager anticipates that the Fund's cash investments in all types of aircraft will not exceed an amount equal to 20% of the maximum Gross Proceeds. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers. All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration ("FAA").

         Under the Federal Aviation Act of 1958, as amended (the "Act"), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen or a Resident Alien. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an "individual" who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Federal Aviation Act of 1958 and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership's partners are

United States Citizens (whether or not they are all individuals) or Resident Aliens. However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or a Resident Alien or if a Member ceases to be a United States Citizen or a Resident Alien. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens or Resident Aliens to not more than 20% of the outstanding Units.

         It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee shall have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lessee might be entitled to void the transaction and the lease would not take effect.

         Communications Equipment. Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

         Construction Equipment. Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

         Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

         General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

         Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment which is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

         Machine Tools and Manufacturing Equipment. Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications.

         Materials Handling Equipment. Materials handling equipment includes many varieties of fork lift trucks. They are either battery-powered or gas-powered, and are used in warehouses and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

     Medical Equipment. Medical equipment includes a wide variety of testing and diagnostic equipment including:

     Radiology Equipment. This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

     Laboratory Equipment. This category includes blood analysis equipment and other automated medical laboratory equipment.

     Other Medical Equipment. This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

     Photocopying Equipment. The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

     Railroad Rolling Stock. Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs which vary in the amount of horsepower produced.

         Research and Experimentation Equipment. Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

         Tractors, Trailers and Trucks. Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A "tractor" refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor- trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

         Miscellaneous Equipment. The Fund may also acquire various other types of equipment, including, but not limited to, oil drilling equipment, mining and ore-processing equipment, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

         Incidental Property Acquisitions. Incidental to an acquisition of Equipment, the Fund may acquire certain interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of Equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose corporation which holds an asset sought by the Fund. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided that the primary purpose and objective is the acquisition and leasing of equipment as described herein, the acquisition of the incidental rights does not alter the essential character of the transaction as an acquisition and lease which otherwise satisfies the investment objectives and policies of the Fund, and the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Prior Program Diversification

         The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. See "Prior Performance Summary" below and the Prior Performance Tables included as Exhibit A to this Prospectus for more information concerning these prior programs. The first chart set forth below
(Figure 1) represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 1997; the second chart set forth below (Figure 2) represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 1997; and the third chart set forth below (Figure 3) represents the actual portfolio diversification by the lessees' geographic location for all prior ATEL public programs as of December 31, 1997. Diversification of the Fund's portfolio will depend on a number of variables, including the amount of Gross Proceeds raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.


[GRAPHICS OMITTED]

Borrowing Policies

         The Fund expects to incur debt to finance the purchase of a portion of its Equipment portfolio. The amount of borrowing in connection with any Equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the Equipment and the condition of the money market. There is no limit on the amount of debt which may be incurred in connection with any single acquisition of Equipment. However, the Fund may not incur aggregate indebtedness in excess of 50% of the total cost of Equipment as of the date of the final commitment of Net Proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to fund a portion of its Equipment acquisitions. While the Manager has obtained commitments for certain short term lines of credit, there can be no assurance that such short term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific Equipment acquisition.

         Financing for the Fund is expected to be a combination of nonrecourse and recourse debt. The Manager intends to use nonrecourse debt primarily to finance assets leased to those lessees which, in the opinion of the Manager, have a relatively higher potential risk of lease default than other lessees of the Fund's Equipment. This use of nonrecourse debt will mitigate the risk of loss due to default by such lessees.

         Nonrecourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the Equipment purchased with such funds and the proceeds derived from the leasing or reselling of such Equipment as security; neither the Fund nor any Member (including the Manager) will be liable for repayment of any such loan, nor will any such loan be secured by other Equipment owned by the Fund. Investors should note, however, that the presence of nonrecourse financing may limit an investor's ability to claim losses from the Fund. See "Income Tax Consequences - Limitation on Deduction of Losses - At Risk Rules." Furthermore, a creditor may under some circumstances have recourse to the Fund's assets upon establishing fraud or misrepresentation by the Fund.

         The Fund expects to incur recourse debt in connection with short-term bridge financing and asset securitization, as described below. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation.

         The Fund expects to incur recourse debt in the context of temporary or short-term bridge financing used to acquire equipment and which is intended to be repaid through a combination of permanent financing, offering proceeds and/or operating revenues. In addition, the Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund's available cash, portfolio makeup, and investment objectives at the time of closing. See the discussion under "Risk Factors" and "Conflicts of Interest" above.

         The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual nonrecourse debt transactions. In an "asset securitization", the lender would receive a security interest in a specified pool of "securitized"

Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. It is the intention of the Manager to use such asset securitization primarily to finance assets leased to those credits which, in the opinion of the Manager, have a relatively lower potential risk of lease default than those lessees with Equipment financed with nonrecourse debt.

         In the case of any recourse bridge financing or asset securitization, however, the lender would not be entitled to look to the individual assets of any Holder, or, in many cases, of the Manager, for repayment of such loans. Thus, the liability of the Holders would be limited to their unreturned capital contributions. See "Summary of the Operating Agreement - Liability of Holders" for a discussion of potential liability of Holders for return of certain Distributions. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate. See "Income Tax Consequences - Limitation on Deduction of Losses - Tax Basis."

         Other than in connection with short-term bridge financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit such variable interest rate borrowing to short-term debt or to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

         Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single "balloon payment" upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt. See "Risk Factors - Balloon Payments."

         In the event that the Fund does not have sufficient funds to purchase an item of Equipment at the time it is acquired (including prior to the Fund's Final Closing Date), the Fund may borrow such funds from third parties on a short-term basis, and repay the loans out of the Net Proceeds derived from the subsequent sale of Units. Any such short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

         Although the Operating Agreement does not prohibit the Manager or its Affiliates from lending to the Fund, the Fund does not have any intention or arrangements to borrow from such Persons. In the event that any such borrowing is incurred, the terms may not permit the Manager or any Affiliate to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. In no event may the Manager or its Affiliates provide financing to the Fund with a term in excess of twelve months.

Description of Lessees

         The Fund will only purchase Equipment for which a lease exists or for which a lease will be entered into at the time of purchase.

         The Fund's objective is to lease a minimum of 75% of the Equipment (by cost) acquired with the Net Proceeds to lessees which (i) have an average credit rating by Moody's Investor Service, Inc. of "Baa" or better, or the credit equivalent as determined by the Manager, with the average rating weighted to account for the original Equipment cost for each item leased; or (ii) are established hospitals with histories of profitability or municipalities. The Manager may determine that the credit equivalent of a Moody's Baa rating applies to those lessees which are not rated by Moody's, but which (i) have comparable credit ratings as determined by other nationally recognized credit rating services; (ii) although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
(iii) in the Manager's opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund's interest in the Equipment that the risk is equivalent to that involved in a lease to a company with a credit rating of Baa. The balance of the original Equipment portfolio may include Equipment leased to lessees which, although deemed creditworthy by the Manager, would not satisfy the general credit rating criteria for the portfolio. If the risk of lessee default is not deemed significant, and the potential return is deemed by the Manager to justify the risk involved, the Fund may enter into leases with such lessees for up to 25% of the Equipment acquired with the Net Proceeds.

         In arranging lease transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees. See "Exhibit A - Prior Performance Information." However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee's credit risk is comparable or equivalent to a Moody's Baa rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa rating. Such securities are generally deemed to be of "investment grade," neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present but which may be questionable over any great length of time. Notwithstanding the Manager's best efforts to assure the lessees' creditworthiness, there can be no assurance that lease defaults will not occur.

         It is not anticipated that the Fund's lessees will be located primarily in any given geographic area. The Manager will use its best efforts to diversify lessees by geography and industry. The Manager will seek to limit the amount invested in Equipment leased to any single lessee to not more than 20% of the aggregate purchase price of Equipment owned at any time during the Reinvestment Period, although there can be no assurance that it will be successful in doing so. The Operating Agreement provides, however, that in no event may the Fund's equity investment in Equipment leased to a single lessee exceed an amount equal to 20% of the maximum Gross Proceeds from the sale of Units offered hereunder (or $30,000,000).

Foreign Leases

         There is no limit on the amount of Equipment which may be leased to foreign subsidiaries of United States corporations, to foreign lessees or which may otherwise be permitted to be used predominantly outside the United States. The Manager does not have any specific objective with regard to the amount of Equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund's overall investment objectives.

         Of the total Purchase Price of Equipment leased to foreign lessees, the Manager will require that a minimum of 75% must represent Equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody's Investor Service, Inc. of "Baa" (investment grade) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees which do not meet the foregoing credit standard will either be guaranteed by a U.S. parent company of the lessee, or will involve lessees which have assets located in the United States with a value equal to or greater than the original purchase cost of the Fund Equipment subject to the lease.

         The Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment leased to foreign lessees or which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds at any time during the Reinvestment Period. For this purpose, a lessee under a lease guaranteed by a United States corporation will not be deemed a foreign lessee.

Description of Leases

         The Equipment will be leased to third parties primarily pursuant to Operating Leases, including High Payout Leases. Operating Leases are leases which will return to the lessor less than the purchase price of the subject equipment from non-cancellable rentals payable during the initial term of the lease. These include leases where rental payments are based upon equipment usage. High Payout Leases are Operating Leases under which the non-cancellable lease payments and other payment obligations of the lessee are equal to at least 90% of the original purchase price of the Equipment paid by the Fund. A majority of the aggregate purchase price of the Fund's Equipment will represent Equipment leased under High Payout Leases upon final investment of the Net Proceeds and completion of permanent financing of the portfolio.

         Generally, in a lease involving new Equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others: the type of Equipment and its anticipated residual value; the business of the lessee and its credit rating; the cost of alternative financing services, and competitive pricing and other market factors. The initial lease terms will vary as to the type of Equipment, but will generally be for 36 months to 84 months. The Fund may lease some Equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or "per diem" leases when the Manager deems it in the best interests of the Fund and consistent with its overall objectives.

         Upon termination of the initial term of an Operating Lease, it is necessary either to renew or extend the lease, lease the Equipment to a third party, or sell the Equipment in order to obtain recovery of the purchase price. If Equipment is sold at the end of the initial term of an Operating Lease, the sale will likely result in a recapture of depreciation. Lease rentals during comparable terms are ordinarily higher under Operating Leases than under Full Payout Leases, and, accordingly, the Manager believes that well-structured Operating Leases may help the Fund satisfy its investment objectives.

         The Fund's objective will generally be to lease the Equipment for an initial lease term during which the lessee may not cancel the lease or otherwise avoid the lease obligation. However, where the Manager deems it to be in the Fund's best interests, because of favorable lease terms, anticipated high demand for particular items of Equipment or otherwise, it may permit an appropriate cancellation clause.

         The Manager believes that the Fund will be able to lease or dispose of its purchased Equipment profitably in the aggregate after the initial lease terms although no assurances can be given in this regard. The Fund's ability to renew or extend the terms of its leases or to re-lease or sell the Equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the Equipment, competitive practices and conditions and generally prevailing economic conditions.

         It is anticipated that the leases which the Fund will enter into will generally be "net leases," which provide that the lessee must bear the risk of loss of the Equipment, provide adequate insurance, pay applicable taxes, maintain the

Equipment and indemnify the Fund from and against any liability which may arise as the result of any act or omission by the lessee or its agents. In the case of Operating Leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the Equipment is not under lease.

         The Fund's lease agreements, other than certain operating and per diem leases, will generally require the respective lessees (i) to maintain casualty insurance in an amount equal to the greater of the full value of the Equipment or a specified amount set forth in the lease, and (ii) to maintain liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

         The Fund may enter into remarketing agreements with manufacturers of Equipment on terms which are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a "best efforts" basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. In the case of an Operating Lease, the manufacturer will not be required to repurchase Equipment, but may, through the use of its sales force and contacts with its customers, re-lease or sell such Equipment for the benefit of the Fund. The monthly rental payments under a new lease or the sale price of such Equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer participates with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from Equipment subject to a remarketing agreement, which percentage would increase substantially after the Fund derived a specified return on its investment in such Equipment.

Competition

         Leasing has become one of the major methods by which American businesses finance their capital equipment needs. See Figure 4 below for a graphic-presentation of the dollar amount of equipment investment and equipment lease financing in the United States for each year since 1982 (according to the Equipment Leasing Association, a leasing industry trade association). Please note that this chart reflects the growth of equipment lease financing from all sources, including manufacturers, financial institutions and private and public lease financing companies, and not just public equipment leasing programs such as the Fund. Such public direct participation programs represent only a relatively small portion of the total lease financing industry.

[GRAPHIC OMITTED]

         In obtaining lessees the Fund will compete with manufacturers of equipment which provide leasing programs and with established leasing companies and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges which the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases which the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases, some of which have greater financial resources than the Fund.

Joint Venture Investments

         The Fund may purchase certain of its Equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate which owns such Equipment or beneficial interest therein. For purposes of determining the permissibility of a joint venture with a non-Affiliate, the controlling interest requirement may be satisfied by ownership of more than 50% of the venture's capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that the other party or parties to the venture should make certain decisions respecting the sale, refinancing or alteration of assets owned by the venture. The Fund may not acquire Equipment jointly with others unless (i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the Equipment which the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement and (ii) the transaction does not result in payment of duplicate fees.

         The Fund may also acquire Equipment by joint venture or as co-owner with an Affiliate. In such event, the following conditions must be met: (i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund; (ii) there are no duplicate fees; (iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;
(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund; (v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and (vi) the Fund has a right of first refusal should a co-venturer decide to sell the property owned by the venture. Because both the Fund and such Affiliate will be required to approve decisions pertaining to the Equipment, it is possible that an impasse will develop. If one party, but not the other, wishes to sell the Equipment, the party not desiring to sell will have a right of first refusal to purchase the other party's interest in the Equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

         The investment by the Fund in joint ventures which own Equipment or as a co-owner of Equipment, instead of investing directly in the Equipment itself or as the sole owner, may under certain circumstances involve risks not otherwise present, including, for example, risks associated with the possibility that a Fund's co-venturer might become bankrupt, that the parties may reach an impasse on joint venture decisions, or that each co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund. See "Risk Factors - Risks of Joint Ventures."

General Restrictions

         The Fund will not: (i) issue any Units after the Final Closing Date or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) invest in or underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any Equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates. See Article 15 of the Operating Agreement for a description of additional investment limitations.

         The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing. See "Conflicts of Interest," "Management Compensation" and "Management."

Changes in Investment Objectives and Policies

         Holders have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

                              CONFLICTS OF INTEREST

         The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

         Other Activities of the Manager. The Manager serves in the capacity of Manager in other public programs engaged in the equipment leasing business, and it and its Affiliates otherwise engage in the business of purchasing and selling equipment and arranging leases for its own account and for the accounts of others. See Exhibit A - "Prior Performance Information." The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for their own accounts. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity.

         In addition, as Manager of prior and future programs, the Manager will be contingently liable for obligations of such partnerships, except nonrecourse indebtedness relating to the acquisition of equipment. Such obligations are expected to consist primarily of normal operating and other current expenses, and it is not believed this responsibility will materially affect the ability of the Manager to satisfy its responsibilities to the Fund.

         Competition for Investments. The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of equipment. Prior public programs currently in operation include: ATEL Cash Distribution Fund II ("ACDF II"), a California limited partnership; ATEL Cash Distribution Fund III, L.P. ("ACDF III"), ATEL Cash Distribution Fund IV, L.P. ("ACDF IV"), ATEL Cash Distribution Fund V, L.P. ("ACDF V"); ATEL Cash Distribution Fund VI, L.P. ("ACDF VI"); and ATEL Capital Equipment Fund VII, L.P. ("ACEF VII") (together collectively referred to as the "Prior Programs") have investment objectives substantially identical to those of the Fund and may have funds available for investment at the same time the Fund is seeking to acquire Equipment. ACDF II completed a fully-subscribed public offering of $35,000,000 of its equity interests in January 1990. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III completed a public offering of its equity interests on January 3, 1992, pursuant to which it raised total offering proceeds in the amount of approximately $73,900,000. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV completed a fully-subscribed public offering of $75,000,000 of its equity interests on February 4, 1993. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF V completed a public offering of its equity interests in November 1994 pursuant to which it raised total offering proceeds in the amount of $125 million. All of such gross offering proceeds have been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF VI completed a fully-subscribed public offering of $125 million of its equity interests on November 22, 1996. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves as of such date. ACEF VII commenced a public offering of $150 million of its equity interests on November 26, 1996, and had raised a total of $118,425,120 in gross offering proceeds as of August 24, 1998. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves as of such date.

         One or more of the operating Prior Programs may have capital available to invest in additional equipment at a time when the Fund is also active in seeking to invest or reinvest in Equipment. Certain of the equipment owned and to be acquired by the Prior Programs and the Fund may be similar and may be purchased from the same manufacturers. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

         Any time two or more investment programs (including the Fund) affiliated with the Manager have funds available to acquire and lease the same types of equipment, conflicts of interest may arise as to which of the programs should proceed to acquire available items of equipment. In such situations, the Manager will analyze the equipment already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the equipment based upon such factors, among others, as (i) the amount of cash available in each program for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each program, (iii) the effect of such acquisition on the diversification of each program's equipment portfolio, (iv) the estimated income tax consequences to the investors in each program from such acquisition, and (v) the cash distribution objectives of each program. If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager shall purchase such equipment for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available equipment allocated first to the program which has had funds available for investment the longest.

         Receipt of Commissions, Fees and Other Compensation by the Manager and its Affiliates. Fund operations will result in certain compensation to the
Manager and its Affiliates. See "Management Compensation." The Manager has absolute discretion with respect to all decisions related to such operations. Because the amount of such fees may depend, in part, on the debt structure of Equipment acquisitions and the timing of such transactions, the Manager and its Affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of Equipment and the terms and conditions thereof may be less advantageous to the Fund and more advantageous to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of Fund Equipment.

     In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, it will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. See "Fiduciary Duty of the Manager."

         Non-Arm's-Length Agreements. Any agreements and arrangements relating to compensation between the Fund and the Manager or any of its Affiliates will not be the result of arm's-length negotiations and the performance thereof by the Manager and its Affiliates will not be supervised or enforced at arm's-length.

         Distribution of Units. No independent managing underwriter has been engaged for the distribution of the Units. Furthermore, ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Manager which may sell Units and will perform certain wholesaling services for the Fund, may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

         Lack of Separate Representation. The Fund, the Manager and prospective Holders have not been represented by separate counsel in connection with the formation of the Fund, drafting of the Operating Agreement or the offering of Units. The attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates and it is contemplated that such dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel in connection with such matters.

         Joint Ventures with Affiliates of the Manager. The Fund may enter into joint ownership or joint venture agreements for the acquisition and leasing of Equipment with other persons, including programs managed by the Manager or its Affiliates. See "Investment Objectives and Policies - Joint Venture Investments." Should any such joint ventures be consummated, the Manager may face certain conflicts of interest inasmuch as it may control and owe fiduciary duties to both the Fund and, through such Affiliates, the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held Equipment at a time when it is in the best interest of the other to hold such Equipment. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are comparable to the Fund's, the Fund's investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

         Maintenance of Reserves. The Manager will have the discretion to determine the amount of reserves to be maintained by the Fund. The Manager is required by the Operating Agreement to establish an initial working capital reserve equal to one-half of 1% of the Gross Proceeds. This amount may fluctuate from time to time as the Manager determines the appropriate amount of reserves for the Fund to maintain. The Manager may be subject to conflicts of interest to the extent that its interests may be served by the Fund maintaining higher reserves in order to avoid the Manager's personal liability for Fund obligations when such reserves might otherwise be distributed to Holders. Any personal liability incurred by the Manager for Fund obligations, however, would generally be reimbursable to the Manager by the Fund. As a result, the Manager does not believe any such potential conflict will have a material impact on the Fund or the Holders.

                             ORGANIZATIONAL DIAGRAM


         The following diagram (Figure 5) shows the relationships among the Fund, the Manager and certain of Affiliates of the Manager which may perform services for the Fund (solid lines denote ownership and dotted lines denote other relationships).
                                    Figure 5


                           ATEL Capital Group ("ACG")




    ATEL Equipment     ATEL Financial     ATEL Investor      ATEL Leasing
 Corporation ("AEC") Corporation ("Fund  Services ("AIS")    Corporation
                      Manager" or "AFC")                       ("ALC")




 ATEL Securities Corporation
  (the "Dealer Manager")



             ATEL Capital Equipment Fund VIII, LLC
                        (the "Fund")


         ATEL Capital Group's capital stock is owned 75% by A.J. Batt and 25% by Dean L. Cash. ATEL Capital Group owns 100% of the outstanding capital stock of each of the Manager, ALC, AIS and AEC. The Manager owns 100% of the outstanding capital stock of the Dealer Manager. See "Management" for further information concerning the above entities and their respective officers and directors.

                          FIDUCIARY DUTY OF THE MANAGER

         The  Manager  is   accountable   to  the  Fund  as  a  fiduciary   and,
consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

         Under California law and subject to certain conditions, a Member may institute legal action on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may institute a legal action on behalf of himself and all other similarly situated Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to procedural rules generally applicable to class actions. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel.

         The Operating Agreement does not exculpate the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgement rule, a Manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating
Agreement that the Manager shall have no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager's standard of care.

         The Operating Agreement also provides that, to the extent permitted by law, the Fund shall indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager shall not be indemnified against any liabilities arising under the Securities Act of 1933. The Fund shall not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

         Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under the California Act. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law. (See "Summary of the Operating Agreement.")

                                   MANAGEMENT

The Manager

         The Manager is ATEL Financial Corporation (the "Manager" or "AFC"), a California corporation formed in 1977 under the name All Type Equipment Leasing, Inc. The Manager's offices are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are 415/989-8800 and 800/543-ATEL. Its officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Manager and its Affiliates are sometimes collectively referred to below as "ATEL" for convenience.

         Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, and (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations. The Manager has organized seven prior public limited partnerships to acquire and lease equipment. During the past 16 years, ATEL has participated in structuring and/or arranging lease transactions involving aggregate equipment costs in excess of $1 billion.

         All of the outstanding capital stock of ATEL Financial Corporation is held by ATEL Capital Group ("ACG"). The outstanding capital stock of ATEL Capital Group is owned 75% by A.J. Batt and 25% by Dean L. Cash. Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC") and ATEL Investor Services ("AIS") is a wholly-owned subsidiary of ATEL Capital Group which will perform services for the Fund under the direction of the Manager. Acquisition services will be performed for the Fund by ALC, equipment management and asset disposition services will be performed by AEC, and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation ("ASC"), is a wholly-owned subsidiary of ATEL Financial Corporation. See the chart included under the caption "Organizational Diagram" above for more information in this regard.

         The officers and directors of ATEL Capital Group, ATEL Financial Corporation and their Affiliates are as follows:

         Name                       Positions

         A.J. Batt .................Chairman of the Board of Directors of ACG,
                                    AFC, ALC, AEC, AIS and ASC; President
                                    and Chief Executive Officer of ACG, AFC, and
                                    AEC

         Dean L. Cash ............. Director, Executive Vice President and Chief
                                    Operating Officer of ACG, AFC and AEC;
                                    Director, President and Chief Executive
                                    Officer of ALC, AIS and ASC

         F. Randall Bigony..........Chief Financial Officer of ACG, AFC, ALC,
                                    AIS and AEC

         Donald E. Carpenter........Controller of ACG, AFC, ALC, AEC and AIS;
                                    Chief Financial Officer of ASC

         Vasco H. Morais........... General Counsel for ACG, AFC, ALC, AIS and
                                    AEC

         William J. Bullock.........Director of Asset Management of AEC

         Carl W. Magnuson.......... Vice President - Syndication of ALC

         Barbara F. Medwadowski..   Vice President - Syndication of ALC

         Russell H. Wilder......... Vice President - Credit of ALC

         John P. Scarcella..........Senior Vice President of ASC

         A. J. Batt, age 62, founded ATEL in 1977 and has been its president and chairman of the board of directors since its inception, and a director of the Dealer Manager since its organization in October, 1985. From 1973 to 1977, he was employed by GATX Leasing Corporation as manager-data processing and equity placement for the lease underwriting department, which was involved in equipment financing for major corporations. From 1967 to 1973 Mr. Batt was a senior technical representative for General Electric Corporation, involved in sales and support services for computer time-sharing applications for corporations and financial institutions. Prior to that time, he was employed by North American Aviation as an engineer involved in the Apollo project. Mr. Batt received a B.Sc. degree with honors in mathematics and physics from the University of British Columbia in 1961. Mr. Batt is qualified as a registered principal with the NASD.

         Dean L. Cash, age 48, joined ATEL as director of marketing in 1980 and has been a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida
State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with the NASD.

         F. Randall Bigony, age 40, joined ATEL in 1992 and became chief financial officer in 1994. From 1987 until joining AFC, Mr. Bigony was president of F. Randall Bigony & Co., a consulting firm that provided financial and strategic planning services to emerging growth companies. From 1983 to 1987, he was a manager with the accounting firm of Ernst & Whinney, serving clients in its management consulting practice. Mr. Bigony received a B.A. degree in business from the University of Massachusetts and an M.B.A. degree in finance from the University of California, Berkeley. He is a founding board member and acting treasurer of the I Have a Dream Foundation - Bay Area Chapter.

         Donald E. Carpenter, age 49, joined ATEL in 1986 as controller. Prior to joining the corporate Manager, Mr. Carpenter was employed as an audit supervisor with Laventhol & Horwath, certified public accountants in San Francisco, California, from 1983 to 1986. From 1979 to 1983, Mr. Carpenter was employed by Deloitte Haskins & Sells, certified public accountants in San Jose, California. From 1971 to 1975, Mr. Carpenter was a supply officer in the U.S. Navy. Mr. Carpenter received a B.S. degree in mathematics (magna cum laude) from California State University, Fresno in 1971 and completed a second major in accounting in 1978. Mr. Carpenter has been a California certified public accountant since 1981. He is qualified as a registered principal with the NASD.

         Vasco H. Morais, age 40, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL's legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America's equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais has been an active member of the State Bar of California since 1986.

         William J. Bullock, age 34, is a vice president of asset management. He joined ATEL in 1991. Mr. Bullock is responsible for the disposition maturing assets, remarketing of off-lease equipment, supervision of lessee maintenance practices, equipment inspection and residual valuation analysis on new lease transactions. Prior to joining ATEL, Mr. Bullock was a senior member of the asset management department at Boeing Capital (formerly known as McDonnell Douglas Finance Corporation). While there, Mr. Bullock was involved in negotiating sales, residual valuation and equipment appraisal and inspection for MDFC's $ 4 billion portfolio of leases. Prior to joining MDFC in 1989, Mr. Bullock was the senior negotiator at ELLCO Leasing (since acquired by GE Capital Equipment Corporation). At ELLCO, he was responsible for end-of-lease negotiations and equipment dispositions of a $500 million diversified portfolio of equipment. Mr. Bullock has been a member of the Equipment Lessors Association ("ELA") since 1987 and a member of ELA's equipment management committee since 1994. Mr. Bullock received a B.S. degree in Finance in 1987 from San Diego State University.

     Carl W. Magnuson, age 55, joined ATEL in 1994 and is Vice President - Syndication for ALC. Mr. Magnuson is responsible for acquiring third party lease transactions and debt placement. Prior to joining ATEL he was a Regional Group Manager and Portfolio Sales Manager for Bell Atlantic Systems Leasing for 10 years. From 1983 to 1984 he was Vice President and Chief Financial Officer of the Handi-Kup Company, a plastics manufacturer, and from 1981 to 1982 he was Controller for the Cyclotron Corporation, engaged in nuclear medicine research and development. From 1978 to 1981 he was Executive Vice President of Shannon Financial Corporation, a middle market leasing corporation. From 1975 to 1978 he was a Deputy Program Manager for the Watkins Johnson Company. From 1968 to 1973 Mr. Magnuson was an engineering duty officer in the U. S. Navy. Mr. Magnuson received a B.S. in Engineering Science and an M.S. in Applied Mathematics from the Rensselaer Polytechnic Institute, an MS in Industrial Engineering/Operations Research from Stanford University, and an M.B.A. from the University of California at Berkeley.

     Barbara F. Medwadowski, age 59, joined ATEL in 1997 and is vice president - syndication for ALC. Ms. Medwadoski is responsible for acquiring thrid party lease transactions. Prior to joining ATEL, she was a syndications manager for Mellon US Leasing (successor to USL Capital and U.S. leasing Corporation) for nine years. From 1985 to 1987, she was a vice president with Great Western Leasing wehre she acquired lease and loan transactions from intermediaries. From 1982 through 1984, she was a portfolio manager with U.S. Leasing Corporation. Ms. Medwadowski received an M.B.A. degree from the University of California at Berkeley in 1982. From 1964 through 1979, she was a senior researcher in lipids and lipoproteins at the University of California at Berkeley. In 1964, she earned an M.S. degree in nutrition and in 1961 a B.S. degree in child development, each from the University of California at Berkeley

         Russell H. Wilder, age 44, joined ATEL in 1992 as Vice President of ATEL Business Credit. Immediately prior to joining ATEL, Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. From 1985 to 1990 he was Vice President and Manager of Leasing for Fireside Thrift Co., a Teledyne subsidiary, and was responsible for all aspects of setting up and managing the department, which operated as a small ticket lease funding source. From 1983 to 1985 he was with Wells Fargo Leasing Corporation as Assistant Vice President in the credit department where he oversaw all credit analysis on transactions in excess of $2 million. From 1978 to 1983 he was a District Credit Manager with Westinghouse Credit Corporation's Industrial Group and was responsible for all non-marketing operations of various district offices. Mr. Wilder holds a B.S. with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the Western Association of Equipment Lessors.

         John P. Scarcella, age 37, joined the Dealer Manager as vice president of broker dealer relations in 1992. He is involved in the marketing of securities offered by the Dealer Manager. Prior to joining ATEL Securities Corporation, from 1987 to 1991, he was employed by Landsing Pacific Fund, a real estate investment trust in San Mateo, California and acted as director of investor relations. From 1984 to 1987, Mr. Scarcella acted as broker dealer representative for Landsing Capital Corporation, where he was involved in the marketing of partnerships and REITs. Mr. Scarcella received a B.S.C. degree with an emphasis in investment finance in 1983 and an M.B.A. degree with a concentration in marketing in 1991 from Santa Clara University.

Selection and Management of Investments

         An Affiliate of the Manager, ATEL Leasing Corporation, will have primary responsibility for selecting and negotiating potential acquisitions and leases of Equipment, subject to the Manager's supervision and approval. The Manager's Investment Committee will approve any acquisition before it is consummated. The Investment Committee currently consists of A.J. Batt, Dean L. Cash, Donald E. Carpenter and F. Randall Bigony.

         ATEL Equipment Corporation will manage the Fund's portfolio of Equipment, subject to the Manager's supervision. Management services to be provided by AEC include collection of lease payments from the lessees of Equipment, re-leasing services upon termination of leases, inspection of Equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the Equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the Equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties may participate in managing or may separately manage Equipment for which they will receive a fee from the Fund.

Management Compensation

         The Fund is not required to pay the officers or directors of the Manager or its Affiliates any remuneration. However, the Fund will pay the Manager and its Affiliates the Asset Management Fee for their services to the Fund and the Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of Fund allocations of Distributions, Net Income and Net Loss. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future. See "Management Compensation."

Changes in Management

         The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

         The by-laws of the Manager provide for a maximum of three directors. The by-laws can be amended to increase the number of directors either by a vote of stockholders or of directors. In the event of a vacancy or increase in the number of members of the board of directors, the remaining directors may elect the members to serve until the next annual meeting of directors. Directors are otherwise elected annually by vote of the stockholders, and the directors appoint corporate officers to serve at the will of the board.

The Dealer Manager

         ATEL Securities Corporation (the "Dealer Manager") was organized in October 1985 principally for the purpose of participating in and facilitating the distribution of securities of partnerships to be sponsored by the Manager and its Affiliates. The Dealer Manager became a member of the NASD in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL.

         The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby. (See "Plan of Distribution.") The executive officers and directors of the Dealer Manager are discussed above under "The Manager."

                            PRIOR PERFORMANCE SUMMARY

         THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS THE HISTORICAL RESULTS OF PRIOR
EQUIPMENT LEASING PROGRAMS SPONSORED BY THE MANAGER AND ITS AFFILIATES. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

         Since July 28, 1977, the Manager and its Affiliates have financed, structured or arranged equity and debt participations for equipment leasing transactions involving total equipment costs in excess of $1 billion. The Manager sponsored and syndicated seven prior public equipment leasing programs. See Exhibit A - Prior Performance Tables for more detailed information concerning the prior public programs (collectively referred to herein as the "Prior Programs").

         The first Prior Program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF public acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All of such equipment had been sold and the partnership was terminated as of December 31, 1997. See Table IV - "Results of Completed Program and Table VI
- "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

         The second Prior Program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $40,977,271 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF II had made cash distributions to its investors in the aggregate amount of $1,082.31 per $1,000 invested. Of this amount a total of $278.65 represents investment income and $803.66 represents return of capital.

         The third Prior Program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of December 31, 1997. See Table V
- "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $56,050,601 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF III had made cash distributions to its investors in the aggregate amount of $936.88 per $1,000 invested. Of this amount a total of $252.26 represents investment income and $684.62 represents return of capital.

         The fourth Prior Program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its equity interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of December 31, 1997. See Table V
- "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $48,709,482 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF IV had made cash distributions to its investors in the aggregate amount of $727.87 per $1,000 invested. Of this amount a total of $138.04 represents investment income and $589.83 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The fifth Prior Program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its equity interests In February 1993. ACDF V terminated its offering in November 1994, after raising a total of $125,000,000 in offering proceeds, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of approximately $186,897,181 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. Of such equipment, items representing an original purchase cost of approximately $23,090,535 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF V had made cash distributions to its investors in the aggregate amount of $462.12 per $1,000 invested. Of this amount a total of $58.04 represents investment income and $404.08 represents return of capital. See Table III "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The sixth Prior Program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its equity interests in November 1994. ACDF VI terminated its offering in November 1996, after raising a total of $125,000,000 in offering proceeds, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. Of such equipment, items representing an original purchase cost of approximately $2,185,150 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF VI had made cash distributions to its investors in the aggregate amount of $271.11 per $1,000 invested. All of this amount represents return of capital. See Table III
- "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The seventh Prior Program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its equity interests in November 1996. ACEF VII has not terminated its offering as of the date hereof, and anticipates closing its offering on or about November 26, 1998. As of December 31, 1997, $67,168,460 of offering proceeds had been received, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $149,543,976 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. Of such equipment, items representing an original purchase cost of approximately $134,000 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACEF VII had made cash distributions to its investors in the aggregate amount of $79.42 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or other major adverse business developments which the Manager believes will impair its ability to meet its investment objectives. As of June 30, 1998, the Prior Programs have acquired equipment with a total purchase cost of approximately $787 million during a period of over twelve years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $1.2 million, or approximately 0.16% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business.

         The Prior Programs have investment objectives which are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in the tables included in Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

         In Tables I through III information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates which completed their offerings of interests within the five-year period ending December 31, 1997, except that ACDF VII has not completed its public offering as of the date hereof. Accordingly, the tabular information concerning ACDF VII does not reflect results of an operating period after completion of its funding. Table V includes information regarding all acquisitions of equipment by Prior Programs. Table VI includes information regarding all dispositions of equipment by Prior Programs during the five year period ending December 31, 1997. Table IV includes information concerning the one Prior Program that had completed its operations as of December 31, 1997.

         The following is a list of the tables set forth in Exhibit A:

         Table I                    - Experience in Raising and Investing Funds
         Table II                   - Compensation to the Manager and Affiliates
         Table III                  - Operating Results of Prior Programs
         Table IV                   - Results of Completed Program
         Table V                    - Acquisition of Equipment by Prior Programs
         Table VI                   - Sales or Disposals of Equipment

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 235 Pine Street, 6th Floor, San Francisco, CA 94104 or by calling the Manager at (415) 989-8800.

                        INCOME, LOSSES AND DISTRIBUTIONS

         The taxable income and taxable loss of the Fund (the "Net Income and Net Loss") and all Fund cash distributions shall be allocated 92.5% to investors and 7.5% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

         The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing of Distributions

         Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may during each fiscal quarter designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter.

Allocations of Distributions

         Distributions allocated to the investors as described below will be allocated among them on the same basis as Net Income and Net Loss is to be allocated, as described under "Allocations of Net Income and Net Loss" above. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of Capital reserves deemed appropriate by the Manager, and, to the extent permitted as described below, reinvestment in additional Equipment.

         It is anticipated that income taxes on a portion of distributions will be deferred by depreciation available from Equipment purchased by the Fund. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Furthermore, until investors receive aggregate distributions equal to their original capital, a portion of each distribution will be deemed a return of capital rather than a return on capital.
Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

         The Fund is intended to be self-liquidating in nature. After the expiration of the Reinvestment Period, the Fund will distribute any available cash, subject to the establishment of reserves deemed reasonably required by the Manager for the proper operation of the business of the Fund, which may include reserves for the upgrading of Equipment in order to preserve its rental or sales value or for purchasing Equipment for which the Fund has committed funds prior to the end of the Reinvestment Period.

         Upon liquidation of the Fund, the proceeds of liquidation will be distributed, after creditors of the Fund (including investors who may be creditors) have been paid or provision has been made for their payment, in accordance with each Member's positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation of gain from the sale or other disposition of Equipment to the investors which will equalize their respective Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any such differences will be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through the use of special allocations of gain from the sale or other disposition of Equipment.

Reinvestment

         Subject to the limitations set forth herein, the Manager has the right to reinvest on behalf of the Fund cash from operations and cash from sales or refinancing during the Reinvestment Period (which ends six years after the last day of the year in which the offering of Units terminates). Notwithstanding the foregoing, however, the Manager shall, at a minimum, distribute, to the extent available, such amounts of cash from sales or refinancing and cash from operations as may be sufficient to allow an investor in a 31% federal income tax bracket (but not a higher bracket) to meet the federal and state income taxes due with respect to income derived by him from the operations of the Fund. See "Risk Factors Income in Excess of Distributions" for a discussion of the risk that a Holder in a higher tax bracket may, under some circumstances, be required to pay certain tax liabilities out of his personal funds rather than out of amounts distributed by the Fund.

         Furthermore, through the end of the Reinvestment Period the Fund may reinvest cash from operations and cash from sales or refinancing, but only after the Manager has caused the Fund to distribute to the investors:

     (i) prior to the end of the year the offering of Units terminates, an amount equal to the lesser of (a) 10% per annum on their original capital investment, or (b) 90% of the total amounts available for distributions; and

     (ii) in each of the six years after the end of the year the offering terminates, an amount equal to 10% of their original capital investment.

         Distributions will be made only to the extent cash is available to distribute after payment of Fund obligations and allowance for necessary reserves. There can be no prediction as to any future rate of return on original capital investment nor assurance that any specific amount of cash distributions can be attained. Distributions may in any year be in amounts less than the amounts stated above.

Return of Unused Capital

         Any portion of the net offering proceeds received by the Fund during the first twelve months following the date hereof which has not been invested or committed to Investment in Equipment during the period ending eighteen months from the date hereof, and any of the net offering proceeds received thereafter which have not been invested or committed to Investment in Equipment during the period ending six months after the end of the offering (except, in either case, for amounts used to pay Fund operating expenses or deemed by the Manager to be required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by
(y) the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed.

Cash from Reserve Account

         The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used as provided herein need not be restored, and, if restored, shall be restored from the operating revenues of the Fund. When Equipment is sold or otherwise disposed of, all cash reserves specifically allocated to such Equipment may be distributed to the Holders as a return of original capital investment or be applied as a reserve for other Equipment. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales or refinancing of equipment. Cash reserves which the Manager deem no longer reasonably required to be maintained as reserves may be distributed or invested by the Fund, subject to the limitations described herein. No distributions or investments will be made from Fund reserve accounts during the three-year period following the date investors are first admitted to the Fund; thereafter, no distributions or investments will be made unless the Manager determines that the reserves of the Fund, in any fiscal quarter, are in excess of the amount deemed sufficient in connection with the Fund's operations.

Sources of Distributions - Accounting Matters

         During the initial years, the Fund may experience a Net Loss in accordance with generally accepted accounting principles, and it is anticipated that a substantial portion of any such Net Loss would be caused by depreciation which is a non-cash expense. As a result, distributions, if any, made in the initial years of the Fund may be considered to be a return of capital and not investment income.

         Without  regard  to  the  accounting  method  adopted,  to  the  extent
Equipment is not producing revenues in excess of operating expenses, debt service and other contractual obligations related to such Equipment, distributions may be considered a return of capital.

                                 CAPITALIZATION

         The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold is as follows:

                                    As of           Minimum          Maximum
                                 the Date           120,000       15,000,000
                                hereof(2)             Units            Units

Manager's
Capital Contribution(1)         $     100        $      100     $        100

Units of Limited
Fund Interest
($10 per Unit)                        500         1,200,500      150,000,500
                                  -------         ---------      -----------

Total Capitalization            $     600        $1,200,600     $150,000,600

Less Estimated Organization
and Offering Expenses                  -            144,000       20,250,000
                                   ------          --------       ----------

Net Capitalization               $    600        $1,056,600     $129,750,600
                                  -------         ---------      -----------

---------------


            (1)  See   "Management   Compensation"   and  "Income,   Losses  and
Distributions" for a description of the fees and compensation payable to the Manager and its Affiliates.

            (2) The Fund was originally capitalized with $600, representing a cash contribution to the Fund of $100 by the Manager and $500 from the initial Holders.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

            Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

            Following achievement of such funding level, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,056,000. Thereafter, the Fund will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as Net Proceeds are expended in connection with the acquisition and leasing of Equipment.

            The Fund will acquire Equipment with cash offering proceeds and indebtedness. The Fund may borrow on a secured or unsecured basis amounts up to 50% (and intends to borrow the maximum amount permitted) of the aggregate purchase price of Equipment as of the date of the final investment of Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. The Fund currently has no arrangements with, or commitments from, any lender with respect to such financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. See "Investment Objectives and Policies - Borrowing Policies."

            Until required for the acquisition or operation of Equipment, the Net Proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds. See also "Summary of the Operating Agreement - Reserves."

            For financial reporting purposes, Fund Equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the Equipment, down to an amount equal to the estimated residual value of the Equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes (generally, the Modified Accelerated Cost Recovery System or "MACRS"), in which the Service prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives. See "Income Tax Consequences - Depreciation".

            The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of equipment acquisitions could increase with inflation, but such cost increases could be offset by the Fund's ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not generally expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund's leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

            Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

            Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. The Manager uses, and expects on behalf of the Fund to use, primarily third party software and is communicating with key software vendors to ensure that the systems used by the Manager and the Fund are not impaired by the year 2000 issue. The ultimate impact of the year 2000 issue on the Fund will depend to a great extent on the manner in which the issue is addressed by those businesses whose operational capability is important to the operation of the Fund. Each of these entities will have a material self interest in resolving any year 2000 issue affecting its own operations. The Manager does not expect the Fund to incur significant costs as a result of the year 2000 issue.

                         FEDERAL INCOME TAX CONSEQUENCES

            The following is a summary of all material federal income tax considerations which may be relevant to a prospective Holder. However, it is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect a Holder's participation in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Each prospective Holder should consult his own tax counsel to satisfy himself as to the tax consequences of his investment.

            Jackson Tufts Cole & Black, LLP ("Tax Counsel") as tax counsel to the Fund, will not prepare or review the Fund's income tax information returns, which will be prepared by the management and independent accountants for the Fund. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between Equipment and management fees and many other similar items. Such matters will be handled by the Fund, often with the advice of independent accountants retained by the Fund, and usually will not be reviewed by Tax Counsel.

Summary

            The following is a summary of, and is qualified by, the more extensive discussion of the federal income tax consequences set forth in this section.

     Opinion of Counsel. Tax Counsel has delivered its opinion to the Fund concerning the likely outcome on the merits of a challenge to the Fund's position on certain material tax issues. There are certain issues upon which Tax Counsel cannot express an opinion. (See "Opinion of Counsel.")

     Classification as a "Partnership". Tax Counsel has rendered its opinion that the Fund will be classified as a partnership for federal income tax purpose. (See "Classification as a Partnership.")

     Allocations of Profits and Losses. In Tax Counsel's opinion it is more likely than not that the tax allocation provisions in the Operating Agreement will not be significantly modified by the Internal Revenue Service (the "Service") and that each Holder's distributive share of income, gain, loss and deduction will be determined and allocated substantially in accordance with the Operating Agreement. (See "Allocations of Profits and Losses.")

     Income Recognition. The Fund's tax returns will be prepared using the accrual method of accounting. Under such method, the Fund will include in income items such as rentals and interest as and when earned by the Fund, whether or not received. (See "Income Recognition.") It is possible that a Holder's tax liabilities may exceed cash distributions to him in corresponding years. (See "Income Recognition" and "Tax Liabilities in Later Years.")

     Taxation of Holders of Units. A Holder's share of Fund income generally will not be identical to the Holder's share of Distributions. Any Distributions in excess of a Holder's adjusted tax basis in his Units will cause such Holder to recognize such excess as taxable income. (See "Taxation of Holders of Units.")

     Limitations on Deduction of Losses. There are certain limitations that will restrict the ability of a Holder to utilize his distributive share of losses from the Fund to offset income from other sources. (See "Limitations on Deduction of Losses.")

            Tax Status of Leases. In order for the Fund and Holders to be entitled to depreciation deductions, a lease of Equipment must be treated as a lease rather than a sale or financing for federal income tax purposes. The Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will comply or will substantially comply with the equipment leasing guidelines of the Service if the cost of such item exceeds 10% of the Gross Proceeds of this offering. Furthermore, the Manager has agreed to use its best efforts to cause any other lease entered into by the Fund to satisfy such guidelines. (See "Tax Status of Leases.")

            Deductibility of Management Fees. The Fund intends to deduct the Asset Management Fee for services performed by the Manager or its Affiliates. The Service may challenge the deductibility of all or a portion of the Asset Management Fee. (See "Deductibility of Management Fees.")

            Sale or Exchange of Fund Equipment. The Fund's gain or loss on sale or disposition of an item of Equipment will equal the difference between sale proceeds (including the amount of any indebtedness to which the Equipment is subject) and the Fund's adjusted tax basis in the Equipment. In certain circumstances, the amount of tax payable by a Holder on his share of gain on sale of Equipment may exceed his share of cash proceeds therefrom. (See "Sales or Exchanges of Fund Equipment.")

            Disposition of Units. On sale or disposition of Units, a Holder will recognize gain equal to the excess, if any, of cash received (plus the Holder's share of any Fund liabilities) over the Holder's tax basis in the Units. Such gain will be taxed at ordinary income tax rates to the extent of depreciation recapture. In certain circumstances, the amount of tax payable by a Holder on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom. (See "Disposition of Units.")

            Fund Elections.  The Fund is not expected to file an election under
Section 754 of the Code. The absence of such election may have an adverse effect on the marketability and sale price of Units. (See "Fund Elections.")

            Investment by Qualified Plans and IRAs. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs, with the result that the Fund income will be subject to tax to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000. (See "Investment by Qualified Plans and IRAs.")

            Alternative Minimum Tax. The tax preference items and adjustments under the alternative minimum tax that may be present in the Fund include the excess of depreciation deductions claimed over deductions that would be allowable if the Equipment were subject to depreciation using the 150% declining balance method, switching to the straight-line method in later years. (See "Alternative Minimum Tax.")

Opinion of Counsel

            The Fund has obtained an opinion from Jackson Tufts Cole & Black, LLP ("Tax Counsel") concerning the likely outcome on the merits of a challenge to the Fund's position on certain federal income tax issues. The opinion states that the summary of federal income tax consequences to the Holders set forth in this Prospectus under the headings "Risk Factors - Partnership Status," "Risk Factors - Certain Other Tax Considerations," "Risk Factors - Tax Opinion" and "Federal Income Tax Consequences" has been reviewed by Tax Counsel and, to the extent such summaries involve matters of law, Tax Counsel is of the opinion that such statements of law are accurate under the Code, the Treasury Regulations and existing interpretations thereof.

            The opinion of Tax Counsel is based upon the facts described in this Prospectus, upon facts as they have been represented by the Manager to Tax Counsel, and upon the assumption that the Fund will operate its business as described in the Prospectus. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion is based on the Code, current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

            In the preparation and rendition of its opinion, Tax Counsel has considered and addressed in the offering materials all of the material tax issues which Tax Counsel believes involve the reasonable possibility of a challenge by the Service.

            Each prospective Holder should note that the opinion described herein represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Tax Counsel's opinions or that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

            Treasury Regulations and certain ethical standards require specific opinions to be rendered in connection with an opinion of counsel regarding the federal tax consequences of a "tax shelter" investment. For this purpose, a "tax shelter" is an investment that has, as a significant or intended feature, the generation of tax losses or tax credits to shelter taxable income or tax liability from other sources. The Fund is not a "tax shelter" within the meaning of the Treasury Regulations and said ethical standards. Therefore, although Tax Counsel is rendering its opinion on certain material federal income tax issues relating to an investment in the Fund, such opinion will not follow the standards applicable to opinions with respect to "tax shelters."

            It should also be noted that there are certain issues upon which Tax Counsel cannot express an opinion because: (i) the issue is subject to facts that are not presently known and cannot readily be determined, (ii) the issue is subject to future events, or (iii) the issue involves a question of law on which there is insufficient judicial or other authority upon which a conclusive opinion can be based. For example, except for certain expenses that Tax Counsel has indicated must be capitalized, no opinion is expressed as to whether certain fees will be deductible as ordinary and necessary expenses reasonable in amount in relation to services rendered, and no opinion is expressed as to the proper allocation of various fees and expenses, the proper periods for their deduction or amortization, or whether certain fees are properly allocable to the cost recovery basis of the Equipment. In addition, no opinion is expressed on the issue of whether the Fund will be determined to be a "dealer" with respect to the Equipment.

Classification as a "Partnership"

            Provided that the Fund does not elect to be treated as a corporation for federal income tax purposes, under the default provisions of the Treasury
Regulations issued under Code Section 7701 (the so-called "check-the-box" rules), the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. The Manager has represented to Tax Counsel that the Fund will not make such an election.

            The treatment of the Fund as a partnership for federal income tax purposes is based upon the present provisions of the Code, the Treasury Regulations, and existing judicial and administrative interpretations thereof, all of which are subject to change. If the applicable Treasury Regulations were to be amended, it is possible that the Fund would not qualify as a partnership under the amended regulations.

            Notwithstanding the two preceding two paragraphs, if Units are considered "publicly traded," the Fund will be treated as a corporation under the publicly traded partnership provisions of Code Section 7704. (Being classified as a publicly traded partnership also may have other adverse tax consequences. See "Limitation on Deduction of Losses Passive Loss Limitation" below.) The Fund will be treated as publicly traded if Units are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Code Section 7704 state that a secondary market is generally indicated by the existence of a person standing ready to make a market in the interests of the entity, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of a fund is relevant in determining whether there is public trading of its units. A fund will be considered as participating in public trading where trading in its units is in fact taking place and the fund's governing documents impose no meaningful limitation on holders' ability to readily transfer their units. A fund's right to refuse to recognize transfers is not a meaningful limitation unless such right is exercised (except in the case of transfers by reason of death, divorce or gift and occasional accommodation transfers).

            Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any of the safe harbors provided for in the Treasury Regulations under Code Section 7704 is satisfied. One of these is the "2% safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in capital or profits attributable to those interests that are sold or otherwise transferred during a fund's taxable year does not exceed 2% of the total interests in capital or profits.

            Although neither the Fund nor the Manager will have any control over an independent third person establishing a secondary market in Units, the Operating Agreement requires that the Holders obtain the consent of the Manager prior to any transfers of Units. The Manager intends to exercise its discretion in granting and withholding its consent to transfers in such a manner as to fall within the parameters of the 2% safe harbor articulated in the Treasury Regulations. Accordingly, based on representations of the Manager of its intention to comply with the 2% safe-harbor provision of the Treasury Regulations, Tax Counsel is of the opinion that, more likely than not, the Fund will not be considered a "publicly traded" partnership.

            If the Fund were treated for federal income tax purposes as an association taxable as a corporation in any taxable year, (i) it would be required to pay federal income taxes upon its taxable income, rather than there being no tax on income at the Fund level; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the Holders on their personal income tax returns; and (iv) any Distributions would be taxable to a Holder as ordinary income to the extent of current or accumulated earnings and profits or treated as gain from the sale of the Holder's Units to the extent any Distribution exceeded such earnings and profits and the tax basis of such Holder for the Units. In addition, Distributions from the Fund would be classified as portfolio income and, thus would not be available to offset passive activity losses of any Holder. (See "Limitation on Deduction of Losses - Passive Loss Limitation" below.) If after a period of operations the Fund were deemed to have become an association taxable as a corporation for federal income tax purposes, such change in status would result in taxable income to a Holder measured by the excess, if any, of his share of the liabilities of the Fund over the adjusted basis of his Units. The effect of the foregoing would be to substantially reduce the effective yield on an investment in Units.

            THE FOLLOWING DISCUSSION IS BASED UPON THE ASSUMPTION THAT THE FUND WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

Allocations of Profits and Losses

            Under Section 704(b) of the Code, a holder's distributive share of fund income, gain, deduction or loss will be determined in accordance with the operating agreement, unless the allocations contained therein do not have "substantial economic effect," in which case the distributive shares will be determined in accordance with the holders' interests in the fund.

            An allocation has "economic effect" under the Treasury Regulations if: (i) each holder's share of fund items, including certain nondeductible expenditures (such as syndication expenses), is reflected by an increase or decrease in the capital account established for the holder; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any holder with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit to the fund. In addition, an allocation can have economic effect even if a holder is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero (after reducing the capital account for certain adjustments, allocations or distributions in excess of income which are reasonably expected in the future) and (ii) if the operating agreement contains a "qualified income offset." A operating agreement contains a "qualified income offset" if it provides that a holder who unexpectedly receives such an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

            With respect to allocations of loss and deductions attributable to nonrecourse debt, such allocations will be respected under the Treasury Regulations if the holders who were allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations, which have substantial economic effect, of some other significant fund item attributable to the property securing the nonrecourse liability; and (ii) the operating agreement must contain a "minimum gain chargeback." An operating agreement contains a "minimum gain chargeback" if it provides that, if there is a net decrease in fund "minimum gain" during a fund taxable year, all holders will be allocated items of fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such holder's share of the net decrease in fund minimum gain. The amount of fund minimum gain is determined by computing the amount of gain (of whatever character), if any, that would be realized by the fund if it disposed of the fund property subject to the nonrecourse liability in full satisfaction thereof.

            The Operating Agreement prohibits losses from being allocated to the Holders that would cause deficit Capital Accounts in excess of their share of Fund Minimum Gain. Nonrecourse deductions (if any) will be allocated in the same manner as operating profits and losses. The Operating Agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations under
Section 704(b) of the Code. The Operating Agreement provides that Capital Accounts of the Holders will be maintained in accordance with the provisions of the Treasury Regulations and proceeds on liquidation will be distributed in accordance with the positive Capital Account balances of the Holders. Therefore, Tax Counsel is of the opinion that it is more likely than not that the allocations included in the Operating Agreement would not be significantly modified if challenged by the Service.

            Under Section 704(b), the economic effect of the Fund allocations also must be "substantial." Tax Counsel notes that the meaning and scope of the substantiality requirements are unclear at this time. Based on the existing language of the Treasury Regulations, Tax Counsel does not believe the Fund allocations present any material substantiality issues. Consequently, as stated above, Tax Counsel is of the opinion that it is more likely than not that the allocations to the Holders would not be significantly modified by the Service. However, Tax Counsel cautions that no assurance can be given that the Service will not interpret the Regulations in a manner that could cause those allocations to be treated as lacking substantiality. If the Service were successful in challenging the Fund's method of allocating profits and losses, then this may decrease the Holders' shares of taxable loss or increase the Holders' shares of taxable income.

Income Recognition

            The Fund's tax returns will be prepared using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

            In certain circumstances, where a lease provides for varying rental payments increasing in the later years of the lease (step rentals), Section 467 of the Code requires the lessor to take the rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. The Manager expects that certain of the Fund's Equipment leases may provide for rental payments that increase or decrease in the later years of such leases, and Section 467 may operate to require the Fund to accrue the rental payments on such leases at a constant level rate. This could result in Holders receiving increased allocations of taxable income (or reduced allocations of loss) in earlier years, without any increase in Distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund's rental income (passive income) from any such lease to interest income (portfolio income).

Taxation of Holders of Units

            As long as the Fund is treated as a partnership for federal income tax purposes, it will not be subject to any federal income taxes, although it will file federal partnership information tax returns for each calendar year. Within 75 days after the end of each calendar year, Holders will be provided with federal income tax information relevant to the Fund and their own federal income tax returns. Each Holder will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction, or credit and, accordingly, may be subject to tax on his distributive share of Fund income whether or not any Distribution is made to him.

            If the amount of a Distribution to a Holder for any year exceeds the Holder's share of the Fund's taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis (as described below) of the Holder's Units, and any amounts in excess of such tax basis will generally be taxable as a gain from the sale of a capital asset. However, a distribution of money or property which is received by a Holder in exchange for an interest in "inventory items" which have substantially appreciated in value or "unrealized receivables" (as defined in Code Section 751) will generally result in the receipt of ordinary income to the extent that such distributions are in excess of the Holder's pro rata share of the Fund's tax basis in such property. The term "unrealized receivables" under
Section 751 includes depreciable property subject to depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property. (See "Disposition of Units" below.)

Limitation on Deduction of Losses

            There will be certain limitations on the ability of a Holder to utilize his distributive share of losses of the Fund to offset income from other sources: (1) losses will be limited to the extent of a Holder's tax basis in his Units; (2) losses will be limited to the amounts for which a Holder is deemed "at risk"; (3) losses derived from investments in "passive activities" will be limited to a Holder's income from such activities; and (4) losses attributable to "activities not engaged in for profit" will also be limited. These limitations are described below.

            Tax Basis. Generally, each Holder's tax basis for his Units will be equal to the price paid therefor plus his share of those liabilities of the Fund with respect to which none of the Holders nor the Fund has any personal liability. (See "Investment Objectives and Policies - Borrowing Policies.") Each Holder will increase (or decrease) the tax basis of his Units by the amount of his allocable share of the Fund's taxable income (or loss) for any year and reduce the tax basis of his Units by the amount of any Distributions (including any reduction in his share of Fund nonrecourse debts) made by the Fund to him during such year. If the tax basis of a Holder's Units should be reduced to zero, the amount of any Distributions (including any reduction in Fund nonrecourse debts) in excess of his share of the income reported by the Fund for any year will be treated as gain from the sale or exchange of the Holder's Units.

            On his own federal income tax return each Holder may, subject to the limitations discussed below, deduct his share of the Fund's taxable loss, if any, to the extent of the tax basis for his Units; Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

            At Risk Rules. Under Code Section 465, the amount of losses which may be claimed by an individual investor or a closely-held corporation (a corporation of which more than 50% in value of its shares is owned directly or indirectly by not more than five individuals) in equipment leasing activities is limited to the amount which the investor has "at risk" with respect to such activities. For purposes of the at risk rules, the amount at risk is generally equal to the sum of money and the adjusted basis of property contributed to the activity plus borrowed amounts for which the taxpayer is personally liable.

            The total amount of money paid by each Holder for his Units will be considered at risk, but any Fund borrowings are not expected to be considered at risk. Accordingly, subject to the passive loss rules discussed below, a Holder will only be able to deduct his share of Fund losses in an amount equal to the purchase price of his Units (as adjusted for Fund income, losses and Distributions). A Holder's at risk amount will be decreased by his share of Fund losses and Distributions, and will be increased by his share of Fund income. Any losses in excess of a Holder's at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. Recapture of previously allowed losses will be required if a Holder's amount at risk at the end of the year is reduced below zero (e.g., by Distributions from the Fund).

            Under the Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to Equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing Equipment which is placed in service during the same taxable year. This could result in a Holder's deduction for losses with respect to certain Equipment being limited by the "at risk" rules, even though he must recognize income with respect to other Equipment.

            Passive Loss Limitation.  Code Section 469 imposes a limitation
(the "passive loss limitation") on the amount of losses that a taxpayer may claim from an activity in which the taxpayer does not materially participate. Under the passive loss limitation, net losses from a passive activity, such as the leasing activity of the Fund, may not be used to offset active income (e.g., compensation) or portfolio income (e.g., interest and dividends). Passive losses may, however, be used to offset passive income from any other passive activity carried on by the taxpayer.

            The equipment leasing activities of the Fund will constitute a passive activity. As a result, the losses incurred by the Fund will constitute passive losses and may thus be offset by a Holder's passive income from other activities but not active or portfolio income from other activities. Any excess passive losses for a particular year will be "suspended" and carried forward indefinitely. Suspended passive losses may be used to offset passive income in future years and may be claimed in full (even to offset active income) if a Holder disposes of all of his Units in a fully taxable transaction and the transferee is not a related person to the Holder.

            The passive loss limitation is applied after the "at risk" limitation. Thus, if a loss is disallowed under the "at risk" rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the Holder becomes "at risk" in the activity, the suspended "at risk" loss will become subject to the passive loss limitation, and, as a result, even if a loss is permitted under the "at risk" rules, it may still be disallowed under the passive loss rules.

            Section 469(k) of the Code provides that income and loss from "publicly traded" partnerships which are not taxable as corporations for Federal income tax purposes will be treated as separate from income and loss from any other publicly traded partnerships and also as separate from any income or loss from passive activities. This provision should not apply to the Fund since the Fund should not be considered to be publicly traded; if it were to be so considered, it would be taxable as a corporation. (See "Classification as a 'Partnership'" above.)

            Hobby Losses. Under Section 183 of the Code, certain losses from activities not engaged in for profit are not allowed as deductions from other income. Although one of the objectives of the Fund is to provide Holders with Distributions (see "Investment Objectives and Policies"), there can be no assurance that the Fund will be deemed to be engaged in an activity for profit because the applicable test is based on the facts and circumstances from time to time. It is conceivable that the Service may assert that the Fund is not engaged in an activity for profit, notwithstanding any "profit objective" which the Fund purports to have. Prospective Holders should consult their own tax advisers regarding the impact of Code Section 183 on their particular situations.

Tax Status of Leases

            The decision as to whether a specific lease is to be categorized as a lease rather than as a sale for federal income tax purposes involves a factual determination, and, accordingly, no assurance can be given that, upon audit by the Service, the leases of Equipment would be treated as such for federal income tax purposes. If they are treated as sales or financings rather than leases, the Fund and the Holders would not be entitled to depreciation deductions with respect to such leases. On the other hand, a portion of the lease rental payments (otherwise fully taxable), would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable to the Fund.

            The Fund does not intend to apply to the Service for a ruling that any leases of Equipment which conform to the Service guidelines will be treated as leases for federal income tax purposes. However, Service guidelines are set forth in Revenue Procedures 75-21, 1975-1 C.B. 715, 75-28, 1975-1 C.B. 752,
76-30,  1976-2 C.B. 647 and 79-48,  1979-2 C.B. 529, which provide that,  unless other facts and circumstances indicate a contrary intent, for advance ruling purposes only, the Service will consider the lessor in a leveraged lease transaction to be the owner of property if:

            (a) the lessor has a minimum unconditional investment in the property at all times during the lease of at least 20% of the cost of the property and can demonstrate that the estimated residual value of the property is at least 20% of the cost of the property;

            (b) the lessee does not have an option to purchase the property (other than at fair market value) and the lessor does not have the right to require anyone to purchase the property;

            (c) no part of the cost of the property subject to the lease is furnished by the lessee other than for full consideration;

            (d) the lessee does not lend the lessor any of the funds necessary to purchase the property; and

            (e) the lessor expects to receive a profit from the transaction apart from tax benefits.

            The Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will meet the foregoing guidelines if the amount of Net Proceeds used to acquire such item exceeds an amount equal to 10% of the maximum Gross Proceeds of this offering. Although, as stated above, determination of lease status is made on a case-by-case basis, Tax Counsel is of the opinion that any lease satisfying the foregoing guidelines should more likely than not qualify as a lease for federal income tax purposes.

Depreciation

            MACRS . Under the "Modified Accelerated Cost Recovery System" ("MACRS"), the cost of depreciable personal property placed in service after 1986 ( so-called "recovery property") may be depreciated using certain specified depreciation methods (referred to as "recovery methods") over specified depreciable lives (referred to as "recovery periods") generally ranging from three to 20 years. Under MACRS the methods of recovery and the recovery periods apply equally to new and used property.

            The cost of MACRS property is recovered over the applicable recovery period using the 200% declining balance method, except for 15- or 20-year recovery property for which the 150% declining balance method is utilized.

            The Code contains "anti-churning" provisions to prevent taxpayers from utilizing MACRS on property placed in service prior to January 1, 1987. These provisions generally attempt to reach situations where personal property used during 1986 is transferred without a real change in the owner or user of such property and MACRS depreciation would be more favorable than depreciation under prior law. The Fund may acquire used Equipment which will be leased back to the owner or continued under lease to the original lessee. If the Fund is not able to use MACRS with respect to such Equipment, the depreciation deductions thereon will be determined under the rules in effect prior to 1987 ("ACRS"). In such cases, depreciation deductions allowed with respect to such Equipment could be less in the early years and greater in later years than the depreciation deductions allowable under MACRS, and the Holders' share of Fund losses in the early years could be reduced.

     It should be noted that the amount by which the depreciation deductions on Equipment using the 200% declining balance method exceeds the amount that would have been allowed had depreciation deductions been calculated using the 150% declining balance method will effectively be an item of tax preference. (See "Alternative Minimum Tax.")

            Recapture. All depreciation deductions with respect to the Equipment will be subject to recapture at ordinary income rates upon the disposition of the Equipment. ( See "Sales or Exchanges of Fund Equipment.")

            Basis. The tax basis of the Equipment for depreciation purposes will include reasonable costs payable in connection with the acquisition of the Equipment.

            Limitations on the Use of MACRS. Under certain circumstances, in addition to those set forth above, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. The relevant restrictions include the use of the property predominantly outside the United States and the use of equipment by a foreign or "tax-exempt" entity. These limitations are described below.

            (1) Property Used Predominantly Outside the United States. The MACRS provisions of the Code contain special rules for recovering the cost of personal property used predominantly outside the United States. Under Code Section 168(g), the cost of such property is to be recovered using the straight-line method over a period equal to the property's "asset depreciation range midpoint life as set forth in Treasury Regulations under Code Section 167 (the "ADR Midpoint Life"), utilizing a half-year convention and no salvage value. If the Treasury Regulations do not provide an ADR Midpoint Life, a 12-year period is used.

            Section 168(g)(4) of the Code provides an exception to the predominant use limitation described above. Under this subsection of the Code, certain types of property which are used predominantly outside the United States will qualify for the normal MACRS cost recovery rules; the exceptions include, among others, aircraft registered by the administrator of the Federal Aviation Agency which are operated to and from the United States with some degree of frequency.

            (2) Tax-Exempt Leasing. Section 168 of the Code provides that the use of personal property by a tax-exempt entity (including (i) certain foreign persons or entities, (ii) certain governmental units, and (iii) certain other tax-exempt organizations) will result in a reduction of the tax benefits which would otherwise be available. The portion of such "tax-exempt use property" leased to a tax-exempt entity must be depreciated using the straight-line method over the greater of (i) the ADR Midpoint Life (12 years if there is no ADR Midpoint Life assigned to such property), or (ii) 125% of the lease term.

            If any property which is not otherwise tax-exempt use property is owned by a fund which has both a tax-exempt entity and a person who is not a tax-exempt entity as a holder, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless (i) all allocations to the tax-exempt entity of fund items are qualified; or (ii) the income derived from such share of the property is subject to the unrelated business tax.

            Income derived by tax-exempt entities other than foreign entities from the Fund should be subject to the unrelated business tax (see "Investment by Qualified Plans and IRAs," below); thus, admission of such Qualified Plans and IRAs as Holders should not, in and of itself, cause any of the Equipment to be treated as tax-exempt use property. If the Service successfully asserted that the income of the Fund is not subject to the unrelated business tax, then the Fund would be required to maintain separate depreciation systems for its Equipment subject to MACRS, and, as a result, depreciation deductions available to Holders in the early years of operations of the Fund would be reduced.

Deductibility of Management Fees

            The Fund intends to deduct the Asset Management Fee for services performed by the Manager or its Affiliates. It is possible that the Service may challenge the deductibility of all or a portion of the Asset Management Fee on the basis that (i) the amount thereof is excessive, (ii) that all or a portion of the Asset Management Fee should properly be considered payment for other services performed by, or other value provided by, the recipient thereof, or
(iii) that payments for such services rendered are not deductible. If such a challenge by the Service were successful, the asserted deductions could be reduced or eliminated. This would result in a proportionate increase in the taxable income, or decrease in tax loss, of the Holders resulting in the Holders being required to pay additional tax.

Tax Liabilities in Later Years

            After some years of Fund operations, a Holder's tax liabilities may exceed cash distributions to him in corresponding years. Such situations will typically arise at the "cross-over point," i.e., the point in time when the Fund's nondeductible loan amortization payments on its Equipment exceed its depreciation deductions. This is principally due to (i) the short periods over which Equipment can be depreciated under MACRS and (ii) the annual increases in the amount of nondeductible principal amortization payments and the corresponding decreases in the amount of deductible interest payments which will typically occur on level payment obligations secured by the Equipment. To the extent a Holder's tax liabilities exceed cash distributions, such excess will be a nondeductible out-of-pocket expense to a Holder.

Sales or Exchanges of Fund Equipment

            Gain realized by the Fund on a sale of any Equipment will, to the extent of all depreciation deductions claimed thereon, be subject to recapture and taxed as ordinary income. Unless the Fund is a "dealer" in the property sold, any gain realized by the Fund in excess of such depreciation recapture will, generally, be treated as long-term capital gain (if the property has been held for more than one year) under Code Section 1231. Any loss realized upon a sale will generally be treated as an ordinary loss (if the property has been held for more than one year) under Code Section 1231.

            A "dealer" is one who holds property "primarily for sale to customers in the ordinary course of business". Under existing law, whether property is so held is a question of fact, depending upon all of the facts and circumstances of the particular transactions. The Fund intends to purchase Equipment for investment only, to engage in the business of owning and operating such Equipment, and to make such occasional sales thereof as in the opinion of the Manager is consistent with the Fund's investment objectives. Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its Equipment, although there is no assurance that the Service will not take the contrary position.

            If the Fund were to sell an item of Equipment on an installment basis, all depreciation recapture income would be recognized at the time of sale whether or not payments were to be made in succeeding taxable years. Furthermore, if the Fund were to sell an item of Equipment on an installment basis, the "original issue discount" rules might apply to the sale. (See "Original Issue Discount".)

            Unless the Equipment is found to be "dealer property" as discussed above, and assuming the Equipment has been held for more than one year, any gain or loss generally will be treated as "Section 1231" gain or loss, except to the extent of recapture of certain cost recovery or depreciation deductions, which will be taxed as ordinary income. A Holder's allocable share of Fund Section 1231 gains or losses, if any, for the particular year will be netted with the Holder's other Section 1231 gains and losses; a "net" Section 1231 loss will be treated as an ordinary loss. A net Section 1231 gain will be treated as a long-term capital gain, except to the extent of the taxpayer's "non-recaptured" net Section 1231 loss (generally, the excess of net Section 1231 losses over net
Section 1231 gains for the five preceding taxable years), to which extent the net Section 1231 gain will be treated as ordinary income.

            Because the Fund's gain on a sale of Equipment will be measured by the difference between the sales proceeds (including the amount of any indebtedness to which the property is subject) received upon the sale and the Fund's adjusted tax basis of the Equipment, the amount of tax payable by a Holder in respect of his share of such Fund gain may in some cases exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on Equipment owned by the Fund, the Fund may realize gain equal to the excess of such indebtedness over its adjusted tax basis of the Equipment, and the Holders may realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

            The amount of gain which a Holder will realize upon the sale or other disposition of his Units will equal the excess, if any, of (i) the amount realized by the Holder for the Units over (ii) the Holder's tax basis in the Units. The amount of any loss which a Holder will realize on the sale or other disposition of the Holder's Units will equal the excess, if any, of (i) the Holder's tax basis over (ii) the amount realized for the Units. For this purpose, the amount realized on the sale of the Units will include the Holder's share of any Fund liabilities. As a result, a sale or disposition of Units by a Holder may result in a tax liability in excess of cash proceeds received on the sale or other disposition of such Units.

            Gain or loss realized by a Holder on the sale of Units generally will have the character of capital gain or loss, and, in the case of an individual Holder, any such gain will be subject to tax at a maximum rate of 20% if the Units have been held for more than 18 months and 28% if the Units have been held for more than 12 months but not more than 18 months (as opposed to the maximum rate of 39.6% imposed on ordinary income and short-term capital gain). However, any gain realized on the sale or other disposition of a Unit by a Holder which is attributable to (i) unrealized receivables, e.g., the Holder's share of previous Fund depreciation deductions (computed as if the Equipment of the Fund had been sold at its fair market value on the date the Units are sold) or (ii)inventory items, will be taxed at ordinary income rates. A Holder must recognize such depreciation recapture upon the sale or other disposition of a Unit in the year of sale or disposition, regardless of the amount of sale proceeds received in the year of sale or disposition.

Original Issue Discount

            The original issue discount ("OID") rules apply to seller-provided financing furnished to a purchaser of property. If the interest rate paid by the buyer in connection with such financing is not at least equal to an established federal rate, interest will be imputed at that rate (the "applicable federal rate"). In addition, the payee of deferred interest on an OID obligation is required to recognize such interest income ratably as it accrues. The applicable federal rate is equal to the interest rate of U.S. government securities of comparable maturity.

            If the Fund were to sell an item of Equipment and provide financing to the buyer bearing interest at a rate less than the applicable federal rate, the Fund's gain on sale would be reduced by the application of that rate. Such a reduction in gain on the sale would be offset, in whole or in part, by interest income exceeding the nominal interest received by the Fund, and the interest income generally would be taxable at a higher rate.

Fund Elections

            The Code permits entities such as the Fund to elect to adjust the tax basis of fund property upon the transfer of units by sale or exchange or on the death of a holder, and on the distribution of property by the fund to a holder (Section 754 election). The general effect of such an election is that transferees of the units will be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the fund assets, and the fund will be treated for such purposes, upon certain distributions to holders, as though it had newly acquired an interest in the fund assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the Service.

            As a result of the complexities and added expense of the tax accounting required to implement such an election, the Manager does not intend to cause the Fund to make a Section 754 election. Accordingly, upon the sale of Equipment subsequent to the transfer of a Unit, taxable gain or loss to the transferee of the Unit will be measured by the difference between his share of the gross proceeds of such sale and his share of the Fund's tax basis in the Equipment (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Unit to him), rather than by the difference between his share of the amount realized and the portion of his purchase price for his Units that was allocable to the Equipment. As a consequence, such transferee will be subject to tax upon a portion of the proceeds which, as to such transferee, constitutes a return of capital, if the purchase price of his Units exceeds his share of the adjusted basis for all Equipment. As a result, any benefits which might have been available to transferee Holders of Units by reason of a Section 754 election will not be available. Moreover, a Holder may have greater difficulty in selling his Units since the purchaser will obtain no current tax benefits from his investment to the extent that the purchaser's cost of such Units exceeds his allocable share of the Fund's basis in its assets.

            It is also important to note that the Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

            Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. However, if a gift of a Unit were made at a time when the Holder's allocable share of the Fund's nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such Holder would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units by a Holder also would result in income or gain to the extent that the Holder's share of nonrecourse liabilities exceeds the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules generally applicable to all gifts of property.

Investment by Qualified Plans and IRAs

            Qualified pension, profit-sharing, stock bonus plans, Keogh Plans (collectively, "Qualified Plans") and Individual Retirement Accounts ("IRAs") are generally exempt from taxation except to the extent that "unrelated business taxable income" (determined in accordance with Sections 511-514 of the Code) exceeds $1,000 during any fiscal year. Because the Fund will be engaged in the business of equipment leasing, each Qualified Plan's or IRA's distributive share of the Fund's taxable income will constitute "unrelated business taxable income" ("UBTI"). Therefore, a Qualified Plan or IRA that purchases Units in the Fund will be required to report its pro rata share of the Fund's taxable income as unrelated business taxable income if and to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

            A portion of the income from property subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. For this purpose, indebtedness will constitute acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of property.

            Except to the extent of gain or loss from the sale, exchange, or other disposition of Equipment subject to acquisition indebtedness, and except to the extent Equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of Equipment generally will be excluded from unrelated business taxable income. However, any gain on the disposition of Equipment which is characterized as ordinary income as a result of the recapture of depreciation deductions in all events will constitute unrelated business taxable income of Qualified Plans and IRAs. (See "Sales or Exchanges of Fund Equipment" above.)

            If an IRA has UBTI in excess of the $1,000 exemption for any taxable year, the IRA is subject to income tax on this excess at the same tax rates applicable to trusts and estates. Even if an IRA is not subject to federal income tax for any taxable year, if the gross income taken into account in computing UBTI exceeds $1,000, the IRA customer is still obligated to file a tax return for such year. Generally, this tax return must be filed with the Service by April 15th of the following year.

            Penalties may be imposed by the Service for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid in a timely manner. In addition, any tax due should be paid directly from the IRA. Payment of the tax by the IRA customer may have other adverse tax consequences.

            AN IRA CUSTOMER WHO MAKES AN INVESTMENT IN HIS IRA WHICH MAY RESULT IN THE REALIZATION OF UBTI IS URGED TO OBTAIN THE ADVICE OF A QUALIFIED TAX ADVISOR ON THE EFFECT OF REALIZATION OF UBTI BY HIS IRA AND ANY OBLIGATION TO FILE INCOME TAX RETURNS AND TO PAY TAX ON SUCH UBTI. FOR A DISCUSSION OF THE ERISA CONSIDERATIONS OF AN INVESTMENT IN THE FUND BY A QUALIFIED PLAN OR IRA, SEE "ERISA CONSIDERATIONS."

Individual Tax Rates

            General.  The highest  individual tax rate  currently is 39.6%.  The benefits of personal exemptions are phased out for taxpayers with an adjusted gross income over certain thresholds. Further, otherwise allowable itemized deductions (other than medical expenses, casualty and theft losses and investment interest) are reduced by an amount equal to 3% of a taxpayer's adjusted gross income over certain thresholds. In no event, however, are such deductions reduced by more than 80%.

            Capital Gains and Losses. Net capital gain (i.e., the excess of net long-term capital gains over short-term capital losses) is taxed at a 28% maximum rate. As a general matter, upon the sale or other disposition of their Units at a gain, individual Holders who have held their Units for more than 12 but not more than 18 months will be subject to federal income tax at the maximum tax rate of 28% (15% for individuals whose taxable income does not exceed a certain threshold). Where an individual has held his Units for more than 18 months, the maximum tax rate on net capital gain will be 20% (10% for individuals who would otherwise pay 15%). Effective for taxable years beginning after December 31, 2000, the 20% rate will be reduced to 18% for Units that are acquired after December 31, 2000 and held more than five years (and the 10% rate will be reduced to 8% regardless of when the Units were acquired).

            In the case of noncorporate Holders, capital losses, whether long-term or short-term, will only be available to offset $3,000 of ordinary income in a given taxable year. Any remaining capital loss may be carried forward indefinitely.

            Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate Holders may deduct expenses paid or incurred for (a) the production or collection of income, (b) the management, conservation, or maintenance of property held for the production of income, or (c) in connection with the determination, collection or refund of a tax, only to the extent such expenses exceed 2% of adjusted gross income. This rule is to apply with respect to indirect deductions through pass-through entities (such as the Fund) of amounts that would not be allowable as a deduction if paid or incurred directly by an individual. Although it is not anticipated that the Fund will incur any material expenses of this nature, the 2% limit described above may cause certain expenses allocable to Holders to be nondeductible.

Alternative Minimum Tax

            The alternative minimum tax ("AMT") rate for individuals is 26% of so much of the taxable excess as does not exceed $175,000, plus 28% of so much of the taxable excess as exceeds $175,000. For this purpose, "taxable excess" means the amount by which alternative minimum taxable income ("AMTI") exceeds the exemption amounts: $45,000 for married taxpayers filing jointly, $33,750 for single individuals and $22,500 for married individuals filing separately or trusts. (The foregoing exempt amounts are reduced for taxpayers with income in excess of certain specified levels.) The alternative minimum tax is imposed to the extent that such tax exceeds the taxpayer's "regular tax" liability for the year.

            AMTI is computed differently than taxable income for regular tax purposes with respect to various "tax preference" items, including, among other items, depreciation deductions. Deductions for depreciation of personal property are computed using slower depreciation methods (i.e., a 150% declining balance method rather than a 200% declining balance method). Because depreciation for AMT purposes is not as front-loaded as for regular federal income tax purposes, the basis of depreciated property for AMT purposes will be higher than its basis for regular federal income tax purposes. Thus, upon disposition of the property, the taxpayer may recognize less gain for AMT purposes than for regular federal income tax purposes.

            The tax preference items and adjustments that may be present in the Fund include, with respect to an item of Equipment, the excess of depreciation deductions claimed over deductions that would be allowable if the item of Equipment were were permitted depreciation deductions using the 150% declining balance method, switching to the straight line method in later years. No additional items of tax preference are expected to be generated by the Fund, but certain items of tax preference may apply in the case of certain Holders due to their particular facts and circumstances unrelated to the Fund. The effect of the AMT on each Holder will depend upon each Holder's particular circumstances. Each prospective Holder should therefore consult his own tax advisor as to the effect of the purchase of Units on his AMT liability.

Fund Tax Returns and Tax Information

            The Manager will file the Fund's tax returns using the accrual method of accounting and will adopt the calendar year as the Fund's taxable year. The Fund will provide tax information to the Holders within 75 days after the close of each Fund taxable year. If a Holder is required to file its tax return on or before March 15, it may be necessary for the Holder to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

            Holders will be required to file their returns consistent with the information provided on the Fund's informational return or notify the Service of any inconsistency. A failure to notify the Service of an inconsistent position will allow the Service automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

            Under Section 6050K of the Code, a selling Holder will be required to inform the Fund of the sale or exchange of the Holder's Units within 30 days of the transaction or, if earlier, January 15 of the calendar year following the calendar year in which the transaction occurs. The Fund will be required to inform the Service of each such transaction in connection with the filing of its tax information return for the taxable year in which the transaction occurs. Failure to provide these notices may result in substantial penalties. The Fund will also be required to inform both the seller and the buyer of Units of the proportionate interest of those Units in the unrealized receivables (including potential depreciation recapture) and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Interest and Penalties

            With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that the Fund fails to file (or files an incomplete) federal information return. In addition, a penalty will be assessed if the Fund fails to furnish to the Holders a correct Schedule K-1 to the federal income tax return for the Fund on or before the prescribed due date (including any extension thereof).

            All penalties related to the accuracy of tax returns will be consolidated into one penalty equal to 20% of the portion of an understatement resulting from one or more of the following: negligence or disregard of applicable rules and regulations; any substantial valuation overstatement; and any substantial understatement of federal income tax.

            The penalty for underpayment of tax attributable to substantial valuation overstatement applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). In the event an underpayment of tax is attributable to a gross valuation misstatement, then the penalty is increased from 20% to 40%. A gross valuation misstatement occurs only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 400% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to such gross valuation misstatement exceeds $5,000 ($10,000 in the case of a corporation, other than an S corporation or personal holding company). All or any part of the penalty may be waived by the Service upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If the Fund were to overstate the value of Equipment, a Holder might be liable for this penalty.

            There is a 20% penalty on the amount of an underpayment of tax attributable to the "substantial understatement" of a tax liability. A substantial understatement is defined as an understatement of federal income tax for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by (i) disclosing the questionable item on the tax return and showing there was a reasonable basis for the tax treatement of such item by the taxpayer, or (ii) by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter (defined as any entity, plan or arrangement whose principal purpose is the avoidance or evasion of tax), the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. It should be noted that the Manager will not cause the Fund to claim a deduction unless the Manager believes, based upon the advice of its accountants or counsel, that substantial authority exists to support the deduction.

            All interest payable with respect to a federal income tax deficiency will be compounded daily. Interest rates are redetermined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus 3%.

Audit of Tax Returns

            An audit of the Fund's information return may result in adjustments to items of income, gain, deduction, loss or credit reported on such information return. At a minimum such adjustments will result in a corresponding adjustment to the federal income tax returns of individual Holders. Such an audit may also result in a full audit of a Holder's individual tax return (and thereby result in adjustments to non-Fund as well as Fund items).

            The tax treatment of items of Fund income, loss, deduction or credit will be determined at the Fund level in a unified Fund proceeding, rather than in separate proceedings with the Holders. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of the Fund and all Holders.

            Provided that the Fund has more than 100 Holders, in the event of proposed tax deficiency adjustments pursuant to an administrative proceeding at the Fund level, in general, each Holder (other than a Holder owning less than a 1% profits interest in the Fund) whose name and address is furnished to the Service (a "notice-holder") will receive notice of the commencement of the Fund level audit as well as notice of the final Fund administrative adjustment. All Holders will have the right to participate in the Fund audit proceeding. In general, each Holder will be free to negotiate his own settlement of the Fund items with the Service. If the Service were to enter into a settlement agreement with any Holder, it would be required to offer the same settlement terms to the other Holders who request settlement. The Fund must designate a "tax matters partner" who may enter into a settlement on behalf of, and binding upon, Holders owning less than a 1% profits interest in the Fund. The tax matters partner will not be permitted to settle on behalf of Holders with less than a 1% profits interest if (i) an aggregate of 5% or more of such Holders designate with the Service a notice Holder to receive notice from the Service on behalf of the group or (ii) such Holders notify the Service that the tax matters partner may not settle on their behalf. Except for the above-described settlement power granted the tax matters partner, any settlement entered into by any Holder (including the tax matters partner) will not be binding on any Holder who does not wish to be bound thereby. However, the tax matters partner may extend the statute of limitations for assessment of a deficiency with respect to all Holders. The Fund has designated the Manager as the tax matters partner.

Registration Provisions

            Sections  6111 and  6112 of the Code  require  (i)  registration  of
certain  tax   shelters  and  (ii)  the   maintenance   of  lists  of  investors
participating in certain tax shelter investments, respectively.

            Under Section 6111, anyone who organizes a "tax shelter" must register such shelter with the Service not later than the day on which occurs the first offering for sale of interests therein. A "tax shelter" is defined as any investment with respect to which a person could reasonably infer from representations made or to be made in connection with an offer for sale of any interest that, as of the close of any of the first five years, the ratio with respect to any investor of (A) the sum of the aggregate gross deductions and 350% of the credits potentially allowable to (B) the aggregate of the cash invested and the adjusted basis of other property contributed by the investor (reduced by any liability to which the property is subject) (the "tax-shelter ratio) is greater than two to one.

            The Manager has determined that, because of the limited amount of leverage that will be placed on the Equipment, and because a significant amount of the Equipment will be "net leased" by the Fund, the Fund is not expected to generate a tax shelter ratio of greater than two to one. Based on this determination, the Manager will not register the Fund as a tax shelter.

Miscellaneous Fund Tax Aspects

            Fees for the syndication of the Fund will be required to be capitalized; Fund organization fees will be required to be capitalized and may be amortized over a five-year period. Under Code Section 195, a taxpayer must amortize "start-up expenditures" over a period of 60 months, beginning with the date on which the business begins. Start-up expenditures are costs incurred in investigating the creation or organization of a business, or in creating a business, which would be deductible if incurred in connection with the expansion of an existing business.

Foreign Tax Considerations

            As noted above, the Fund may acquire Equipment which is operated outside the United States. As a consequence, Holders may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of the Fund. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

            Holders who have foreign tax liabilities as a result of the purchase of Units may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid. In particular, prospective Holders should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated according to United States rather than the foreign jurisdiction's tax law. Because the United States tax rate may be lower than the tax rate imposed by a foreign country, it is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United states law. In such a case, Holders would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. Each Holder should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

            Prior to the Fund entering into an arrangement which contemplates the use of Equipment outside the United States, the Manager will consult with its counsel and with special tax advisor located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the Holders to avoid being required to file income tax returns in the foreign jurisdiction. The Manager has discretion to cause the Fund to enter into any such arrangement.

Taxation of Foreign Persons

            Special rules in the Code govern the U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign investors ("foreign persons"). No attempt is made to provide herein more than a brief summary of some of the relevant rules. Holders that are foreign persons should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws.

            Foreign persons who own Units will be considered to be engaged in a trade or business in the United States because of the activities of the Fund and such activities will be deemed to be conducted through a permanent establishment within the meaning of potentially applicable tax treaties. Therefore, a foreign person who becomes a Holder of Units will generally be required to file United States tax returns on an annual basis on which he must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and will be required to pay United States taxes at regular rates on his share of any Fund net income that is effectively connected with a United States trade or business, whether ordinary income or capital gains.

            Because the Fund will be deemed engaged in a United States business, it will be required to withhold with respect to a foreign Holder's distributive share of the Fund's "effectively connected" income at the maximum regular rate applicable to such foreign Holder (currently 39.6% for individual foreign Holders and 35% for corporate foreign Holders). Amounts withheld will be creditable by a foreign Holder against the foreign Holder's United States income tax liability. Further, if any portion of a foreign Holder's distributive share of Fund income is not effectively connected with a United States trade or business, such income may, depending on its character, be subject to a 30% United States withholding tax (or such lower rates as may be prescribed under an applicable income tax treaty).

            Foreign corporations that are Holders will also be subject to a branch profits tax equal to 30% (subject to reduction or complete elimination by an applicable tax treaty) of the foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States.
This tax is payable in addition to the regular United States corporate tax.

            A foreign Holder may also be subject to tax on his distributive share of the Fund's income and gain in his country of nationality or residence or elsewhere, against which the tax paid to the United States may in some instances be creditable. The method of taxation in such jurisdictions may differ considerably from the United States tax system described herein and may be affected by the United States characterization of the Fund and its income. Prospective foreign Holders should consult their own tax advisors with respect to their potential tax liability in such jurisdictions, as well as in the United States, on income derived from an investment in the Fund.

Future Federal Income Tax Changes

            Neither the Manager nor Tax Counsel can predict what additional legislation, if any, may be proposed by members of Congress by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Moreover, neither the Manager nor Tax Counsel can predict what changes may be made to existing Regulations, or what revisions may occur in the Service's ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

            In addition to the federal income tax considerations described above, prospective Holders should consider applicable state and local taxes which may be imposed by various jurisdictions. A Holder's distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident Holders, determined with reference to their pro rata share of Fund income derived from such states; any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

            California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign Holders on Fund income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign Holder and would therefore reduce the amount of cash actually received by the nonresident or foreign Holder as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against any income tax imposed by their state of residency. The Fund cannot, at present, estimate the percentage of its future income that will be from states which have adopted such withholding tax procedures, and it cannot therefore estimate the required withholding tax, if any. In addition, while the Fund may apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

            To the extent that a nonresident Holder pays tax to a state by virtue of Fund operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Furthermore, estate or inheritance taxes might be payable in such jurisdiction upon the death of a Holder.

            PROSPECTIVE HOLDERS SHOULD BE AWARE THAT, IN COMPUTING THEIR TAXABLE INCOME FOR THE PURPOSE OF DETERMINING THEIR STATE INCOME TAX LIABILITIES, THEY MAY BE SUBJECT TO RULES WHICH ARE LESS FAVORABLE THAN THOSE UNDER FEDERAL INCOME TAX LAWS.

Need for Independent Advice

            The foregoing summary is not intended as a substitute for careful tax planning, particularly as the income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF UNITS IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION.

                              ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

            Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code. "Disqualified persons" include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other "disqualified persons."

            "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

            If the Fund's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or

IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

            Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except from the application of the "look-through" principle investments in entities in which equity participation in the entity by benefit plan investors is not significant.

            In order to qualify for the exception described above, "benefit plan investors" must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a "benefit plan investor") who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A "benefit plan investor" is any of the following: (a) any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and (c) any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity. As described above under "Who Should Invest" and below under "Summary of the Operating Agreement - Transferability of Units," the sale of Units during this offering and the subsequent transfer of Units will be limited to the extent that the Manager deems it necessary to qualify for this exception. Therefore, the Fund's assets should not be "plan assets" of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund's underlying assets as "plan assets" of Qualified Plan or IRA investors.

Other ERISA Considerations

            In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether (a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments, (d) after an acquisition of Units, the Qualified Plan's investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses, (e) the investment is made solely in the interests of plan participants, and (f) the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies. Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan's interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity's underlying assets are treated as "plan assets" for the purpose of ERISA's and the Code's prohibited transaction and other fiduciary duty rules.

                       SUMMARY OF THE OPERATING AGREEMENT

            The Operating Agreement (attached hereto as Exhibit B) is the governing instrument establishing the Fund's right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. The Operating Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

            The following is a brief summary of certain provisions of the Operating Agreement. It does not purport to be complete and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus. See "Income, Losses and Distributions" and "Reports to Holders."

The Duties of the Manager

            ATEL Financial Corporation is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain Equipment acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of Equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

Liability of Holders

            A Holder's capital is subject to the risks of the Fund's business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

            The Fund will continue for a maximum period ending December 31, 2019, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the Final Closing Date occurs) with final liquidation expected to occur approximately ten to eleven years after the Final Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See "Repurchase of Units" below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

            (a) The Fund becomes insolvent or bankrupt;

            (b) The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of a Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

            (c) An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

            (d) The disposition of all interests in Equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

Voting Rights of Members

            In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be "outstanding" for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

            (a)    Removal or voluntary withdrawal of the Manager;

            (b)    Election of a successor Manager;

            (c)    Termination and dissolution of the Fund;

            (d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

            (e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

            (f) The extension of the term of the Fund.

            Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to (i) convert a Holder into a Manager; (ii) modify the limited liability of a Holder; (iii) alter the interest of the Members in Net Income, Net Loss and Distributions; or
(iv) affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters' Rights and Limitations on Mergers and Roll-ups

            Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member's interest at a price equal to its fair market value.

Meetings

            The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

            The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

                   (i) A current  list of the full name and last known  business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

                   (ii)  A  copy  of  the  articles  of  organization   and  all
amendments;

                   (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                   (iv) Copies of the original of the Operating Agreement and all amendments;

                   (v) Financial statements of the Fund for the six most recent fiscal years; and

                   (vi) The Fund's books and records for at least the current and past three fiscal years.

            Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager's breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status Of Units

            Each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

            The Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

            (i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

            (ii)   the transferee not being a minor or an incompetent;

            (iii) the transfer or assignment not violating federal or state securities laws;

            (iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

            (v)    such assignee or transferee being a  Citizen  of the  United
                   States;

            (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

            (vii) such  assignment  or transfer  not  causing  Fund assets to be deemed Plan Assets under ERISA; and

           (viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

            In connection with state  securities laws  restrictions on transfer,
Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

                   (a) The issuer of any security  upon which a  restriction  on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                   (b) It is  unlawful  for the holder of any such  security  to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court;
            (3) to any person  described in Subdivision  (i) of Section 25102 of the  Corporations  Code  of  the  State  of  California  or  Section
            260.105.14 of the Rules of the California Corporations Commissioner;
            (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner's written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under
            Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of
            Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
            (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser;
            (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102.

                   (c) The certificates  representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

            "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

            Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

            An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the first full fiscal quarter following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

            All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

            An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager's sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

            The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under "Voting Rights of Members."

Repurchase of Units

     In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund's interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder's capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

            Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly. The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence.

Indemnification of the Manager

            The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys' fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund's capital assets by the amount paid.

            The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

            The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. See "Fiduciary Duty of the Manager."

                              PLAN OF DISTRIBUTION

Distribution

            The   Units   will  be   offered   and  sold  on  a  "best   efforts
minimum/maximum" basis through ATEL Securities Corporation (the "Dealer Manager"), a broker-dealer which is an Affiliate of the Manager (see "Conflicts of Interest" and "Management"), and through other participating broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates.

            The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

            The minimum subscription is 250 Units ($2,500); provided that an IRA or Keogh Plan may subscribe for a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

            The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

            Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

            The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or requalification in all those jurisdictions requiring such renewal or requalification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of

120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned together with any interest earned thereon.

Selling Compensation and Certain Expenses

            The Dealer Manager will receive selling commissions in an amount equal to 9.5% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel and certain participating broker-dealers, reimburse certain wholesaling expenses incurred by participating broker-dealers and reimburse amounts which may be advanced by ATEL for certain overhead expenses of the Dealer Manager and its personnel.

            The Dealer Manager (out of its compensation equal to 1.5% of the Gross Proceeds) or the Fund (up to a maximum amount equal to 0.5% of the Gross Proceeds) may pay or reimburse participating dealers a portion of their actual expenses in connection with this offering (including expenses incurred in coordinating their sales efforts, training their personnel and expenses incurred, by such broker-dealers as the Dealer Manager shall designate, in performing "wholesaling" functions). The Fund may also pay or reimburse participating dealers for their due diligence expenses. Subject to NASD approval and compliance with Rule 2810(b)(4)(E) of the NASD's Conduct Rules, the Fund, the Manager or the Dealer Manager may establish noncash sales incentive programs for sales representatives of participating dealers, provided that the aggregate value of any noncash incentive awards to any individual by the Manager or any of its Affiliates during any year does not exceed the sum of $100. The total of all selling compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, broker dealer and investment seminar expenses, non-cash incentive payments and any other forms of compensation paid to the Dealer Manager or other participating broker-dealers (including any unreimbursed overhead costs of the Dealer Manager advanced by ATEL), will not exceed 10% of the Gross Proceeds, except that up to an additional 0.5% of the Gross Proceeds may, in the sole discretion of the Manager, be paid in connection with accountable, bona fide due diligence activities.

            The   Manager   has   agreed   to   indemnify   the    participating
broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

            At various times during the offering period the Manager may elect to pay a portion of the set-up fees for IRAs which purchase Units. The Manager will pay a maximum of $25 toward such fees for each IRA which purchases the minimum number of Units or more.

            The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

            Until the  minimum  number of  subscriptions  are  received  and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the "Bank"). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

            Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

            Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

            The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

            The Bank's sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees any aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments By Certain Persons

            The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by such Persons will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

            The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 8% retail selling commissions at a per Unit price of $9.20. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 and is an Affiliate of a participating broker-dealer may also purchase Units with reduced selling commissions, subject to the express approval of such participating broker-dealer Affiliate, if the client (i) has been advised by such advisor over a continuous course of time on investments other than the purchase of Units, and (ii) is not being charged by the advisor or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such advisor specifically in connection with the purchase of Units. In no event will the net contribution to the Fund by such persons be less than $9.20 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice.

State Requirements

            In addition to the investor suitability and minimum investment standards established by the Fund and described under "Who Should Invest" above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

            The  following   states  have  imposed   additional   conditions  on
investments in such jurisdictions:

            Iowa. The minimum investment for all IRAs in Iowa is $2,500 (250 Units).

            Maine. The minimum amount which may be invested by a Maine investor on any subscription, whether an initial investment or any subsequent investment, is $2,500 (250 Units), or $2,000 (200 Units) for IRAs and Qualified Plans.

            Michigan.     An investor in Michigan may not invest in Units any
amount in excess of 10% of the investor's net worth (exclusive of home, home furnishings and automobiles)

            Missouri. Each Missouri investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

            Nebraska.     The minimum investment for all investors in Nebraska,
except IRAs and Keogh Plans, is $5,000 (500 Units).

            North Carolina. Each North Carolina investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

            Pennsylvania. In addition to the investor suitability standards set forth under "Who Should Invest," an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor's net worth (with such net worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million. See "Escrow Arrangements" above.

                               REPORTS TO HOLDERS

            The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund's best interest.

             The Fund will furnish to each Holder certain reports, statements and tax information, as set forth in Article 14 of the Operating Agreement. The Manager shall have prepared and distributed at least annually, at the Fund's expense, (i) a statement of cash flow, (ii) Fund information necessary in the preparation of each Holder's federal income tax returns; (iii) a report of the business of the Fund; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year; (v) a report identifying the sources of all Fund Distributions for the year; and (vi) a special report containing an opinion of a certified public accounting firm and a breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Following the close of each taxable year of the Fund, the Fund will distribute to the Holders copies of the annual report and annual financial statements (balance sheet, statement of income or loss, statement of members' equity and statement of cash flow, accompanied by a report containing an opinion of independent certified public accountants) within 120 days thereafter, and such statements will be prepared on an accrual basis in accordance with generally accepted accounting principals; and all Fund information necessary in the preparation of their federal income tax returns within 75 days after the end of each fiscal year. The Manager does not intend to cause the Fund to prepare and distribute any reconciliation between the financial information contained in the foregoing reports and the information furnished to Holders for income tax purposes.

            During the offering period and until the Fund is fully invested, the Fund will also furnish to each Holder, at least quarterly, information concerning the investments of the Fund.

            The Fund will also furnish to each Holder a quarterly report covering each of the first three quarters of Fund operations in each calendar year, including unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

                           SUPPLEMENTAL SALES MATERIAL

            In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates
and  brochures  and  articles  and   publications concerning equipment leasing.

            The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

                                 LEGAL OPINIONS

            The legality of the Units has been passed upon by Derenthal & Dannhauser, San Francisco, California, and the statements under the captions "Income Tax Consequences" and "ERISA Considerations" as they relate to federal income tax and ERISA matters have been reviewed and passed upon by Jackson, Tufts, Cole & Black, San Francisco, California.

                                     EXPERTS

            The consolidated balance sheet of ATEL Financial Corporation and subsidiary at July 31, 1997 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

                                    GLOSSARY

            The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

            "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

            "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

             "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

             "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

            "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement. See "Management Compensation."

            "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of the Operating Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

              "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

              "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

            "ATEL" shall mean ATEL Financial Corporation, a California corporation.

            "California Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

            "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

            "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

            "Cash from Operations" shall mean the excess of Gross Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

            "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

            "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction.

            "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ___________, 2000 (two years from the initial date of the Fund's Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

            "Distributions" shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

            "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

            "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

            "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Equipment Re-leasing Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

            "Full   Payout   Lease"   shall  mean  a  lease   under   which  the
non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

            "Fund" shall mean ATEL Capital Equipment Fund VIII, LLC, the California limited liability company created under the Operating Agreement.

            "Fund Manager" or "Manager" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as "ATEL" or the "Manager."

            "Fund Minimum Gain" shall have the meaning set forth in  Regulations
Section 1.704-2(d)(1).

            "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

            "Gross Lease Revenues" shall mean all revenues from the operation and lease of the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

            "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

            "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

            "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement. See "Management Compensation."

            "IRA" shall mean an individual  retirement  account qualifying under
Section 408 of the Code.

            "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

            "Members" shall mean the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

            "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

            "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

            "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

            "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

            "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

            "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

            "Original   Invested   Capital"   shall  mean  the  amount  in  cash
contributed  by each Member to the  capital of the Fund for his  interest in the

Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

            "Operating   Agreement"  or  "Agreement"   shall  mean  the  Limited
Liability Company Operating Agreement of ATEL Capital Equipment Fund VIII, LLC, as it may be amended from time to time.

            "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

            "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

            "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

            "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment including all liens and mortgages on the equipment, but excluding points and prepaid interest.

            "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

            "Regulations" or "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

            "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

            "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

            "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

                   (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

                   (b) a  transaction  involving  the  conversion  to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                   (i)    the Members voting rights;
                   (ii)   the term of existence of the Fund;
                   (iii) the terms of compensation of the Manager and its Affiliates;or (iv) the Fund's investment objectives.

            "Service" shall mean the United States Internal Revenue Service or its successor.

            "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

            "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

            "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

                    ATEL Financial Corporation and Subsidiary

Report of Independent Auditors                                             F - 2
Consolidated Balance Sheet, July 31, 1997                                  F - 3
Notes to Consolidated Balance Sheet, July 31, 1997                         F - 4
Consolidated Balance Sheet, December 31, 1997 (Unaudited)                 F - 10
Notes to Consolidated Balance Sheet, December 31, 1997 (Unaudited)        F - 11




                     ATEL Capital Equipment Fund VIII, LLC

                [Audited balance sheet to be filed by amendment]

REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
ATEL Financial Corporation


We have audited the accompanying consolidated balance sheet of ATEL Financial Corporation and subsidiary as of July 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Corporation at July 31, 1997 in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

San Francisco, California
September 19, 1997

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997

                                     ASSETS


Cash and cash equivalents                                            $1,883,530
Accounts receivable, net of allowance for doubtful accounts
   of $10,828                                                           100,636
Amounts due from affiliated partnerships                              1,798,472
Income taxes receivable (from affiliated companies)                     858,942
Investments in leases                                                 3,814,833
Cash surrender value of life insurance                                  300,000
Property and equipment, net of accumulated depreciation
   of $986,890                                                          563,193
Leasehold improvements, net of accumulated amortization
   of $187,360                                                          546,080
Other assets                                                            186,931
                                                                ----------------
                                                                    $10,052,617
                                                                ================


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Non-recourse debt                                                    $1,491,451
Amounts due to affiliated companies                                   1,228,290
Accounts payable and accrued liabilities                                722,441
Customer deposits                                                        83,389
Deferred liabilities and credits:
  Unearned acquisition fees                                           1,210,812
  Deferred income taxes                                               1,712,657
                                                                ----------------
  Total liabilities                                                   6,449,040

Shareholder's equity:
Common stock, 100,000 shares authorized, 666 1/2 shares issued
   and outstanding                                                        2,000
Additional paid-in capital                                               93,855
Retained earnings                                                     3,507,722
                                                                ----------------
  Total shareholder's equity                                          3,603,577
                                                                ----------------
                                                                    $10,052,617
                                                                ================
                             See accompanying notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997


1.   Summary of significant accounting policies:

Organization and principles of consolidation:

The  consolidated   balance  sheet  includes  the  accounts  of  ATEL  Financial
Corporation (ATEL) and its wholly owned subsidiary,  ATEL Securities Corporation
(ASC). ATEL is a wholly owned subsidiary of ATEL Capital Group (ACG).

ATEL is a California corporation formed in July 1977 to engage in the brokering and leasing of equipment for its own account and the account of affiliated partnerships. ASC was formed in November 1985 and was registered as a securities broker/dealer in February 1986. All significant intercompany balances have been eliminated in consolidation.

ATEL organizes and sponsors limited partnerships (the "affiliated partnerships" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner in these affiliated partnerships. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL and the balance is allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

In addition, under the terms of the partnership agreements for certain of the affiliated partnerships for which ATEL is a general partner, ATEL is entitled to participate in net cash from operations and sales or refinancing of equipment owned by the affiliated partnerships. A portion of ATEL's participation is subordinated to the limited partners' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 1997. The shareholders of ATEL Capital Group are also general partners in certain of these affiliated partnerships.

Operating leases:

Assets on operating leases are stated at cost less accumulated depreciation. Revenues from operating leases are recognized evenly over the terms of the related leases. Depreciation is provided by the straight-line method over the term of the lease to an amount equal to the equipment's estimated residual value at lease termination.

Initial direct costs:

Initial direct costs are capitalized and amortized over the terms of the related leases.

Investment in leveraged leases:

Leases which are financed principally with non-recourse debt at lease inception and which meet certain other criteria are accounted for as leveraged leases. Leveraged lease contracts receivable are stated net of the related non-recourse debt service (which includes unpaid principal and aggregate interest on such debt) plus estimated residual values. Unearned income represents the excess of anticipated cash flows (after taking into account the related debt service and residual values) over the investment in the lease and is amortized using a constant rate of return applied to the net investment when such investment is positive.

                   ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997


1.   Summary of significant accounting policies (continued):

Residual interests:

Residual interests represent the present value of ATEL's proportionate interest (calculated at the time of the transaction) in the estimated residual value of equipment originally owned by ATEL and subsequently sold to a third party where ATEL retains an unconditional right to participate in such residual value upon the expiration of the related lease. This retained residual value is presented as an asset until the ultimate liquidation of the underlying equipment and realization of the participation.

Acquisition fees:

Acquisition fees received from the affiliated partnerships on equipment purchased prior to 1995, generally 3.5% to 4.75% of the affiliated partnerships' equipment cost, were deferred and are recognized as income as services are provided in connection with the partnerships' acquisition of equipment and leases. It is estimated that these services will be rendered over a period of seven years. Beginning in 1995, acquisition services are performed by an affiliate.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Cash surrender value of life insurance

ATEL purchased two single premium key-man life insurance policies to cover its two officer-shareholders. ATEL is a beneficiary under the contracts for $300,000 of cash surrender values and death benefits. The spouses are the beneficiaries for amounts above $300,000.

Income taxes:

For federal and state income tax reporting, ATEL's taxable income is included in the returns filed by its parent. For financial reporting, ATEL's income tax provision is calculated on a separate return basis. The current portion is included in the intercompany account with the parent. Deferred taxes are calculated using the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and cash equivalents. The Company places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997


2.  Investments in leases:

Investments in leases consist of the following:

Equipment on operating leases, net of accumulated depreciation       $2,872,550
Residual interests                                                      682,227
Assets held for sale or lease                                             3,523
Investment in leveraged leases                                          256,533
                                                                ----------------
                                                                     $3,814,833
                                                                ================
Operating leases:

Equipment on operating leases consists of the following:
Electrical cogeneration plant (estimated useful life, 20 years)      $2,565,815
Concrete hauling trucks (estimated useful life, 7 years)              1,793,410
                                                                ----------------
                                                                      4,359,225
Less accumulated depreciation                                        (1,486,675)
                                                                ----------------
Equipment on operating leases, net of accumulated depreciation       $2,872,550
                                                                ================

At July 31, 1997, the aggregate amounts of future minimum lease payments receivable from operating leases are as follows:

                                Year ending July 31,
                                                1998         $641,295
                                                1999          286,590
                                                2000          290,999
                                                2001          290,999
                                                2002          290,999
                                          Thereafter           24,250
                                                      ----------------
                                                           $1,825,132
                                                      ================

Leveraged leases:

ATEL participates in leveraged lease transactions in which the cost of assets leased to others is financed primarily by loans from financial institutions but ownership of property is retained by ATEL. The lessees' rental obligations are assigned to the financial institutions and the related property is pledged as collateral for the loans and are without deficiency liability (non-recourse) against ATEL. Equipment under leveraged leases includes coal mining and processing equipment and over-the-road tractors and trailers. The net investment in leveraged leases is as follows:

Aggregate rentals receivable                                         $2,579,317
Aggregate principal and interest payable on non-recourse loans       (2,579,317)
Estimated residual value of leased assets                               381,000
Less unearned income                                                   (124,467)
                                                                ----------------
Investment in leveraged leases                                          256,533
Deferred tax liability, included in the accompanying balance
   sheet                                                               (322,747)
                                                                ----------------
Net investment in leveraged leases                                     ($66,214)
                                                                ================

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997


2.  Investments in leases (continued):

General lease terms and concentration of credit risk:

Operating and leveraged leases generally provide that the lessee will be responsible for maintenance, insurance and similar costs (referred to as net leases).

ATEL leases equipment to lessees in diversified industries. As of July 31, 1997, equipment representing 19% and 13% of total assets was leased to lessees in the machine tool and heavy construction industries, respectively. Leases are subject to the Company's credit committee review. The leases provide for the repossession of the equipment in the event of default.


3.  Non-recourse debt:

Non-recourse debt consists of the following:

Note payable to financial institution, interest at 9.6094% per year, concrete hauling trucks and related leases pledged as
collateral, due in various installments through 2002                 $1,112,412

Note payable to financial institution, interest at 10.87% per year, cogeneration plant and related lease pledged as
collateral, due in quarterly installments of $100,801 through
July 1998                                                               379,039
                                                                ----------------
                                                                     $1,491,451
                                                                ================

The net book value of assets financed with non-recourse debt was $2,872,550 at July 31, 1997.

Future minimum payments on non-recourse debt are as follows:

                          Principal          Interest          Total
 Year ending July 31,      Payments          Payments         Payments
                 1998         $516,173          $125,122         $641,295
                 1999          201,397            85,193          286,590
                 2000          226,437            64,562          290,999
                 2001          249,180            41,819          290,999
                 2002          274,207            16,792          290,999
           Thereafter           24,057               193           24,250
                       ----------------  ---------------- ----------------
                            $1,491,451          $333,681       $1,825,132
                       ================  ================ ================

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1997


4.  Income taxes:

Deferred income taxes as of July 31, 1997 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At July 31, 1997, deferred tax assets total $131,050 and deferred tax liabilities total $1,843,707.

Deferred income taxes arise primarily from differences in the reporting of lease income, depreciation, acquisition fees and valuation accounts for tax purposes as compared to their treatment for financial reporting purposes.


5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG and with certain affiliated partnerships, in a $90,000,000 line of credit facility with a lender to be used in connection with warehousing lease transactions. The line expires October 28, 1997. Included in this line of credit is a $1,000,000 facility available for operations and working capital. At July 31, 1997, ATEL had no borrowings related to the line of credit. At July 31, 1997, $1,000,000 was borrowed under a separate small ticket lease facility by another subsidiary of ACG relating to lease transactions. Interest is at the bank's prime rate (8.5% at July 31, 1997) or at LIBOR plus 1.5% (7.14% at July 31, 1997).

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

In separate facilities under the line, the affiliated partnerships have borrowed $8,000,000 as July 31, 1997. These funds are collateralized by the assets owned by the affiliated partnerships, except equipment, lease receipts and residual values specifically pledged to other equipment funding sources.


6.  Commitments and contingencies:

Office lease:

ATEL occupies office space under operating leases expiring through December 2002. Future minimum payments for fiscal year periods under the leases are $526,279 in 1998, $536,162 in 1999, $550,001 in 2000, $559,886 in 2001 and
$233,286 in 2002.


7.  Reimbursements of operating costs:

The Limited Partnership Agreements of the affiliated partnerships allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the Partnerships, of which a portion of such amounts is allocated to ATEL. Administrative services provided include partnership accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services where they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the Partnerships based upon actual time incurred by employees working on partnership business and an allocation of rent and other costs based on utilization studies. Accrual and payment of reimbursable costs and management fees due from ATEL Cash Distribution Fund were voluntarily suspended in May 1994. As of July 31, 1997, $1,798,472 remained outstanding from affiliated partnerships for reimbursable operating and syndication costs and management fees.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997

                                     ASSETS


Cash and cash equivalents                                            $2,300,643
Accounts receivable, net of allowance for doubtful
   accounts of $10,828                                                   68,262
Amounts due from affiliated partnerships                              1,560,859
Income taxes receivable (from affiliated companies)                   1,482,034
Income taxes refundable                                                 221,438
Investments in leases                                                 3,711,870
Cash surrender value of life insurance                                  300,000
Property and equipment, net of accumulated depreciation
   of $1,053,610                                                        543,100
Leasehold improvements, net of accumulated amortization
   of $224,335                                                          552,506
Other assets                                                            244,416
                                                                ----------------
                                                                    $10,985,128
                                                                ================


LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Non-recourse debt                                                    $1,277,969
Amounts due to affiliated companies                                   3,962,207
Accounts payable and accrued liabilities                                645,695
Customer deposits                                                        92,919
Deferred liabilities and credits:
  Unearned acquisition fees                                             808,628
  Deferred income taxes                                               1,712,657
                                                                ----------------
  Total liabilities                                                   8,500,075

Shareholder's equity:
Common stock, 100,000 shares authorized, 666 1/2shares
   issued and outstanding                                                 2,000
Additional paid-in capital                                               93,855
Retained earnings                                                     2,389,198
                                                                ----------------
  Total shareholder's equity                                          2,485,053
                                                                ----------------
                                                                    $10,985,128
                                                                ================
                             See accompanying notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


1.   Summary of significant accounting policies:

Organization and principles of consolidation:

The  consolidated   balance  sheet  includes  the  accounts  of  ATEL  Financial
Corporation (ATEL) and its wholly owned subsidiary,  ATEL Securities Corporation
(ASC). ATEL is a wholly owned subsidiary of ATEL Capital Group (ACG).

ATEL is a California corporation formed in July 1977 to engage in the brokering and leasing of equipment for its own account and the account of affiliated partnerships. ASC was formed in November 1985 and was registered as a securities broker/dealer in February 1986. All significant intercompany balances have been eliminated in consolidation.

ATEL organizes and sponsors limited partnerships (the "affiliated partnerships" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner in these affiliated partnerships. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL and the balance is allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

In addition, under the terms of the partnership agreements for certain of the affiliated partnerships for which ATEL is a general partner, ATEL is entitled to participate in net cash from operations and sales or refinancing of equipment owned by the affiliated partnerships. A portion of ATEL's participation is subordinated to the limited partners' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through December 31, 1997. The shareholders of ATEL Capital Group are also general partners in certain of these affiliated partnerships.

Operating leases:

Assets on operating leases are stated at cost less accumulated depreciation. Revenues from operating leases are recognized evenly over the terms of the related leases. Depreciation is provided by the straight-line method over the term of the lease to an amount equal to the equipment's estimated residual value at lease termination.

Initial direct costs:

Initial direct costs are capitalized and amortized over the terms of the related leases.

Investment in leveraged leases:

Leases which are financed principally with non-recourse debt at lease inception and which meet certain other criteria are accounted for as leveraged leases. Leveraged lease contracts receivable are stated net of the related non-recourse debt service (which includes unpaid principal and aggregate interest on such debt) plus estimated residual values. Unearned income represents the excess of anticipated cash flows (after taking into account the related debt service and residual values) over the investment in the lease and is amortized using a constant rate of return applied to the net investment when such investment is positive.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


1. Summary of significant accounting policies (continued):

Residual interests:

Residual interests represent the present value of ATEL's proportionate interest (calculated at the time of the transaction) in the estimated residual value of equipment originally owned by ATEL and subsequently sold to a third party where ATEL retains an unconditional right to participate in such residual value upon the expiration of the related lease. This retained residual value is presented as an asset until the ultimate liquidation of the underlying equipment and realization of the participation.

Acquisition fees:

Acquisition fees received from the affiliated partnerships on equipment purchased prior to 1995, generally 3.5% to 4.75% of the affiliated partnerships' equipment cost, were deferred and are recognized as income as services are provided in connection with the partnerships' acquisition of equipment and leases. It is estimated that these services will be rendered over a period of seven years. Beginning in 1995, acquisition services are performed by an affiliate.

Property and equipment:

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

Leasehold improvements:

Leasehold improvements are stated at cost. Amortization is calculated using the straight-line method over the lives of the related leases or estimated lives, whichever is shorter.

Cash surrender value of life insurance

ATEL purchased two single premium key-man life insurance policies to cover its two officer-shareholders. ATEL is a beneficiary under the contracts for $300,000 of cash surrender values and death benefits. The spouses are the beneficiaries for amounts above $300,000.

Income taxes:

For federal and state income tax reporting, ATEL's taxable income is included in the returns filed by its parent. For financial reporting, ATEL's income tax provision is calculated on a separate return basis. The current portion is included in the intercompany account with the parent. Deferred taxes are calculated using the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


1. Summary of significant accounting policies (continued):

Credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and cash equivalents. The Company places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  Investments in leases:

Investments in leases consist of the following:

Equipment on operating leases, net of accumulated depreciation      $2,748,441
Residual interests                                                     682,227
Assets held for sale or lease                                            3,523
Investment in leveraged leases                                         277,679
                                                               ----------------
                                                                    $3,711,870
                                                               ================
Operating leases:

Equipment on operating leases consists of the following:
Electrical  cogeneration  plant  (estimated  useful life,
   20 years)                                                         $2,565,815
Concrete hauling trucks (estimated useful life, 7 years)              1,793,410
                                                                ----------------
                                                                      4,359,225
Less accumulated depreciation                                        (1,610,784)
                                                                ----------------
Equipment on operating leases, net of accumulated depreciation       $2,748,441
                                                                ================

At December 31, 1997, the aggregate amounts of future minimum lease payments receivable from operating leases are as follows:

                                 Year ending July 31,
                                1998         $374,609
                                1999          286,590
                                2000          290,999
                                2001          290,999
                                2002          290,999
                          Thereafter           24,250
                                      ----------------
                                           $1,558,446
                                      ================

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


2.  Investments in leases (continued):

Leveraged leases:

ATEL participates in leveraged lease transactions in which the cost of assets leased to others is financed primarily by loans from financial institutions but ownership of property is retained by ATEL. The lessees' rental obligations are assigned to the financial institutions and the related property is pledged as collateral for the loans and are without deficiency liability (non-recourse) against ATEL. Equipment under leveraged leases includes coal mining and processing equipment and over-the-road tractors and trailers. The net investment in leveraged leases is as follows:

Aggregate rentals receivable                                         $2,489,714
Aggregate principal and interest payable on non-recourse
   loans                                                             (2,489,714)
Estimated residual value of leased assets                               381,000
Less unearned income                                                   (103,321)
                                                                ----------------
Investment in leveraged leases                                          277,679
Deferred tax liability, included in the accompanying
   balance sheet                                                       (322,747)
                                                                ----------------
Net investment in leveraged leases                                     ($45,068)
                                                                ================

General lease terms and concentration of credit risk:

Operating and leveraged leases generally provide that the lessee will be responsible for maintenance, insurance and similar costs (referred to as net leases).

ATEL leases equipment to lessees in diversified industries. As of December 31, 1997, equipment representing 13% and 11% of total assets was leased to lessees in the machine tool and heavy construction industries, respectively. Leases are subject to the Company's credit committee review. The leases provide for the repossession of the equipment in the event of default.


3.  Non-recourse debt:

Non-recourse debt consists of the following:

Note payable to financial  institution,  interest at 9.6094%
   per year,  concrete hauling trucks and related leases
   pledged as collateral, due in various installments
   through 2002                                                      $1,056,864

Note payable to financial institution, interest at 10.87% per year, cogeneration plant and related lease pledged as
   collateral, due in quarterly installments of $100,801
   through July 1998                                                   221,105
                                                                ----------------
                                                                     $1,277,969
                                                                ================

The net book value of assets financed with non-recourse debt was $2,248,441 at December 31, 1997.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


3.  Non-recourse debt (continued):

Future minimum payments on non-recourse debt are as follows:

                                  Principal          Interest          Total
       Year ending July 31,      Payments          Payments         Payments

                       1998         $302,691           $71,918         $374,609
                       1999          201,397            85,193          286,590
                       2000          226,437            64,562          290,999
                       2001          249,180            41,819          290,999
                       2002          274,207            16,792          290,999
                 Thereafter           24,057               193           24,250
                             ----------------  ---------------- ----------------
                                  $1,277,969          $280,477       $1,558,446
                             ================  ================ ================


4.  Income taxes:

Deferred income taxes as of December 31, 1997 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1997, deferred tax assets total $131,050 and deferred tax liabilities total $1,843,707.

Deferred income taxes arise primarily from differences in the reporting of lease income, depreciation, acquisition fees and valuation accounts for tax purposes as compared to their treatment for financial reporting purposes.


5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG and with certain affiliated partnerships, in a $90,000,000 line of credit facility (which was increased to $105,000,000 through March 31, 1998) with a lender to be used in connection with warehousing lease transactions. The line expires October 28, 1998. Included in this line of credit is a $1,000,000 facility available for operations and working capital. At December 31, 1997, ATEL had no borrowings related to the line of credit. At December 31, 1997, $1,000,000 was borrowed under a separate small ticket lease facility by another subsidiary of ACG relating to lease transactions. At December 31, 1997, $37,104,727 was borrowed under a separate warehousing facility by another subsidiary of ACG relating to lease transactions. Interest is at the bank's prime rate (8 1/2% at December 31, 1997) or at LIBOR plus 1 1/2% (7.47% at December 31, 1997).

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

In separate facilities under the line, the affiliated partnerships have borrowed $49,140,460 as December 31, 1997. These funds are collateralized by the assets owned by the affiliated partnerships, except equipment, lease receipts and residual values specifically pledged to other equipment funding sources.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 1997


6.  Commitments and contingencies:

Office lease:

ATEL occupies office space under operating leases expiring through December 2002. Future minimum payments for fiscal year periods under the leases are $306,996 in 1998, $536,162 in 1999, $550,001 in 2000, $559,886 in 2001 and
$233,286 in 2002.


7. Reimbursements of operating costs:

The Limited Partnership Agreements of the affiliated partnerships allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the Partnerships, of which a portion of such amounts is allocated to ATEL. Administrative services provided include partnership accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services where they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the Partnerships based upon actual time incurred by employees working on partnership business and an allocation of rent and other costs based on utilization studies. Accrual and payment of reimbursable costs and management fees due from ATEL Cash Distribution Fund were voluntarily suspended in May 1994. As of December 31, 1997, $1,560,859 remained outstanding from affiliated partnerships for reimbursable operating and syndication costs and management fees.

--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ATEL Financial Corporation ("ATEL"), the General Partner of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations,
(iv)  organizing  and  offering  individual  ownership  and limited  partnership
investment   leasing   programs  and  (v)  supervising  and  arranging  for  the
supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion. In addition to the Fund, ATEL has sponsored six prior public and one private equipment leasing limited partnership(s). See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior partnership, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of approximately $296,627 as of December 31, 1997. All such equipment had been sold as of December 31, 1997 and the partnership has ceased operations. See Table VI - "Sales or Disposals of Equipment" in this Exhibit A.

The second prior partnership, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679 as of December 31, 1997. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All such equipment had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Results of Completed Program" in this Exhibit A for further information.

The third prior partnership, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of December 31, 1997. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $40,977,271 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF II had made cash distributions to its investors in the aggregate amount of $1,082.31 per $1,000 invested. Of this amount a total of $278.64 represents investment income and $803.67 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fourth prior partnership, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of December 31, 1997. See Table V "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $56,050,601 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit
A. Through December 31, 1997, ACDF III had made cash distributions to its investors in the aggregate amount of $936.88 per $1,000 invested. Of this amount a total of $252.27 represents investment income and $684.61 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fifth prior partnership, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of December 31, 1997. See Table V
- "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $48,709,482 had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A. Through December 31, 1997, ACDF IV had made cash distributions to its investors in the aggregate amount of $727.87 per $1,000 invested. Of this amount a total of $138.04 represents investment income and $589.83 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The sixth prior partnership, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of $186,897,181 as of December 31, 1997. Of such equipment, items representing an original purchase cost of approximately $23,090,535 had been sold as of December 31, 1997. Through December 31, 1997, ACDF V had made cash distributions to its investors in the aggregate amount of $462.12 per $1,000 invested. Of this amount a total of $70.57 represents investment income and $391.55 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The seventh prior partnership, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of December 31, 1997. Of such equipment, items representing an original purchase cost of approximately $2,185,150 had been sold as of December 31, 1997. Through December 31, 1997, ACDF VI had made cash distributions to its investors in the aggregate amount of $271.11 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. See Table VI
- "Sales or Disposals of Equipment" in Exhibit A.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the Prior Programs have investment objectives that are similar to those of the Fund. It should be noted, however, that the prior privately placed program, ALIF, invested in equipment without the use of any acquisition debt, while Prior Programs ("Prior Public Programs") were designed to use moderate amounts of acquisition debt, as is the Fund. In addition, as in the case of the Fund's portfolio objectives, the Prior Public Programs' equipment portfolios placed greater emphasis on relatively low technology equipment than did ALIF. The factors considered by the General Partner in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through III information is presented with respect to all Prior Programs sponsored by the General Partner and its Affiliates which closed their offerings within the five year period ending December 31, 1997, except that ACDF closed its offering December 18, 1987, ACDF II closed its offering January 3, 1990, ACDF III closed its offering January 3, 1992 and ACDF IV closed its offering on February 3, 1993. Table VI includes information regarding all dispositions of equipment by prior programs during the five year period ending December 31, 1997. The following is a list of the tables set forth on this Exhibit A:

TABLE I   Experience in Raising and Investing  Funds
TABLE II  Compensation  to ATEL and  Affiliates
TABLE III Operating results of Prior  Programs
TABLE IV  Results of  Completed Programs
TABLE V   Acquisition of Equipment by Prior Programs
TABLE VI  Sales or Disposals of Equipment

ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

     In additions to Tables I through VI, two summary charts are set forth below. The following table is a summary of cumulative cash distributions through June 30, 1997 be each Prior Public Program, expressed as a percentage of an initial investors capital contribution and divided to portions of such distributions which have been characterized in the Prior Programs' financial statements as a return of capital, on the one hand, and net income on the other.

[GRAPHIC OMITTED]





                                      A-3a

     The following table illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through April 1, 1998 for all of the Prior Public Programs that had completed their public offerings as of December 31, 1997. The dispositions are characterized as (i) short term renewals by the lessee (for terms of less than 12 months),
(ii) long term renewals by the lessee (for terms of at least 12 months), (iii) equipment purchased by the lessee, and (iv) equpiment returned by the lessee to the Prior Public Program for sale or lease to another party.



                                      A-3b

{GRAPHIC OMITTED]




                                      A-3c

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                               December 31, 1997
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partners in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

                            ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash         ATEL Cash        ATEL Cash
                           Distribution     Distribution     Distribution      Distribution     Distribution     Distribution
                               Fund           Fund II          Fund III          Fund IV           Fund V           Fund VI
                               ----           --------         --------          -------           ------           -------
EQUITY PROCEEDS
       Dollar amount of
          equity offered    $10,000,000      $35,000,000       $75,000,000      $75,000,000      $125,000,000     $125,000,000
       Dollar amount of
          equity raised     $10,000,000      $35,000,000       $73,855,840      $75,000,000      $125,000,000     $125,000,000
                           -------------    -------------   ---------------    -------------    --------------   --------------
Less:  Offering expenses:
       Selling commissions         9.50%            9.50%             9.50%            9.50%             9.50%            9.50%
       Organization and
          program
          expenses (1)             4.00%            5.00%             4.25%            4.53%             4.60%            4.70%
       Reserves                    3.00%            1.50%             1.50%            1.50%             1.50%            1.50%
                           -------------    -------------   ---------------    -------------    --------------   --------------
Percent available for
   investment                     83.50%           84.00%            84.75%           84.47%            84.40%           84.30%
Acquisition costs:
       Purchase price (2)         79.00%           79.25%            80.00%           79.71%            79.64%           79.80%
       Acquisition fees            4.50%            4.75%             4.75%            4.76%             4.76%            4.50%
                           -------------    -------------   ---------------    -------------    --------------   --------------
                                  83.50%           84.00%            84.75%           84.47%            84.40%           84.30%
                           -------------    -------------   ---------------    -------------    --------------   --------------
Percent leverage (9)              20.26%           40.93%(8)         43.04%(10)       43.50%            35.06%           46.12%
                           =============    =============   ===============    =============    ==============   ==============

Date offering commenced:    Mar. 1, 1986     Jan. 4, 1988      Jan. 4, 1990     Feb. 4, 1992      Feb. 22, 1993    Nov. 23, 1994

Length of offering             21 Months        24 Months         24 Months        12 Months         21 Months        24 Months

Months to  invest 90% of
   amount available for
   investment (measured
   from beginning of
   offering)                   30 Months (3)    27 Months (4)     30 Months (5)    20 Months (6)     22 Months(7)     24 Months (11)

FOOTNOTES:

(1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner.

(2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3) As of December 1988, 100% of the amount available for investment had been invested.

(4) As of June 1990, 100% of the amount available for investment had been invested.

(5) As of September 30, 1992, 100% of the amount available for investment had been invested.

(6) As of December 31, 1993, the proceeds of the offering had been fully invested.

(7) As of November 15, 1994, the Partnership's offering of Limited Partnership Units was completed. As of December 31, 1994, the proceeds of the offering had been fully committed.

(8) From January 4, 1988 through August 31, 1994, the maximum amount of leverage at the end of any quarter was 37%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(9) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(10) From January 4, 1990 through December 31, 1997, the maximum amount of leverage at the end of any quarter was less than 40%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(11) As of November 22, 1996, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed

                                    TABLE II
                      COMPENSATION TO THE GENERAL PARTNERS
                               December 31, 1997
                                   (Unaudited)

The following Table sets forth certain information concerning the compensation derived by the General Partner. Amounts paid are from two sources: proceeds of the offering and gross revenues.


                                 ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash         ATEL Cash        ATEL Cash
                                Distribution     Distribution     Distribution      Distribution     Distribution     Distribution
                                    Fund           Fund II          Fund III          Fund IV           Fund V           Fund VI
                                    ----           -------          --------          -------           ------           -------
Date offering commenced         Mar. 1, 1986     Jan. 4, 1988     Jan. 4, 1990      Feb. 4, 1992     Feb. 22, 1993    Nov. 23, 1994

Date offering closed            Dec. 18, 1987    Jan. 4, 1990     Jan. 3, 1992      Feb. 3, 1993     Nov. 15, 1994    Nov. 22, 1996

Dollar amount raised             $10,000,000      $35,000,000       $73,855,840      $75,000,000      $125,000,000     $125,000,000

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                $450,000       $1,662,500        $3,558,700       $3,575,123        $5,956,319       $5,625,000
    Organization and program costs  $550,000       $1,751,422        $3,135,942       $3,394,652        $5,751,177       $5,875,000
Dollar amount of cumulative
   cash generated from operations
   before deducting payments to
   the General Partner            $9,166,349      $38,168,426       $65,534,292      $45,009,361       $58,929,376      $42,194,010
Cumulative amount paid to the
   General Partner from operations:
       Management fees              $765,081       $2,808,061        $4,852,018       $3,610,352        $4,541,600       $1,424,437
       Other operating expenses     $475,740       $1,542,970        $2,455,670       $2,207,556        $2,476,427       $1,723,513

Aggregate payments to General
   Partner: (1)
                           1993     $221,000         $741,295        $1,383,380       $4,178,039        $8,084,815
                           1994       54,739          551,300         1,339,355        2,007,562        15,675,132
                           1995            -          380,380         1,201,436        1,480,305         4,067,056      $12,837,117
                           1996            -          290,349           967,667        1,097,106         2,328,139       13,208,900
                           1997            -          212,148           909,024        1,113,697         2,053,274        1,969,649
                                -------------    -------------   ---------------    -------------    --------------   --------------
                                    $275,739       $2,175,472        $5,800,862       $9,876,709       $32,208,416      $28,015,666
                                =============    =============   ===============    =============    ==============   ==============



FOOTNOTES:

(1)  As  of  December  31,  1997.   Includes   payments  of   management   fees,
reimbursements of syndication costs to general partner (and affiliates), acquisition fees and reimbursements of administrative costs.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                               December 31, 1997
                                   (Unaudited)

The following Table summarizes the operating results of Prior Programs (ACDF, ACDF II, ACDF III, ACDF IV, ACDF V, ACDF VI and ACEF VII). The Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                     ATEL Cash Distribution Fund
                                                                      Period Ended December 31,
                                                                      -------------------------
                                                     1986             1987              1988             1989
                                                     ----             ----              ----             ----
Months of operations                                  2                12                12               12

Gross revenue - lease and other                        $6,257          $375,072       $1,493,794        $1,761,021
              - gain (loss) on sales of assets              -                 -                -            11,951
                                                 -------------   ---------------    -------------    --------------
                                                        6,257           375,072        1,493,794         1,772,972

Less Operating Expenses: (1)
       Depreciation expense                                 -            51,965          914,188         1,215,223
       Amortization expense                                 -             7,849            7,949             7,949
       Interest expense                                 1,558            29,918           37,727            52,553
       Administrative costs and reimbursements              -            16,288           20,978            43,990
       Legal/Professional fees                              -            15,105           16,586            39,712
       Provision for doubtful accounts                      -                 -                -                 -
       Supplies                                             -            10,507            6,414                 -
       Other                                              125            10,886           18,329            12,648
       Management fee                                       -            19,882          108,196           147,120
                                                 -------------   ---------------    -------------    --------------
Net income - GAAP basis (2)                            $4,574          $212,672         $363,427          $253,777
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations                  $3,972         ($208,962)       ($414,155)        ($294,778)
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)           $221,291          $160,581       $1,402,104        $1,521,502
Cash generated from sales                                   -                 -                -                 -
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                               -           104,143          183,679           221,151
                                                 -------------   ---------------    -------------    --------------
                                                      221,291           264,724        1,585,783         1,742,653
                                                 -------------   ---------------    -------------    --------------
Less cash distributions to investors:
       From operating cash flow                             -           160,581        1,215,018         1,508,226
       From sales                                           -                 -                -                 -
       From refinancing                                     -                 -                -                 -
       From other                                           -            93,374                -                 -
                                                 -------------   ---------------    -------------    --------------
       Total distributions                                  -           253,955        1,215,018         1,508,226
                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions                                     $221,291           $10,769         $370,765          $234,427
                                                 =============   ===============    =============    ==============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                 $2.76            ($46.78)         ($41.00)          ($29.20)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                              None            $47.60           $35.98            $25.14
       -  Return of capital                              None              9.82            85.52            125.75
                                                 -------------   ---------------    -------------    --------------
                                                         None             57.42           121.50            150.89
                                                                                                     --------------
                                                                                                     --------------
Cash available for distribution, reinvested for
     investors' accounts                                 None             65.08            28.50              9.11
                                                 -------------   ---------------    -------------    --------------
Total                                                    None           $122.50          $150.00           $160.00
                                                 =============   ===============    =============    ==============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                        $77.46          $150.00           $160.00
       Other                                                              45.04             -                 -
                                                 -------------   ---------------    -------------    --------------
       Total                                             None           $122.50          $150.00           $160.00
                                                 =============   ===============    =============    ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                       $467,071        $4,293,800       $8,139,130        $8,989,917
Amount invested in program equipment (book value)    $488,090        $4,341,128       $7,244,935        $6,724,650
Amount remaining  invested in program  equipment
  (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program)(4)                          4.20%            38.57%            73.10%           80.75%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)


                                                                     ATEL Cash Distribution Fund
                                                                      Period Ended December 31,
                                                                      -------------------------
                                                     1990             1991              1992             1993
                                                     ----             ----              ----             ----
Months of operations                                  12               12                12               12

Gross revenue - lease and other                    $2,201,630        $1,816,898       $1,410,396          $895,012
              - gain (loss) on sales of assets          8,766             4,998           15,909             9,929
                                                 -------------   ---------------    -------------    --------------
                                                    2,210,396         1,821,896        1,426,305           904,941

Less Operating Expenses: (1)
       Depreciation expense                         1,612,647         1,277,406          906,100           348,650
       Amortization expense                             7,949             7,849                -                 -
       Interest expense                               176,922           144,752           72,057            25,403
       Administrative costs and reimbursements         37,163            55,293          126,664           140,984
       Legal/Professional fees                         35,231            41,141           41,459            44,256
       Provision for doubtful accounts                 96,682            42,870            5,731                 -
       Supplies                                             -                 -                -                 -
       Other                                           11,786            25,922           35,839            21,664
       Management fee                                 164,932           130,347           94,229            80,016
                                                 -------------   ---------------    -------------    --------------
Net income (loss) - GAAP basis (2)                    $67,084           $96,316         $144,226          $243,968
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations                $150,104          $180,117       $1,105,467          $692,509
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)         $1,585,967        $1,424,425       $1,673,016          $574,077
Cash generated from sales                              30,000           159,396          562,504         1,343,908
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                         237,576           185,406          126,552           183,275
                                                 -------------   ---------------    -------------    --------------
                                                    1,853,543         1,769,227        2,362,072         2,101,260
                                                 -------------   ---------------    -------------    --------------
Less cash distributions to investors:
       From operating cash flow                     1,516,124         1,265,955        1,470,260           574,077
       From sales                                           -                 -                -           524,806
       From refinancing                                     -                 -                -                 -
       From other                                           -                 -                -           183,275
                                                 -------------   ---------------    -------------    --------------
       Total distributions                          1,516,124         1,265,955        1,470,260         1,282,158
                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions                                     $337,419          $503,272         $891,812          $819,102
                                                 =============   ===============    =============    ==============

Tax and distribution data per $1,000
   limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                 $14.88            $17.83          $109.44            $68.55
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                             $6.66             $9.54           $14.30            $24.18
       -  Return of capital                            145.17            117.24           132.94            104.22
                                                 -------------   ---------------    -------------    --------------
                                                       151.83            126.78           147.24            128.40
                                                 -------------   ---------------    -------------    --------------
Cash available for distribution, reinvested for
     investors' accounts                                18.17             14.46            31.00            (21.92)
                                                 -------------   ---------------    -------------    --------------
Total                                                 $170.00           $141.24          $178.24           $106.48
                                                 =============   ===============    =============    ==============

Sources (on a cash basis)
       Sales                                                                                               $43.58
       Refinancing
       Operations                                     $170.00           $141.24          $178.24             47.68
       Other                                             -                 -                -                15.22
                                                 -------------   ---------------    -------------    --------------
       Total                                          $170.00           $141.24          $178.24           $106.48
                                                 =============   ===============    =============    ==============
Amount invested in program equipment (cost,
   excluding acquisition fees)                    $10,064,292        $8,607,852       $7,402,311        $3,620,293
Amount invested in program equipment (book
   value)                                          $5,961,158        $3,639,966       $2,147,253          $724,675
Amount remaining invested in program
   equipment (Cost of equipment owned at
   end of period as a percentage of cost
   of all equipment purchased by the
   program) (4)                                        90.40%           77.31%            66.49%           32.52%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                    ATEL Cash Distribution Fund
                                                                     Period Ended December 31,
                                                                     -------------------------
                                                     1994             1995              1996             1997
                                                     ----             ----              ----             ----
Months of operations                                  12               12                12               12

Gross revenue - lease and other                      $264,117          $374,172         $169,765          $142,272
              - gain (loss) on sales of assets        220,266            15,106           39,095            60,838
                                                 -------------   ---------------    -------------    --------------
                                                      484,383           389,278          208,860           203,110

Less Operating Expenses: (1)
       Depreciation expense                            98,835            29,324           62,028            36,917
       Amortization expense                                 -                 -                -                 -
       Interest expense                                 5,154            12,496           15,883            11,505
       Administrative costs and reimbursements         34,380                 -                -                 -
       Legal/Professional fees                         20,391            15,443           10,606            14,959
       Provision for losses                                 -             3,768            2,088                 -
       Provision for doubtful accounts                      -                 -                -                 -
       Supplies                                             -                 -                -                 -
       Other                                           20,697            17,552           16,712            14,962
       Management fee                                  20,359                 -                -                 -
                                                 -------------   ---------------    -------------    --------------
Net income (loss) - GAAP basis (2)                   $284,567          $310,695         $101,543          $124,767
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations                $745,274          $339,275         $193,822         ($311,342)
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)           $195,123          $200,234          $93,675          $114,354
Cash generated from sales                             622,350           112,188          212,802           263,096
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                         119,745            79,692           79,520             1,000
                                                 -------------   ---------------    -------------    --------------
                                                      937,218           392,114          385,997           378,450
                                                 -------------   ---------------    -------------    --------------
Less cash distributions to investors:
       From operating cash flow                       195,123           200,234           93,675           114,354
       From sales                                     622,350           112,188          142,200           298,243
       From refinancing                                     -                 -                -                 -
       From other                                     412,143           174,165                -             1,000
                                                 -------------   ---------------    -------------    --------------
       Total distributions                          1,229,616           486,587          235,875           413,597
                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions                                    ($292,398)         ($94,473)        $150,122          ($35,147)
                                                 =============   ===============    =============    ==============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                 $73.92            $33.65           $19.22           ($30.88)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                            $28.22            $30.82           $10.07            $12.38
       -  Return of capital                             94.96             17.91            13.55             29.06
                                                 -------------   ---------------    -------------    --------------
                                                       123.18             48.73            23.62             41.44
                                                 -------------   ---------------    -------------    --------------
Cash available for distribution, reinvested for
     investors' accounts                               (23.66)           (18.63)           (3.62)            (9.44)
                                                 -------------   ---------------    -------------    --------------
Total                                                  $99.52            $30.10           $20.00            $32.00
                                                 =============   ===============    =============    ==============

Sources (on a cash basis)
       Sales                                           $50.37             $6.94           $12.06            $23.07
       Refinancing
       Operations                                       15.79             12.39             7.94              8.85
       Other                                            33.36             10.77                               0.08
                                                 -------------   ---------------    -------------    --------------
       Total                                           $99.52            $30.10           $20.00            $32.00
                                                 =============   ===============    =============    ==============
Amount invested in program equipment (cost,
   excluding acquisition fees)                     $2,300,024        $2,825,287       $2,296,755                 -
Amount invested in program equipment (book
   value)                                            $484,971          $552,050         $234,707                 -
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period
   as a percentage of cost of all equipment
   purchased by the program) (4)                        20.66%           25.38%            20.63%                    -

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                            ATEL Cash Distribution Fund II
                                                                              Period Ended December 31,
                                                                      1988              1989             1990
Months of operations                                                   9                 12               12

Gross revenue - lease and other                                      $1,001,065       $4,190,191        $8,619,546
              - gain (loss) on sales of assets                                -                -                 -
                                                                 ---------------    -------------    --------------
                                                                      1,001,065        4,190,191         8,619,546

Less Operating Expenses: (1)
       Depreciation expense                                             531,855        2,579,866         5,253,869
       Provision for decline in value of commercial aircraft                  -                -         1,083,834
       Provision for doubtful accounts                                        -                -                 -
       Interest expense                                                  31,445          362,122         1,485,960
       Administrative costs and reimbursements                           19,284          107,082            95,474
       Legal/Professional fees                                                -           32,022            42,748
       Other                                                              7,799           41,448            58,465
       Management fee                                                    43,721          252,159           472,064
                                                                 ---------------    -------------    --------------
Net income - GAAP basis (5)                                            $366,961         $815,492          $127,132
                                                                 ===============    =============    ==============

Taxable income (loss) from operations                                 ($588,007)     ($3,544,620)      ($3,583,850)
                                                                 ===============    =============    ==============

Cash generated by (used in) operations (3)                           $1,044,176       $3,639,963        $6,823,453
Cash generated from sales
Cash generated from refinancing
Cash generated from other (3)                                           100,715          147,741           400,308
                                                                 ---------------    -------------    --------------
                                                                      1,144,891        3,787,704         7,223,761
Less cash distributions to investors:
       From operating cash flow                                         253,760        1,986,455         4,069,920
       From sales                                                             -                -                 -
       From refinancing                                                       -                -                 -
       From other                                                             -                -                 -
                                                                 ---------------    -------------    --------------
       Total distributions                                              253,760        1,986,455         4,069,920

                                                                 ---------------    -------------    --------------
Cash generated (deficiency) after cash distributions                   $891,131       $1,801,249        $3,153,841
                                                                 ===============    =============    ==============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                  ($96.15)        ($158.82)         ($101.37)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                              $41.91           $36.54             $3.60
       -  Return of capital                                                -               53.37            112.69
                                                                 ---------------    -------------    --------------
                                                                          41.91            89.91            116.29
Cash available for distribution, reinvested for
   investors' accounts                                                    37.47            30.09             13.71
                                                                 ---------------    -------------    --------------
Total                                                                    $79.38          $120.00           $130.00
                                                                 ===============    =============    ==============

Sources (on a cash basis)
       Operations                                                        $79.38          $120.00           $130.00
       Sales                                                               -                -                 -
       Refinancing                                                         -                -                 -
       Other                                                               -                -                 -
                                                                 ---------------    -------------    --------------
       Total                                                             $79.38          $120.00           $130.00
                                                                 ===============    =============    ==============

Amount invested in program equipment (cost, excluding
   acquisition fees                                                 $14,664,014      $30,309,212       $48,538,987
Amount invested in program equipment (book value)                   $14,661,074      $28,412,251       $40,154,353
Amount remaining  invested in program  equipment (Cost of
   equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                    28.05%           57.99%            92.86%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                          ATEL Cash Distribution Fund II
                                                                            Period Ended December 31,
                                                                      1991              1992             1993
Months of operations                                                   12                12               12

Gross revenue - lease and other                                      $8,774,789       $8,148,565        $6,665,582
              - gain (loss) on sales of assets                          (31,613)         111,809           184,599
                                                                 ---------------    -------------    --------------
                                                                      8,743,176        8,260,374         6,850,181

Less Operating Expenses: (1)
       Depreciation expense                                           5,546,000        5,285,315         4,285,373
       Provision for decline in value of commercial                           -                -                 -
          aircraft                                                            -                -                 -
       Provision for doubtful accounts                                   30,400            4,064                 -
       Interest expense                                               1,353,033        1,171,105           860,663
       Administrative costs and reimbursements                           94,910          256,184           313,421
       Legal/Professional fees                                           52,281           39,612            47,110
       Other                                                             38,337           70,316            49,725
       Management fee                                                   510,416          408,421           427,874
                                                                 ---------------    -------------    --------------
Net income - GAAP basis (5)                                          $1,117,799       $1,025,357          $866,015
                                                                 ===============    =============    ==============

Taxable income (loss) from operations                               ($2,013,494)      $1,686,207        $2,346,733
                                                                 ===============    =============    ==============

Cash generated by (used in) operations (3)                           $6,705,095       $6,601,157        $4,720,797
Cash generated from sales                                               223,447          767,749         2,643,336
Cash generated from refinancing                                               -                -                 -
Cash generated from other (3)                                           488,962          698,496         1,437,114
                                                                 ---------------    -------------    --------------
                                                                      7,417,504        8,067,402         8,801,247
Less cash distributions to investors:
       From operating cash flow                                       4,561,842        4,927,246         4,720,797
       From sales                                                             -                -                 -
       From refinancing                                                       -                -                 -
       From other                                                             -                -           794,270
                                                                 ---------------    -------------    --------------
       Total distributions                                            4,561,842        4,927,246         5,515,067

                                                                 ---------------    -------------    --------------
Cash generated (deficiency) after cash distributions                 $2,855,662       $3,140,156        $3,286,180
                                                                 ===============    =============    ==============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                  ($56.95)          $47.69            $66.38
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                              $31.62           $29.01            $24.50
       -  Return of capital                                               98.72           111.77            133.07
                                                                 ---------------    -------------    --------------
                                                                         130.34           140.78            157.57
Cash available for distribution, reinvested for
   investors' accounts                                                     9.66             9.22              2.43
                                                                 ---------------    -------------    --------------
Total                                                                   $140.00          $150.00           $160.00
                                                                 ===============    =============    ==============

Sources (on a cash basis)
       Operations                                                       $140.00          $150.00           $136.96
       Sales                                                               -                -                 -
       Refinancing                                                         -                -                 -
       Other                                                               -                -                23.04
                                                                 ---------------    -------------    --------------
       Total                                                            $140.00          $150.00           $160.00
                                                                 ===============    =============    ==============

Amount invested in program equipment (cost, excluding
   acquisition fees                                                 $47,181,808      $41,405,356       $36,692,677
Amount invested in program equipment (book value)                   $29,983,437      $23,667,996       $16,204,828
Amount remaining  invested in program  equipment (Cost of
   equipment owned at end of period as a percentage of cost
   of all equipment purchased by the program) (4)                         90.26%           79.21%            70.20%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund II
                                                 December 31,
                                                     1994             1995              1996             1997
                                                     ----             ----              ----             ----
Months of operations                                  12               12                12               12

Gross revenue - lease and other                    $5,627,738        $3,191,834       $1,994,161        $1,189,141
              - gain (loss) on sales of assets         (3,239)          453,960          168,927           124,594
                                                 -------------   ---------------    -------------    --------------
                                                    5,624,499         3,645,794        2,163,088         1,313,735

Less Operating Expenses: (1)
       Depreciation expense                         2,963,445         1,451,193          885,426           364,425
       Provision for doubtfull accounts                     -                 -                -            17,072
       Provision for losses                            11,616            25,972           22,221            13,097
       Interest expense                               509,267           365,099          237,226           115,320
       Administrative costs and reimbursements        238,185           157,444          132,994           127,992
       Legal/Professional fees                         37,647            44,864           21,173            24,303
       Other                                           66,324            71,101           72,138            54,154
       Management fee                                 313,115           222,936          157,355            84,156
                                                 -------------   ---------------    -------------    --------------
Net income - GAAP basis (5)                        $1,484,900        $1,307,185         $634,555          $513,216
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations              $4,340,559        $3,101,835       $2,079,449        $1,357,072
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)         $3,921,897        $2,788,119       $1,288,526          $635,243
Cash generated from sales                           2,959,549         2,304,367        1,298,116           778,928
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                       1,311,673           875,730          877,510           816,922
                                                 -------------   ---------------    -------------    --------------
                                                    8,193,119         5,968,216        3,464,152         2,231,093
Less cash distributions to investors:
       From operating cash flow                     3,921,897         2,788,119        1,288,526           635,243
       From sales                                     859,241         1,064,197                -                 -
       From refinancing                                     -                 -                -                 -
       From other                                   1,311,673           875,730          788,922           655,877
                                                 -------------   ---------------    -------------    --------------
       Total distributions                          6,092,811         4,728,046        2,077,448         1,291,120

                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions                                   $2,100,308        $1,240,170       $1,386,704          $939,973
                                                 =============   ===============    =============    ==============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                $122.79            $87.76           $58.84            $38.40
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                            $42.01            $36.99           $17.95            $14.52
       -  Return of capital                            132.10             98.14            41.42             22.38
                                                 -------------   ---------------    -------------    --------------
                                                       174.11            135.13            59.37             36.90
Cash available for distribution, reinvested for
   investors' accounts                                  (4.11)           (30.13)           (7.37)            (6.90)
                                                 -------------   ---------------    -------------    --------------
Total                                                 $170.00           $105.00           $52.00            $30.00
                                                 =============   ===============    =============    ==============

Sources (on a cash basis)
       Operations                                     $109.43            $61.92           $32.25            $14.76
       Sales                                            23.97             23.63             -                 -
       Refinancing                                       -                 -                -                 -
       Other                                            36.60             19.45            19.75             15.24
                                                 -------------   ---------------    -------------    --------------
       Total                                          $170.00           $105.00           $52.00            $30.00
                                                 =============   ===============    =============    ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                    $26,755,760       $21,031,914      $16,329,599       $11,293,265
Amount invested in program equipment (book value) $11,523,077        $7,459,980       $4,564,924        $2,740,429
Amount remaining  invested in program  equipment
  (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program)(4)                         51.19%           40.24%            31.24%           21.61%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund III
                                                                     Period Ended December 31,
                                                                     -------------------------
                                                     1990             1991              1992             1993
                                                     ----             ----              ----             ----
Months of operations                                  12               12                12               12

Gross revenue - lease and other                    $2,130,161        $7,760,246      $12,713,280       $13,970,227
              - gain (loss) on sales of assets              -           (17,714)       1,202,188          (140,513)
                                                 -------------   ---------------    -------------    --------------
                                                    2,130,161         7,742,532       13,915,468        13,829,714

Less Operating Expenses: (1)
       Depreciation expense                         1,278,427         4,919,605        7,739,054         8,984,502
       Provision for decline in value of
          commercial aircraft                         623,294                 -                -                 -
       Interest expense                               482,047         1,002,520        1,186,760         1,456,147
       Administrative costs and reimbursements         70,775           239,667          542,510           468,005
       Legal/Professional fees                          7,600            52,746           31,691            58,809
       Other                                           22,898            49,198           52,629            75,289
       Management fee                                  83,245           391,494          839,909           915,375
                                                 -------------   ---------------    -------------    --------------
Net income - GAAP basis (6)                         ($438,125)       $1,087,302       $3,522,915        $1,871,587
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations             ($2,539,135)      ($6,476,596)     ($3,010,933)      ($5,122,581)
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)         $1,572,921        $6,288,997       $9,564,446       $11,402,915
Cash generated from sales                                   -                 -        4,006,080           269,479
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                         125,093            14,587          181,746           719,701
                                                 -------------   ---------------    -------------    --------------
                                                    1,698,014         6,303,584       13,752,272        12,392,095
Less cash distributions to investors:
       From operating cash flow                       396,751         4,185,400        9,261,560         9,594,918
       From sales                                           -                 -                -                 -
       From refinancing                                     -                 -                -                 -
       From other                                           -                 -                -                 -
                                                 -------------   ---------------    -------------    --------------
       Total distributions                            396,751         4,185,400        9,261,560         9,594,918
                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions $1,301,263                        $2,118,184       $4,490,712        $2,797,177
                                                 =============   ===============    =============    ==============
Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                               ($282.13)         ($200.01)         ($40.37)          ($68.68)
            Recapture
          Capital gain (loss) Cash distributions
             to investors on a GAAP basis:
       -  Investment income                                              $33.58           $47.23            $25.09
       -  Return of capital                            $44.53             96.98            78.19            104.86
                                                 -------------   ---------------    -------------    --------------
                                                       $44.53           $130.56          $125.42           $129.95
                                                 =============   ===============    =============    ==============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                      $44.53           $130.56          $125.42           $129.95
       Other                                             -                 -                -                 -
                                                 -------------   ---------------    -------------    --------------
       Total                                           $44.53           $130.56          $125.42           $129.95
                                                 =============   ===============    =============    ==============

Amount invested in program equipment (cost,
   excluding acquisition fees)                    $28,534,220       $52,188,848      $83,423,686       $91,612,304
Amount invested in program equipment (book value) $27,475,925       $44,531,829      $64,526,606       $63,434,911
Amount remaining  invested in program  equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                    28.64%           52.38%            83.73%           91.95%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund III
                                                                           Period Ended
                                                 December 31,

                                                     1994             1995              1996             1997
                                                     ----             ----              ----             ----
Months of operations                                  12               12                12               12

Gross revenue - lease and other                   $14,212,777       $13,378,680      $10,565,963        $7,610,362
              - gain (loss) on sales of assets        155,497           954,115        1,143,807         2,823,095
                                                 -------------   ---------------    -------------    --------------
                                                   14,368,274        14,332,795       11,709,770        10,433,457

Less Operating Expenses: (1)
       Depreciation expense                         9,734,408         9,037,450        7,051,625         4,560,013
       Provision for losses                            36,626           826,550          118,023           104,335
       Interest expense                             1,395,276         1,064,823          630,450           319,415
       Administrative costs and reimbursements        340,269           300,952          245,242           248,250
       Legal/Professional fees                         60,552            59,237           38,522            31,985
       Other                                          113,411           110,637          149,613           174,046
       Management fee                                 999,086           900,484          722,425           660,774
                                                 -------------   ---------------    -------------    --------------
                                                   12,679,628        12,300,133        8,955,900         6,098,818
                                                 -------------   ---------------    -------------    --------------
Income before extraordinary items                   1,688,646         2,032,662        2,753,870         4,334,639
Extrordinary gain on early extinguisment of debt            -                 -           97,608                 -
                                                 -------------   ---------------    -------------    --------------
Net income - GAAP basis (6)                        $1,688,646        $2,032,662       $2,851,478        $4,334,639
                                                 =============   ===============    =============    ==============

Taxable income (loss) from operations                $635,990        $6,281,437       $8,404,788       $10,406,517
                                                 =============   ===============    =============    ==============

Cash generated by (used in) operations (3)        $11,400,861       $10,333,228       $8,435,426        $6,535,498
Cash generated from sales                             682,595         3,276,705        5,335,135        10,182,310
Cash generated from refinancing                             -                 -                -                 -
Cash generated from other (3)                       1,317,531         1,518,191        1,628,837         1,047,681
                                                 -------------   ---------------    -------------    --------------
                                                   13,400,987        15,128,124       15,399,398        17,765,489
Less cash distributions to investors:
       From operating cash flow                    10,201,485        10,333,228        8,435,426        $6,535,498
       From sales                                           -                 -                -            35,201
       From refinancing                                     -                 -                -                 -
       From other                                           -             4,961          777,879         1,047,681
                                                 -------------   ---------------    -------------    --------------
       Total distributions                         10,201,485        10,338,189        9,213,305         7,618,380
                                                 -------------   ---------------    -------------    --------------
Cash generated (deficiency) after cash
   distributions                                   $3,199,502        $4,789,935       $6,186,093       $10,147,109
                                                 =============   ===============    =============    ==============
Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                  $8.53            $84.28          $112.76           $139.66
            Recapture
          Capital gain (loss) Cash distribution
             to investors on a GAAP basis:
       -  Investment income                            $22.66            $27.27           $38.26            $58.17
       -  Return of capital                            115.59            112.73            86.63             45.11
                                                 -------------   ---------------    -------------    --------------
                                                      $138.25           $140.00          $124.89           $103.28
                                                 =============   ===============    =============    ==============
Sources (on a cash basis)
       Sales                                                                                                 $0.48
       Refinancing                                                                                            -
       Operations                                     $138.25           $139.93          $114.35             88.60
       Other                                             -                 0.07            10.54             14.68
                                                 -------------   ---------------    -------------    --------------
       Total                                          $138.25           $140.00          $124.89           $103.76
                                                 =============   ===============    =============    ==============
Amount invested in program equipment (cost,
   excluding acquisition fees)                    $87,442,745       $79,602,818      $64,700,440       $43,579,341
Amount invested in program equipment (book value) $52,479,724       $39,107,792      $26,203,009       $13,159,990
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        87.77%           79.90%            64.94%           43.74%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                          ATEL Cash Distribution Fund IV
                                                            Period Ended December 31,

                                                     1992             1993              1994
                                                     ----             ----              ----
Months of operations                                  12               12                12

Gross revenue - lease and other                    $2,123,081       $10,510,289      $13,246,145
              - gain (loss) on sales of assets              -           (38,429)        (102,932)
                                                 -------------   ---------------    -------------
                                                    2,123,081        10,471,860       13,143,213

Less Operating Expenses: (1)
       Depreciation and amortization expense        1,147,209         7,054,380        8,743,149
       Provision for losses                                 -                 -           34,505
       Interest expense                                91,577            81,437        1,332,542
       Administrative costs and reimbursements        382,114           537,918          358,441
       Legal/Professional fees                         46,935            52,838           86,594
       Other                                           25,988            57,575          114,376
       Management fee                                 103,510           752,950        1,060,190
                                                 -------------   ---------------    -------------
Net income - GAAP basis                              $325,748        $1,934,762       $1,413,416
                                                 =============   ===============    =============

Taxable income (loss) from operations             ($2,034,428)      ($9,624,570)     ($8,073,869)
                                                 =============   ===============    =============

Cash generated by (used in) operations (3)         $3,560,891        $9,021,440      $10,366,325
Cash generated from sales                                   -            98,752        5,648,425
Cash generated from refinancing                             -                 -                -
Cash generated from other (3)                               -           220,258        1,522,609
                                                 -------------   ---------------    -------------
                                                    3,560,891         9,340,450       17,537,359
Less cash distributions to investors:
       From operating cash flow                     1,936,639         8,686,491        9,653,038
       From sales                                           -                 -                -
       From refinancing                                     -                 -                -
       From other                                           -                 -                -
                                                 -------------   ---------------    -------------
       Total distributions                          1,936,639         8,686,491        9,653,038
                                                 -------------   ---------------    -------------
Cash generated (deficiency) after cash
   distributions                                   $1,624,252          $653,959       $7,884,321
                                                 =============   ===============    =============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                ($76.67)         ($127.78)        ($106.64)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                            $12.28            $15.86           $18.67
       -  Return of capital                             61.44            100.63           110.12
                                                 -------------   ---------------    -------------
                                                       $73.72           $116.49          $128.79
                                                 =============   ===============    =============

Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                      $73.72           $116.49          $128.79
       Other                                             -                 -                -
                                                 -------------   ---------------    -------------
       Total                                           $73.72           $116.49          $128.79
                                                 =============   ===============    =============
Amount invested in program equipment (cost,
   excluding acquisition fees)                    $49,603,894       $82,896,683      $88,187,291
Amount invested in program equipment (book value) $49,801,834       $69,901,953      $65,252,553
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        45.62%           76.24%            81.10%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                            ATEL Cash Distribution Fund IV
                                                               Period Ended December 31,
                                                     1995             1996              1997
                                                     ----             ----              ----
Months of operations                                  12               12                12

Gross revenue - lease and other                   $12,973,718       $11,664,408       $8,076,530
              - gain (loss) on sales of assets        615,042         1,574,946        3,203,666
                                                 -------------   ---------------    -------------
                                                   13,588,760        13,239,354       11,280,196

Less Operating Expenses: (1)
       Depreciation and amortization expense        8,740,231         7,849,010        4,846,725
       Provision for losses                           679,634           135,965          321,876
       Interest expense                             1,960,823         1,858,316          971,628
       Administrative costs and reimbursements        349,663           275,778          303,642
       Legal/Professional fees                         76,365            46,419           35,746
       Other                                          110,466            98,471          156,841
       Management fee                                 872,374           821,328          810,055
                                                 -------------   ---------------    -------------
                                                   12,789,556        11,085,287        7,446,513
                                                 -------------   ---------------    -------------
Income before extraordinary items                     799,204         2,154,067        3,833,683
Extrordinary gain on early extinguisment of debt            -           112,546                -
                                                 -------------   ---------------    -------------
Net income - GAAP basis (6)                          $799,204        $2,266,613       $3,833,683
                                                 =============   ===============    =============

Taxable income (loss) from operations             ($2,073,084)       $1,101,252      $13,539,726
                                                 =============   ===============    =============

Cash generated by (used in) operations (3)         $8,830,893        $7,511,884       $5,717,928
Cash generated from sales                           2,722,954         4,376,555       20,594,019
Cash generated from refinancing                             -                 -                -
Cash generated from other (3)                       2,384,094         2,991,035        2,593,695
                                                 -------------   ---------------    -------------
                                                   13,937,941        14,879,474       28,905,642
Less cash distributions to investors:
       From operating cash flow                     8,830,893         7,511,884       $5,717,928
       From sales                                           -                 -        2,169,677
       From refinancing                                     -                 -                -
       From other                                     906,007         2,881,345        2,593,695
                                                 -------------   ---------------    -------------
       Total distributions                          9,736,900        10,393,229       10,481,300
                                                 -------------   ---------------    -------------
Cash generated (deficiency) after cash
   distributions                                   $4,201,041        $4,486,245      $18,424,342
                                                 =============   ===============    =============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                ($27.43)           $14.56          $179.03
            Recapture
          Capital gain (loss)                           $0.04

Cash distributions to investors on a GAAP basis:
       -  Investment income                            $10.57            $29.97           $50.69
       -  Return of capital                            119.50            108.83            89.31
                                                 -------------   ---------------    -------------
                                                      $130.07           $138.80          $140.00
                                                 =============   ===============    =============

Sources (on a cash basis)
       Sales                                                                              $28.98
       Refinancing                                                                          -
       Operations                                     $117.97           $100.32            76.38
       Other                                            12.10             38.48            34.64
                                                 -------------   ---------------    -------------
       Total                                          $130.07           $138.80          $140.00
                                                 =============   ===============    =============
Amount invested in program equipment (cost,
   excluding acquisition fees)                    $98,547,911       $92,543,075      $60,025,398
Amount invested in program equipment (book value) $63,967,204       $52,264,526      $27,375,489
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        90.63%           85.11%            55.20%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                        ATEL Cash Distribution Fund V
                                                           Period Ended December 31,
                                                                  ------------
                                                     1993             1994              1995
                                                     ----             ----              ----
Months of operations                                  10               12                12

Gross revenue - lease and other                    $2,173,205       $10,806,892      $19,951,380
              - gain (loss) on sales of assets              -             2,564          933,289
                                                 -------------   ---------------    -------------
                                                    2,173,205        10,809,456       20,884,669

Less Operating Expenses: (1)
       Depreciation and amortization expense        1,600,628         8,135,951       14,600,474
       Provision for losses                                 -            34,158          987,013
       Interest expense                                31,511            61,036        1,222,050
       Administrative costs and reimbursements        373,089           706,324          535,812
       Legal/Professional fees                         13,746            65,028          110,744
       Other                                           36,269           113,981          176,847
       Management fee                                 178,583         1,013,448        1,623,818
                                                 -------------   ---------------    -------------
Net income - GAAP basis                              ($60,621)         $679,530       $1,627,911
                                                 =============   ===============    =============

Taxable income (loss) from operations             ($5,061,304)     ($13,005,033)    ($11,831,759)
                                                 =============   ===============    =============

Cash generated by (used in) operations (3)         $1,795,722       $10,053,220      $15,800,948
Cash generated from sales                                   -            22,572        6,930,477
Cash generated from refinancing                             -                 -                -
Cash generated from other (3)                               -         1,513,782        2,498,923
                                                 -------------   ---------------    -------------
                                                    1,795,722        11,589,574       25,230,348
Less cash distributions to investors:
       From operating cash flow                       922,278         8,223,081       13,101,508
       From sales                                           -                 -                -
       From refinancing                                     -                 -                -
       From other                                           -                 -                -
                                                 -------------   ---------------    -------------
       Total distributions                            922,278         8,223,081       13,101,508
                                                 -------------   ---------------    -------------
Cash generated (deficiency) after cash
   distributions                                     $873,444        $3,366,493      $12,128,840
                                                 =============   ===============    =============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                               ($219.75)         ($152.59)         ($93.72)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                               $8.05           $12.89
       -  Return of capital                            $40.45             89.41            91.93
                                                 -------------   ---------------    -------------
                                                       $40.45            $97.46          $104.82
                                                 =============   ===============    =============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                      $40.45            $97.46          $104.82
       Other                                             -                 -                -
                                                 -------------   ---------------    -------------
       Total                                           $40.45            $97.46          $104.82
                                                 =============   ===============    =============
Amount invested in program equipment (cost,
   excluding acquisition fees)                    $34,699,207      $113,427,843     $161,866,626
Amount invested in program equipment (book value) $34,246,741      $100,762,242     $131,686,535
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        18.57%           60.69%            86.61%


                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                 ATEL Cash Distribution Fund V
                                                    Period Ended December 31,
                                                     1996             1997
Months of operations                                  12               12

Gross revenue - lease and other                   $23,662,790       $23,092,315
              - gain (loss) on sales of assets      1,325,132           345,340
                                                 -------------   ---------------
                                                   24,987,922        23,437,655

Less Operating Expenses: (1)
       Depreciation and amortization expense       15,351,574        13,503,318
       Provision for losses                           255,294         1,801,707
       Interest expense                             3,962,860         3,599,776
       Administrative costs and reimbursements        455,316           405,886
       Legal/Professional fees                        117,566            94,603
       Other                                          428,631           571,546
       Management fee                               1,725,751         1,647,388
                                                 -------------   ---------------
                                                   22,296,992        21,624,224
                                                 -------------   ---------------
Income before extraordinary items                   2,690,930         1,813,431
Extrordinary gain on early extinguisment of debt      160,955                 -
                                                 -------------   ---------------
Net income - GAAP basis (6)                        $2,851,885        $1,813,431
                                                 =============   ===============

Taxable income (loss) from operations             ($7,493,824)        ($913,120)
                                                 =============   ===============

Cash generated by (used in) operations (3)        $14,733,366       $16,546,120
Cash generated from sales                           5,900,451         3,136,926
Cash generated from refinancing                             -                 -
Cash generated from other (3)                       4,855,093         4,476,163
                                                 -------------   ---------------
                                                   25,488,910        24,159,209
Less cash distributions to investors:
       From operating cash flow                    13,672,825        13,744,875
       From sales                                           -                 -
       From refinancing                                     -                 -
       From other                                                             -
                                                 -------------   ---------------
       Total distributions                         13,672,825        13,744,875
                                                 -------------   ---------------
Cash generated (deficiency) after cash
   distributions                                  $11,816,085       $10,414,334
                                                 =============   ===============

Tax  and distribution  data  per  $1,000
   limited  partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                ($59.36)           ($7.23)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                            $22.59            $14.51
       -  Return of capital                             86.81             95.48
                                                 -------------   ---------------
                                                      $109.40           $109.99
                                                 =============   ===============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                     $109.40           $109.99
       Other                                                               -
                                                 -------------   ---------------
       Total                                          $109.40           $109.99
                                                 =============   ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                   $168,575,337      $163,806,646
Amount invested in program equipment
   (book value)                                  $125,729,656      $104,863,156
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        90.20%           87.65%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                         ATEL Cash Distribution Fund VI
                                                            Period Ended December 31,
                                                     1995             1996              1997
                                                     ----             ----              ----
Months of operations                                  12               12                12

Gross revenue - lease and other                    $6,440,218       $25,837,343      $36,458,734
              - gain (loss) on sales of assets          3,819          (107,873)          26,431
                                                 -------------   ---------------    -------------
                                                    6,444,037        25,729,470       36,485,165

Less Operating Expenses: (1)
       Depreciation and amortization expense        4,976,075        19,298,500       27,596,548
       Provision for losses                            64,892           257,814          364,852
       Interest expense                               931,651         5,773,463        7,993,746
       Administrative costs and reimbursements        539,009           748,745          435,759
       Legal/Professional fees                         50,962           186,724           91,625
       Other                                          121,541           612,698          807,883
       Management fee                                 362,581         1,061,856        1,492,716
                                                 -------------   ---------------    -------------
Net income (loss)- GAAP basis                       ($602,674)      ($2,210,330)     ($2,297,964)
                                                 =============   ===============    =============

Taxable income (loss) from operations            ($11,625,618)     ($27,319,391)    ($22,433,132)
                                                 =============   ===============    =============

Cash generated by (used in) operations (3)         $4,354,020       $13,940,220      $23,899,770
Cash generated from sales                              54,156           636,397          406,362
Cash generated from refinancing                             -                 -                -
Cash generated from other (3)                         195,884           501,623          685,665
                                                 -------------   ---------------    -------------
                                                    4,604,060        15,078,240       24,991,797
Less cash distributions to investors:
       From operating cash flow                     2,484,971         8,719,731       12,475,238
       From sales                                           -                 -                -
       From refinancing                                     -                 -                -
       From other                                           -                 -                -
                                                 -------------   ---------------    -------------
       Total distributions                          2,484,971         8,719,731       12,475,238
                                                 -------------   ---------------    -------------
Cash generated (deficiency) after cash
   distributions                                   $2,119,089        $6,358,509      $12,516,559
                                                 =============   ===============    =============

Tax and distribution data per $1,000 limited
   partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                               ($364.88)         ($346.74)        ($177.67)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income
       -  Return of capital                            $78.78            $92.53           $99.80
                                                 -------------   ---------------    -------------
                                                       $78.78            $92.53           $99.80
                                                 =============   ===============    =============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                      $78.78            $92.53           $99.80
       Other                                             -                 -                -
                                                 -------------   ---------------    -------------
       Total                                           $78.78            $92.53           $99.80
                                                 =============   ===============    =============

Amount invested in program equipment (cost,
   excluding acquisition fees)                    $98,036,611      $204,553,244     $206,090,008
Amount invested in program equipment (book value) $92,802,029      $185,510,097      158,856,251
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as
   a percentage of cost of all equipment
   purchased by the program) (4)                        47.07%           98.21%            98.95%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                               December 31, 1997
                                   (Unaudited)

                                                 ATEL Capital Equipment Fund VII
                                                              Period Ended
                                                             December 31,
                                                                  1997
Months of operations                                               12

Gross revenue - lease and other                                   $7,370,229
                   - gain (loss) on sales of assets                    3,752
                                                            -----------------
                                                                   7,373,981

Less Operating Expenses: (1)
        Depreciation and amortization expense                      5,847,827
        Provision for losses                                          74,277
        Interest expense                                             714,701
        Administrative costs and reimbursements                      645,437
        Legal/Professional fees                                       90,305
        Other                                                        380,821
        Management fee                                               358,846
                                                            -----------------
Net income (loss) - GAAP basis                                     ($738,233)
                                                            =================

Taxable income (loss) from operations                            ($7,867,498)
                                                            =================

Cash generated by (used in) operations (3)                        $6,061,438
Cash generated from sales                                            130,413
Cash generated from refinancing                                            -
Cash generated from other (3)                                        232,472
                                                            -----------------
                                                                   6,424,323
Less cash distributions to investors:
        From operating cash flow                                   2,684,635
        From sales                                                         -
        From refinancing                                                   -
        From other                                                         -
                                                            -----------------
        Total distributions                                        2,684,635
                                                            -----------------
Cash generated (deficiency) after cash distributions              $3,739,688
                                                            =================

Tax  and distribution  data  per  $1,000
   limited  partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                             ($230.41)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income
        -  Return of capital                                          $79.42
                                                            -----------------
                                                                      $79.42
                                                            =================
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                    $79.42
        Other                                                              -
                                                            -----------------
        Total                                                         $79.42
                                                            =================

Amount invested in program equipment (cost, excluding
   acquisition fees)                                            $149,409,976
Amount invested in program equipment (book value)               $101,284,861
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                 99.91%
                         (Footnotes follow on page A-21)

FOOTNOTES:

(1) Operating expenses include reimbursements to the corporate general partner as follows:

                                 ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash         ATEL Cash        ATEL Cash
                                Distribution     Distribution     Distribution      Distribution     Distribution     Distribution
        Year ended December 31,     Fund           Fund II          Fund III          Fund IV           Fund V           Fund VI
        ------------------------    ----           -------          --------          -------           ------           -------
                           1986         $100
                           1987       15,100
                           1988       21,500           $3,000
                           1989       32,201           86,234
                           1990       37,163           95,474           $70,775
                           1991       48,195           71,289           239,667
                           1992      126,664          256,184           542,510         $382,114
                           1993      140,984          313,421           468,005          537,918          $373,089
                           1994       34,380          238,185           340,269          358,441           706,324
                           1995            -          157,444           300,952          349,663           535,812         $539,009
                           1996            -          132,994           245,242          275,778           455,316          748,745
                           1997            -          127,992           248,250          303,642           405,886          435,759
                                -------------    -------------   ---------------    -------------    --------------   --------------
                                    $456,287       $1,482,217        $2,455,670       $2,207,556        $2,476,427       $1,723,513
                                =============    =============   ===============    =============    ==============   ==============

(2) A portion of the equipment owned by the Partnership is accounted for under the direct financing method. Income under direct financing leases is reported on the financing method where the income portion of each rental payment is calculated so as to generate a constant rate of return on the outstanding net investment. The effect is to recognize decreasing amounts of income in later periods as the net investment declines. Net income was also negatively impacted in 1990 by necessity for a provision for doubtful accounts. Prior to 1990, there had been no such need. The decrease in net income from 1988 to 1989 and from 1989 to 1990 is due to increasing debt levels and interest expense. The decrease from 1992 to 1993 is due to decreased lease revenues. Revenues have declined as equipment leases have expired and as the related assets have been sold.

(3) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases. In the partnerships' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(4) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(5) Net income decreased from 1989 to 1990 due to the provision for decline value of commercial aircraft ($1,083,834) included in net income in 1990. Excluding the effect of that provision, net income per $1,000 invested would have been $34.60. The results in 1990 are also effected by higher depreciation rates used for more recent equipment purchases, resulting in increased depreciation expense compared to lease revenues. The remaining amount of the changes from 1988 to 1989 and from 1989 to 1990 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

(6) Net income increased from 1990 to 1991 due to the provision for decline value of commercial aircraft ($623,294) included in net income in 1990. The remaining amount of the changes from 1990 to 1991 and from 1991 to 1992 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                               December 31, 1997
                                   (Unaudited)


Program name:                                        ATEL Cash Distribution Fund

Dollar amount of equity raised:                                      $10,000,000

Assets purchased (see Table 5 for detail listings):                  $11,133,679

Date of Closing of Offering:                                   December 18, 1987

Date of first sale of property:                                      May 1, 1989

Date of final sale of property:                                December 31, 1997

Taxand distribution data per $1,000 limited partner
   investment through December 31, 1997:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                 $192.40
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                            $244.89
        -  Return of capital                                             876.14
                                                                   -------------
                                                                       1,121.03
Cash available for distribution, reinvested for
     investors' accounts                                                  89.05
                                                                   -------------
Total                                                                 $1,210.08
                                                                   =============

Sources (on a cash basis)
        Sales                                                           $136.03
        Refinancing
        Operations                                                       969.59
        Other                                                            104.46
                                                                   -------------
        Total                                                         $1,210.08
                                                                   =============

                                     TABLE V
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the six prior publicly-registered programs sponsored by ATEL Financial Corporation and its affiliates. Information concerning the prior programs' Equipment acquisition is current through December 31, 1997, except for ATEL Capital Equipment Fund VII, which is current through February 28, 1998.

                                                                                                                               Lease
                                                              Commence     Acquisition     Acquisition     Percent    Lease     Type
Lessee                          Notes   Equipment Type       Date(s) (1)    Cost (2)         Fees (3)    Leverage (4) Term (5)   (6)
------                          -----   --------------       -----------    --------         --------    ------------ --------  ----
ATEL Cash Distribution Fund

Acushnet Company                       Office Information    Jan-87           $134,246          $6,041                  60       FP
                                          Systems
Alachua General Hospital,        7     Medical               Jan-89            628,632          28,288                  36       OL
   Inc.
American Motors Corporation            Lift Trucks          Oct-87 to          622,632          28,018                  48       OL
                                                             Jan-88
Anaheim Memorial Hospital              Medical               Jan-88            779,613          35,083    48.07%        60       FP
Campbell Soup Company                  Lift Trucks           Mar-87            317,500          14,288                  84       FP
Colour Graphics Corporation      8     Printing              Jan-87            222,520          10,013    80.75%        84       FP
Enron Corp.                            Office Information
                                          Systems            Aug-88            244,488          11,002                  36       FP
Financial News Network, Inc.     9     Studio and            Apr-90            909,735          26,183                  36       FP
                                          Broadcasting
GAF Corporation                  10    Manufacturing         Oct-88            512,208          23,049                  60       FP
GAF Corporation                        Lift Trucks           Oct-87            439,866          19,794                  60       OL
Galardi Group, Inc.                    Restaurant Furnitue
                                          and Fixtures       Jul-94            247,000               -                  48       FP
Hartford Insurance Group               Communication         Mar-88             89,236           4,016                  60       FP
Imperial Plastics, Inc.          11    Manufacturing        Sep-87 to          526,270          23,682    69.63%        84       FP
                                                             Apr-88
Martin Marietta Corporation            Communication         May-88            425,670          19,155                  48       OL
Nord Kaolin Company            12, 13  Mining, Processing   Jul-87 to          358,710          16,734                60-62      FP
                                                             Jan-88
Nord Sil-Flo Company           12, 13  Material Handling    Aug-89 to           28,113             673    86.27%        60       FP
                                                             Jan-88
Polaroid Corporation                   Office Information
                                          Systems            Jan-87             36,190           1,629                  59       FP
Putnam County Hospital                 Medical               May-88            110,000           4,950                  60       FP
Rohr Industries, Inc.                  Motor Vehicle        Apr-88 to          327,240          14,726                36-84   FP, OL
                                                             Oct-88
Teledyne Industries, Inc.        14    Lift Trucks          Jan-88 to        1,653,596          74,412                36-84   FP, OL
                                                             Oct-89
The Dow Chemical Company               Motor Vehicle         May-88            217,908           9,805    74.86%        50       FP
Treasure Chest Advertising       15    Printing              Apr-87            498,746          22,444    97.79%        60       FP
   Company
TRW, Inc.                              Communication         Apr-89            320,657          14,430                  36       OL
United Technologies                    Office Information    Jan-87             74,115           3,335                  48       FP
   Corporation, Pratt &                   Systems
   Whitney Aircraft Group
Vista Chemical Company                 Railroad Rolling      Mar-88            850,000          38,250    53.45%        60       FP
                                          Stock
Vista Chemical Company                 Railroad Rolling      Apr-93            350,000               -                  60       OL
                                          Stock,
                                          Improvements
WSMP, Inc.                             Food Processing       Jul-95            208,788               -    98.47%        60       FP
                                          Equipment
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund total:                                         $11,133,679        $450,000
                                                                       ================ ===============

                                      A-23

ATEL Cash Distribution Fund II
A.O. Smith Corporation                 Office Information   Jul-89 to         $873,480          $5,878    11.59%      36-59      FP
                                          Systems, Lift      Feb-91
                                          Trucks
Addwest Gold, Inc.               16    Mining                Oct-88          1,100,717          52,284                  60       FP
Alachua General Hospital,        7     Medical               Jan-89          1,257,263          59,720                  36       OL
   Inc.
American Express Company               Manufacturing         May-89            276,775          13,147                  48       FP
American President Trucking      17    Tractors              Sep-88          2,890,840         137,315                  84       FP
   Co., Ltd.
Bristol-Myers Squibb                   Office Furniture      Jul-92            324,310               -                  24       OL
   Company
Buffalo & Pittsburgh                   Locomotive            Nov-93            108,127               -                  37       FP
   Railroad
Campbell Soup Company                  Lift Trucks           Aug-88            350,772          16,662                  84       FP
Chesebrough-Pond's Inc.                Lift Trucks           Jun-90            201,452               -                48-50      FP
Chrysler Corporation                   Material Handling     Dec-93            103,620               -                  12       OL
Colour Graphics Corporation            Computer System       Oct-88             33,805           1,606                  60       FP
Cooper Tire & Rubber Company           Lift Trucks           Jan-89            576,326          27,375                  84       FP
Delnor Community Hospital              Medical               Jul-88            449,956          21,373                  36       OL
DJ Aerospace (Bermuda), Ltd.           Executive Aircraft    Jul-94            810,000               -                  36       OL
Emanuel Hospital & Health              Helicopter            Oct-88          2,247,765         106,769    79.58%       144       FP
   Center
Financial News Network, Inc.   9, 18   Studio and            Apr-90            640,544          29,815                  36       FP
                                          Broadcasting
Fingerhut Corporation                  Binding, Printing    Jan-89 to        1,441,690          68,481                  60       FP
                                                             Mar-89
FMC Gold Company                       Material Handling     Apr-90            761,129          36,154                  36       OL
GAF Corporation                        Manufacturing        Oct-88 to          682,310          32,410                  60       FP
                                                             Apr-88
Galardi Group, Inc.                    Restaurant Furniture  Jul-94            507,000               -                  48       FP
   and Fixtures
General Motors Corporation             Video Projectors      Jan-94             58,644               -                  36       OL
Home Life Insurance Company            Office Furniture/     Dec-88            425,658          20,219                  60       FP
                                          Lift Trucks/
                                          Binding
Hudson Foods, Inc.                     Food Processing       Dec-89          2,713,115         128,872    65.91%      57-59      FP
Inland Steel Company                   Scientific Measuring  Sep-89            417,000          19,808                  54       FP
International Paper Company      19    Delivery Trucks       Jul-88          1,281,761          60,884                36-60   FP, OL
KeyCorp                                Office Furniture,     Jul-89          1,618,337          76,870    40.09%      53-55      FP
                                          Automated Teller
                                          Machines
Koppers Industries, Inc.               Material Handling     Jun-90            639,120               -                  60       FP
Liggett Group, Inc.              20    Manufacturing         Dec-88            648,577          30,807                  56       FP
Midway Airlines, Inc.            21    Commercial Aircraft   Jun-90          4,592,040               -    68.85%       102       FP
National Semiconductor                 Manufacturing         Apr-89            728,000          34,580                  56       FP
   Corporation
National Steel Corporation             Material Handling     May-89            606,153          28,792    87.63%        81       FP
National Union Electric          22    Communication         Apr-89            459,893          21,845                  60       FP
   Corporation
Nissan Motor Corporation               Office Information    Jul-88            219,187          10,411                  48       FP
   In USA                                 Systems
NMCS, Inc., d/b/a National       23    Office Furniture      Apr-88            599,001          28,452                  60       FP
   Medical Group Services,
   Inc.
Nord Kaolin Company              12    Drilling              Apr-89            292,799          13,908                  60       FP
Owens Corning Fiberglas                Material Handling    Jul-89 to        1,689,012          42,404    39.57%      36-84   FP, OL
   Corporation                                               Oct-90
Quaker Coal Company              24    Tractor               Apr-94            558,301               -                  24       OL

                                      A-24

Regents of the University              Communication         Dec-88             80,386           3,818                  60       FP
   of California
Rocky Mountain Helicopters,      25    Medical Aircraft      Nov-89          2,150,000         102,125    81.86%        84       FP
   Inc.
Rohr Industries, Inc.                  Motor Vehicles       Jan-89 to          749,291          33,835                36-84      FP
                                                             Jan-90
Sebastiani Vineyards, Inc.             Production Line,     Jan-90 to        2,818,067          29,362    79.98%      60-84      FP
                                          Wine Barrels       Jan-91
Shell Mining Company             26    Mining                Jul-90          3,736,965         104,055    21.46%      60-84      FP
Sherwood Rehabilitation          27    Medical Furniture/    Oct-90          1,814,036               -    97.36%        87       FP
   Hospital, Inc.                         Fixtures & Eqt.
South Dade Nursing Home Ltd.     27    Physical Therapy &    Jul-90             36,676               -                  60       FP
                                          Exercise Eqt.
St. Luke's-Roosevelt Hospital          Medical Furniture/    Feb-90          1,075,795          50,428    84.68%      34-39      OL
   Center                                 Fixtures & Eqt.
The Budd Company                       Material Handling    May-90 to        1,099,014               -    75.09%      55-80      FP
                                                             Jun-90
The Dow Chemical Company               Material Handling     Jun-88          1,532,061          72,773    74.86%        50       OL
Treasure Chest Advertising             Printing Press        Apr-93            850,000               -    95.59%        60       FP
   Company
Treasure Chest Advertising             Printing Equipment    Feb-94            233,000               -                  60       FP
   Company
USX Corporation                        Haul Trucks           Dec-89          2,910,766         138,261    83.41%        60       FP
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund II total:                                      $52,270,536      $1,661,498
                                                                       ================ ===============

ATEL Cash Distribution Fund III
A.O. Smith Corporation                 Material Handling     Feb-91           $451,902         $21,465                  60       FP
Alachua General Hospital,              Medical               Oct-92          2,074,989               -                  36       OL
   Inc.
Alachua General Hospital,              Medical               Apr-95             80,500               -    0.00%         18       FP
   Inc.
Alumina Partners of Jamaica      28    Earth Moving          Jun-93          2,057,133               -                  60       FP
American President Trucking            Tractors and         Mar-90 to        4,859,181         230,811    68.08%      77-84      FP
   Co., Ltd.                              Trailers           Aug-90
AMOCO Corporation                      Trailers              May-94            523,805               -    85.88%        66       FP
ARR, Inc.                      29, 30  Corporate Aircraft    Oct-92          5,275,000               -                  84       OL
Barney's, Inc.                   31    Retail Store          Oct-93          2,041,222               -    60.04%        60       FP
                                          Furniture and
                                          Fixtures
Buffalo & Pittsburgh                   Locomotives           Nov-93            792,657               -                  37       FP
   Railroad Company
Carrier Corporation                    Lift Trucks           Jul-90            108,062           5,133                  55       FP
Carrier Corporation                    Lift Trucks          Jul-90 to          533,950          25,363                  53       FP
                                                             Aug-90
Dean Foods Company                     Trailers             Nov-90 to        1,213,190          57,627                75-84      FP
                                                             Apr-91
Fingerhut Corporation                  Offset Printing       Apr-91          1,303,078          61,896                  85       FP
                                          Press
Fingerhut Corporation                  Printing             Oct-91 to        2,074,915          14,464    48.47%      84-85      FP
                                                             Oct-92
FMC Gold Company                       Haul Truck            Jul-90            534,828          25,404                  48       OL
Fred Meyer, Inc.                       Point-of-Sale         Oct-90          6,343,897         301,335    63.93%        58       FP
General American Life                  Office Furniture      Jan-93          1,611,278          76,536                  84       FP
   Insurance
H.E. Butt Grocery Company              Tractors and Trailers Jan-93          2,112,747               -                60-84    OL/FP
Ingersoll International,               Communication System  Dec-90            277,017          13,158                  60       FP
   Inc.
Kelly-Springfield Tire                 Material Handling    Apr-92 to          127,834           6,072                  60       FP
   Company                                                   Jul-92

                                      A-25

Koppers Industries, Inc.               Material Handling     Oct-90            402,722          19,129                  60       FP
Kraft General Foods, Inc.              Lift Trucks          May-91 to        1,621,541          77,023                48-72      FP
                                                             Nov-91
Midway Airlines, Inc.            21    Commercial Aircraft   Jul-90          2,296,020         109,061    68.85%       102       FP
Mobil Oil Corporation                  Material Handling     Jul-92             70,256           1,173                  36       OL
Mobil Oil Corporation                  Electric Golf Carts   Nov-93            280,119               -                  36       OL
Nord Kaolin Company              32    Materials Processing  Sep-90            391,116          18,578                  60       FP
Ohio Coal Company                33    Mining                Apr-92         10,630,130         504,931    84.48%      51-84    OL/FP
Pepsico, Inc., d/b/a/ PFS              Material Handling    Jul-90 to          539,330          25,618    45.63%      58-72      FP
                                                             Sep-90
Pilgrim's Pride Corporation            Food Processing       Nov-90          3,619,095         171,907                  59       FP
Pittston Coal Group              34    Mining                Jul-92          5,810,941         276,020    75.71%        60       FP
Portland General Electric        35    Power Generation      Jun-90          2,710,359         128,742    70.25%       101       OL
   Company
PSI Energy, Inc.                       Earth Moving          Aug-90            842,013          39,996                  72       FP
Quaker Coal Company                    Mining                Jan-94          5,808,385               -                  60       OL
Reliance Insurance Company             Office Furniture      Jul-92          1,222,297          50,135    51.90%        60       FP
Rohr Industries                        Motor Vehicle         Oct-95             37,244               -                  36       OL
Shell Mining Company                   Haul Trucks           Jan-92          3,167,443         150,454    65.64%      60-84      FP
Stone Container Corporation            Material Handling     Nov-90          2,975,000         141,313    34.40%      26-57      OL
Teledyne Industries, Inc.              Lift Trucks           Feb-91            116,476           5,533                  39       OL
Terex Corporation                      Manufacturing         Apr-91            291,455          13,845                  84       FP
The Dow Chemical Company               Material Handling    Nov-90 to        4,504,918         195,358    68.68%      53-60    OL/FP
                                                             Dec-92
The Helen Mining Company         36    Mining Shields        Jul-91          5,270,314         250,340                  60       FP
The Pillsbury Company                  Harvesting            Jan-93          2,327,946         110,577    59.93%        60       OL
Treasure Chest Advertising             Flying High Speed     Apr-93            239,171               -                  87       FP
   Company                                Paster
Treasure Chest Advertising             Printing Stackers     Oct-95            139,600               -                  84       FP
   Company
Truck-Lite Company, Inc.         36    Project Line         Oct-91 to        6,875,715         308,441    81.76%      69-84      FP
                                                             Jan-93
USS/Kobe Steel Company           37    Lift Trucks          Sep-19 to          408,410          19,399                36-60    OL/FP
                                                             Nov-91
Utilicorp United, Inc.           38    Power Generation      Sep-91          1,086,934          51,629    75.65%       105       FP
Wal-Mart, Inc.                         Trailers / Forklifts  May-94            490,255               -    95.09%      20-38    OL/FP
West Penn Power Company                Storage Tanks         Sep-91          1,057,551          50,234    97.86%        87       FP
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund III total:                                     $99,629,941      $3,558,700
                                                                       ================ ===============

ATEL Cash Distribution Fund IV
ARR, Inc.                      29, 30  Corporate Aircraft   Oct-92 to       $9,635,969        $337,259                  84       OL
                                                             Dec-92
ATS, Automatic Tooling                 Machine Tools         Mar-95            434,904         123,410    86.98%        60       FP
   Systems
ATS, Automatic Tooling                 Machine Tools         Mar-95            175,974           6,545    86.98%        60       FP
   Systems
Barney's, Inc.                   31    Retail Store          Oct-93          2,353,608          82,376    60.05%        60       FP
                                          Furniture and
                                          Fixtures
Buffalo & Pittsburgh                   Locomotives           Nov-93            849,216          29,723                  37       FP
   Railroad
Burlington Air Exress                  Materials Handling    Apr-95            622,663          21,793    78.25%        84       FP
Burlington Air Exress                  Materials Handling    Jul-95            505,325               -    80.23%        84       FP
Burlington Northern              39    Locomotives           Jan-93          7,950,000         278,250                  24       OL
   Railroad Company
Chrysler Corporation                   Tractors & Trailers   Dec-93          3,253,000         113,855    84.13%      71-72      FP
Clinchfield Coal Company               Drill, Endloader,     Jan-94            985,203          34,482    65.79%   73 1/2-91 1/2 FP
                                          Diesel Generator

                                      A-26

DJ Aerospace (Bermuda),                Executive Aircraft    Jul-94          1,890,000          66,150                  36       OL
   Ltd.
Federal Paper Board Co.,               Office Equipment      Jul-95             77,950               -                  36       FP
   Inc.
Foodmaker, Inc.                        Restaurant Furniture Oct-94 to        2,651,356          92,797                  60       FP
                                          and Fixtures       Jan-95
Galardi Group, Inc.                    Restaurant Furniture  Jul-94            546,000          19,110                  48       FP
                                          and Fixtures
GE Industrial & Power                  Office Automation     Mar-95            138,130           4,835                  36       FP
   Systems
GE Industrial & Power                  Machine Center        Jun-95            457,670               -                  84       FP
   Systems
H.E. Butt Grocery  Company             Trailers             Oct-92 to        5,709,369         199,828    72.48%      60-84    OL/FP
                                                             Jan-93
H.E. Butt Grocery  Company             Trailers              Jun-93          1,404,302          49,151    75.71%        84       FP
Holston Mining, Inc.             40    Endloader, Dozer      Jan-94            584,617          20,462                 91 1/2    FP
Kraft General Foods, Inc.              Tractors              Dec-93            964,315          33,751    71.69%        31       FP
Liquid Carbonic Industrial/      41    Air Separation Plant  Dec-93          9,500,897         332,531    54.21%        99       FP
   Medical Corporation
Midwest Power Systems, Inc.            Coal Hopper Cars      Jan-93          2,240,000          78,400    28.36%        36       OL
Mobil Oil Corporation                  Tractors/            Oct-92 to        2,760,175          95,786                27-60      OL
                                          Construction/      Apr-94
                                          Earth Moving
Nabisco, Inc.                          Office Automation     Aug-95            337,594               -                  36       FP
National Steel Corporation             Construction          Jan-95          2,208,510          77,298    76.55%      60-84      FP
                                          Equipment
National Steel Corporation             Construction          Apr-95          3,675,997          83,148    88.15%      85-91      FP
                                          Equipment
Omnicom Group Inc.                     Office Automation     Oct-95            901,849               -                  36       FP
Omnicom Group Inc.                     Computers & Related   Aug-96             32,599               -                  36       FP
                                          Equipment
Paramount Coal Corporation       40    Drill, Dozer          Jan-94            595,800          20,853    65.79%   61 1/2-91 1/2 FP
Pepsico, Inc.                          Materials Handling    Jan-94            146,926           5,142                48-60    OL/FP
Pepsico, Inc.                          Materials Handling   Jul-93 to          458,017          16,031                48-60    OL/FP
                                                             Sep-93
Pittston Coal Group              34    Mining                Jul-92            846,883          29,641    78.76%        60       FP
Pittston Coal Group              34    Mining                Mar-95            819,349          28,677    65.79%        60       FP
Quaker Coal Company              24    Rail Car Mover        Nov-95            263,984               -                  48       FP
Rochelle Coal Company            42    Mining                Jan-93          6,303,701         220,630    70.34%        84       FP
Sebastiani Vineyards, Inc.             Wine Barrels          Apr-94            189,855           6,645                  60       FP
Sebastiani Vineyards, Inc.             Wine Barrels          Apr-95            180,253           6,309                  60       FP
Sebastiani Vineyards, Inc.             Wine Barrels         Apr-94 to          454,721          15,915                  36       FP
                                                             Jul-94
Signature Flight Support               Air Support           Jan-95          1,142,400          39,200                  84       FP
   Corporation                            Equipment
Tarmac America, Inc.             43    Crawler Dozer,        Aug-94            385,443          13,491    75.64%      60-84      FP
                                          Wheel Loader
Tarmac America, Inc.             43    Construction          Jan-95            210,438           7,365    80.90%        84       FP
                                          Equipment
Tarmac America, Inc.             43    Construction         Jul-95 to        1,309,300               -    79.82%        97       FP
                                          Equipment          Aug-95
TASC, Inc.                             Office Automation     Jan-95            131,008           4,585                  36       FP
TASC, Inc.                             Office Automation    Oct-95 to          601,701               -                  36       FP
                                                             Apr-96
The Dow Chemical Company               Material Handling,    Dec-92          2,221,228          77,743    74.80%      60-84      FP
                                          Research
The Dow Chemical Company               Research              Feb-93            102,149           3,575    87.94%        60       FP
The Dow Chemical Company               Boom Lift             May-93             66,900           2,342    75.81%        60       FP
The Helen Mining Company         36    Mining               Jan- to          3,816,507         133,578    32.62%        60       FP
                                                             May-92

                                      A-27

The Kendall Company                    Office Automation     Nov-94            166,835           5,839                  36       FP
The Kendall Company                    Office Automation     Jan-95             86,108           3,014                  36       FP
The Kendall Company                    Office Automation     Apr-95            434,705          15,071                  36       FP
The Kendall Company                    Office Automation    Oct-95 to          568,370               -               24 - 36     FP
                                                             Jan-96
The Stop & Shop Supermarket            Bakery Labeling       Feb-96            368,500               -                  60       FP
   Company                                Machines
Trans Ocean Container            44    Intermodal            Oct-93          3,001,930         105,068                 120       FP
   Corporation                            Containers
Treasure Chest Advertising             Bin Stackers and     Dec-93 to          753,419          26,370                84-86      FP
   Company                                Trimmers           Apr 94
Treasure Chest Advertising             Printing Press        Dec-93          3,478,749         121,756    88.28%        84       FP
   Company
Treasure Chest Advertising             Printing Press &      Aug-93          2,075,000          72,625    89.99%        66       FP
   Company                                Associated
                                          Equipment
Treasure Chest Advertising             Printing Press &      Feb-95            511,907          17,917                  84       FP
   Company                                Associated
                                          Equipment
Union Pacific Corporation              Intermodal            Jan-93          1,453,096          50,858    46.85%        60       OL
Union Tank Car Company                 Rail                 Sep-92 to        6,460,600         225,666    23.25%      25-51      OL
                                                             Oct-92
USS/Kobe Steel Company           37    Materials Handling    Jul-94             35,920           1,257                  60       FP
USS/Kobe Steel Company           37    Dump Truck            Aug-92            256,000           8,960                  84       FP
USX Corporation                        Materials Handling    Jun-93          3,061,376         107,148    83.67%      54-69      FP
Xerox Corporation                      Materials Handling    Feb-95             26,092             913                  44       OL
Xerox Corporation                      AKT PVD System        Jan-97             77,518               -                  54       FP
                                          Upgrade
Xerox Corporation                      AKT PVD System        Jul-96          2,825,000               -    85.74%        60       FP
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund IV total:                                     $108,734,880      $3,575,123
                                                                       ================ ===============

ATEL Cash Distribution Fund V
Armco, Inc.                            Phone Mail System     Jan-96           $459,835         $16,094                  84       FP
Armco, Inc.                            Telephone System      Jan-97             31,932               -                  72       FP
                                          Upgrade
The Atchison, Topeka & Santa           Containers            Jan-95          1,926,930          67,443    62.75%        84       OL
   Fe Railroad Company
The Atchison, Topeka & Santa           Rail Car Containers   Jul-94          7,812,200         273,427    55.89%        84       OL
                                          and Chassis
   Fe Railroad Company
The Atchison, Topeka & Santa     45    Tank Containers       Nov-93            744,875          26,071                  84       FP
   Fe Railroad Company
Barney's, Inc.                   31    Retail Store          Oct-93          3,365,947         117,808    60.04%        60       FP
                                          Furniture and
                                          Fixtures
BJ's Wholesale Club              46    Materials Handling    Oct-94            613,998          21,490                  62       FP
BNMC Leasing, Inc.                     Over-the-road         May-94            141,540           4,954    35.62%        8        OL
                                          Tractors
Burlington Air Express                 Materials Handling   Jan-95 to        1,720,008          60,200    75.87%        84       FP
                                                             Apr-95
Burlington Northern Railroad           Locomotives           Jan-95         12,350,000         432,250                  28       OL
Burlington Northern Railroad     47    Covered Hopper Rail   Apr-96          9,344,563          60,848                  21       FP
                                          Cars
Burris Foods, Inc.                     Over-the-road         May-94            245,296           8,585    21.16%        5        OL
                                          Trailers
Canadian Pacific Limited         47    Covered Hopper Rail   Apr-96          1,798,388               -                  13       FP
                                          Cars

                                      A-28

Cargill, Inc.                    47    Covered Hopper Rail   Apr-96            282,100               -                  36       FP
                                          Cars
CF Industries, Inc.              47    Covered Hopper Rail   Apr-96            528,938               -                  12       FP
                                          Cars
Chrysler Corporaion                    Materials Handling   Dec-94 to        1,300,286          45,510    76.79%        60       OL
                                                             Mar-95
Chrysler Corporation                   Over-the-road         Dec-93          1,379,490          48,282    54.62%        60       OL
                                          Tractors
Chrysler Corporation                   Materials Handling    Apr-96              9,296               -                  60       OL
Chrysler Corporation                   Forklifts             Jul-96             25,162               -                  60       OL
Chrysler Corporation                   Materials Handling   Apr-95 to          166,069           5,812    30.07%        60       OL
                                                             Jun-95
Chrysler Corporation                   Materials Handling   Nov-93 to        1,303,039          45,606    58.69%        60       OL
                                                             Jan-94
CITGO Petroleum Corp.                  Over-the-road         May-94            837,904          29,327    74.10%        36       OL
                                          Tractors
Clark Oil & Refining                   Retail Store          Jan-94          1,268,656          44,403                  36       OL
   Corporation                            Fixtures
Denver and Rio Grande                  Auto Racks            May-94          7,180,000         251,300                  44    FP/OL
   Western Railroad
Emerson Electric Company               Over-the-road         May-94            237,149           8,300    27.39%        80       FP
                                          Trailers
Federal Paper Board                    Materials Handling    Jan-95          1,315,911          46,057                  36       OL
   Company, Inc.
Federal Paper Board                    Materials Handling    Apr-95            930,814          32,578                  36       OL
   Company, Inc.
Federal Paper Board                    Forklifts,            Oct-94            167,791           5,873                  36       OL
   Company, Inc.                          Wheeloader
Foodmaker, Inc.                        Fixtures and         Jan-94 to        6,042,382         211,489    15.63%        60       FP
                                          Fittings
                                          and Trailers       Oct-94
General Electric Company               Injection Molding     Feb-96          1,470,000          51,450    76.28%       120       FP
General Motors Corporation             Materials Handling   Jan-94 to        3,023,173         105,811    62.16%        60       OL
   (Service Parts Operation                                  May-94
   Division)
General Motors Corporation             Materials Handling    Jul-94            893,382          31,268    73.33%        60       OL
   (Truck and Bus Division)
IBM Corporation                        Office Furniture      Aug-93          1,825,710          63,900                  48       OL
Illinois Central Railroad        47    Covered Hopper Rail   Apr-96          1,234,188               -               12 - 40     FP
   Company                                Cars
Ingersoll International,               Machine Tools         Jun-94          1,196,355          41,872                  72       FP
   Inc.
Kaiser Cement Corporation              Tractor and Dump      Oct-93            984,671          34,463                  60       OL
                                          Truck
Kraft, Inc.                            Over-the-road         May-94          1,000,353          35,012    91.49%        56       FP
                                          Trailers
McDonnell Douglas Helicopter           Office Automation     Aug-95            110,320           3,861                  36       FP
   Systems
Minteq International, Inc.       48    Turbo Laser           May-96            347,430               -                  36       FP
Minteq International, Inc.       48    Turbo Laser           Feb-94            461,800          16,163                  60       FP
Mobil Administrative             49    Helicopter            Jun-93            844,525          29,558                  24       OL
   Services Company, Inc.
Mobil Oil Corporation                  Environmental         Jul-93            423,000          14,805                  36       OL
                                          Ejector Systems
Mobil Oil Corporation                  Wheel Loader          Oct-93             70,200           2,457                  36       OL
Mobil Oil Corporation                  Materials Handling    Jan-95            853,093          29,858                  60       OL
Mobil Oil Corporation                  Liquid Petroleum     Oct-95 to       12,863,591         450,226    75.74%       240       FP
                                          Tank Cars          Jan-96

                                      A-29

Montana Rail Link, Inc.          47    Covered Hopper Rail   Apr-96            846,300               -                  12       FP
                                          Cars
Nabisco, Inc.                          Office Automation     Mar-95            426,420          14,925                  36       OL
Nabisco, Inc.                          Office Automation     Oct-95            190,442           6,665                  36       FP
National Steel Corporation             Wheel Loader          Oct-94            253,527           8,873    55.74%        60       FP
National Steel Corporation             Materials Handling    Oct-94             64,650           2,263    46.63%        49       OL
National Steel Corporation             Materials Handling    Jan-95          1,649,465          57,731    59.70%        61       OL
National Steel Corporation             Materials Handling    Jan-95             66,134           2,315    51.26%        36       OL
National Steel Corporation             Materials Handling    Apr-95            873,161          30,561    63.31%        61       OL
National Steel Corporation             Materials Handling    Apr-95            609,500          21,333    56.28%        49       OL
National Steel Corporation             Bulldozer / Crane     Oct-95          2,137,183          74,801    78.44%        90       FP
Occidental Chemical                    Barges                Aug-94          2,798,303          97,941    56.31%        16       OL
   Corporation
Omnicom Group, Inc.              50    Office Automation &   Jan-96          1,458,896          51,061               36 - 60     FP
                                          Office Furniture
Owens Corning Fiberglas                Materials Handling    Aug-93            157,462           5,511                  36       OL
   Corp.
Pegasus Gold Corporation         51    Surface Mining        Jan-96          7,280,747         254,826    79.77%        84       FP
Praxair, Inc.                          Over-the-road         May-94            668,114          23,384    52.77%        27       OL
                                          Tractors
Primark Corporation                    Office Automation    Jul-95 to          143,449           5,021                  36       FP
                                                             Apr-96
PV Trucking                            Over-the-road         May-94             75,332           2,637                  18       FP
                                          Tractors
Quaker Coal Company              24    Haul Truck &          Oct-94          2,626,953          91,943                24-30      OL
                                          Crawler Tractor
Quaker Coal Company              24    Mining Equipment      Jan-95          3,000,000         105,000                  24       OL
Quaker Coal Company              24    Haul Trucks & Tractor Oct-95          2,877,672         100,719               48 - 60     FP
Quantum Restaurant Group,        52    Restaurant Furniture, Jun-96            436,331               -                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Quantum Restaurant Group,        52    Restaurant Furniture, Jul-96            499,131               -                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Quantum Restaurant Group,        52    Restaurant Furniture, Sep-96            450,273               -                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Quantum Restaurant Group,        52    POS System            Sep-96             33,023               -                  60       FP
   Inc.
Quantum Restaurant Group,        52    POS System            Oct-96             36,185               -                  60       FP
   Inc.
Quantum Restaurant Group,        52    Restaurant Furniture, Oct-97            432,328          15,131                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Quantum Restaurant Group,        52    Restaurant Furniture, Oct-97            425,437          14,890                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Quantum Restaurant Group,        52    Restaurant Furniture, Oct-97            205,981           7,209                  60       FP
   Inc.                                   Fixtures &
                                          Equipment
Roper Corporation                      Forklifts             Jan-96            243,659           8,528                  84       FP
Roper Corporation                      Industrial Batteries  Sep-96             30,882               -                  76       FP
Schwegmann Giant Super           53    Fixtures & Equipment  Jul-95          5,058,331         176,161                  60       FP
   Markets, Inc.
Sebastiani Vineyards, Inc.             Bottling Equipment    Apr-94            113,673           3,979                  48       OL
Sebastiani Vineyards, Inc.             Wine Barrels          Apr-95             95,848           3,355                  36       FP
Smitty's Super Valu, Inc.        54    Retail Store          Jan-96          4,709,326         164,826    64.27%        60       FP
                                          Furniture
                                          & Fixtures

                                      A-30

Soo Line Railroad Company        47    Covered Hopper Rail   Apr-96          1,586,813               -                  12       FP
                                          Cars
Star Enterprise                        Over-the-road         May-94            923,533          32,324    59.16%        32       OL
                                          Tractors
Tarmac America, Inc.             43    Concrete Trucks with Sep-94 to        5,937,371         207,808    76.81%        48       FP
                                          Mixers             Oct-94
Tarmac America, Inc.             43    Construction         Sep-95 to        1,491,348          52,197    70.16%        84       FP
                                          Equipment          Jan-96
Tarmac America, Inc.             43    Concrete Trucks with Sep-95 to        1,982,071          69,372    75.27%        97       FP
                                          Mixers             Oct-95
TASC, Inc.                             Office Automation     Jan-95            237,685           8,319                  18       OL
TASC, Inc.                             Office Automation     Apr-96            522,280          16,716               18 - 36     FP
Texaco Trading and                     Over-the-road         May-94          4,485,676         156,999    60.91%      32-68    FP/OL
   Transportation, Inc.                   Tractors &
                                          Trailers
The Dow Chemical Company               Copiers               Jul-94            272,809           9,548                  36       OL
The Dow Chemical Company               Office Equipment      Apr-95            122,800           4,298                  36       FP
The Dow Chemical Company               Office Automation    Oct-94 to          377,702          13,220                  36    OL/FP
                                                             Jan-95
The Kendall Company                    Office Automation     Oct-96              3,735             131                  36       FP
The Pillsbury Company                  Harvesting Equipment  Oct-94          1,643,101          57,509    84.91%        60    FP/OL
The Pittston Company             34    Construction &        Jan-94 to       14,037,683         491,319    38.93%      49-61  OL/FP
                                          Mining
                                          Equipment          Dec-94
Tom's Foods, Inc.                      Over-the-road         May-94            259,102           9,069    35.23%        9        OL
                                          Tractors
Trans Ocean Container            44    Intermodal            Oct-93          5,000,683         175,024                 120       OL
   Corporation                            Containers
Treasure Chest Advertising             Printing Press &      Oct-93          2,069,950          72,448    77.94%     60 - 84     FP
   Company, Inc.                          Associated
                                          Equipment
Treasure Chest Advertising             Printing Press &      Aug-96            287,320           9,051                  84       FP
   Company, Inc.                          Associated
                                          Equipment
Treasure Chest Advertising             Printing Press &     Jul-95 to        2,325,000          81,375    46.50%        66       FP
   Company, Inc.                          Associated         Nov-95
                                          Equipment
Tyson Foods, Inc.                      Tractors / Trailers  Jul-93 to        5,785,000         202,475    26.95%     36 - 84     OL
                                                             Aug-93
Union Carbide Corporation              Rail Tank Cars        Aug-95          4,835,759         140,000    39.30%     68 - 92     FP
USS / Kobe Steel Company         37    Wheel loader, Crane   Jan-94            603,352          21,117               60 - 84   FP/OL
                                          & Lift Truck
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund V total:                                      $186,897,181      $5,956,319
                                                                       ================ ===============

ATEL Cash Distribution Fund VI
A T & T Communications, Inc.     55    Printers             Aug-95 to       $1,578,500         $46,200                  36       OL
                                                             Nov-95
A T & T Communications, Inc.     55    Printers             Jul-96 to        1,171,302          17,192                  34       OL
                                                             Dec-96
A T & T Communications, Inc.     55    Printers              Nov-97            912,252                               28 - 32     OL
A T & T Communications, Inc.     55    Printers             Jun-96 to          540,181          15,752               28 - 34     OL
                                                             Jul-96
American President Trucking      17    Tractors and          Nov-95            759,092          22,773    30.18%        8        OL
   Company, Ltd.                          trailers
Applied Magnetics                      Manufacturing        Sep-96 to        7,435,380         223,061    71.50%        60     OL/FP
   Corporation                                               Oct-96

                                      A-31

Applied Magnetics                      Sputter               Jul-96          3,274,642          98,239    78.86%        60       FP
   Corporation
Armco, Inc.                            Link-Belt             Oct-95            388,993          11,670                  36       OL
                                          Scrapmaster
Armco, Inc.                            Data processing       Nov-95             67,829           2,035                  37       FP
Armco, Inc.                            Office Automation     Jul-96            109,416           3,282                  30       FP
Armco, Inc.                            Office Automation     Jan-97             60,655                                  72       FP
AT&L Railroad Company            47    Covered Hopper Rail   Apr-96             35,263           1,050                  12       FP
                                          Cars
Atchison, Topeka & Santa               Containers           Oct-94 to        9,196,811         298,896    60.53%        84       OL
   Fe Railroad Company                                       Jan-95
ATS Automation Tooling                 Machine Tools        Apr-96 to          379,551          77,093                  60       FP
   Systems, Inc.                                              Oct-96
ATS Automation Tooling                 Machine Center       Oct-96 to          330,901           3,513                  60       FP
   Systems, Inc.                                             Jan-97
BJ's Wholesale Club              46    Materials Handling    Jul-95            931,635          30,278                  63       OL
Burlington Northern Railroad     47    Covered Hopper Rail   Apr-96         13,223,438         396,703                  21       FP
                                          Cars
Canadian Pacific Limited         47    Covered Hopper Rail   Apr-96          2,433,113          72,450                  13       FP
                                          Cars
Cargill, Inc.                    47    Covered Hopper Rail   Apr-96            352,625          10,500                  36       FP
                                          Cars
Certified Grocers of                   Materials Handling    Oct-96            637,702          19,131                  60       OL
   California
CF Industries, Inc.              47    Covered Hopper Rail   Apr-96            705,250          21,000                  12       FP
                                          Cars
Chrysler Corporation                   Materials Handling   Feb-96 to        1,749,200          52,476    69.99%     53 - 60     OL
                                                             Jul-96
Chrysler Corporation                   Materials Handling   Mar-95 to        5,925,384         184,233    66.83%        60       OL
                                                             Dec-95
Chrysler Corporation                   Materials Handling   May-96 to        2,419,598          69,832    69.93%     52 - 60   OL/FP
                                                             Oct-96
Consolidated Rail                      Locomotives           Sep-95         22,353,332         668,372    57.02%        60       OL
   Corporation
Consolidated Rail                      Intermodal Container  Jan-96          2,502,750          75,083                  60       OL
   Corporation                            Chassis
Coors Transportation Company     56    Refrigerated Trailers Nov-95            797,704          23,931    47.35%        21       OL
Fairmont Homes, Inc.                   Materials Handling    Apr-96            644,565          19,337                  60       OL
Federal Paper Board Company            Materials Handling   Apr-96 to        1,740,861          52,226    70.43%     36 - 60     OL
                                                             Jun-96
Federal Paper Board Company            Materials Handling   Jul-95 to        5,401,765         166,124    57.05%     36 - 84   OL/FP
                                                             Jan-96
General Electric Company -             Office Filing         Jan-97            101,685                                  60       FP
   Aircraft Engines                       System
General Motors Corporation             Manufacturing         Jul-95            652,232          19,567                  36       OL
                                          Equipment
Gerber Products Company                Materials Handling    Oct-96            197,035           5,911                  60       FP
Hastings Leasing Limited         57    Trucks &              Aug-96         20,242,332         607,270    90.58%        80       FP
                                          Miscellaneous
Illinois Central Railroad        47    Covered Hopper Rail   Apr-96          1,692,600          50,400               12 - 40     FP
   Company                                Cars
IMC Fertilizer, Inc.                   Rail Tank Cars        Sep-95          1,266,374          37,991                  27       OL
Mobil Oil Corporation                  Tractor               Jul-96             78,327           2,350                  36       OL
Mobil Oil Corporation                  Materials Handling    Oct-96            185,726           5,256                  36       OL
Mobil Oil Corporation                  Hydraulic Crane       Oct-96            160,773           4,823                  84       OL
Mobil Oil Corporation                  Liquid Petroleum     Jan-96 to       16,110,807         483,324    75.44%       240       FP
                                          Tank Cars          Feb-96
Montana Rail Link, Inc.          47    Covered Hopper Rail   Apr-96          1,198,925          35,700                  12       FP
                                          Cars

                                      A-32

Nabisco, Inc.                          Office Automation     Apr-95            709,572          23,061                  36       OL
National Steel Corporation             Hydraulic Shovels     Jul-96          6,245,062         187,352    69.96%        60       OL
National Steel Corporation             Steel Yard Equipemt   Jan-97            948,705          14,543               48 - 60   OL/FP
National Steel Corporation             Steel Yard Equipemt   Oct-96            338,674          10,160    75.58%        60       FP
National Steel Corporation             Wheel Loaders &      Jan-96 to        4,710,131         141,304    59.68%     36 - 90   OL/FP
                                          Forklifts          Apr-96
National Steel Corporation             Materials Handling,  Jul-95 to        1,525,887          49,517    66.05%     60 - 90   OL/FP
                                          Tractors &         Oct-95
                                          Trailers
National Steel Corporation             Cranes & Loaders     Jul-96 to        1,099,210          32,976    72.33%     36 - 84   FP/OL
                                                             Oct-96
NEC Electronics, Inc.            58    Manufacturing         Jan-96         18,320,603                    66.67%        51     OL/FP
NVR, Inc.                              Roof Truss Assembly   Jul-96             78,484           2,355                  84       FP
Omnicom Group, Inc.              50    Office Automation    Apr-95 to        2,232,559          68,290               36 - 60   OL/FP
                                                             Oct-95
Omnicom Group, Inc.              50    Television           Jul-96 to        1,080,056           4,819                  48       FP
                                          Production         Oct-96
                                          Equipment
Overnite Transportation                Tractors              Apr-96          2,140,643          62,961                  36       OL
   Company
Peerless Eagle Coal Company      59    Haul Trucks &         Jul-95          5,184,875         168,508    59.29%        48       OL
                                          Construction
Perdue Transportation            60    Freightliner          Nov-95            536,740          16,102    62.74%        24       OL
   Incorporated                           Tractors
Quaker Coal Company              24    Wheel Loaders,        Jan-96          3,298,935          98,968                  48       FP
                                          Drill & Grader
Quantum Restaurant Group,        52    Restaurant            Oct-96            253,676           7,610                  60       FP
   Inc.                                   Furniture &
                                          Fixtures
Quantum Restaurant Group,        52    POS System            Nov-96             33,815                                  60       FP
   Inc.
Sebastiani Vineyards, Inc.             Bottle Labeler        Feb-96            317,520           9,526                  60       OL
Signature Flight Support               Fuel Trucks           Jan-97          1,085,000                    85.01%     96 - 132    FP
   Corporation
Soo Line Railroad Company        47    Covered Hopper Rail   Apr-96          2,256,800          67,200                  12       FP
                                          Cars
Tarmac America, Inc.             43    Dragline              Jul-96          1,441,764          43,253                  84       FP
Tarmac America, Inc.             43    Concrete Mixer       Jul-96 to        4,787,890         143,637                  96       FP
                                          Trucks             Sep-96
Tarmac America, Inc.             43    Construction         Oct-94 to        3,114,870         101,233    71.69%        97       FP
                                          Equipment          Nov-94
TASC, Inc.                             Office Automation    Jan-96 to        1,018,030          30,542                  36       FP
                                                             Jul-96
TASC, Inc.                             Office Automation    May-95 to        1,567,339          50,413               18 - 36   OL/FP
                                                             Oct-95
TASC, Inc.                             OfficeAutomation     Oct-96 to        2,654,244          11,629                  36       FP
                                                             Jul-97
Trans Ocean Container            44    Intermodal            Jan-96          9,995,127         299,854                 120       FP
   Corporation                            Containers
Tyson Foods, Inc.                      Office Automation     Jun-95            563,411          18,311                  24       OL
Xerox Corporation                      Binding & Finishing  Feb-95 to          646,466          19,981                  48       OL
                                          Equipment          Jun-95
Xerox Corporation                      Materials Handling   May-95 to          144,527           4,456                  44       OL
                                                             Aug-95
                                                                       ---------------- ---------------
ATEL Cash Distribution Fund VI total:                                     $208,277,121      $5,623,585
                                                                       ================ ===============
                                      A-33


ATEL Capital Equipment Fund VII:

Applied Magnetics                      Manufacturing        Jul-97          $4,152,810               -    85.33%        63       FP
   Corporation
A.P.Moller (Maersk)              61    Intermodal           Jan-98           2,280,100               -                  52       OL
                                          Containers
Applied Magnetics                      Wafer Fabrication    Dec-97 to        7,975,841               -               60 - 63     FP
   Corporation                            Equipment          Jan-98
Archer Daniels                   62    Rail Tank Cars       Jan-98              42,875               -                  6        OP
   Midland Company
Atmel Corporation                      Semiconductor        Jan-98           4,114,596               -                  96       FP
                                          Manufacturing
                                          Equipment
Blue Star Line Ltd.              61    Intermodal           Jan-98           3,573,462               -                  60       OL
                                          Containers
Burlington Northern              63    Locomotives          Dec-96           5,010,960               -                  13       OL
   Railroad Co.
Cargill, Incorporated            64    Covered Hopper Cars  Jan-97           6,534,000               -                  72       FP
Chrysler Corporation                   Materials Handling   Oct-96 to          982,293               -                  60     OL/HP
                                          Dec-96
Columbus & Greenville            64    Covered Hopper Cars  Jan-97             667,000               -                  16       FP
   Railway Company
Consolidated Rail                      Containers & Chassis Sep-97 to        3,314,000               -                  84       HP
   Corporation                                               Nov-97
Dole Fresh Fruit                 61    Intermodal           Jan-98           3,876,170               -                  44       OL
   Company                                Containers
Far Eastern Shipping             61    Intermodal           Jan-98           2,257,299               -                  75       HP
   Company                                Containers
Farmland Hydro, L.P.             62    Rail Tank Cars       Jan-98             370,808               -                  16       OL
General Electric                       Blow Molding System  Jan-97             906,370               -                  24       OL
   Company - Plastics
General Electric                       Office Automation    Sep-97             306,545               -                  60       FP
   Company - Plastics
General Electric                       Railcar Mover        Mar-97             166,602               -                  60       OL
   Company - Plastics
Grand Trunk Western              65    Remanufactured High  Jan-98           3,342,139               -    56.64%        24       OL
   Railroad                               Cube Boxcars
   Incorporated
Great Salt Lake                  62    Rail Tank Cars       Jan-98             481,261               -                  7        OL
   Minerals
   Corporation
Hambros Vendor                   66    Vehicles and
   Finance Limited                        Sanitation Trucks Sep-97           5,381,076               -    78.56%     30 - 66     FP
Hastings Leasing                 67    Trucks &             Oct-97          28,811,289               -    88.85%     29 - 113    FP
   Limited                                Miscellaneous
Hastings Leasing                 67    Medical Equipment    Oct-97           8,014,488               -    91.66%     25 - 81     FP
   Limited
Illinois Central                 64    Covered Hopper Cars  Jan-97           1,610,000               -                  36       FP
   Railroad Company
Federal Paper Board              68    Rail Log Cars        Oct-97           5,624,724               -                  51       OL
   Company, Inc.
International Paper                    Knuckle Boom /
   Company                               Wheel Loaders      Sep-97 to          926,964               -               48 - 60   OL/HP
                                                             Oct-97
International Paper                    Knuckleboom Loader   Jul-97             275,000               -                  60       HP
   Company
International Paper                    Trackmobile          Jan-97             248,952               -                  60       OL
   Company

                                      A-34

International Paper                    CAT Wheel Loader     Feb-97             240,000               -                  48       HP
   Company
International Paper                    Knuckleboom Loader   Feb-97             213,095               -                  72       FP
   Company
International Paper                    CAT Wheel Loader     Jan-97             177,700               -                  48       OL
   Company
International Paper                    CAT Hydraulic
   Company                                Excavator         Jun-97             150,493               -                  60       OL
International Paper                    Industrial Truck     Jul-97              73,595               -                  60       HP
   Company
International Paper                    Linde-Baker Forklift Jul-97              40,350               -                  60       FP
   Company
Kawasaki Kisen                   61    Intermodal           Jan-98           2,614,728               -                  52       OL
   Kaisha, Ltd.                           Containers
   (K-Line)
Koppers Industries,              62    Rail Tank Car        Jan-98               5,400               -                  6        OL
   Inc.
Kraft Foods, Inc.                      Steelcase Office     Nov-97 to        1,130,681               -                  84       FP
                                          Furniture &        Jan-98
                                          Fixtures
Kraft Foods, Inc.                      Telephone System     Nov-97 to          539,196               -                  60       FP
                                                             Jan-98
Maxtor Corporation               69    Testing Equipment    Sep-97             533,698               -                  36       HP
Minteq International,                  Laser Profiling      Jan-97 to        1,708,935               -                  36       HP
   Inc.                                   System             Jan-98
Mobil Business                   70    Helicopters          Nov-96           1,650,000               -                  36       OL
   Resources
   Corporation
Mobil Business                   70    Helicopter           Oct-97           1,160,000               -                  36       OL
   Resources
   Corporation
Mobil Oil                              Wheel Loader         Jan-98              92,773               -                  36       OL
   Corporation
National Steel                         Steel Yard Equipment Jul-97           3,666,101               -                  60       OL
   Corporation
National Steel                         Steel Yard Equipment Oct-97           1,747,828               -                  60       HP
   Corporation
National Steel                         Steel Yard Equipment Apr-97             734,730               -    75.36%        60       HP
   Corporation
National Steel                         Omega Forklift &     Apr-98           1,286,210               -                  48       HP
   Corporation                            Loader
National Steel                         Crane & Wheel Loader Jan-98             861,344               -                  48       OL
   Corporation
Nippon Yusen Kaisha              61    Intermodal           Jan-98           8,715,760               -                  96       FP
   Ltd. (N.Y.K.Line)                      Containers
NVR, Inc                               Home Manufacturing   Aug-97 to          728,967               -                  84       FP
                                                             Nov-97
Omnicom Group, Inc.              71    Office Furniture     Jan-98           1,007,401               -                  60       FP
Omnicom Group, Inc.              71    Office Furniture     Jul-97              20,292               -                  60       FP
PCS Phosphate                    62    Rail Tank Cars       Jan-98             175,000               -                  25       OL
   Company, Inc.
Pioneer Chlor                    62    Rail Tank Cars       Jan-98           1,614,144               -               15 - 60   OL/HP
   Alkali Company
PVS Technologies,                62    Rail Tank Cars       Jan-98             672,388               -                6 - 24     OL
   Inc.
Riceland Foods, Inc.             62    Rail Tank Cars       Jan-98             130,032               -                  4        OL
Seaboard Commodity               62    Rail Tank Cars       Jan-98             525,618               -                6 - 22     OL
   Trading Company
Sebastiani Vineyards,                  Wine Barrels         Jan-98             872,061               -               36 - 60   HP/FP
   Inc.

                                      A-35

Sematech, Inc.                         Manufacturing        Apr-98           1,800,000               -                  36       OL
                                          Equipment
Sematech, Inc.                         Research Equipment   Oct-97           1,303,600               -                  36       HP
Sierra Pacific Power             68    Coal Hopper Rail     Dec-97           2,600,000               -                  67       OL
   Company & Idaho                        Cars
   Power Company
Signature Flight                       Fuel Trucks          Apr-97             760,000               -                 132       FP
   Support
   Corporation
Signature Flight                       Fuel Trucks          Jan-98             620,000               -               96 - 132    FP
   Support
   Corporation
Signature Flight                       Fuel Truck & Deicer  Apr-98             518,997               -                  96       FP
   Support
   Corporation
Sisston Milbank                  64    Covered Hopper Cars  Jan-97             330,000               -                  36       FP
   Railroad, Inc.
Sony Pictures                          Sony Monitors        Mar-98             193,140               -                  36       HP
   Entertainment,
   Inc.
Southern Illinois                64    Covered Hopper Cars  Jan-97             462,000               -                  48       FP
   Railcar Co.
Tarmac America, Inc.             72    Loaders              Apr-97             350,000               -                  18       OL
TASC, Inc.                             Office Automation    Oct-97 to        1,169,828               -                  36     HP/FP
                                                             Jan-98
TASC, Inc.                             Office Automation    Apr-98             533,617               -                  36       HP
UltraBeam                        73    Technical Instrument Dec-97 to          345,882               -                  48       HP
   Lithography,                        Confocal Metrology    Apr-98
   Inc.                                   System
UltraBeam                        73    Steag PBS Develop    Dec-97 to          220,887               -                  48       HP
   Lithography,                           HME System         Apr-98
   Inc.
Xerox Corporation                      FPD Inspection       Jan-98           3,521,046               -                  60       HP
                                          System
First Union Rail                 62,   Rail Tank Cars        N/A               478,836               -                 N/A      N/A
   Corporation                    74
                                                                      ----------------- ---------------
Total funded as of February 28, 1998                                      $149,543,976              $0
                                                                      ================= ===============

TOTALS OF ALL FUNDS:                                                      $816,487,314     $20,825,225
                                                                       ================ ===============

                   TABLE V ACQUISITION OF EQUIPMENT FOOTNOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date (s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

     (3) "Acquisition Fees" include fees accrued by the program as of the Preparation Date. For partially funded Lease lines, additional fees may be expended by the program for future acquisitions made pursuant to the terms of the Lease.

     (4) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

     (5) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

     (6) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost.

     (7) The interest in this transaction is held 1/3 by ATEL Cash Distribution Fund and 2/3 by ATEL Cash Distribution Fund II.

     (8) Guaranteed by both Fingerhut Corporation and by Primerica Corporation, as successor in interest to American Can Company.

     (9) In March 1992, Financial News Network ("FNN"), a lessee of ATEL Lease Income Fund, ATEL Cash Distribution Fund and ATEL Cash Distribution Fund II, filed for protection under Chapter 11 of the U.S. Bankruptcy Act. Subsequent competitive bidding between CNBC (a division of General Electric Company) and a partnership consisting of Dow Jones, Inc. and Group W (Westinghouse) developed for the purchase of FNN assets. This bidding resulted in the sale of certain FNN assets, principally its subscribers, to CNBC for $145 million in cash and the assumption of $9.3 million in liabilities. The proceeds from the sale were distributed beginning in June 1992 resulting in the recovery of substantially all of the programs' remaining investment in the Equipment.

     (10) A 34.41% interest in this transaction was acquired by ATEL Cash Distribution Fund. The remaining 65.59% was acquired by ATEL Cash Distribution Fund II.

(11) Guaranteed by Fingerhut Corporation.

     (12) Credit support provided by an Investment Agreement of Nord Kaolin Corporation and of Nord Resources Corporation.

     (13) These transactions are all leveraged under one non-recourse note with Sogelease Corporation.

     (14)  Leased  to  Teledyne  Wah  Chang  Albany,   a  division  of  Teledyne
Industries, Inc.

     (15) ATEL Cash Distribution Fund holds a one-half interest in this transaction, the remaining half interest was acquired by ATEL Financial Corporation on identical terms.

     (16) Guaranteed by Addington Resources.

     (17) Guaranteed by American President Companies.

     (18) A 97.75%  interest in  Equipment  Schedule  No. 2 was acquired by ATEL
Cash Distribution Fund II. The remaining 2.25% interest in that Schedule was acquired by ATEL Lease Income Fund.

     (19)  Lease   originally  with  Hammermill  Paper  Company  as  lessee  and subsequently assumed by International Paper Company.

     (20) Lease assigned to and assumed by Liggett & Meyers Tobacco Company, with recourse retained against the original Lessee.

     (21) On January 1, 1991 Midway Airlines, Inc., the lessee of the DC9-32 in which ATEL Cash Distribution Fund II and ATEL Cash Distribution Fund III owned interests, suspended payments on its debt and aircraft leases. On March 26, 1991, the Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. On September 4, 1991, the non-recourse lender, John Hancock Leasing Corporation, exercised its right to foreclose on the aircraft. As this investment represents a relatively small portion of the programs' total equity and anticipated cash flow, the General Partners do not believe that the adverse developments with respect to this investment will have a material effect on their respective operations, cash flows or rates of cash distributions. The beneficial interest in the Equipment was held two-thirds by ATEL Cash Distribution Fund II and one-third by ATEL Cash Distribution Fund III.

     (22) Equipment operated by the Eureka Company, a division of Lessee, an indirect subsidiary of AB Electrolux, Sweden.

     (23) Guaranteed by Reynolds and Reynolds.

     (24) On December 31, 1997, this lessee requested a moratorium on lease payments from January through March 1998. ATEL Cash Distribution Fund V is currently negotiating a settlement with the lessee.

     (25) On October 13, 1993 the lessee, Rocky Mountain Helicopters, Inc., filed for protection under Chapter 11 of the U. S. Bankruptcy Act. The aircraft which was the subject of the lease was delivered to ATEL Cash Distribution Fund II, prior to the petition for bankruptcy and was sold by the lessor. The proceeds of the sale satisfied in full the non-recourse debt obligation owed to USX Credit Corporation and the excess was applied to mitigate the lessor's claim against the lessee. The lessor subsequently filed and was allowed an unsecured claim in the amount of $776,542. Through June 30, 1997, the lessor has received $310,617 on this claim, representing 40% of the allowed claim. The sum of the proceeds from the rents, sale of the aircraft and the claim filed in bankruptcy has resulted in a recovery exceeding the lessor's original investment in the aircraft.

     (26) Assigned to and assumed by various subsidiaries of Lessee. Recourse retained against Lessee. Lessee subsequently changed its name to SMC Mining Corporation.

     (27) Guaranteed by Continental Medical Systems, Inc.

     (28) An indirect subsidiary and joint venture of Kaiser Aluminum & Chemical Corporation and Norsk Hydro.

     (29) Guaranteed by United States Surgical Corporation.

     (30) Acquisition Cost represents one-half of the total Equipment Acquisition Cost. Title to this Equipment is held in an equipment trust where one-half of the beneficial interest in the Equipment is owned by ATEL Cash Distribution Fund III and one-half by ATEL Cash Distribution Fund IV.

     (31) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (32) Guaranteed by Nord Resources Corporation. Subsequently the lease was assigned without recourse to DBK Minerals, Inc. with a guarantee of Dry Branch Kaolin Company.

     (33) Lessee indicated is the parent of Central Ohio Coal Company and Southern Ohio Coal Company. The Lease transaction represents three distinct leases with subsidiary companies. Credit support is provided by the parent, Ohio Power Company by an Inducement Letter.

     (34) The Lessee name is indicated for convenience only. The actual Lessees are Paramount Coal Corporation, Clinchfield Coal Company, Heartland Resources, Inc., Motivation Coal Company, Elkay Mining Company, Holston Mining, Inc. and Meadow River Coal Company, all subsidiaries of The Pittston Company. The Lease is guaranteed by The Pittston Company.

     (35) Title to the Equipment and Lease transaction is held by an equipment trust. A divisible 1/2 beneficial interest in the equipment trust is owned by the program. The remaining divisible 1/2 beneficial interest in the equipment trust is owned by a non-affiliate.

     (36) Guaranteed by Quaker State Corporation. This lease was susequently assigned to Costain Coal Company on a recourse basis. In 1996, the assignee defaulted on a lease payment, which default was subsequently cured. The lessor is currently negotiating a settlement with the assignee, lessee and guarantor.

     (37) Lessee is a partnership formed by United States Steel Corporation and Kobe Steel Corporation.

     (38) Title to the Equipment and Lease transaction is held by an equipment trust. Partnership owns a 17.3199% beneficial interest in the equipment trust.

     (39)  Subject  to  a   remarketing   agreement   with   General   Motors  -
Electro-Motive division.

     (40) Guaranteed by The Pittston Company.

     (41) Guaranteed by CBI Industries, Inc. Subsequently guaranteed by Praxair, Inc.

     (42) Guaranteed by Peabody Holding Company, Inc.

     (43) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (44) The equipment is subject to operating leases and managed by the lessee under a pooled management arrangement. Rentals are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

     (45) Lessee has limited option to terminate at 36 months and 60 months, subject to a remarketing agreement with Bond International (US), Inc.

     (46) A division of Waban, Inc.

     (47) Equipment is subject to a full payout management agreement with MRXX Corporation.

     (48) Guaranteed by Mineral Technologies, Inc.

     (49) Guaranteed by Mobil Corporation.

     (50) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services; and TLP, Inc.

     (51) This lessee filed for protection under Chapter 11 of the United States Bankruptcy Code on January 16, 1998. As this lease has been leveraged using non-recourse secured debt, the General Partner does not feel that the effect of the bankruptcy will have a material adverse impact on the performance of ATEL Cash Distribution Fund V.

     (52) The lessee name  represents  the  guarantor  of the lease  obligations
(which has since changed its name to the Morton's Restaurant Group, Inc.). Actual lessees are various subsidiaries of the guarantor.

     (53) This lessee defaulted on a portion of its lease payments in October 1997. ATEL Cash Distribution Fund V is currently negotiating a possible sttlement with the lessee.

     (54) Guaranteed by Smith's Food & Drug Centers.

     (55) Subject to a remarketing/residual sharing agreement with AT&T Credit Corporation.

     (56) Guaranteed by Adolf Coors Company.

     (57) The end-users of the Equipment are various governmental entities in the United Kingdom.

     (58) Guaranteed by NEC Corporation.

     (59) Guaranteed by A.T. Massey Coal Company, Inc.

     (60) Guaranteed by Perdue Farms, Inc.

     (61) Subject to a management agreement with Transamerica Leasing, Inc.

     (62) Subject to a management agreement with First Union Rail Corporation.

     (63) Title to the Equipment and Lease is held by an equipment trust. A divided beneficial interest in the trust representing 24 of 34 of the diesel-electric locomotives is owned by the program. A divided beneficial interest in the trust representing the remaining 10 diesel-electric locomotives has been assigned to a non-affiliate, however, such interest continues to be managed by an affiliate of the program.

     (64) The equipment is subject to a full payout management agreement with MRXX Corporation.

     (65) Title to the equipment is held in a trust. A divided beneficial interest in the trust representing 130 of 291 boxcars is owned by the program. A divided interest in the trust representing the remaining 161 boxcars continues to be owned by the seller of the program's interest, which seller is a non-affiliate.

     (66)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hambros Vendor Finance Limited and include a residual sharing agreement.

     (67)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hastings Leasing Limited and include a residual sharing agreement.

     (68) Title to the equipment is held in a trust. The program has a 100% undivided beneficial interest in the trust.

     (69) Guaranteed by Hyundai Electronics Industries Co., Ltd.

     (70) Guaranteed by Mobil Corporation.

     (71) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

     (72) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (73) Co-lessee under the lease with Ultratech Stepper, Inc., UltraBeam Lithography, Inc. and Verdant Technologies, Inc. as additional co-lessees.

     (74) The lessee name represents the manager of the rail tank cars. These rail tank cars are not currently subject to a fixed term lease.

                                    TABLE VI

                         SALES OR DISPOSALS OF EQUIPMENT

ATEL Lease Income Fund, ATEL Cash Distribution Fund, ATEL Cash Distribution Fund II, ATEL Cash Distribution Fund III, ATEL Cash Dsitribution Fund IV, ATEL Cash Distribution Fund V and ATEL Cash Distribution Fund VI have disposed of equipment in their portfolios as of December 31, 1997. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                 Excess of
                                                                      Equipment                                  Rents Over
                                                        Acquisition Acquisition                       Sale        Expenses
Lessee                                 Type of Equipment  Date (1)   Price (2)      Sale Date       Price (3)        (4)      Notes
------                                 -----------------  --------   ---------      ---------       ---------        ---      -----

ATEL LEASE INCOME FUND 1985-A

Colour Graphics               Computer system              Feb-87        $34,500     Oct-93             $2,525        $44,483
Colour Graphics               Office Information Systems   Jul-88         45,000     Jan-94             11,200         55,777
Educational Loan Services,    Office Information Systems   May-86         33,050     Oct-90                900         31,350
   Inc.
Federal Home Loan Bank of     Office Information Systems   May-86         39,127     Apr-90                870         36,800
   New York
Financial News Network, Inc.  Studio and Broadcasting      Feb-90         14,777     Jun-92             11,493          2,027   5
Gorham, Inc.                  Office Information Systems   May-86         38,799     Mar-90              2,300         45,180
Long Lake Staionary, Inc.     Binding Equipment            May-87          4,023     Jul-92                  1          6,242
Philip Morris, U.S.A.         Office Information Systems   May-86         13,297     Jan-89              3,600         12,400
Philip Morris, U.S.A.         Office Information Systems   May-86         21,584     Aug-92                  -         22,050
Polaroid Corporation          Office Information Systems   May-86         48,028     Jan-90              4,500         45,000
Rohr Industries, Inc.         Motor Vehicle                Jan-89         12,451     Apr-95              6,400         17,843
Rohr Industries, Inc.         Motor Vehicle                Apr-89          8,376     Jul-92              4,723          8,558
                                                                    -------------                  ------------ --------------
                                                                        $313,012                       $48,512       $327,710
                                                                    =============                  ============ ==============
ATEL CASH DISTRIBUTION FUND
Acushnet Company              Office Information Systems   Jan-87       $140,287     Dec-91             $4,545       $156,000
Alachua General Hospital      MRI Scanner                  Jan-89        641,593     Jan-95                  1        699,453
Alachua General Hospital      Tractor                      Jan-89         15,327     Sep-92              9,000         15,900   6
American Motors Corporation   Lift Trucks                  Oct-87        217,066     Jun-97             57,000        229,029
American Motors Corporation   Lift Trucks                  Oct-87        109,751     Mar-93             31,800        141,636
American Motors Corporation   Lift Trucks                  Oct-87         55,579     Apr-93             15,956         71,727
American Motors Corporation   Lift Truck                   Oct-87         34,494     May-89             30,818         10,117
American Motors Corporation   Lift Trucks                  Oct-87         25,754     Sep-92              6,200         31,306
American Motors Corporation   Lift Trucks                  Oct-87         15,201     Feb-94              4,500         22,886
American Motors Corporation   Lift Trucks                  Oct-87         12,877     Jan-93              3,200         15,863
American Motors Corporation   Hoist Mill Truck             Dec-87        104,834     Mar-93             18,000        131,164
American Motors Corporation   Lift Truck                   Dec-87         29,709     Jun-97                  -         21,189
American Motors Corporation   Lift Trucks                  Jan-88         45,385     Dec-92              7,000         63,268
Anaheim Memorial Hospital     CAT Scanner                  Jan-88        814,696     Apr-93             88,000        839,938
Campbell Soup Company         Reach / Walkie Trucks        Mar-87         79,248     Sep-93              2,700         89,216
Campbell Soup Company         Lift Truck Battery           Mar-87         37,127     Aug-93             12,435         38,812
                                 Chargers

                                      A-42

Campbell Soup Company         Lift Truck                   Mar-87         34,790     Jun-90             30,000         19,575
Campbell Soup Company         Lift Truck                   Mar-87         25,668     Jul-94              5,022         31,663
Campbell Soup Company         Lift Truck                   Mar-87         19,763     Oct-95              2,000         27,283
Campbell Soup Company         Lift Truck                   Mar-87         19,491     May-95                  -         25,976
Campbell Soup Company         Batteries / Chargers         Mar-87         12,417     Dec-93              4,250         13,977
Campbell Soup Company         Lift Trucks                  Mar-87         10,584     Dec-97             11,000         36,430
Campbell Soup Company         Lift Truck                   Apr-87         24,550     Apr-91             17,764         17,765
Campbell Soup Company         Lift Truck                   Apr-87          4,997     Apr-91              3,616          3,616
Campbell Soup Company         Lift Truck                   Apr-87         63,153     Dec-97             20,873         71,540
Color Graphics Corporation    645-MSS Output Scanning      Dec-86        232,533     Mar-94             20,000        303,307
                                 Station
Enron Corp.                   Office Information Systems   Jun-88         88,364     Jun-91             17,857         90,326
Enron Corp.                   Office Information Systems   Jun-88         87,399     Feb-92             10,650         85,140
Enron Corp.                   Office Information Systems   Jun-88         79,726     Mar-92              8,000         76,968
Financial News Network, Inc.  Studio and Broadcasting      Mar-90        935,918     Jun-92            747,617        123,050   7
GAF Corporation               Lift Trucks                  Oct-87        459,660     Nov-92             94,575        457,460
GAF Corporation               Joy Filler                   Mar-88        535,257     Dec-97             44,525        822,498
Galardi Group                 Restaurant FF&E              Jun-94        247,000     Oct-96            147,148        173,042
Hartford Insurance Group      Communication                Jul-88         93,252     Jul-93              3,618        106,785
Imperial Plastics, Inc.       Injection Molding            Jun-87        137,247     Apr-94             67,000        147,445
Imperial Plastics, Inc.       Injection Molding            Dec-87        150,879     Apr-94             64,000        170,530
Imperial Plastics, Inc.       Injection Molding            Jan-88        194,944     Apr-94             77,000        229,797
Imperial Plastics, Inc.       Air Compressor Temperature   Mar-88         66,883     Apr-94             17,000         71,949
                                 Control Unit
Martin Marietta Corporation   Communication                Apr-88        296,550     Aug-93                500        277,184
Martin Marietta Corporation   Communication                Apr-88        148,275     Jun-92             16,000        138,592
Nord Kaolin Company           Hydraulic Excavator          May-87        163,490     Mar-93             45,000        184,567
Nord Kaolin Company           Komatsu Crawler Tractor      Aug-87         50,693     Jul-96             12,000         36,492
Nord Kaolin Company           Lift Trucks                  Sep-87         15,633     Oct-95              3,500         27,386
Nord Kaolin Company           Magnetic Separator           Oct-87        160,669     Dec-96             25,000        150,087
Nord Kaolin Company           Industrial Truck             Oct-89         13,745     Oct-97              3,000         20,856
Polaroid Corporation          Office Information Systems   Mar-87         37,819     Apr-92              2,475         41,005
Putnam County Hospital        Spectrum Analyzer            May-88        114,950     May-94              2,000        158,780
Rohr Industries, Inc.         Motor Vehicle                Jul-87         14,790     Feb-93              4,175         17,080
Rohr Industries, Inc.         Motor Vehicle                Jan-88          9,346     Aug-96              3,232         11,495
Rohr Industries, Inc.         Motor Vehicle                Feb-88         12,060     Aug-96              1,502         14,896
Rohr Industries, Inc.         Motor Vehicle                Mar-88         16,421     Feb-93              4,575         19,073
Rohr Industries, Inc.         Motor Vehicle                Apr-88         16,183     Aug-93              3,977         18,986
Rohr Industries, Inc.         Motor Vehicle                Apr-88         16,052     Feb-96              5,000         21,252
Rohr Industries, Inc.         Motor Vehicle                Apr-88         14,630     Apr-91              5,725         13,106
Rohr Industries, Inc.         Motor Vehicle                Apr-88         14,028     Dec-95              4,630         20,629
Rohr Industries, Inc.         Motor Vehicle                Apr-88         13,330     Oct-92              2,530         15,081
Rohr Industries, Inc.         Motor Vehicle                Apr-88         12,932     Apr-91              4,380         11,585
Rohr Industries, Inc.         Motor Vehicle                Apr-88         12,060     Apr-91              3,498         10,804
Rohr Industries, Inc.         Motor Vehicle                Apr-88         12,060     Apr-91              3,198         10,804
Rohr Industries, Inc.         Motor Vehicle                Apr-88          9,356     Aug-96              3,332         12,647
Rohr Industries, Inc.         Motor Vehicle                May-88         13,981     Sep-95              3,900         20,280
Rohr Industries, Inc.         Motor Vehicle                Jul-88         29,656     Nov-92              7,135         31,553
Rohr Industries, Inc.         Motor Vehicle                Jul-88         25,755     Mar-96              9,000         33,051
Rohr Industries, Inc.         Motor Vehicle                Jul-88         11,566     Jul-91              4,075         10,517
Rohr Industries, Inc.         Motor Vehicle                Jul-88         11,566     Jul-91              4,850         10,517
Rohr Industries, Inc.         Motor Vehicle                Jul-88         11,566     Jul-91              3,890         10,517
Rohr Industries, Inc.         Motor Vehicle                Aug-88         17,829     Nov-96              6,590         23,532
Rohr Industries, Inc.         Motor Vehicle                Aug-88         16,538     May-93              2,622         18,710
Rohr Industries, Inc.         Motor Vehicle                Aug-88         14,662     Oct-93              3,435         16,587
Rohr Industries, Inc.         Motor Vehicle                Oct-89         15,460     Dec-97              2,750         33,297
Teledyne Industries, Inc.     Lift Truck                   Oct-87        160,930     Feb-93             48,000        162,751
Teledyne Industries, Inc.     Lift Truck                   Oct-87        147,345     Nov-92             20,000        149,763
Teledyne Industries, Inc.     Lift Truck                   Oct-87         87,258     Jan-93             19,000         89,166

                                      A-43

Teledyne Industries, Inc.     Lift Truck                   Jan-88        147,345     Nov-91             41,000        137,956
Teledyne Industries, Inc.     Lift Truck                   Jan-88         52,250     Apr-91             15,000         47,775
Teledyne Industries, Inc.     Lift Truck                   Jan-88         39,188     Apr-91             10,000         35,832
Teledyne Industries, Inc.     Lift Truck                   Feb-88        173,330     Feb-93             58,000        150,644
Teledyne Industries, Inc.     Lift Truck                   Mar-88         50,160     May-93             11,000         51,896
Teledyne Industries, Inc.     Lift Truck                   Apr-88         55,907     Feb-93             20,000         58,088
Teledyne Industries, Inc.     Lift Truck                   Jul-88        147,345     Oct-92             20,000        134,726
Teledyne Industries, Inc.     Lift Truck                   Aug-88         42,845     Jan-94              9,000         46,240
Teledyne Industries, Inc.     Lift Truck                   Nov-88         38,278     Mar-94             11,000         41,481
Teledyne Industries, Inc.     Lift Truck                   Nov-88         35,530     Jan-94             10,390         36,406
Teledyne Industries, Inc.     Lift Trucks                  Aug-89         32,771     Nov-94              7,896         33,173
Teledyne Industries, Inc.     Lift Truck                   Sep-89         68,970     Oct-92             10,000         67,300
Teledyne Industries, Inc.     Lift Truck                   Nov-89        218,133     Jan-93             44,000        204,009
Teledyne Industries, Inc.     Lift Truck                   Nov-89         58,374     Mar-94             12,500         63,256
Teledyne Industries, Inc.     Lift Truck                   Jan-90         57,487     Mar-94             13,000         55,978
Teledyne Industries, Inc.     Lift Trucks                  Jan-90         57,350     Jan-95             15,000         58,052
Teledyne Industries, Inc.     Lift Trucks                  Jan-90         57,350     Jan-95             15,000         58,052
The Dow Chemical Company      Truck                        Jul-87        111,288     Jun-93             17,500        102,367
The Dow Chemical Company      Trucks                       Jul-87         91,216     Jul-93             26,000         80,985
The Dow Chemical Company      Mack Truck                   Jul-87         25,210     Aug-92              7,500         24,846
Treasure Chest Advertising    Printing Press               Mar-87        521,190     Dec-92            311,844        523,950
   Company, Inc.
TRW, Inc.                     Communication                Apr-89        257,130     Jul-93              8,400        235,080
TRW, Inc.                     Communication                Apr-89         77,957     May-92             19,800         70,704
United Technologies           Office Information Systems   Dec-86         77,450     Mar-91             20,000         80,985
   Corporation
Vista Chemical Company        Tank cars                    Mar-88      1,238,250     Dec-93            885,000      1,090,493
WSMP, Inc.                    Vacuum Pkg. Machine          Apr-95        208,788     Dec-97            150,314        129,870
                                                                    -------------                  ------------ --------------
                                                                     $11,583,679                    $3,768,290    $11,146,398
                                                                    =============                  ============ ==============
ATEL CASH DISTRIBUTION FUND II
A.O. Smith Corporation        Office Automation Equipment   Dec-90      $723,258     Sep-94            $75,017       $763,652
A.O. Smith Corporation        Lift Truck                    Jul-89        80,717     Jun-94             34,000         81,198
A.O. Smith Corporation        Lift Truck                    Jul-89        26,910     Jun-95              6,250         51,147
A.O. Smith Corporation        Lift Truck                    Jul-89        17,616     Jul-95              1,500         23,346
A.O. Smith Corporation        Personnel Carrier             Jul-89         4,381     Jul-94                500          4,407
A.O. Smith Corporation        Machinery                     Jul-91        26,475     Jan-93             18,360         15,660
Addwest Gold, Inc.            Portable Jaw Crusher Plant    Sep-88     1,153,001     Nov-94            301,000      1,104,720
Alachua General Hospital      MRI Scanner                   Jan-89     1,286,256     Jan-95                  1      1,683,244
Alachua General Hospital      Tractor                       Jan-89        30,727     Sep-92             18,000         31,801   6
American Express Company      Manufacturing                 May-89       289,922     May-93             10,000        293,040
American President Trucking   Tractors                      Sep-88        60,326     Jan-94             15,500         55,808
   Co., Ltd.
American President Trucking   Tractors                      Sep-88        60,326     Apr-94             16,400         61,125
   Co., Ltd.
American President Trucking   Tractors                      Sep-88        60,326     Apr-94             16,200         61,571
   Co., Ltd.
American President Trucking   Tractors                      Sep-88        60,326     Apr-94             16,400         55,808
   Co., Ltd.
American President Trucking   Tractors                      Sep-88        60,325     Sep-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        61,513     Dec-93             16,000         52,752
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        61,513     Jan-94             16,000         60,854
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        61,513     Jan-94             16,000         58,674
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        61,513     Apr-94             17,000         59,724
   Co., Ltd.

                                      A-44

American President Trucking   Tractors                      Oct-88        60,326     Dec-93             15,000         51,734
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        60,326     Jan-94             15,500         56,701
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        60,326     Apr-94             16,400         58,570
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        60,326     Apr-94             16,400         58,145
   Co., Ltd.
American President Trucking   Tractors                      Oct-88        60,326     Apr-94             19,000         58,595
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        61,513     Jun-93             45,041         47,171
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        61,513     Dec-93             15,926         59,573
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        61,513     Jan-94             16,000         59,369
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        61,513     Jan-94             16,000         56,907
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        61,513     Jun-96              8,500         71,279
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     May-93             44,172         44,957
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-94             17,461         58,772
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-94             15,500         55,808
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Apr-94             19,000         55,809
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Apr-94             16,400         58,570
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-96             10,350         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-96             10,282         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-96             10,350         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jan-96             10,350         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Apr-96             10,565         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     May-96             10,390         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jun-96              9,500         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Jul-96              9,995         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Sep-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Sep-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Sep-96              7,700         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Oct-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Oct-96              7,700         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Oct-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Oct-96              7,905         69,903
   Co., Ltd.


                                      A-45


American President Trucking   Tractors                      Nov-88        60,326     Oct-96              7,700         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,326     Nov-96              7,600         69,903
   Co., Ltd.
American President Trucking   Tractors                      Nov-88        60,325     Dec-95             11,522         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Jun-96              9,500         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Aug-96              7,200         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Sep-96              7,700         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Sep-96              7,700         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Sep-96              7,905         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Nov-96              7,600         69,903
   Co., Ltd.
American President Trucking   Tractors                      Dec-88        60,326     Nov-96              7,600         69,903
   Co., Ltd.
American President Trucking   Tractors                      Mar-89        61,513     Feb-96             10,488         71,279
   Co., Ltd.
Bistol-Meyers Squib           Office furniture              Jun-92       324,310     Oct-95             89,834        340,960
Buffalo & Pittsburgh          Locomotives                   Nov-93       108,127     Nov-96            103,500        109,471
   Railroad
Campbell Soup Company         Lift Trucks                   Jul-88       237,980     Oct-95             33,000        304,036
Campbell Soup Company         Life plus charger             Jul-88        28,056     Aug-95              6,000         34,608
Campbell Soup Company         Lift Truck                    Jul-88        26,604     Oct-95              2,500         33,597
Chesebrough-Pond's Inc.       Lift Trucks                   May-90       109,901     Aug-94             42,000        124,236
Chesebrough-Pond's Inc.       Motorized Lowlift Walk/Ride   May-90        38,303     Aug-94              4,800         43,452
                                 Trucks
Chesebrough-Pond's Inc.       Lift Truck                    May-90        35,029     Aug-94             12,950         39,270
Chesebrough-Pond's Inc.       Lift Truck                    May-90        18,220     Aug-94              6,750         20,502
Chrysler Corporation          C-Line Industrial Battery     Dec-93         7,202     Oct-97              2,221         85,182
Chrysler Corporation          Battery Charger               Dec-93         4,798     Oct-97              1,479         56,748
Colour Graphics Corporation   Computer system               Jul-88        35,411     Oct-93              2,475         41,767
Continental Medical Systems,  Physical therapy              Jun-90        36,676     Jun-95             11,750         45,485
    Inc.
Cooper Tire & Rubber Company  Lift Trucks                   Nov-88        33,296     Jan-96             10,600         37,698
Cooper Tire & Rubber Company  Forklifts                    Apr-89 to      87,906     Jul-96             15,760        107,895
                                                            Jun-89
Cooper Tire & Rubber Company  Forklifts                    Jan-89 to     482,499     Oct-96             89,200        598,468
                                                             Mar-89
Delnor Community Hospital     Medical                       Apr-88        89,081     Dec-91             35,000         87,406
Delnor Community Hospital     Medical                       Jul-88       263,473     Apr-91             45,000        247,586
Delnor Community Hospital     Medical                       Jul-88       118,775     Apr-91             17,850        106,513
DJ Aerospace Limited          Executive Aircraft            Apr-94       810,000     Jan-97            436,309        681,820
Financial News Network, Inc.  Studio and Broadcasting       Feb-90       670,359     Jun-92            534,432        148,788   8
Fingerhut Corporation         Pacesetter Saddlebinder       Dec-89       233,268     Dec-94            110,000        258,130
FMC Gold Company              Material Handling             Apr-90       417,082     Jul-93            155,000        361,891
FMC Gold Company              Material Handling             Apr-90       380,201     May-93            105,000        322,256
GAF Corporation               Manufacturing                 Mar-88       433,267     Jun-95                  1        657,024
Galardi Group                 Restaurant FF&E               Jun-94       507,000     Oct-96            302,042        355,190
General Motors Corporation    Video Projectors              Dec-93        52,128     Jun-97             11,613         59,207
Hudson Foods, Inc.            Chicken Processing            Jul-89       326,880     Aug-94            120,215        373,808
Hudson Foods, Inc.            Waste Water Pre-treatment     Aug-89       331,070     Aug-94            121,600        377,895
                                 Plant
Hudson Foods, Inc.            Chicken Processing            Dec-89     1,102,591     Sep-94            333,006      1,182,678
                                 Equipment


                                      A-46

Hudson Foods, Inc.            Chicken Processing            Dec-89       890,708     Sep-94            272,280        959,784
                                 Equipment
Hudson Foods, Inc.            Chicken Processing            Dec-89       190,739     Sep-94             56,897        205,202
                                 Equipment
Inland Steel Company          Laser Measuring System        Sep-89       436,808     Apr-94            105,000        487,179
International Paper Company   Truck                         Jun-88        25,080     Nov-92             14,653         28,446
International Paper Company   Trucks                        Jul-88        32,039     Nov-91              7,412         31,840
International Paper Company   Truck                         Sep-88        42,161     Dec-95             11,120         73,774
International Paper Company   Van                           Sep-88        39,626     Nov-94             11,325         37,872
International Paper Company   Trucks                        Sep-88        37,910     May-92             17,372         33,220
International Paper Company   Truck                         Sep-88        35,302     Sep-94              8,500         36,360
International Paper Company   Trucks                        Sep-88        28,114     Dec-93              7,750         30,848
International Paper Company   Truck                         Sep-88        20,850     Dec-95             11,924         39,114
International Paper Company   Trucks                        Nov-88       165,175     Aug-91            118,185         90,831
International Paper Company   Truck with power lift gate    Nov-88        32,691     Dec-94             10,000         36,079
International Paper Company   Truck with power lift gate    Nov-88        32,691     Feb-95              9,500         36,079
International Paper Company   Motor Vehicle                 Dec-88        13,873     Apr-97              5,500         22,610
International Paper Company   Motor Vehicle                 Jan-89        33,029     Jul-96              4,000         58,146
International Paper Company   Motor Vehicle                 Feb-89        41,080     Jun-97              4,250         65,533
International Paper Company   Trucks                        Mar-89        48,783     May-95             26,000         40,150
International Paper Company   Truck                         Mar-89        24,458     Apr-95             11,000         25,968
International Paper Company   Cargo Van                     Mar-89        13,910     Jan-95              2,740         16,189
International Paper Company   Trucks                        Apr-89        76,873     May-95             20,000         86,592
International Paper Company   Truck                         Jun-89        29,079     May-95              9,000         31,744
International Paper Company   Trucks                        Jun-89        27,457     Apr-94              4,500         32,538
International Paper Company   Truck                         Aug-89        27,249     Apr-96              7,000         37,622
International Paper Company   Cut-away Van                  Aug-89        19,484     Dec-94              5,750         19,095
International Paper Company   Trucks                        Oct-89       116,589     May-92             83,477         63,595
International Paper Company   Cab & chassis                 Oct-89        25,374     Dec-95              9,477         38,797
International Paper Company   Trucks                        Nov-89        33,587     Mar-94              9,000         34,975
International Paper Company   Trucks                        Dec-89       123,513     Apr-95             50,750        139,088
International Paper Company   Trucks                        Mar-90        76,300     May-92             54,047         34,906
KeyCorp                       Office Furniture and          Aug-89       913,120     Apr-94            245,000      1,014,508
                                 Equipment
Keycorp                       ATM's                         Aug-89       251,385     Dec-96             23,500        287,781
KeyCorp                       ATM Machines                  Aug-89       195,522     Apr-96             18,650        211,431
KeyCorp                       ATM Machines                  Aug-89       139,658     Jan-94             41,250        146,802
Keycorp                       ATM's                         Aug-89       139,658     Jun-97             10,000        213,512
KeyCorp                       ATM Machines                  Aug-89        55,864     Aug-94             14,500         66,333
Koppers Industries, Inc.      Hydraulic loader & end        Jun-90       639,120     Jun-95            317,500        793,198
                                 loader
Midway Airlines, Inc.         Commercial Aircraft           Jun-90     4,592,040     Sep-91          3,444,589        463,076   9
National Semiconductor        Wafer Processing System       Apr-89       762,580     Jan-94             82,000        869,955
   Corporation
National Steel Corporation    Wheel Loader                  Dec-89       380,203     Jul-96            134,512        476,098
National Steel Corporation    Forklifts                     Dec-89        85,296     Jun-97             25,000        109,159
National Union Electric       Phone System                  Aug-89       481,738     Mar-94            130,000        507,722
   Corporation
Nissan Motor Corporation      Office Information Systems    Jul-88       229,598     Jul-93              3,700        221,328
   In USA
NMCS, Inc. , d/b/a National   Office Furniture              Jun-88       627,453     Mar-94                  1        747,640
   Medical Group Services,
   Inc.
Nord Kaolin Company           Water Tank Trucks             Feb-89       229,795     Nov-96             31,800        191,762
Nord Kaolin Company           Ford Truck & Truck Crane      Apr-89        76,913     Mar-97             28,000        109,219
Owens Corning Fiberglas Corp. Automobile                    Nov-88        15,822     Apr-95              3,650         20,000
Owens Corning Fiberglas Corp. Material Handling             Jul-89       175,098     Jul-92             41,020        154,944
Owens Corning Fiberglas Corp. Material Handling             Oct-89       151,207     Mar-93             47,000        139,317
Owens Corning Fiberglas Corp. Material Handling             Oct-89        56,733     Sep-94             13,000         62,760


                                      A-47

Owens Corning Fiberglas Corp. Material Handling             Oct-89        31,192     Sep-94              9,000         34,524
Owens Corning Fiberglas Corp. Material Handling             Dec-89        21,331     May-96              4,100         27,834
Owens Corning Fiberglas Corp. Material Handling             Feb-90       100,985     Oct-95             35,000        119,560
Owens Corning Fiberglas Corp. Lift Truck                    Mar-90        18,288     Mar-95              6,500         19,851
Owens Corning Fiberglas Corp. Material Handling             Apr-90       122,130     Apr-94             36,600        126,827
Owens Corning Fiberglas Corp. Material Handling             Apr-90       118,092     Apr-95             44,500        128,182
Owens Corning Fiberglas Corp. Material Handling             Apr-90       101,775     Jun-93             29,100         92,836
Owens Corning Fiberglas Corp. Material Handling             May-90        57,956     Jun-93             13,500         62,821
Owens Corning Fiberglas Corp. Material Handling             May-90        18,972     Apr-94              4,800         20,165
Owens Corning Fiberglas Corp. Material Handling             Jun-90       152,935     Oct-95             56,000        179,186
Owens Corning Fiberglas Corp. Material Handling             Jun-90        16,179     Aug-96              5,000         19,670
Owens Corning Fiberglas Corp. Forklift Truck                Jul-90        22,422     Jul-97                  1         36,338
Owens Corning Fiberglas Corp. Material Handling             Aug-90       123,102     Aug-93             41,000        113,082
Owens Corning Fiberglas Corp. Lift Truck                    Aug-90        59,786     Dec-94             20,000         59,404
Owens Corning Fiberglas Corp. Forklift                      Aug-90        25,601     Oct-96              5,050         31,106
Owens Corning Fiberglas Corp. Material Handling             Aug-90        20,858     Aug-95             10,750         22,911
Owens Corning Fiberglas Corp. Material Handling             Aug-90        20,858     Sep-95             10,750         22,911
Owens Corning Fiberglas Corp. Forklift Truck                Aug-90        19,000     Jul-97              4,000         24,084
Owens Corning Fiberglas Corp. Mobile Rail Car Mover         Oct-90       114,900     Sep-97             70,000        142,436
Owens Corning Fiberglas Corp. Material Handling             Oct-90        22,750     Nov-95              7,000         29,948
Owens Corning Fiberglas Corp. Material Handling             Oct-90        21,920     Oct-95             10,750         24,521
Owens Corning Fiberglas Corp. Sweeper                       Nov-90        27,592     Dec-93              6,600         26,638
Owens Corning Fiberglas Corp. Material Handling             Nov-90        11,302     Mar-95                  1         15,881
Pre Press Group               Digital Color Scanner         Nov-88     1,276,903     Nov-97              9,000      1,529,568
Quaker Coal Company           Crawler Dozer                 Feb-94       558,301     Apr-96            255,000        356,875
Ran-Bar Corporation           Boom lift                     Aug-93         7,950     Sep-95                  1         19,152
Regents of the University of  Communication                 Jan-89        84,204     Dec-93             25,500         87,434
   California
Rocky Mountain Helicopters,   Aircraft                      Oct-89     2,252,125     Dec-93          1,472,413      1,383,000   10
   Inc.
Rohr Industries, Inc.         Motor Vehicles                Oct-88        47,524     Aug-93             19,095         61,845
Rohr Industries, Inc.         Motor Vehicles                Oct-88        24,450     May-93              5,534         24,406
Rohr Industries, Inc.         Motor Vehicles                Oct-88        11,370     Dec-93              3,977         13,300
Rohr Industries, Inc.         Motor Vehicle                 Oct-88         8,742     Aug-96              3,482         12,950
Rohr Industries, Inc.         Motor Vehicles                Dec-88        99,553     Jan-93             22,012         99,184
Rohr Industries, Inc.         Auto                          Dec-88        15,642     Jan-95              3,077         21,521
Rohr Industries, Inc.         Motor Vehicles                Dec-88        15,569     Dec-93              4,777         17,664
Rohr Industries, Inc.         Motor Vehicles                Jan-89        14,990     Feb-92              3,509         12,925
Rohr Industries, Inc.         Motor Vehicles                Jan-89        14,990     May-92              5,538         13,776
Rohr Industries, Inc.         Motor Vehicles                Jan-89         9,532     Apr-94              3,300         12,375
Rohr Industries, Inc.         Motor Vehicles                Feb-89         9,359     Aug-94              3,177         12,851
Rohr Industries, Inc.         Motor Vehicle                 Feb-89         8,952     Aug-96                  -         14,280
Rohr Industries, Inc.         Motor Vehicles                Apr-89        72,014     Jul-92             20,088         68,396
Rohr Industries, Inc.         Motor Vehicles                Apr-89        36,263     Apr-89              7,667         35,328
Rohr Industries, Inc.         Motor Vehicles                Apr-89        35,762     Apr-92              9,019         34,793
Rohr Industries, Inc.         Motor Vehicles                Apr-89        24,343     Jul-92              5,146         23,683
Rohr Industries, Inc.         Motor Vehicles                Apr-89        21,759     Jul-94              8,500         25,267
Rohr Industries, Inc.         Motor Vehicles                Apr-89        12,393     Jan-92              2,313         12,086
Rohr Industries, Inc.         Motor Vehicles                Apr-89        11,921     May-92              3,058         11,597
Rohr Industries, Inc.         Motor Vehicles                Apr-89        11,920     Jul-92              2,973         11,597
Rohr Industries, Inc.         Motor Vehicles                May-89        16,760     Jul-94              3,677         18,710
Rohr Industries, Inc.         Motor Vehicles                May-89        11,920     May-93              2,772         12,955
Rohr Industries, Inc.         Motor Vehicles                Jul-89        18,477     Feb-93             11,810         14,614
Rohr Industries, Inc.         Motor Vehicles                Jul-89        17,801     Jul-92              3,823         15,948
Rohr Industries, Inc.         Motor Vehicles                Aug-89        14,570     Dec-93              3,695         15,270
Rohr Industries, Inc.         Motor Vehicle                 Sep-89         8,702     Aug-96              3,979         12,557
Rohr Industries, Inc.         Motor Vehicles                Nov-89        16,378     May-92             13,340          9,100
Rohr Industries, Inc.         Motor Vehicle                 Nov-89        15,863     Aug-96              4,422         20,605
Rohr Industries, Inc.         Pickup Truck                  Nov-89         9,652     Jan-95              4,100         10,720

                                      A-48

Rohr Industries, Inc.         Motor Vehicles                Mar-90        15,065     Feb-93              6,756         12,658
Sebastiani Vineyards, Inc.    Wine Barrels                  Oct-88       143,804     Jun-96              6,535        188,158
Sebastiani Vineyards, Inc.    Wine Barrels                  May-89        67,314     Jun-96              2,700         81,120
Sebastiani Vineyards, Inc.    Wine Barrels                  May-89        33,919     Jun-94              4,340         41,682
Shell Mining Company          Crawler Tractor               Oct-89     1,013,257     Dec-94            390,000      1,048,122
Shell Mining Company          Miner Machine                 Feb-90       640,995     Mar-95            130,000        648,032
Shell Mining Company          Miner Machine                 Feb-90       640,427     Mar-95            130,000        647,458
St. Luke's-Roosevelt Hospital Medical Furniture,            Feb-90     1,126,223     Apr-93            404,654      1,116,417
   Center                        Fixtures & Equipment
The Budd Company              Electric Forklifts            May-90       426,589     Sep-97             68,742        491,609
The Budd Company              Forklifts                     May-90        90,919     Jul-97             27,600        104,777
The Budd Company              Industrial Batteries          May-90        85,100     Oct-97                  -         98,071
The Budd Company              Industrial Batteries          May-90        70,128     Sep-97             17,190         80,817
The Budd Company              Electric Tow Tractors         May-90        42,589     Jul-97              5,400         49,080
The Budd Company              Electric Tuggers              May-90        22,342     Jul-97              4,000         25,747
The Budd Company              Chargers                      May-90        19,394     Sep-97              5,441         22,350
The Budd Company              Walkie Reach Truck            May-90        15,903     Sep-97              3,887         18,327
The Budd Company              Electric Cart                 May-90         2,793     Sep-97                682          3,218
The Budd Company              Lift Trucks                   May-90       154,260     Mar-96             29,000        158,330
The Dow Chemical Company      Material Handling             Jul-87       990,448     Aug-92            382,160        877,628
The Dow Chemical Company      Rail car Mover                Jul-87       145,822     Jan-93             43,650        125,152
The Dow Chemical Company      Lift Truck                    Jul-87        26,198     Aug-92              4,300         25,820
The Dow Chemical Company      Material Handling             May-88       294,792     Jul-93             74,300        290,517
The Dow Chemical Company      Material Handling             May-88        55,516     Sep-95                  -         73,736
The Dow Chemical Company      Material Handling             May-88        33,943     Jun-94             10,900         32,539
The Dow Chemical Company      Material Handling             May-88        33,119     Jan-95             10,000         39,517
The Dow Chemical Company      Material Handling             May-88        17,045     Jan-94              5,800         16,340
USX Steel Corporation         Haul Truck                    Dec-89     1,017,631     Dec-94            324,300      1,003,483
USX Steel Corporation         Haul Truck                    Dec-89     1,017,631     Dec-94            324,300      1,003,483
USX Steel Corporation         Haul Truck                    Dec-89     1,013,766     Dec-94            324,300        999,671
                                                                    -------------                  ------------ --------------
                                                                     $42,279,771                   $14,633,236    $38,934,443
                                                                    =============                  ============ ==============
ATEL CASH DISTRIBUTION FUND III
A. O. Smith Corporation       Forklifts                     Nov-90       $33,752     Feb-97             $8,100        $40,198
A. O. Smith Corporation       Side loaders                  Nov-90       230,591     Feb-97             62,000        266,272
A.O. Smith Corporation        Towmotors                     Nov-90       120,865     Jan-96             44,000        124,614
A.O. Smith Corporation        Lift trucks                   Nov-90        25,315     Jan-96              8,250         26,100
A.O. Smith Corporation        Lift trucks                   Nov-90        22,516     Jan-96              9,000         23,215
A.O. Smith Corporation        Carton Clamps                 Nov-90        22,469     Jan-96              9,000         26,166
A.O. Smith Corporation        Lift trucks                   Nov-90        17,860     Mar-96              3,950         18,414
American President Trucking   Tractors                      May-90       129,021     Jul-97             24,085        183,461
   Co., Ltd.
American President Trucking   Tractor                       Jun-90        64,510     Jul-97             12,043         71,710
   Co., Ltd.
American President Trucking   Utility Curtainsiders         Jul-90       163,482     Aug-97             60,000        189,348
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Nov-96             10,000         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Nov-96             18,788         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Nov-96             10,000         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Nov-96             10,000         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Nov-96             10,000         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Dec-96             15,473         74,845
   Co., Ltd.


                                      A-49

American President Trucking   Tractors                      Feb-90        64,862     Dec-96             11,894         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Dec-96              9,900         76,859
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,993         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,455         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,862     Feb-97             15,073         74,845
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     May-96             19,738         62,791
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Jun-96             18,738         62,791
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Nov-96             15,443         74,622
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Dec-96             15,443         74,622
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Dec-96             15,443         74,622
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Dec-96             15,443         74,622
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,510     Dec-96              9,900         76,442
   Co., Ltd.
American President Trucking   Tractors                      Feb-90        64,863     Jun-96             18,788         63,134
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Nov-96             15,472         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Nov-96             15,472         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Nov-96             14,572         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Nov-96             15,472         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Dec-96             15,534         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Dec-96             15,372         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Dec-96             15,372         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Dec-96             15,372         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Apr-97             14,396         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Apr-97             14,072         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Apr-97             14,072         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Apr-97             14,072         73,663
   Co., Ltd.

                                      A-50

American President Trucking   Tractors                      Mar-90        63,685     Apr-97             15,598         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     May-97             13,972         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Jun-97             13,772         73,663
   Co., Ltd.
American President Trucking   Tractors                      Mar-90        63,685     Jun-97             13,772         73,663
   Co., Ltd.
American President Trucking   Tractors                      Apr-90        64,510     Nov-96             15,543         72,620
   Co., Ltd.
American President Trucking   Tractors                      Apr-90        64,510     Dec-96             15,443         72,620
   Co., Ltd.
American President Trucking   Tractors                      Apr-90        64,510     Dec-96             15,443         72,620
   Co., Ltd.
American President Trucking   Tractors                      Apr-90       322,551     Jun-96             97,892        300,307
   Co., Ltd.
American President Trucking   Tractors                      May-90        64,510     Nov-96             15,543         71,710
   Co., Ltd.
American President Trucking   Tractors                      May-90        64,510     Nov-96             15,543         71,710
   Co., Ltd.
American President Trucking   Tractors                      May-90        64,510     Dec-96             15,543         71,710
   Co., Ltd.
American President Trucking   Tractors                      May-90        64,510     Feb-97             15,543         71,710
   Co., Ltd.
American President Trucking   Tractors                      May-90        64,510     Feb-97             15,543         68,070
   Co., Ltd.
American President Trucking   Tractors                      May-90       387,062     Jun-96            150,839        343,988
   Co., Ltd.
American President Trucking   Tractors                      May-90       129,021     Jun-96             37,934        120,123
   Co., Ltd.
Barney's, Inc.                Retail Store FF&E             Sep-93     2,009,077     Jul-96          1,033,020        967,060   11
Buffalo & Pittsburgh          Locomotives                   Nov-93       792,657     Nov-96            713,100        802,504
   Railroad
Carrier Corporation           Lift trucks                   Jun-90       359,305     Apr-95             89,800        369,875
Carrier Corporation           Lift trucks                   Jun-90       113,195     Apr-95             27,950        114,228
Carrier Corporation           Lift trucks                   Aug-90       200,008     Apr-95             43,100        203,148
Central Ohio Coal Company     CAT Scrapers                  Mar-92     2,713,694     Jul-96          1,048,730      2,580,680
Central Ohio Coal Company     160 Ton Coal Hauler           Mar-92     2,280,162     Dec-97            972,955      2,936,837
Central Ohio Coal Company     Billdozer                     Mar-92       396,549     Oct-96             53,000        392,373
Dean Foods Company            Trailer                       Oct-90        34,996     Nov-96             20,461         35,617
FMC Gold Company              Haul Truck                    Jun-90       560,232     Jan-94            295,000        427,663
Fred Meyer, Inc.              Data Processing               Oct-90     3,244,649     Aug-95          1,060,276      3,608,683
Fred Meyer, Inc.              Data Processing               Nov-90     3,340,551     Dec-92          2,715,033      2,338,583
Koppers Industries, Inc.      Material Handling             Jul-90        54,156     Sep-95             23,000         64,020
Koppers Industries, Inc.      Material Handling             Aug-90        45,485     Jan-94             33,383         31,471
Koppers Industries, Inc.      Material Handling             Dec-90       200,911     Dec-95            102,500        237,614
Koppers Industries, Inc.      Hydraulic Excavator           Mar-91       114,492     Apr-96             57,500        129,848
Kraft General Foods, Inc.     Material Handling             Jul-91        46,694     Aug-94             24,248         22,701
Midway Airlines, Inc.         Commercial Aircraft           Jun-90     2,405,081     Sep-91          1,656,694         226,541   12
Mobil Oil Corporation         Material Handling             Apr-92        35,662     Jun-95             13,040         29,673
Mobil Oil Corporation         Material Handling             Jul-92        36,249     Jun-95             10,611         30,163
Mobil Oil Corporation         Golf Carts                    Jun-93       142,464     Jul-97             74,800         98,983
Mobil Oil Corporation         Golf Carts                    Jun-93       137,654     Jul-96             80,800         95,642
Nord Kaolin Company           Lab Equipment                 Aug-90       409,694     Oct-97             91,000        110,806
Pepsico, Inc.                 Material Handling             Jul-90       208,042     Sep-96             16,000        254,225
Pepsico, Inc.                 Material Handling             Sep-90       228,666     Oct-96             21,000        266,447
Pepsico, Inc.                 Material Handling             Sep-90        32,885     Sep-96              1,200         41,214
Pepsico, Inc., d/b/a/ PFS     Material Handling             Jul-90        73,050     Jun-95              8,470         52,933
Pilgrim's Pride Corporation   Chicken Processing            Dec-90     3,791,002     Oct-95          1,400,000      4,000,050

                                      A-51

PSI Energy, Inc.              Wheel Tractor Scraper         Jul-90       842,013     Sep-96            295,000        923,917
Reliance Insurance Company    Office Furniture              Jun-92     1,133,854     Jun-97            287,622      1,213,841
Reliance Insurance Company    Office Furniture              Sep-92       137,047     Sep-97             37,346        159,007
Reliance Insurance Company    Offset Press                  Sep-92        29,780     Sep-97              8,338         35,093
Shell Mining Company          Crawler Dozer                 Oct-91       776,000     Dec-96            350,000        801,763
Southern Ohio Coal Company    Mining                        Mar-92     3,795,152     Jun-92          4,469,135        207,307
Southern Ohio Coal Company    Shuttle Cars                  Mar-92       767,590     Apr-97            120,000        851,419
Southern Ohio Coal Company    Power Center                  Mar-92       102,826     Apr-97             15,000        114,056
Stone Container Corporation   Material Handling             Nov-90       299,787     Aug-93            115,700        301,446
Stone Container Corporation   Material Handling             Nov-90       227,384     May-93             54,500        163,622
Stone Container Corporation   Material Handling             Nov-90       216,936     Jun-95             72,500        199,500
Stone Container Corporation   Material Handling             Nov-90       183,825     Jul-95            105,500        188,712
Stone Container Corporation   Tractor                       Nov-90       137,327     Mar-95             75,842        124,820
Stone Container Corporation   Material Handling             Nov-90       136,838     Jun-96             60,670        164,020
Stone Container Corporation   Material Handling             Nov-90       116,700     Jul-95             23,750        133,201
Stone Container Corporation   Material Handling             Nov-90       110,836     Jul-95             21,750        125,403
Stone Container Corporation   Material Handling             Nov-90        96,611     Jun-95             29,500        107,181
Stone Container Corporation   Forklifts                     Nov-90        83,200     Aug-97             21,555        110,823
Stone Container Corporation   Material Handling             Nov-90        68,950     Mar-96             21,500         85,665
Stone Container Corporation   Material Handling             Nov-90        63,433     Sep-95             14,000         69,970
Stone Container Corporation   Tractor                       Nov-90        53,694     Jan-95             30,500         50,456
Stone Container Corporation   Material Handling             Nov-90        51,420     Jun-95             14,500         54,541
Stone Container Corporation   Material Handling             Nov-90        50,097     Oct-94             17,735         52,700
Stone Container Corporation   Material Handling             Nov-90        49,232     Jul-95             14,500         54,618
Stone Container Corporation   Material Handling             Nov-90        46,928     May-96              8,400         57,267
Stone Container Corporation   Forklifts                     Nov-90        46,681     Jul-96             13,375         67,363
Stone Container Corporation   Material Handling             Nov-90        46,492     Mar-96             13,500         41,148
Stone Container Corporation   Material Handling             Nov-90        45,669     Apr-94             17,500         45,093
Stone Container Corporation   Material Handling             Nov-90        43,850     Apr-93              9,000         36,268
Stone Container Corporation   Material Handling             Nov-90        33,498     Mar-95             14,500         35,136
Stone Container Corporation   Forklifts                     Nov-90        32,261     Nov-96              9,100         47,409
Stone Container Corporation   Forklifts                     Nov-90        26,256     Apr-97              9,000         55,930
Stone Container Corporation   Material Handling             Nov-90        25,898     Jul-95             12,000         26,586
Stone Container Corporation   Material Handling             Nov-90        23,674     Oct-93              5,800         24,262
Stone Container Corporation   Material Handling             Nov-90        22,561     Jan-96              2,000         29,525
Stone Container Corporation   Material Handling             Nov-90        22,308     Jul-95              5,500         23,453
Stone Container Corporation   Material Handling             Nov-90        18,611     Jul-94              3,500         16,737
Stone Container Corporation   Material Handling             Nov-90        17,250     Jul-95              5,500         15,176
Stone Container Corporation   Tractor                       Nov-90        17,227     Jan-95              6,000         18,431
Stone Container Corporation   Material Handling             Nov-90        17,124     Jul-95              4,300         19,535
Stone Container Corporation   Material Handling             Nov-90        15,984     Mar-93              5,500         14,058
Stone Container Corporation   Material Handling             Nov-90        15,810     Jul-95              8,500         16,230
Stone Container Corporation   Material Handling             Nov-90        15,625     Feb-95              4,000         14,480
Stone Container Corporation   Sweeper                       Nov-90        14,203     Oct-95              2,100         10,440
Stone Container Corporation   Material Handling             Nov-90        12,949     Jul-95              6,000         13,293
Stone Container Corporation   Material Handling             Apr-91       128,314     Dec-93            117,236         59,610
Teledyne Industries, Inc.     Material Handling             Nov-90        56,635     Jan-94             13,714         52,309
Teledyne Industries, Inc.     Material Handling             Nov-90        41,301     Apr-96             15,000         42,464
Teledyne Industries, Inc.     Material Handling             Nov-90        24,073     Apr-94             11,100         22,234
Terex Corporation             KW-KC Induction Unit          Apr-91        68,088     Aug-97             29,428         75,403
Terex Corporation             Shape Cutting Machine         Jul-91       237,213     Aug-97             89,660        262,698
The Dow Chemical Company      Research Equipment            Apr-91       222,801     Mar-97              6,000        231,500
The Dow Chemical Company      Research Equipment            Apr-91        56,295     Oct-96             25,000         61,271
The Dow Chemical Company      Research Equipment            Apr-91       930,833     Feb-96            214,500      1,013,116
The Dow Chemical Company      Research Equipment            Oct-91       649,269    Nov-96 to          125,030        748,348
                                                                                     Dec-96
The Dow Chemical Company      Research Equipment            Oct-91        61,615     Dec-96              2,200         68,479
The Dow Chemical Company      Material Handling             Oct-91        50,478     Aug-93             12,000         47,859
The Dow Chemical Company      Research Equipment            Jan-92       937,459     Jan-97            217,000      1,031,519

                                      A-52

The Dow Chemical Company      Research Equipment            Jan-92       468,214     Jan-97             94,875        512,287
The Dow Chemical Company      Dozer                         Jul-92       158,778     Jun-97             79,389        160,540
The Helen Mining Company      Mining                        Jun-91       222,801     Aug-93             14,321        227,537   13
The Helen Mining Company      Mining Shields                Sep-93       149,536     Jan-97                  -        149,536
The Kelly Springfield Tire    Trackmobile                   Mar-92        86,943     Mar-97             65,000         86,246
   Co.
The Kelly Springfield Tire    Mail Sorter                   Mar-92        28,452     Mar-97              5,432         30,512
   Co.
The Kelly Springfield Tire    Forklifts                     May-92        18,512     Jun-97              5,000         20,139
   Co.
The Pillsburry Company        Stripper Combines             May-92     1,023,718     Dec-97            428,375        857,137
The Pillsburry Company        Self Propelled Pods (3)       Jun-92     1,012,828     Dec-97            423,819        848,020
The Pillsburry Company        Corn Harvesters (3)           Jun-92       385,217     Dec-97            148,172        341,077
The Pillsburry Company        Dump Cart                     Jun-92        10,475     Dec-97              4,029          9,275
The Pillsburry Company        Poclain Motors                Jun-92         6,285     Dec-97              2,418          5,565
The Pittston Company          MECD Conveyor System          Apr-92     1,766,809     Sep-97            116,000      1,753,821
The Pittston Company          Simmons Rand Un-A-Hauler      Apr-92       729,550     Oct-97             75,000        724,187
The Pittston Company          Fletcher Bolter               Apr-92       190,154     Jul-97             36,000        188,756
The Pittston Company          Versatrack                    Apr-92       183,104     Jun-97             31,500        188,826
The Pittston Company          Versatrack                    Apr-92       159,207     Oct-96             83,321        147,150
The Pittston Company          Simmons Rand Scoup            Apr-92       136,531     Jun-97             18,000        141,702
The Pittston Company          Stamler Feeder                Apr-92       131,697     Sep-97             15,000        130,729
The Pittston Company          Personnel Carrier             Apr-92        61,549     Jun-97             12,000         63,880
The Pittston Company          Compressor Car                Apr-92        34,253     Jun-97              7,000         35,550
The Pittston Company          Continuous Miner              Jun-92       949,110     Feb-97            437,995        945,758
The Pittston Company          LWPC & Controls               Jun-92       252,060     Sep-97              5,000        251,170
The Pittston Company          Un-a-hauler                   Jun-92       247,104     Jun-97             35,000        246,915
The Pittston Company          Locomotive                    Jun-92       125,394     Jun-97             28,000        125,298
Truck-Lite Company            Project Line Equipement       Sep-91       414,720     Jun-97            224,054        397,993
Truck-Lite Company            Project Line Equipement       Dec-91       699,062     Jun-97            380,946        656,930
US Surgical Corp./ARR, Inc.   Falcon 50 Aircraft            Oct-97     5,275,000     Oct-97          5,200,000      4,421,201
USS/KOBE Steel Corporation    Forklift Trucks               Aug-91       197,211     Aug-97             45,700        241,284
USS/KOBE Steel Corporation    Material Handling             Nov-91        82,769     Oct-97             12,000         92,719
USS/KOBE Steel Corporation    Hyster Lift Truck             Nov-91        34,079     Nov-97              6,200         61,723
Wal-Mart Stores, Inc.         Dryvan Trailer                Jun-94       300,624     Aug-97            248,000        337,232
Wal-Mart Stores, Inc.         Forklifts, Trucks & Trailers  Jun-94       189,632     Jan-96            165,000        188,817
                                                                    -------------                  ------------ --------------
                                                                     $58,052,685                   $28,693,081    $50,957,363
                                                                    =============                  ============ ==============
ATEL CASH DISTRIBUTION FUND IV
Barney's, Inc.                Retail Store FF&E             Sep-93    $2,316,543     Jul-96         $1,191,112     $1,115,058   11
Buffalo & Pittsburgh          Locomotives                   Nov-93       849,216     Nov-96            729,200        859,766
   Railroad
Burlington Northern Railroad  Locomotives                   Dec-92     7,950,000     Dec-94          5,595,000      4,161,000
Canadian Pacific Limited      Rail Car                      Oct-92         5,704     Apr-96             21,772            520
Canadian Pacific Limited      Boxcar                        Oct-92         5,474     May-97             20,466          3,942
DJ (Aeorspace) Limited        Executive Aircraft            Apr-94     1,890,000     Jan-97          1,018,053      1,590,913
Galardi Group                 Restaurant FF&E               Jun-94       546,000     Oct-96            325,276        382,513
H. E. Butt Grocery Company    Refrigerated Trailers         Oct-92     2,128,029     Mar-97          1,174,703      1,410,730
H. E. Butt Grocery Company    Refrigerated Trailers         Nov-92     1,897,830     Mar-97          1,079,789      1,246,977
H. E. Butt Grocery Company    Refrigerated Trailers         Nov-92     1,645,554     Mar-97            610,258      1,299,522
H. E. Butt Grocery Company    Trailers                      Nov-92        37,957     Jan-96             35,624         18,607
H. E. Butt Grocery Company    Refrigerated Trailers         May-93     1,404,302     Mar-97            831,127        790,395
Kraft General Foods, Inc.     Tractors                      Dec-93       419,267     Jan-95            363,510        337,986
Kraft General Foods, Inc.     Tractors                      Dec-93       545,048     Jul-96            139,956        581,119
Midwest Power Systems, Inc.   Coal Hopper Car               Dec-92     2,222,500     Apr-96          1,730,291      1,993,170
Midwest Power Systems, Inc.   Coal Hopper Car               Dec-92        17,500     Sep-93             20,543          3,915
Mobil Oil Corporation         John Deere Loader Rops        Apr-92        74,977     Dec-97             30,000         94,050
Mobil Oil Corporation         Manlift                       Jul-92        67,304     Jul-97             31,000         89,177

                                      A-53

Mobil Oil Corporation         Bobcat Loader                 Jul-92        15,289     Jul-97              9,000         20,258
Mobil Oil Corporation         Tractors                      Nov-92       436,136     Sep-96            137,900        536,101
Mobil Oil Corporation         Material Handling Equipment   Dec-92        69,000     Dec-97             50,000         65,419
Mobil Oil Corporation         Tractor Accessories           Oct-93         3,541     Sep-96                  -            979
Mobil Oil Corportion          Tractors                      Nov-92       182,949     Jun-96             48,000        136,246
Mobil Oil Corportion          Boom Trucks                   Nov-92        69,903     Jan-94             46,026         19,329
Mobil Oil Corportion          Tractors                      Nov-92        62,312     Jan-96             25,500         43,963
Mobil Oil Corportion          Tractors                      Nov-92        62,312     Mar-96             25,500         43,963
Mobil Oil Corportion          Tractors                      Dec-92        23,500     Feb-96              8,950         21,126
Nabisco, Inc.                 Computers and Related         Jul-95       211,104    Jul-97 to           63,855        100,306
                                 Equipment                                           Nov-97
Nabisco, Inc.                 Computers and Related         Jul-95        72,622    Jul-97 to           26,909         34,506
                                 Equipment                                           Dec-97
Nabisco, Inc.                 Computers & Related           Jul-95        43,423    Dec-96 to           34,799         21,684
                                 Equipment                                           Jun-97
Nabisco, Inc.                 Computers & Related           Jul-95        10,447    Dec-96 to            8,590          5,071
                                 Equipment                                           Jun-97
National Steel Corporation    Wheel Loader                  Oct-94     2,180,730     May-97          1,259,019      1,080,629
National Steel Corporation    Forklift                      Oct-94        27,780     May-97             21,495         11,992
National Steel Corporation    Scrap Loader                  Jan-95       242,595     May-97            193,044         92,425
National Steel Corporation    Dump Haul Trucks              Mar-95     3,433,402     May-97          2,783,959      1,145,594
Pepsico, Inc.                 Pallet Trucks and Related     Jun-93       103,258     Jul-97             10,000         97,740
                                 Equipment
Pepsico, Inc.                 Battery Connector             Jan-94         3,352     Sep-97              2,506          2,787
Pepsico, Inc.                 Pallet Trucks and Related
                                 Equipment                 Jul-93 to      31,376     Oct-97              1,950         29,700
                                                            Aug-93
Rochelle Coal Company         Haul Truck                    Nov-92     1,429,807     Jun-97            772,200      1,022,764
Rochelle Coal Company         Loader                        Dec-92     1,988,931     Jun-97          1,074,250      1,403,767
Rochelle Coal Company         Haul Truck                    Dec-92     1,429,807     Jun-97            772,200      1,008,524
Rochelle Coal Company         Haul Truck                    Jan-93     1,455,158     Jun-97            800,500      1,002,462
The Helen Mining Company      Mining                        Mar-92       333,458     Mar-92             72,385        347,258
The Helen Mining Company      Battery Locomotive            Apr-92       185,249     May-97             39,131        198,041
The Helen Mining Company      Mining                        May-92       641,854     Aug-93             44,235        679,436
The Kendall Company           Computers                     Aug-94        21,819     Nov-97              8,184         24,926
The Kendall Company           Computers                     Aug-94        21,581     Dec-97              3,099         24,654
The Kendall Company           Computers                     Oct-94        45,471     Nov-97             14,322         51,946
The Kendall Company           Computers                     Oct-94        17,206     Dec-97              2,360         19,656
The Kendall Company           Computer                      Oct-94         4,735     Dec-96              2,233          3,822
The Kendall Company           Computers                     Dec-94        20,067     Nov-97              5,924         32,675
The Kendall Company           Computers                     Dec-94         8,586     Dec-97              2,112         13,980
The Kendall Company           Centillion Speedswitch(s)     Mar-95        43,770     Oct-97             18,906         51,335
The Kendall Company           Computers                     Mar-95         9,553     Dec-96              5,817          6,304
The Kendall Company           Computers                     Jun-95        11,771    Oct-97 to            5,993          9,856
                                                                                     Dec-97
The Kendall Company           Computers                    Jan-95 to      34,449     Nov-97             14,009         40,403
                                                            Mar-95
The Pittston Company          Drill                         Nov-93       387,000     Apr-97            184,092        254,059
The Pittston Company          Wheel Loader                  Nov-93       382,831     Apr-97            243,561        169,890   13
The Pittston Company          Wheel Loader                  Nov-93       381,922     Apr-97            223,879        198,841
The Pittston Company          Drill                         Nov-93       358,831     Apr-97            203,034        203,113
The Pittston Company          Diesel Generator              Nov-93       244,450     Apr-97            156,164        114,774
The Pittston Company          Crawler Tractor               Nov-93       208,800     Apr-97            136,878         98,035
The Pittston Company          Crawler Tractor               Nov-93       201,786     Apr-97            132,280         94,742
The Pittston Company          Continuous Miner              Mar-95       819,349     Apr-97            546,207        346,748
The Stop & Shop Supermarket   Bakery Labeling Machine       Dec-95         2,750     Mar-97              2,568            759
   Co.
Trans Ocean Container         Intermodal Containers         Sep-93        65,073    Oct-96 to           53,512         24,637
                                                                                     Apr-97
   Corporation

                                      A-54

Trans Ocean Container         Intermodal Containers         Sep-93        23,074     Dec-97             14,130         23,576
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        13,870     Dec-95             10,608          5,537
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        13,223     Apr-95             12,095          3,016
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        10,196     Oct-95              6,112          3,595
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         6,744     Jul-94              7,398            825
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         6,706     Jul-95              6,394          2,069
   Corporation
Union Tank Car Company        Box Car                       Oct-92        25,000     Feb-95             23,158         21,678
Union Tank Car Company        Rail Car                      Oct-92     1,222,542     Jul-95          1,383,118        601,100
Union Tank Car Company        Rail Car                      Oct-92       389,367     Sep-95            441,332        203,680
Union Tank Car Company        Rail Car                      Oct-92       389,367     Oct-95            442,564        209,760
Union Tank Car Company        Rail Car                      Oct-92        26,000     Apr-96             21,695         18,920
Union Tank Car Company        Box Car                       Oct-92        13,000     Aug-97              9,829         12,805
Union Tank Car Company        Boxcar                        Oct-92        13,000     Nov-96              8,979         11,220
Union Tank Car Company        Boxcar                        Oct-92        13,000     Apr-97              9,829         12,100
Union Tank Car Company        Rail Car                      Oct-92        12,000     Apr-95             11,088         12,752
Union Tank Car Company        Rail Car                      Oct-92        12,000     Jan-96             10,371          8,202
Union Tank Car Company        Rail Car                      Dec-92        13,000     Jan-93             14,569            880
US Surgical Corp./ARR, Inc.   Falcon 50 Air Craft           Aug-92     5,275,000     Oct-97          5,200,000      4,417,201
USX Steel Company             Material Handling             Jun-93       711,679     Oct-97            175,000        776,136
                                 Equipment
                                                                    -------------                  ------------ --------------
                                                                     $50,253,068                   $33,052,986    $33,281,637
                                                                    =============                  ============ ==============

ATEL CASH DISTRIBUTION FUND V
Barney's, Inc                 Retail Store FF&E             Sep-93    $3,312,940     Jul-96         $1,703,435     $1,594,669   11
Burlington Northern Railroad  Covered Hopper Cars           Mar-96        35,000     Dec-96             22,425            619
   Company
Burlington Northern Railroad  Covered Hopper Cars           Mar-96        35,000     Jan-97             36,367              -
   Company
Burris Foods                  Trailers                      Apr-94       108,442     Dec-95            121,000         53,210
Clark Oil & Refining          Refrigeration Units           Aug-93     1,268,656     Dec-96            560,000      1,164,635
   Corporation
IBM Corporation               Office Furniture              Aug-93     1,131,815     Nov-97            431,901      1,087,248
IBM Corporation               Office furniture              Sep-93       693,896     Jun-95            516,291        666,576
International Paper Company   Utility Hand Truck            Sep-94         4,300     Nov-97              1,415          3,314
Mobil Administrative          Helicopter                    Jun-93       844,525     Mar-95            920,000        308,000
   Services Company
Mobil Oil Corporation         Environmental Ejector         May-93       423,000     Apr-97             88,000        458,067
                                 Systems
Mobil Oil Corporation         Wheel Loader                  Oct-93        70,200     Oct-96             39,000         50,579
Nabisco, Inc.                 Computers                    Aug-95 to     123,509    Aug-97 to          100,813         51,414
                                                            Oct-95                   Nov-97
Nabisco, Inc.                 Computers & Related          Aug-95 to      66,932    Dec-96 to
                                                            Oct-95                   Jun-97             54,102         29,697
Owens Corning Fiberglas       Forklifts                     Jul-93       157,462     May-97             31,800        157,273
   Corp.
Praxair, Inc.                 Tractors                      Jun-94       576,685    Sep-96 to          214,000        340,982
                                                                                     Apr-97
Praxair, Inc.                 Tractors                      Jun-94        91,429    Aug-97 to           23,028         54,060
                                                                                     Sep-97
PV Trucking                   Tractors                      Jun-94        75,333     Jan-96             50,000         36,000
Quaker Coal Company           Mining equipment              Jun-94     1,118,880     Jun-95            930,251        347,926

                                      A-55

Quaker Coal Company           Crawler Dozer                 Jun-94       913,073     Oct-96            425,000        732,192
Quaker Coal Company           Mining equipment              Jun-94       595,000     Jun-95            505,775        173,253
Quaker Coal Company           Mining equipment              Dec-94     3,000,000     Jun-95          2,696,718        794,600
Schwegmann Giant              Retail Store FF&E             Jun-95       574,703     Oct-96            527,405        167,353
   Supermarkets, Inc.
Schwegmann Giant              Retail Store FF&E             Jun-95       309,024     Dec-96            272,109        101,701
   Supermarkets, Inc.
Star Enterprise               Tractors                      Jun-94       887,041    Jan-97 to          331,750        649,727
                                                                                     Apr-97
Star Enterprise               Tractors                      Jun-94        36,492     Aug-97             12,850         26,827
TASC, Inc.                    Computers & Related Equipment Dec-94       237,685     Jul-96             70,000        226,989
Texaco Trading &              Tractors                      Jun-94       983,717    Jul-97 to          361,500        757,569
   Transportation                                                                    Nov-97
Texaco Trading &              Tractors                      Jun-94       983,294    Feb-97 to          370,000        742,508
   Transportation                                                                    Jun-97
Texaco Trading &              Tractors                      Jun-94       338,992    Aug-97 to          120,000        274,077
   Transportation                                                                    Nov-97
Texaco Trading &              Tractors & Trailers           Jun-94       156,645     Apr-97             55,000        120,533
   Transportation
Texaco Trading &              Tractors                      Jun-94       138,783    Feb-97 to           59,250         94,571
   Transportation                                                                    Mar-97
Texaco Trading &              Tank Trailers                 Jun-94        73,805    Aug-97 to           25,000         59,672
   Transportation                                                                     Nov-97
The Atchison Topeka & Santa   Intermodal Containers         Apr-94         9,787     Jan-96              9,612          1,832
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         May-94         9,787     Jan-96              9,612          1,832
   Fe Railroad Company
The Atchison Topeka & Santa
   Fe Railroad Company        Intermodal Containers         Jun-94         9,787     Jan-95             10,107            611
The Atchison Topeka & Santa   Intermodal Containers         Jun-94         9,787     Jan-96              9,612          1,832
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Oct-94         9,635     Jan-95             10,123            306
   Fe Railroad Company
The Burlington Northern &     Intermodal Containers         May-94         9,787     Jul-96              9,337          2,548
   Santa Fe Railway Co.
The Burlington Northern &     Intermodal Containers         Jun-94         9,787     Jul-96              9,337          2,843
   Santa Fe Railway Co.
The Burlington Northern &
   Santa Fe Railway Co.       Intermodal Containers         Jun-94         9,787     Jan-97              8,991          2,843
The Burlington Northern &     Intermodal Containers         Nov-94         9,634     Jul-96              9,462          1,993
   Santa Fe Railway Co.
The Dow Chemical Company      Copiers                       Jul-94        42,694     Jul-95             31,150         13,588
The Dow Chemical Company      Copiers                       Jul-94       195,975     Jan-96            139,400        224,830
The Dow Chemical Company      Copiers                       Oct-94       230,577     Jan-96            204,000         76,459
The Dow Chemical Company      Copiers                       Jan-95        37,493     Dec-95             20,750         12,437
The Dow Chemical Company      Copiers                       Jan-95       110,900     Jan-96             98,750         38,074
The Dow Chemical Company      Copiers                       Apr-95        13,455     Dec-95             14,080          2,199
The Dow Chemical Company      Staplers                      Apr-95       109,800     Jan-96            119,000         18,576
The Kendall Company           Computer                      Mar-96         3,735     Jan-97              4,112            686
Tom's Food, Inc.              Tractors                      Jun-94       197,195    Aug-96 to           77,000        181,009
                                                                                     Feb-97
Tom's Foods, Inc.             Tractors                      Jun-94        61,908     Feb-96             36,800         49,982
Trans Ocean Container         Intermodal Containers         Sep-93        53,507     Dec-95             46,560         21,970
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        25,925     Apr-96             19,257         10,817
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        22,868    Jul-97 to           21,673         13,976
   Corporation                                                                       Dec-97
Trans Ocean Container         Intermodal Containers         Sep-93        18,054     Jul-94             18,898          2,371
   Corporation

                                      A-56

Trans Ocean Container         Intermodal Containers         Sep-93        10,116     Apr-95              5,246          2,345
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         5,814     Jul-95              5,263          1,866
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         4,647     Oct-95              4,405            850
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         3,372     Oct-94              3,675          1,674
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93         2,245     Jun-96              2,468          1,041
   Corporation
Trans Ocean Container         Intermodal Containers         Sep-93        62,100    Oct-96 to           51,749         21,640
   Corporation                                                                       Apr-97
Tyson Foods, Inc.             Tractors                      Jun-93     1,585,000     Jul-96            637,500      1,027,080
Tyson Foods, Inc.             Tractors                      Aug-93     1,575,000     Jul-96            637,500      1,022,490
                                                                    -------------                  ------------ --------------
                                                                     $23,826,416                   $13,961,614    $14,088,442
                                                                    =============                  ============ ==============

ATEL CASH DISTRIBUTION FUND VI
American President Trucking   Tractors                      Nov-95      $759,092    Jul-96 to         $327,062       $225,942
   Co., Ltd.                                                                         Apr-97
The Burlington Northern       Utility Refrigerated Trailers Nov-95       312,145    Sep-97 to          144,951        161,813
   Railroad Company                                                                  Dec-97
The Burlington Northern       Covered Hopper Cars           Mar-96        70,526    Sep-97 to           67,033         10,100
   Railroad Company                                                                  Dec-97
The Burlington Northern       Covered Hopper Cars           Mar-96        70,000    Dec-96 to
   Railroad Company                                                                   Jan-97            59,553            619
Mobil Oil Corporation         Petroleum Wax Car             Feb-96        59,953     Jan-97             64,717          3,597
Perdue Transportation         Tractors                      Nov-95        47,038     Feb-96             45,838          3,900
   Incorporated
The Atchison Topeka & Santa   Intermodal Containers         Jan-94        20,068     Jan-95             21,084            567
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Sep-94        10,034     Jan-95             10,446            335
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Sep-94        20,068     Jan-96             19,973          2,543
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Nov-94        10,034     Feb-95             10,446          1,159
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Nov-94        10,034     Jan-96             10,113            968
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Nov-94         9,633     Apr-96              9,588          1,240
   Fe Railroad Company
The Atchison Topeka & Santa   Intermodal Containers         Nov-94         6,453     Apr-96              6,567            788
   Fe Railroad Company
The Burlington Northern &     Ext. Post Container           Nov-94         9,633     Oct-97              8,767          3,379
   Santa Fe Railway Company
The Burlington Northern &     Intermodal Container          Sep-94        10,034     Jul-96              9,717          2,225
   Santa Fe Railway Company
The Burlington Northern &     Intermodal Container          Nov-94        10,034     Jul-96              9,855          1,614
   Santa Fe Railway Company
Tracy Locke, Inc.             Printers                      Mar-95        12,470     Sep-95             12,179          1,662
Trans Ocean Container         Intermodal Containers         Dec-95        11,063    Jul-97 to           12,070          1,986
   Corporation                                                                       Dec-97
Trans Ocean Container         Intermodal Containers         Dec-95        17,748    Oct-96 to           20,730          1,107
   Corporation                                                                       Jan-97
Trans Ocean Container         Intermodal Containers         Dec-95         9,529     Jun-96             11,167            700
   Corporation
Tyson Foods, Inc.             Computers                     Jun-95       563,411    Jun-97 to           66,323        522,877
                                                                                     Nov-97
Tyson Foods, Inc.             Computers & Related Equipment Jun-95       195,152     Jun-97             23,080        181,113
                                                                    -------------                  ------------ --------------
                                                                      $2,244,152                      $971,259     $1,130,235
                                                                    =============                  ============ ==============
ATEL CAPITAL EQUIPMENT FUND VII

Tarmac America, Inc.          Tractors                      Mar-97       $35,000     Aug-97            $33,666         $6,119
MRXX - Cargill, Inc.          Rail Cars                     Jan-97        99,000    May-97              96,747          9,415
                                                                                     to Oct-97
                                                                    -------------                  ------------ --------------
                                                                        $134,000                      $130,413         $15,534
                                                                    =============                  ============ ==============
                           TOTALS OF ALL FUNDS:                     $188,686,783                   $95,259,391   $149,881,762
                                                                    =============                  ============ ==============

               TABLE VI SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


(1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

(2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

(3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

(4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

(5) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved Chapter 11 Reorganization Plan. Distributions were as follows: Cash $9,512; Senior Secured Notes $1,000; Convertible Subordinated Notes $700; Common Stock $296 (market value as of 7/16/92).

(6) The original lease included a mobile MRI unit and a tractor. The tractor leased under the original lease was sold to the lessee. The MRI unit has been leased to a third party on a 24 month term with a bargain purchase option to be exercised at the end of the lease term. The Equipment under this lease is owned 1/3 by ATEL Cash Distribution Fund and 2/3 By ATEL Cash Distribution Fund II.

(7) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $602,435; Senior Secured Notes $72,800; Convertible Subordinated Notes $50,900; Common Stock $21,482 (market value as of 7/16/92).

(8) "Sales Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $431,499; Senior Secured Notes $51,600; Convertible Subordinated Notes $36,100; Common Stock $15,233 (market value as of 7/16/92).

(9) "Equipment Acquisition Price" represents a 2/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $1,430,345, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

(10) The "Sales Price" represents the sum of cash received from the sale of the aircraft pre-bankruptcy petition, plus all amounts received by the lessor under its unsecured claim filed in the lessee's Chapter 11 reorganization, through the date of this table. Through September 30, 1996, such claim payments have amounted to 40% of the allowed claim amount of $776,542, or $310,617.

(11) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

(12) "Equipment Acquisition Price" represents a 1/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $715,172, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

(13) The remaining equipment originally leased to The Helen Mining Company is now leased to Costain Coal. Quaker State Corporation continued to guarantee payments through the original lease term. The new lease also includes a two year extension of the lease term.

EXHIBIT  B


                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC


                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT


                                  July 31, 1998

                      ATEL CAPITAL EQUIPMENT FUND VIII, LLC

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS
                                                                         Page

 1.    NAME AND PRINCIPAL PLACE OF BUSINESS.................................B-1

 2.    DEFINITIONS...........................................................B-1

 3.    BUSINESS AND PURPOSE..................................................B-7

 4.    TERM..................................................................B-8

 5.    MANAGER...............................................................B-8

 6.    INITIAL AND ADDITIONAL MEMBERS........................................B-8
         Section 6.1  Initial Members........................................B-8
         Section 6.2  Additional Members.....................................B-8
         Section 6.3  Conditions to Admission................................B-8
         Section 6.4  Admission as a Member..................................B-8
         Section 6.5  Limitation on Additional Insurance.....................B-8
         Section 6.6  Escrow.................................................B-9
         Section 6.7  Capital Account........................................B-9

7.     LIABILITY AND STATUS OF MEMBERS.......................................B-9

8.     COMPENSATION TO THE MANAGER AND/OR AFFILIATES.........................B-9
         Section 8.1  General Limitation.....................................B-9
         Section 8.2  Asset Management Fee...................................B-9
         Section 8.3  Asset Management Fee Limit ............................B-9
         Section 8.4  Other Services........................................B-11
         Section 8.5  Payment of Fees on Removal............................B-11
         Section 8.6 Employment of Broker-Dealers...........................B-11

 9.    FUND EXPENSES AND RESERVES...........................................B-11
         Section 9.1  Reimbursement of Manager..............................B-11
         Section 9.2  Limitation on Reimbursement...........................B-12
         Section 9.3  Fund Expenses.........................................B-12
         Section 9.4  Reserves..............................................B-13

10.    ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS.........................B-13
         Section 10.1  Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date.................B-13
         Section 10.2  Allocation of Net Income and Net
                         Loss After Initial Closing Date....................B-13

         Section 10.3  Special Allocations..................................B-13
         Section 10.4  Distribution of Cash From Operations.................B-15
         Section 10.5   Distribution of Cash From Sales or Refinancing......B-15
         Section 10.6   Distributions of Cash From Reserve Account..........B-15
         Section 10.7   Determination of Amounts to be Distributed..........B-15
         Section 10.8   Consent to Allocations..............................B-16
         Section 10.9   Limitation on Distributions.........................B-16
         Section 10.10  Allocation to Manager...............................B-16
         Section 10.11  Return of Unused Capital............................B-16
         Section 10.12  Distributions in Kind...............................B-16
         Section 10.13  Withholding Taxes...................................B-17

11.    ASSIGNMENT OF FUND INTERESTS.........................................B-17
         Section 11.1  Limitations on Transfer..............................B-17
         Section 11.2  Distributions and Effective Date of Transfer.........B-18
         Section 11.3  Governmental Restrictions............................B-18
         Section 11.4  Non-Complying Transfers..............................B-18
         Section 11.5  Misrepresentations and Forfeit.......................B-18

12.    SUBSTITUTED MEMBERS..................................................B-19
         Section 12.1  Limitations on Substitution..........................B-19
         Section 12.2  Consent to Admission.................................B-19
         Section 12.3  Amendment of Agreement...............................B-19

13.    REPURCHASE OF FUND INTERESTS.........................................B-19

14.    BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..............................B-20
         Section 14.1  Books of Account and Records.........................B-20
         Section 14.2  Audited Annual Financial Statements..................B-21
         Section 14.3  Other Annual Reporting...............................B-21
         Section 14.4  Quarterly Reports....................................B-22
         Section 14.5  Unaudited Quarterly Financial Statements.............B-22
         Section 14.6  Other Quarterly Reports..............................B-22
         Section 14.7  Tax Returns..........................................B-22
         Section 14.8  Governmental Reports.................................B-23
         Section 14.9  Maintenance of Suitability Records...................B-23

15.    RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
             OF THE MANAGER.................................................B-23
         Section 15.1  Services of the Manager..............................B-23
         Section 15.2  Authority of the Manager.............................B-23
         Section 15.3  General Powers and Fiduciary Duty....................B-26
         Section 15.4  Limitations on General Partner's Authority...........B-26
         Section 15.5  Limitation on Manager's Liability....................B-29
         Section 15.6  Tax Matters Partner..................................B-29
         Section 15.7  Minimum Investment in Equipment /Maximum Front-End
                       Fees.................................................B-29
         Section 15.8  Reliance on Manager's Authority......................B-30

16.    RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS......................B-31
         Section 16.1  Limitation on Member Authority.......................B-31
         Section 16.2  Voting Rights........................................B-31
         Section 16.3  Voting Procedures....................................B-31
         Section 16.4  Limitations on Member Rights.........................B-32
         Section 16.5  Limitations on Power to Amend Agreement..............B-33
         Section 16.6  Member List..........................................B-33
         Section 16.7  Dissenters' Rights and Limitations on Mergers and
                       Roll-ups.............................................B-33

17.    TERMINATION OF A MANAGER AND TRANSFER OF A
         MANAGER'S INTEREST.................................................B-34
         Section 17.1  Removal or Withdrawal................................B-34
         Section 17.2  Other Terminating Events.............................B-34
         Section 17.3  Election of Successor Manager; Continuation of Fund
                       Business.............................................B-35
         Section 17.4  Admission of Successor or Additional Manager.........B-35
         Section 17.5  Effect of a Terminating Event........................B-35
         Section 17.6  Election of Additional Manager.......................B-36
         Section 17.7  Assignment of General Partner's Interest.............B-36
         Section 17.8  Members' Participation in Manager's Bankruptcy.......B-36

18.    CERTAIN TRANSACTIONS.................................................B-36

19.    TERMINATION AND DISSOLUTION OF THE FUND..............................B-37
         Section 19.1  Termination and Dissolution..........................B-37
         Section 19.2  Accounting and Liquidation...........................B-37

20.    SPECIAL POWER OF ATTORNEY............................................B-38
         Section 20.1  Execution of Power of Attorney.......................B-38
         Section 20.2  Special Power of Attorney............................B-38

21.    INDEMNIFICATION......................................................B-39
         Section 21.1  Indemnification of the Manager.......................B-39
         Section 21.2  Limitations on Indemnification.......................B-39
         Section 21.3  Insurance............................................B-39

22.    MISCELLANEOUS........................................................B-40
         Section 22.1  Counterparts.........................................B-40
         Section 22.2  Successors and Assigns...............................B-40
         Section 22.3  Severability.........................................B-40
         Section 22.4  Notices..............................................B-40
         Section 22.5  Captions.............................................B-40
         Section 22.6  Number and Pronouns..................................B-40
         Section 22.7  Manager Address......................................B-40
         Section 22.8  Member Address.......................................B-40
         Section 22.9  Construction.........................................B-40
         Section 22.10 Qualification to Do Business.........................B-41

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                    OF ATEL CAPITAL EQUIPMENT FUND VIII, LLC


THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement"), entered into as of the 31st day of July, 1998, by and between ATEL Financial Corporation ("ATEL"), a California Corporation, as the Managing Member (the "Manager"), and Eliza Cash and Linda Batt as the initial Members, whereby the parties together agree to form a limited liability company pursuant to the California Limited Liability Company Act, as set forth below:

1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL Capital Equipment Fund VIII, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund's principal place of business shall be 235 Pine Street, 6th Floor, San Francisco, California 94104, or such other place or places in the State of California as the Manager may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance if any, in such Member's Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments:
(a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash from Operations and Cash from Sales and Refinancing with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

         "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

         "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

         "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of this Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, determined in the manner described herein.

         "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

         "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

         "ATEL" shall mean ATEL Financial Corporation, a California corporation.

         "California Act" or "California Limited Liability Company Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

         "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7.

         "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement.

         "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the General Partner. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

         "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

         "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

         "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ______________, 2000. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Re-lease Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

         "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

         "Fund" shall mean the limited liability company created under this Agreement.

         "Fund Minimum Gain" shall have the meaning ascribed to the term "partnership minimum gain" in Regulations Section 1.704-2(d)(1).

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Lease Revenues" shall mean all revenues from the operation and lease of the Equipment other than from security deposits paid by lessees thereof. The term "Gross Lease Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement as provided therein.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Manager" or "Managing Member" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity.

         "Members" shall mean the Manager, the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Regulations Sections 1.704-2(i)(2).

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

         "Nonrecourse Deductions" shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

         "Nonrecourse Liability" means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

         "Operating Agreement" or "Agreement" shall mean this Limited Liability Company Operating Agreement of ATEL Capital Equipment Fund VIII, LLC, as it may be amended from time to time.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the amount in cash contributed by each Partner to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

          "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Related Person" means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity.
Such term does not include:

         (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market

System; or

         (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                           (i)      the Members voting rights;
                           (ii)     the term of existence of the Fund;
                           (iii)    the terms of compensation of the Manager
                                     and its Affiliates; or
                           (iv)     the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.       BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.       TERM

         The Fund commenced as of the ___ day of July 1998 and shall continue until the 31st day of December, 2019, unless previously terminated in accordance with the provisions of this Agreement.

5.       MANAGER

         5.1 The Manager has contributed $100 in cash to the Fund and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

         5.2 In the event that, immediately prior to the dissolution of the Fund referred to in Article 19, the Manager shall have a deficiency in its Capital Account as determined in accordance with generally accepted accounting principles, then the Manager shall contribute in cash to the capital of the Fund an amount equal to the lesser of (a) the deficiency in the Manager's Capital Account or (b) 1.01% of the Original Invested Capital which has not been returned pursuant to Section 10.12. This Section 5.2 is intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation.

6.       INITIAL AND ADDITIONAL MEMBERS

         6.1 Initial Members. Linda Batt and Eliza Cash, as the initial Members, have each contributed the sum of $250 to the capital of the Fund and each has received 25 Units in return therefor.

         6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

         6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 250 or more Units (200 Units in case of an IRA or Keogh Plan), (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the Manager accepts such Person as a Member in the Fund.

         6.4 Admission as a Member.  Each Person who  subscribes for Units under
Section 6.2 shall be admitted to the Fund promptly after the Manager's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

         6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

         6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

         6.7 Capital Account. An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member's share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member's share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor's Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.       LIABILITY AND STATUS OF MEMBERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.       COMPENSATION TO THE MANAGER AND/OR AFFILIATES

         8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, as described in the Prospectus, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

         8.2 Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of Operating Revenues as compensation for the Manager's services in establishing and supervising management of the Fund's portfolio of Equipment and its operations. The Asset Management fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit.

         8.3 Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager for the year in question if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, together with the Carried Interest, as provided herein. To the extent that the total amount paid to the Manager for the year as the Asset Management Fee and the Carried Interest would exceed the aggregate amount of fees that would have been payable as calculated under this alternative fee schedule for that year, the Asset Management Fee for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment. Under Section 15.7, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, and then annually thereafter. To the extent required under the provisions of Section 15.7, the alternative fee schedule set forth below will first be adjusted as provided therein. Thereafter, the Asset Fee Limitation, using the alternative fee schedule as so adjusted, will be imposed under this Section 8.3 and applied to the total Asset Management Fee and Carried Interest for the year. The alternative fee schedule to be used for calculating the Asset Management Fee Limit shall include:

                  8.3.1 An Equipment Management Fee calculated for each fiscal quarter and in an amount equal to (i) 3.5% of the Gross Lease Revenues from Operating Leases, except that if the services are performed by nonaffiliated Persons under the active supervision of the Manager or its Affiliate, then the amount payable to the Manager or such Affiliate shall be 1% of the Gross Revenues from such Operating Leases, and (ii) 2% of Gross Revenues from Full Payout Leases which contain Net Lease Provisions;

                  8.3.2 An Equipment Resale/Re-Leasing Fee calculated in an amount equal to the following: for resale services, the lesser of (i) 3% of the sales price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for such services, but in either case payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution; plus, for re-leasing services, an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient's efforts, payable as each rental payment is received by the Fund over the term of the re-lease. No such re-lease fee will be calculated in connection with the re-lease of Equipment to a previous lessee or its Affiliates; and such fee will be calculated only to the extent the Manager or its Affiliates have rendered substantial re-leasing services in connection with such re-lease;

                  8.3.3 An Incentive Management Fee will be calculated in an amount equal to (i) 4% of all Distributions of Cash from Operations until such time as the Holders have received aggregate Distributions in an amount equal to their Original Invested Capital plus a Priority Distribution, and (ii) thereafter, in an amount equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing. For the purposes of calculating the Incentive Management Fee for any period during which the Fund has available both Cash from Operations and Cash from Sales or Refinancing, Distributions to Holders shall first be treated as consisting of Cash from Operations unless specifically designated otherwise by the Manager; and

                  8.3.4 The alternative fee schedule will include the Carried Interest in Distributions provided in Article 10.

         8.4 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.5 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

         8.6 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.       FUND EXPENSES AND RESERVES

         9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses:
(i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of the offering of Units, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

         9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

                  9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, "Controlling Person" shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the acquisition, disposition, replacement, alteration, repair, leasing and operation of Equipment (including the costs and expenses of insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of such Equipment), (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith,
(xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers; provided, however, that the cost of any services relating to items (vi) or (vii) above must either be attributable to services performed by Persons other than the Manager or its Affiliates, be compensated by a specific fee described in Article 8 (and thus would not be reimbursable by the Fund, as provided in Section 9.2.1) or comply with the requirements for compensation for "other services" as provided in Section 8.3.5.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Lease Revenues.

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

         10.2  Allocation of Net Income and Net Loss After Initial Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

                  (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

                  (ii) Except as provided in Section 10.3.2(iii)and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
                  Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section
                  1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This
                  Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member's Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

                  (vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

                  (vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

                  (viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members, Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

                  (x)  Except  as   otherwise   provided   herein,   Nonrecourse
                  Deductions shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  (xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

         10.4 Distribution of Cash From Operations. Cash from Operations shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Prior to the end of the year in which the Final Closing Date occurs, an amount equal to the lesser of (i) a 10% per annum noncumulative, noncompounded return on their Original Invested Capital, or (ii) 90% of such amounts which are available for Distributions;

                  10.7.2 In each of the six years after the end of the year in which the Final Closing Date occurs, an amount equal to a noncumulative and noncompounded return on the Holders' Original Invested Capital of 10% per annum; and

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

         10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

         10.12 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

         10.13  Withholding Taxes.

                  10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.      ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Manager may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

                  11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

                  11.1.2  the assignee is not a minor or an incompetent;

                  11.1.3 the transfer or assignment does not violate federal or state securities laws;

                  11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

                  11.1.5  such assignee is a Citizen of the United States;

                  11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed "plan assets" for ERISA purposes;

                  11.1.7 such assignment or transfer does not constitute a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Manager.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, such Person may, in the Manager's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his

Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.      SUBSTITUTED MEMBERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 250 Units (200 in the case of an IRA or Keogh
Plan) shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Member.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.      REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the Manager's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS OR RESIDENT ALIENS.

         13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

         13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                            (i) A current  list of the full name and last  known
                           business or residence address and business telephone number of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v)Financial statements of the Fund for the six most recent fiscal years; and

                           (vi) The Fund's books and records for at least the current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys' fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member's interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Limited Members under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

         14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from:
(a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from

Sales or Refinancing,  and (d) Cash from Reserve Account and other sources;  and
(vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide:
(a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

         14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7 Tax Returns. The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

         14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

         14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least four years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

         15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the Manager's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the Manager. The conduct of the Fund's business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or their Affiliates for the services set forth in
Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;


                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in
Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require its satisfaction prior to obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

                  15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from

Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

                  (i) to add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

                  (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

                  (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

                  (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

         15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4 Limitations on Manager's Authority. Neither the Manager nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

                  15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
Article 3;

                  15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

                  15.4.7 Sell or lease any Equipment to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Equipment which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund's investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or
(2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

                  15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the ledger's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment for other than a Fund purpose;

                  15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with
Section 10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this
Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23  Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains a future value appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.

         15.5 Limitation on Manager's Liability. The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account, except as otherwise provided in Section 5.2.

         15.6 Tax Matters Member. ATEL is hereby designated as the "Tax Matters Member" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] =

76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in Section 8.3. This overall limitation on annual fees will include, in addition to the Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Fund Manager's Carried Interest) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest). Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in Section 8.3 as the Incentive Management Fee and the Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8 Reliance on Manager's Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the

Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.      RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

         16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1  Removal or withdrawal of a Manager;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

                  16.2.3  Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6  The extension of the term of the Fund.

         16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

                  16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Limited Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

         16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or
(iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5  Limitations  on Power to Amend  Agreement.  Except as provided in
Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

                  16.5.1 Convert a Holder into a Manager;

                  16.5.2 Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of the Units held of record by each Member, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest in the event the Roll-Up is not approved by the Members as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a) accepting the securities offered in the proposed Roll-Up transaction; or

                  (b)  one of the following:

                            (i)  remaining as Holders in the Fund, and
preserving their interests therein on the same terms and conditions as existed previously; or

                           (ii)  receiving  cash  in  an  amount  equal  to  the
Holders' pro-rata share of the
appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.      TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

                  17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

         17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the "Retiring Manager"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Limited Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

                  17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

         17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

                  17.4.1 Such Person shall have been elected in accordance  with
Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

                  17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

         17.5  Effect  of  a  Terminating   Event.  Upon  the  occurrence  of  a
Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

         17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

         17.7 Assignment of Manager's Interest. The Manager may not transfer its Membership in the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

         17.8 Members' Participation in Manager's Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.      CERTAIN TRANSACTIONS

         18.1 The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.      TERMINATION AND DISSOLUTION OF THE FUND

         19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2  The  Members   owning  more  than  50%  of  the  total
outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3  The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

         19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

                  19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager's Capital Account with the Manager's share of Fund Minimum
Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.      SPECIAL POWER OF ATTORNEY

         20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:


                  20.1.1 This Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members.

         20.2 Special Power of Attorney. The special power of attorney being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.      INDEMNIFICATION

         21.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

         21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         22.7  Manager Address. The address of the Manager is:


                           ATEL Financial Corporation
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104

         22.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power of attorney granted to the Manager by each Holder in
Article 20 shall constitute authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBERS:

ATEL FINANCIAL CORPORATION, Manager

By:________________________________


 __________________________________
 Linda Batt

 __________________________________
 Eliza Cash


atel8-1/operating3.ag

                                    EXHIBIT I


                               Schedule of Members


                                                              Capital
Name Address                                                  Contribution

Linda Batt                                                     $250/25 Units
 c/o ATEL Financial Corporation
 235 Pine Street
 6th Floor
 San Francisco, CA 94104

Eliza Cash                                                     $250/25 Units
 c/o ATEL Financial Corporation
 235 Pine Street
 6th Floor
 San Francisco, CA 94104

ATEL Financial Corporation                                    $100
235 Pine Street
6th Floor
San Francisco, CA 94104

                                                                    EXHIBIT C


HOW TO INVEST
TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to "U.S. Bank - ACEF VIII Escrow". Thereafter, make your check payable to"ATEL Capital Equipment Fund VIII". Investments must be made in increments of $10, minimum of $2,500 (or $2,000 for an IRA, Keogh or qualified plan) in most states. See the discussion under Plan of Distribution-State Requirements in the prospectus for exceptions.

IMPORTANT INSTRUCTIONS:
----------------------
Fully complete sections 1, 2, and 3 of the Subscription Agreement.

All subscribers must:
1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A - 3D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.). please fill in the optional check address section (section 6).

ADD-ON INVESTMENTS
The subscription agreement accompanying additional investments in Fund VIII must have an authorized signature of a Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed subscription form will be required.

FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by nonresident alien investors. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor's representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription.

Please have the subscription document signed by your branch manager or other authorized signatory.

Mail original white, pink and yellow copies
Retain blue copy for Broker/Dealer
Retain green copy for the investor unless otherwise specified by your home office, (all IRA investments must be submitted directly to the custodian and they will then forward the subscription on to ATEL) to:

ATEL SECURITIES CORPORATION
SUBSCRIPTION PROCESSING DESK
235 PINE STREET, Suite 600
SAN FRANCISCO, CA 94104
(415) 989-8800
(800) 543-ATEL
E-mail: securities@atel.com

--------------------------------------------------------------------------


The investor whose signature appears in Section 2 on the reverse side hereof (the "Investor") hereby subscribes for the number of Units of ATEL Capital Equipment Fund VIII, LLC (the "Fund") set forth in Section I of this subscription Agreement in the manner described in the prospectus to which this agreement is an exhibit (the "Prospectus"). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to "U.S. Bank - ACEF VIII Escrow" in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to "ATEL Capital

Equipment Fund VIII". Minimum initial investment is 250 Units (200 Units for Individual Retirement Accounts or Qualified Plans).

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units ("Holder"), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein. The subscription may be cancelled by the subscriber at any time during a period of five days after the subscriber has submitted this executed subscription agreement to the Fund.

The assignability and transferability of the Units will be governed by the Agreement and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT Note- Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.
-        Fill in the total dollar amount and the number of Units to be acquired.
         Please note there are no fractional Units. All purchases must be in increments of $10.
- Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.


Section 2: Registered Owner.
- Fill in the name(s) and addresses for the investment as they should appear in the registration.

-        Check the applicable citizen status boxes.
- Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian's taxpayer identification and investor's social security number.
-        Check whether monthly or quarterly distributions are desired.
-        Please read the Subscription Agreement, then sign and date the form.
- Single Ownership - one signature required - Joint Tenants - all parties must sign - Community Property - one signature required - Tenants in Common - all parties must sign - Tenants in Entirety - one signature required
- In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Confirmation of Suitability
-        Each item must be initialed.

Section 4: Legal Form of Ownership.
- Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5:  Investor Mailing Addresses.
- Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6:  Optional Check Addresses.
- Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.
- Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
- An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.
-     Mail the completed form with a check payable as indicated in Section 1 to:

ATEL Securities Corporation
Attention: Subscription Processing Desk
235 Pine Street, Suite 600
San Francisco, CA 94104

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing
Desk at (800) 543-ATEL.
---------------------------------------------------------------------------

ATEL CAPITAL EQUIPMENT FUND VIII, LLC - SUBSCRIPTION AGREEMENT

Please type or print the following information: 1.UNITS PURCHASED Make checks payable to "ATEL Capital Equipment Fund VIII" $_________ is for the purchase, as a Holder, of _______ Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.
Name(s) and addresses will be recorded exactly as printed below.
(Include custodial address if applicable.)
___Mr.    ___Ms.    ___Mr. and Mrs.    ___Mrs.
Investor(s) Name and/or
Custodian/Nominee_________________________________________________________
Investor Name(s)__________________________________________________________
Address___________________________________________________________________
City ______________________________________State_____ZipCode______________
Investor Phone Number (____)______________E-mail__________________________
Investor Account # (if any)_______________________________________________

X______________________________________________Date_______________________
Subscriber's Signature

X______________________________________________Date_______________________
Subscriber/Custodian/Nominee or Authorized Signature

___INITIAL INVESTMENT $10 per unit ($2,500/250 Unit Minimum, $2,000/200 Unit Minimum for IRA or Qualified Plan, unless a higher minimum is required in the investor's state - see the Prospectus)

___ ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor's state - see the Prospectus)

___ Check if you are a resident alien.
___ Check if  you  are  a  nonresident  alien (please include W-8 form).
___ Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER
Note: If the account is in more than one name, the number should be that of the first person listed.
-- --   -- -- -- -- -- -- --
Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER
-- -- --   -- --   -- -- -- --

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?
___YES    ___NO

DISTRIBUTION OPTION  (check one)
___ Quarterly    ___Monthly

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. SUBSCRIBER AGREES AS FOLLOWS (EACH ITEM MUST BE INITIALED): In order to induce the Manager to accept this subscription, the Investor hereby represents to you as follows (initial in the space provided):

A. The Investor has (a) a net worth of at least $150,000 in excess of his investment in Units, or (b) has a net worth of at least $45,000 in excess of his investment in Units and had during the last tax year or estimates that he will have during the current tax year a minimum of $45,000 annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus or any supplement thereto.
INITIAL HERE________

B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity. INITIAL HERE________

C. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing. INITIAL HERE________

D. Under the penalties of perjury, the undersigned certifies that (l) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned is currently subject to backup withholding, he has stricken the language under clause (2) above before signing). INITIAL HERE________

4. LEGAL FORM OF OWNERSHIP (Check Only One) ___ Single Ownership ___ Joint Tenants With Rights of Survivorship ___ Husband and Wife as Community Property
___  Tenants in Common ___  Tenants in  Entirety  ___ Sep IRA ___ IRA  __regular
__rollover ___ Trust - Trust Date (Month/Day/Year) ___/___/___ ___ Custodian ___ Custodian for___________________________________ ___ UGMA / UTMA - State
of:_______ ___ Pension Plan ___ Profit Sharing Plan ___ Corporation ___ Partnership ___ Non-Profit Organization ___ Other__________________

5. INVESTOR MAILING ADDRESS
(if different from above, as with IRAs and Keoghs) Name________________________________________________________________________
Name________________________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Investor Phone Number (_____)_______________________________________________

6. OPTIONAL CHECK ADDRESS If you would like your distribution checks mailed to an address other than registered owner's address, please complete.
___ Designated for all Units or,
___ Designated for Partial Units ________
Receiving Entity____________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Fund Name______________________________Account Number_______________________

7. BROKER/DEALER INFORMATION The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor's residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to
the  limited   liquidity  and   marketability  of  the  Units.  The  undersigned
Broker/Dealer   warrants  that  a  current   Prospectus  was  delivered  to  the
Subscriber.

Licensed   Firm   Name__________________________________________________________
Account Executive Name_________________________________B/D Rep #____________ A/E
Mailing         Address____________________________________________Suite#_______
City__________________________________________State_____Zip     Code____________
Telephone(____)____________________     NumberFax(____)_________________________
E-mail______________________________________________________________________

X_____________________________________________________Date__________________
Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature.
This transaction, for Blue Sky purposes, took place in the State of ______.

ACCEPTANCE BY MANAGER
FOR MANAGER'S USE ONLY
Received and Subscription Accepted
ATEL Financial Corporation, Manager
By__________________________________________________________________________
Amount___________________________ Date______________ B/D Rep #______________

RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER COPY, PINK - INVESTOR COPY

RETAIN:  BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY

ATEL SECURITIES CORPORATION
235 PINE STREET - 6th FLOOR - SAN FRANCISCO, CA 94104
(800) 543-2835 - E-Mail: securities@atel.com

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.

                  Assuming the offer and sale of the maximum offering of Units, estimated expenses in connection with the issuance and distribution of the Units, other than Sales Commissions, in the aggregate are as follows:

         Registration fee .........................$   43,103
         Printing costs............................   450,000
         Advertising expenses......................   450,000
         Legal fees and expenses ..................   200,000
         Accounting fees...........................   125,000
         Blue Sky fees and expenses................   250,000
         NASD fees and expenses....................    13,000
         Travel, telephone and
            mailing expenses.......................   450,000
         Broker-Dealer due
            diligence reimbursements...............   625,000
         Broker-Dealer seminars....................   415,000
         Investor seminar expense reimbursements... 125,000 Other wholesaling fees and expense
            reimbursements..................          500,000
         Other.....................................   558,897


                  Total........................... $4,205,000
         ----------------

ITEM 14.          Indemnification of Directors and Officers.

                  (a) The directors and officers of ATEL Financial Corporation, the Registrant's Manager, may be indemnified by such corporation for certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, pursuant to its Articles of Incorporation and Bylaws and Section 317 of the California Corporations Code.

                  Generally, directors and officers of ATEL Financial Corporation may seek indemnification from the corporation for liabilities, damages, costs, attorney's fees and other charges assessed or otherwise payable by them arising in connection with the discharge of their duties as directors or officers (unless such liabilities arise as the result of willful or deliberate misconduct) under one or more of the governing instruments referenced above.

                  (b) The Registrant has agreed, pursuant to the Limited Liability Company Operating Agreement included as Exhibit B to the Prospectus, to indemnify the Manager and its Affiliates against certain liabilities, excluding liabilities under the Securities Act of 1933.

ITEM 15.          Recent Sales of Unregistered Securities.

                  The Registrant has recently been formed but has not issued any securities other than (i) The Manager's interest to ATEL Financial Corporation, for a capital contribution of $100, and (ii) 25 units of limited liability company interest issued to each of Linda Batt and Eliza Cash as the original Members of the Registrant, for a price of $10 per Unit. These sales occurred in August 1998 in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, as amended. These sales were for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

         Number                             Exhibits

          1.1              Form of Dealer Manager Agreement

          1.2              Form of Selected Dealer Agreement

          3.1 Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

          5.1              Opinion regarding legality

          8.1              Opinion regarding tax matters

         10.1              Form of Escrow Agreement

         23.1              Consent of Ernst & Young

         23.2              Consent of Derenthal & Dannhauser (included in
                           Exhibit 5.1 to this Registration Statement)

         23.3              Consent of Jackson,  Tufts, Cole & Black (included in
                           Exhibit 8.1 to this Registration Statement)

         24.1 Powers of Attorney are set forth in this Part II of the Registration Statement on Form S-1

         (b)      Financial Statements Included in the Prospectus.

                  ATEL Capital Equipment Fund VIII, LLC

                   [TO BE PROVIDED BY AMENDMENT]

                    ATEL Financial Corporation

                    Report of Independent Auditors
                    Balance Sheet, July 31, 1997
                    Notes to Balance Sheet

                    Balance Sheet, December 31, 1997 (Unaudited)
                    Notes to Balance Sheet (Unaudited)

ITEM 17.          Undertakings.

                  The Registrant hereby undertakes:

                           (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)    To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To  reflect in the  prospectus  any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                              (iii) To include  any  material  information  with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)   To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4)   That all post-effective amendments will comply
with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

                           (5)   To send to each Member at least on an annual
basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                           (6)   To send to the Members, within 45 days after
the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the Registrant (or controlling persons of the Manager or of the Registrant) pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the Manager or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 28th day of August, 1998.

                                         ATEL CAPITAL EQUIPMENT FUND VIII, LLC


                                         By:      ATEL Financial Corporation,
                                                  a California corporation,
                                                  Manager

                                                  By:      /s/ A.J. BATT
                                                           A. J. Batt
                                                           President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS that the undersigned each hereby constitutes and appoints A.J. Batt and Dean L. Cash jointly and severally, their true and lawful attorneys-in-fact, each with power of substitution, for them in any and all capacities, to do any and all acts or things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable ATEL Capital Equipment Fund VIII, LLC (the "Fund"), to comply with the Securities Act of 1933, as amended (the "Act"), and any rules and regulations thereunder, in connection with the registration under the Act of up to 15,000,000 Units of limited liability company interest in the Fund (the "Units"), including, but not limited to, the power and authority to sign the name of the undersigned, in any and all capacities, to a Registration Statement on Form S-1 relating to the Units to be filed with the Securities and Exchange Commission, to any and all amendments thereto, and to any and all documents or instruments filed in connection therewith; and the undersigned each hereby ratifies and confirms all that each of said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature                              Capacity                      Date


/s/ A. J. BATT                      Principal executive          August 28, 1998
A. J. Batt                          officer of
                                    Registrant; chief
                                    executive officer
                                    and director of
                                    ATEL Financial
                                    Corporation

/s/ DEAN L. CASH                    Director and                 August 28, 1998
Dean L. Cash                        Executive Vice
                                    President of ATEL
                                    Financial Corporation


/s/ F. RANDALL BIGONY               Principal financial          August 28, 1998
F. Randall Bigony                   officer and principal
                                    accounting officer of
                                    Registrant; chief
                                    financial officer and
                                    chief accounting officer
                                    of ATEL Financial
                                    Corporation

                                INDEX TO EXHIBITS


Exhibit                                                           Sequentially
Number                              Exhibit                       Numbered Page

 1.1                       Form of Dealer Manager Agreement

 1.2                       Form of Selected Dealer Agreement

 3.1                       Limited Liability Company Operating
                           Agreement (incorporated by reference to
                           Exhibit B to Prospectus)

 5.1                       Opinion regarding legality

 8.1                       Opinion regarding tax matters

10.1                       Form of Escrow Agreement

23.1                       Consent of Ernst & Young

23.2 Consent of Derenthal & Dannhauser (included in Exhibit 5.1 to this Registration
                           Statement)

23.3                       Consent of Jackson, Tufts, Cole &
                           Black (included in Exhibit 8.1 to
                           this Registration Statement)

24.1                       Powers of Attorney are set forth
                           in Part II of the Registration
                           Statement on Form S-1
---------------------